        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2000
                                                  REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                               PREMIERWEST BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Oregon                                   6720                      93-1282171
(STATE OR OTHER JURISDICTION           (PRIMARY STANDARD INDUSTRIAL        (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)

                 1455 East McAndrews Road, Medford, Oregon 97504
                                 (541) 618-5970
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                 John L. Anhorn
                      President and Chief Executive Officer
                               PremierWest Bancorp
                            1455 East McAndrews Road
                              Medford, Oregon 97504
                                 (541) 618-5970
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                   Copies to:
    Francis X. Grady, Esq.                      F. Scott Farleigh, Esq.
    Grady & Associates                          Farleigh, Wada & Witt, P.C.
    20950 Center Ridge Road, Suite 100          Bank of America Financial
    Rocky River, Ohio 44116-4307                Center, Suite 600
    (440) 356-7255                              121 SW Morrison Street
                                                Portland, Oregon 97204
                                                (503) 228-6044


Approximate Date of Proposed Sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:[ ]

                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
 Title of Each Class Of                             Proposed Maximum       Proposed Maximum
    Securities To Be           Amount To Be        Offering Price Per     Aggregate Offering          Amount Of
       Registered               Registered                Share                  Price          Registration Fee (1)
----------------------------------------------------------------------------------------------------------------------
Common Stock, no par
value.........             8,427,679 Shares                N/A           $        49,913,766    $        13,177.23
======================================================================================================================

(1) Calculated in accordance with Rule 457(f)(1): for the 1,811,334 shares of United Bancorp common stock to be cancelled in connection with the merger, based upon the $10.125 closing price for United Bancorp common stock on the OTC Bulletin Board on February 2, 2000; and for the 4,857,540 shares expected to be issued to Bank of Southern Oregon shareholders in connection with the share exchange, based upon the $6.50 closing price for Bank of Southern Oregon common stock on the OTC Bulletin Board on February 2, 2000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                 UNITED BANCORP
                              555 S.E. KANE STREET
                             ROSEBURG, OREGON 97470

                                  MARCH 1, 2000

Dear Shareholders:

         You are cordially invited to attend a special meeting of shareholders to be held on March 30, 2000, at 7:00 p.m. (local time) at Douglas National Bank, 555 S.E. Kane Street, Roseburg, Oregon. At the special meeting, holders of United Bancorp common stock will be asked to adopt the October 7, 1999 Agreement and Plan of Merger and Share Exchange, as amended December 14, 1999, by and among United Bancorp, Douglas National Bank, Bank of Southern Oregon and PremierWest Bancorp. The Agreement and Plan of Merger and Share Exchange provides for three separate but related transactions. In the first transaction, Bank of Southern Oregon will become a wholly owned subsidiary of PremierWest Bancorp. This will be accomplished by a direct share exchange whereby all holders of Bank of Southern Oregon common stock (other than shareholders, if any, who exercise dissenters' rights) will transfer their shares of Bank of Southern Oregon common stock to PremierWest Bancorp in exchange for an identical number of shares of PremierWest Bancorp. PremierWest Bancorp was formed on November 26, 1999 as a wholly owned subsidiary of Bank of Southern Oregon. PremierWest Bancorp was formed for the purpose of acting as holding company of Bank of Southern Oregon. PremierWest Bancorp has had no other activities since that date.

         In the second transaction, United Bancorp will merge into PremierWest Bancorp. PremierWest Bancorp will be the surviving corporation in that merger. Persons who are United Bancorp shareholders will transfer their United Bancorp stock to PremierWest Bancorp in exchange for 1.971 shares of PremierWest Bancorp stock for each share of United Bancorp stock. Persons who are Bank of Southern Oregon shareholders will own approximately 58% of PremierWest Bancorp's shares immediately after the transactions. The existing shareholders of United Bancorp will own 42% of PremierWest Bancorp's shares.

         The third and final transaction is the merger of Douglas National Bank into Bank of Southern Oregon. Bank of Southern Oregon will be the surviving corporation in that subsidiary merger, and it will change its name to "PremierWest Bank" at the time this second merger becomes effective.

         When the transaction between United Bancorp and PremierWest Bancorp becomes effective, each outstanding share of United Bancorp common stock will be converted into the right to receive 1.971 shares of PremierWest Bancorp common stock, except for shares held by shareholders who perfect dissenters' rights.

         Your Board of Directors has concluded that the merger of United Bancorp into PremierWest Bancorp is in the best interests of United Bancorp's shareholders. The Board of Directors unanimously recommends that shareholders vote FOR the merger proposal. United Bancorp shareholders are entitled to exercise dissenters' rights with respect to their United Bancorp common stock. The terms of the proposed transaction and important information relating to United Bancorp and Bank of Southern Oregon are explained in the accompanying Prospectus/Joint Proxy Statement. Please give this document your prompt attention.

         We have received an opinion from Hoefer & Arnett, Incorporated, United Bancorp's financial advisor, that the terms of the proposed transaction are fair from a financial point of view to the holders of United Bancorp common stock.

         TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE, IT WILL BE NECESSARY TO OBTAIN THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF UNITED BANCORP COMMON STOCK. AN ABSTENTION OR FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

         We enclose a proxy for your use. The proxy relates to the proposal to adopt the Agreement and Plan of Merger and Share Exchange and approve the transactions contemplated thereby. Please indicate your voting instructions and sign, date and mail the proxy promptly in the postage-paid envelope provided. Regardless of whether you plan to attend the annual meeting in person, it is important that you return the enclosed proxy so that your shares of United Bancorp common stock will be voted.

                                            Sincerely,



                                            Peter Martini
                                            Chairman of the Board

                                 UNITED BANCORP
                              555 S.E. KANE STREET
                             ROSEBURG, OREGON 97470
                                 (503) 440-2624

       -----------------------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 30, 2000
       -----------------------------------------------------------------


         Notice is hereby given that a Special Meeting of Shareholders of United Bancorp will be held at Douglas National Bank, 555 S.E. Kane Street, Roseburg, Oregon on Thursday, March 30, 2000, at 7:00 p.m. local time.

         A proxy card and a Proxy Statement for the United Bancorp Special Meeting are enclosed. The purpose of the Special Meeting is:

         1. To consider and vote upon the Agreement and Plan of Merger and Share Exchange dated as of October 7, 1999, as amended, by and among United Bancorp, Douglas National Bank, Bank of Southern Oregon and PremierWest Bancorp, pursuant to ss.60.487 of the Oregon Revised Statutes; and

         2. To transact such other business as may properly come before the United Bancorp Special Meeting or any adjournments or postponements thereof.

         Any action may be taken on the foregoing proposals at the Special Meeting on the date specified, or on any date or dates to which the Special Meeting may be adjourned or postponed. Shareholders of United Bancorp at the close of business on February 18, 2000 are entitled to receive notice of and to vote at the Special Meeting.

         You are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and to return the proxy promptly in the postage-paid return envelope provided. Please sign your name on the proxy exactly as indicated thereon. FAILURE TO VOTE IN PERSON OR BY PROXY IS EQUIVALENT TO A VOTE AGAINST THE MERGER PROPOSAL BEING SUBMITTED TO SHAREHOLDERS FOR THEIR CONSIDERATION AT THE UNITED BANCORP SPECIAL MEETING.

         THE BOARD OF DIRECTORS OF UNITED BANCORP RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE. PLEASE DO NOT SEND YOUR UNITED BANCORP STOCK CERTIFICATES AT THIS TIME.
                                     By Order of the Board of Directors


                                     Peter Nilsen
                                     Secretary
Roseburg, Oregon
March 1, 2000

================================================================================
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE UNITED BANCORP THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED, PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
================================================================================

                             BANK OF SOUTHERN OREGON
                            1455 EAST MCANDREWS ROAD
                              MEDFORD, OREGON 97504

                                  MARCH __, 2000

Dear Shareholders:

         You are cordially invited to attend the annual meeting of shareholders to be held on March _____, 2000, at 10:00 a.m. (local time) at the Rogue Valley Country Club in Medford, Oregon. At the annual meeting, holders of Bank of Southern Oregon common stock will be asked to adopt the Agreement and Plan of Merger and Share Exchange dated as of October 7, 1999, as amended, by and among Bank of Southern Oregon, PremierWest Bancorp, United Bancorp and Douglas National Bank. Shareholders will also be asked to consider and vote upon election of directors to serve until the annual meeting in 2001 and ratification of the bank's independent auditor for the year ending December 31, 2000.

         The Agreement and Plan of Merger and Share Exchange provides for three separate but related transactions.

         In the first transaction, Bank of Southern Oregon will become a wholly owned subsidiary of PremierWest Bancorp. This will be accomplished by a direct share exchange whereby all holders of Bank of Southern Oregon common stock (other than shareholders, if any, who exercise dissenters' rights) will transfer their shares of Bank of Southern Oregon common stock to PremierWest Bancorp in exchange for an identical number of shares of PremierWest Bancorp. PremierWest Bancorp was formed on November 26, 1999 as a wholly owned subsidiary of Bank of Southern Oregon. PremierWest Bancorp was formed for the purpose of acting as holding company of Bank of Southern Oregon. PremierWest Bancorp has had no other activities since that date.

         In the second transaction, United Bancorp will merge into PremierWest Bancorp. PremierWest Bancorp will be the surviving corporation in that merger. Persons who are Bank of Southern Oregon shareholders immediately before these two transactions will own approximately 58% of PremierWest Bancorp's shares immediately after the transactions. As a result of the merger of United Bancorp into PremierWest Bancorp, each outstanding share of United Bancorp common stock will be converted into the right to receive 1.971 shares of PremierWest Bancorp common stock. When these transactions are completed, shareholders of United Bancorp will own approximately 42% of PremierWest Bancorp's shares.

         The third and final transaction is the merger of Douglas National Bank into Bank of Southern Oregon. Douglas National Bank is United Bancorp's only bank subsidiary. Bank of Southern Oregon will be the surviving corporation in that subsidiary merger, but its name will change to "PremierWest Bank" at the time this second merger becomes effective.

         Your Board of Directors has concluded that the reorganization into the holding company form of ownership and the simultaneous merger transactions with United Bancorp and Douglas National Bank are in the best interests of Bank of Southern Oregon's shareholders. The Board of Directors unanimously recommends that you vote FOR the adoption of the holding company reorganization and merger proposals. As a shareholder of Bank of Southern Oregon, you are entitled to exercise dissenters' rights. The terms of the proposed merger with United Bancorp and holding company reorganization and important information relating to Bank of Southern Oregon and United Bancorp are explained in the accompanying Prospectus/Joint Proxy Statement. Please give this document your prompt attention.

         We have received an opinion from Pacific Crest Securities Inc., Bank of Southern Oregon's financial advisor, that the terms of the transactions are fair from a financial point of view to the holders of Bank of Southern Oregon common stock.

         TO APPROVE THE PROPOSED MERGER AND HOLDING COMPANY REORGANIZATION, IT WILL BE NECESSARY TO OBTAIN THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO THIRDS OF THE OUTSTANDING SHARES OF BANK OF SOUTHERN OREGON COMMON STOCK. AN ABSTENTION OR FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS.

         We enclose a proxy for your use. Please indicate your voting instructions and sign, date and mail the proxy promptly in the postage-paid envelope provided. Regardless of whether you plan to attend the meeting in person, it is important that you return the enclosed proxy so that your shares of Bank of Southern Oregon common stock will be voted.

         Thank you for your attention to this important matter.

                                       Sincerely,


                                       John L. Anhorn
                                       President and Chief Executive Officer

                             BANK OF SOUTHERN OREGON
                            1455 EAST MCANDREWS ROAD
                              MEDFORD, OREGON 97504
                                 (541) 618-5970

           --------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON MARCH______, 2000
           --------------------------------------------------------


         Notice is hereby given that the Annual Meeting of Shareholders of Bank of Southern Oregon will be held at the Rogue Valley Country Club, 2660 Hillcrest Road, Medford, Oregon on [FRIDAY], March____, 2000, at 10:00 a.m. local time.

         A proxy and a Proxy Statement for the Bank of Southern Oregon Annual Meeting are enclosed. The purpose of the Annual Meeting is:

         1. To consider and vote upon adoption and approval of the Agreement and Plan of Merger and Share Exchange dated as of October 7, 1999, as amended, by and among Bank of Southern Oregon, PremierWest Bancorp, United Bancorp and Douglas National Bank, and the transactions contemplated thereby;

         2. If the first proposal is not approved, to consider and vote upon reorganization of Bank of Southern into the holding company form of ownership under the terms set forth in the Agreement and Plan of Merger and Share Exchange;

         3. To consider and vote upon election of 8 persons to serve as directors until the 2001 Annual Meeting of Shareholders or until their successors are elected and qualified;

         4. To consider and vote upon ratification of the Board of Directors' appointment of Symonds, Evans & Larson, P.C. as independent auditors of Bank of Southern Oregon for the fiscal year ending December 31, 2000; and

         5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified, or on any date or dates to which the Annual Meeting may be adjourned or postponed. Shareholders of Bank of Southern Oregon at the close of business on February , 2000 are entitled to receive notice of and to vote at the Bank of Southern Oregon Annual Meeting.

         You are requested to complete and sign the enclosed proxy and to return the proxy promptly in the postage-paid return envelope provided. Please sign your name on the proxy exactly as indicated thereon. FAILURE TO VOTE IN PERSON OR BY PROXY IS EQUIVALENT TO A VOTE AGAINST THE HOLDING COMPANY REORGANIZATION AND MERGER PROPOSALS BEING SUBMITTED TO SHAREHOLDERS FOR THEIR CONSIDERATION AT THE BANK OF SOUTHERN OREGON ANNUAL MEETING.

         THE BOARD OF DIRECTORS OF BANK OF SOUTHERN OREGON RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE AND FOR APPROVAL OF THE HOLDING COMPANY REORGANIZATION.

                                  By Order of the Board of Directors



                                  Richard R. Hieb
                                  Executive Vice President, Chief Operating
                                  Officer and Secretary

Medford, Oregon
March _____, 2000

================================================================================
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE BANK OF SOUTHERN OREGON THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED, PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
================================================================================

             PROSPECTUS                           PROXY STATEMENT                            PROXY STATEMENT
                 OF                                      OF                                        OF
        PREMIERWEST BANCORP                   BANK OF SOUTHERN OREGON                        UNITED BANCORP
     COMMON STOCK, NO PAR VALUE        FOR THE ANNUAL MEETING OF SHAREHOLDERS    FOR THE SPECIAL MEETING OF SHAREHOLDERS
         (8,427,679 SHARES)                 TO BE HELD ON MARCH __, 2000              TO BE HELD ON MARCH 30, 2000



         United Bancorp, its subsidiary Douglas National Bank, Bank of Southern Oregon and its subsidiary, PremierWest Bancorp, entered into an Agreement and Plan of Merger and Share Exchange dated October 7, 1999. The agreement is included as Appendix A to this Prospectus/Joint Proxy Statement. The agreement provides that

      - PremierWest Bancorp will become the holding company for Bank of Southern Oregon by a direct share exchange with shareholders of Bank of Southern Oregon;

      -  United Bancorp will merge into PremierWest Bancorp; and

      -  Douglas National Bank will merge into Bank of Southern Oregon.

After these transactions, PremierWest Bancorp will be the holding company of Bank of Southern Oregon, and the bank will then change its name to "PremierWest Bank," and:

      - each share of United Bancorp common stock that you hold will be converted into 1.971 shares of PremierWest Bancorp common stock;

      - each share of Bank of Southern Oregon common stock that you hold will be exchanged for one share of PremierWest Bancorp common stock;

      - the existing shareholders of United Bancorp will own approximately 42% of PremierWest Bancorp common stock;

      - the existing shareholders of Bank of Southern Oregon will own approximately 58% of PremierWest Bancorp common stock; and

      - Bank of Southern Oregon will continue to conduct business as an Oregon-chartered bank under the name PremierWest Bank, but Douglas National Bank and United Bancorp will cease to exist.

         We cannot complete these transactions unless we obtain government approvals and unless the shareholders of United Bancorp and the shareholders of Bank of Southern Oregon vote to approve the transactions. United Bancorp shareholders will vote on this proposal at United Bancorp's special meeting. The United Bancorp special meeting will be held on Thursday, March 30, 2000 at 7:00 p.m. (Pacific Standard Time) at 555 S.E. Kane Street, Roseburg, Oregon. Bank of Southern Oregon shareholders will vote on the proposal as well. The Bank of Southern Oregon annual meeting will be held on [Friday], March , 2000 at a.m. (Pacific Standard Time) at the Rogue Valley Country Club in Medford, Oregon.

         This Prospectus/Joint Proxy Statement includes the Proxy Statement of United Bancorp, which the Board of Directors of United Bancorp is using to solicit proxies for the special meeting of United Bancorp shareholders, and the Proxy Statement of Bank of Southern Oregon, which the Board of Directors of Bank of Southern Oregon is using to solicit proxies for the annual meeting of Bank of Southern Oregon shareholders. This Prospectus/Joint Proxy Statement also includes a Prospectus of PremierWest Bancorp for the shares of PremierWest Bancorp common stock to be issued in the transactions. This Prospectus/Joint Proxy Statement gives you detailed information about the transactions we are proposing. We encourage you to read this entire document carefully.

         Bank of Southern Oregon common stock is quoted on the OTC Bulletin Board under the symbol "BSOR." The closing price of Bank of Southern Oregon common stock reported on the OTC Bulletin Board on ___, 2000 was $ _______ per share. United Bancorp common stock is quoted on the OTC Bulletin Board under the symbol "UBNN." The closing price of United Bancorp common stock reported on the OTC Bulletin Board on ________, 2000 was $_____ per share.

--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PREMIERWEST BANCORP COMMON STOCK TO BE ISSUED OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS/JOINT PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SHARES OF COMMON STOCK PREMIERWEST BANCORP IS OFFERING BY THIS PROSPECTUS/JOINT PROXY STATEMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
--------------------------------------------------------------------------------
            PROSPECTUS/JOINT PROXY STATEMENT DATED MARCH _____ , 2000
  FIRST MAILED TO UNITED BANCORP AND BANK OF SOUTHERN OREGON SHAREHOLDERS ON OR
                              ABOUT MARCH 1, 2000.



                                TABLE OF CONTENTS

                                                                                                               PAGE
QUESTIONS AND ANSWERS ABOUT THE TRANSACTION .......................................................................
SUMMARY ...........................................................................................................
         The Transaction ..........................................................................................
         Conversion into PremierWest Bancorp Stock ................................................................
         Comparative Per Share Market Price Information ...........................................................
         The Companies ............................................................................................
         The Shareholder Meetings .................................................................................
         Record Date; Vote Required ...............................................................................
         Reasons for the Transaction ..............................................................................
         Management of PremierWest Bancorp After the Transaction ..................................................
         Recommendation to Shareholders ...........................................................................
         Opinion of Financial Advisor .............................................................................
         No Solicitation of Alternative Transactions ..............................................................
         Conditions to Completion of the Transaction ..............................................................
         Regulatory Approvals ......................................... ...........................................
         Waiver of Conditions; Amendment or Termination of the Agreement ..........................................
         Alternative Holding Company Reorganization ...............................................................
         Accounting Treatment .....................................................................................
         Interests of Directors and Officers in the Transaction that Differ From Your Interests ...................
         Federal Income Tax Consequences ..........................................................................
         Material Differences in the Rights of Shareholders .......................................................
         Forward-Looking Statements Could Prove to be Inaccurate ..................................................
         Selected Financial Data ..................................................................................
RISK FACTORS ......................................................................................................
         Risks Associated with Acquisitions .......................................................................
         Potential Impact of Changes in Interest Rates ............................................................
         Antitakeover Provisions ..................................................................................
         Lending Risks ............................................................................................
         Economic Conditions and Monetary Policies ................................................................
         Competition ..............................................................................................
         Limited Trading in Bank of Southern Oregon Common Stock ..................................................
         No Assurance of Dividends ................................................................................
         Need for Technological Change ............................................................................
         Regulatory Risk ..........................................................................................
         Indemnification of Directors and Officers ................................................................
UNITED BANCORP SPECIAL MEETING ....................................................................................
         Purpose of the Meeting ...................................................................................
         Record Date; Shares Outstanding and Entitled to Vote .....................................................
         Vote Required ............................................................................................
         Voting; Solicitation and Revocation of Proxies ...........................................................
         Quorum; Broker Non-Votes .................................................................................
BANK OF SOUTHERN OREGON ANNUAL MEETING ............................................................................
         Purpose of the Meeting ...................................................................................
         Record Date; Shares Outstanding and Entitled to Vote .....................................................
         Vote Required ....................................... ....................................................
         Voting and Revocation of Proxies .........................................................................
         Quorum; Broker Non-Votes .................................................................................
         Voting Securities and Principal Holders Thereof ..........................................................
         Election of Directors ........................................... ........................................


         Ratification of Independent Auditor ......................................................................
         Expenses; Solicitation of Proxies .................................... ...................................
         Other Matters ............................................................................................
         Section 16(a) Beneficial Ownership Reporting Compliance ..................................................
         Shareholder Proposals ....................................................................................
THE MERGER AND HOLDING COMPANY REORGANIZATION .....................................................................
         Bank of Southern Oregon's Reasons for the Transaction ....................................................
         Opinion of Bank of Southern Oregon's Financial Advisor ...................................................
         Recommendation of Bank of Southern Oregon's Board of Directors ...........................................
         Background and Reasons for the Merger -- United Bancorp ..................................................
         Opinion of United Bancorp's Financial Advisor ............................................................
         Recommendation of United Bancorp's Board of Directors ....................................................
TERMS OF THE TRANSACTION ..........................................................................................
         Holding Company Reorganization of Bank of Southern Oregon ................................................
         Merger of United Bancorp into PremierWest Bancorp and Merger of Douglas National Bank ....................
                  into Bank of Southern Oregon ....................................................................
         Conversion into and Exchange for PremierWest Bancorp Stock ...............................................
         Rights of Holders of Stock Certificates Until Surrender ..................................................
         Lost Certificates ........................................................................................
         No Fractional Shares of PremierWest Bancorp Common Stock Will be Issued ..................................
         Conduct of Bank of South Oregon's Business Until Completion of the Transaction ...........................
         Conduct of United Bancorp's Business Until Completion of the Transaction .................................
         No Solicitation of Alternative Transactions ..............................................................
         Conditions That Must be Satisfied or Waived ..............................................................
         Regulatory Approvals .....................................................................................
         Actions Required for Regulatory Approval .................................................................
         Waiver of Conditions, Amendment or Termination of the Agreement ..........................................
         Effective Time . .........................................................................................
         Interests of Directors and Officers in the Transaction that Differ From Your Interests ...................
         Price Range of Common Stock and Dividends ................................................................
         Federal Income Tax Consequences ..........................................................................
         Accounting Treatment of the Transaction ..................................................................
         Resales of PremierWest Bancorp Common Stock ..............................................................
         PremierWest Bancorp's Articles of Incorporation and Bylaws ...............................................
RIGHTS OF DISSENTING SHAREHOLDERS .................................................................................
         Dissenters' Rights of United Bancorp Shareholders ........................................................
         Dissenters' Rights of Bank of Southern Oregon Shareholders ...............................................
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS .......................................................
BANK OF SOUTHERN OREGON'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF .................................................
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS ...................................................
         Results of Operations ....................................................................................
         Net Interest Income ......................................................................................
         Loan Loss Provision ......................................................................................
         Noninterest Income .......................................................................................
         Noninterest Expense ......................................................................................
         Provision for Income Taxes ...............................................................................
         Financial Condition ......................................................................................
         Capital ..................................................................................................
         Liquidity ................................................................................................
         Asset/Liability Management ...............................................................................
         New Accounting Pronouncements ............................................................................
         Impact of Inflation and Changing Prices ..................................................................

BUSINESS OF PREMIERWEST BANCORP AND BANK OF SOUTHERN OREGON
         PremierWest Bancorp ......................................................................................
         Bank of Southern Oregon ..................................................................................
         Market Area ..............................................................................................
         Competition ..............................................................................................
         Lending ..................................................................................................
         Nonperforming Loans ......................................................................................
         Investments ..............................................................................................
         Sources of Funds .........................................................................................
         Properties ...............................................................................................
         Legal Proceedings ........................................................................................
         Personnel ................................................................................................
SELECTED UNITED BANCORP HISTORICAL FINANCIAL DATA .................................................................
UNITED BANCORP'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL ................................................
                  CONDITION AND RESULTS OF OPERATIONS .............................................................
         Results of Operations ....................................................................................
         Net Interest Income ......................................................................................
         Average Balances, Interest Rates and Yields ..............................................................
         Financial Condition, Loan Quality, Liquidity and Capital .................................................
         Lending ..................................................................................................
         Asset and Liability Management ...........................................................................
         Investment Activities ....................................................................................
         Return on Equity and Assets ..............................................................................
         Deposits .................................................................................................
         Short Term Borrowings ....................................................................................
         Year 2000 Issues .........................................................................................
         Supervision and Regulation of United Bancorp .............................................................
         Supervision and Regulation of Douglas National Bank ......................................................
         Monetary Policies ........................................................................................
BUSINESS OF UNITED BANCORP ........................................................................................
         The Company ..............................................................................................
         Competition ..............................................................................................
         Properties ...............................................................................................
         Legal Proceedings ........................................................................................
         Personnel ................................................................................................
         Management of United Bancorp Who Will Serve as Directors or Executive Officers of ........................
                  PremierWest Bancorp and PremierWest Bank ........................................................
PRINCIPAL SHAREHOLDERS OF UNITED BANCORP ..........................................................................
SUPERVISION AND REGULATION ........................................................................................
         Regulation of Bank Holding Companies .....................................................................
         Federal Deposit Insurance ........................................... ....................................
         Interstate Banking and Branching .........................................................................
         Capital ..................................................................................................
         Limits on Dividends and Other Payments ...................................................................
         Transactions with Affiliates .............................................................................
         Community Reinvestment Act ...............................................................................
         Federal Home Loan Banks ..................................................................................
         State Banking Regulation .................................................................................
         Monetary Policy ......................................... ................................................
DESCRIPTION OF PREMIERWEST BANCORP CAPITAL STOCK AND COMPARATIVE RIGHTS OF ........................................
                  UNITED BANCORP AND BANK OF SOUTHERN SHAREHOLDERS ................................................
         Changes in Control .......................................................................................


LEGAL MATTERS .....................................................................................................
EXPERTS ...........................................................................................................
WHERE YOU CAN FIND MORE INFORMATION ...............................................................................
FORWARD-LOOKING STATEMENTS ........................................................................................
FINANCIAL STATEMENTS OF PREMIERWEST BANCORP .......................................................................F-1
FINANCIAL STATEMENTS OF BANK OF SOUTHERN OREGON ...................................................................F-6
FINANCIAL STATEMENTS OF UNITED BANCORP ............................................................................F-26

APPENDICES
A. Agreement and Plan of Merger and Share Exchange dated as of October 7, 1999, as amended December 14, 1999
B.       Fairness Opinion of Hoefer & Arnett, Incorporated
C.       Fairness Opinion of Pacific Crest Securities Inc.
D.       Oregon Dissenters' Rights Statutes
E.       Shareholder Voting Agreement
F.       Shareholder Voting Agreement of Gary L. Kjensrud
G.       Articles of Incorporation of PremierWest Bancorp
H.       Bylaws of PremierWest Bancorp

                   QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q:   WHAT AM I BEING ASKED TO VOTE ON?

A: You are being asked to approve and adopt the Agreement and Plan of Merger and Share Exchange and the transactions that will occur under that agreement. The Agreement and Plan of Merger and Share Exchange provides for

         -   the holding company reorganization of Bank of Southern Oregon,

         -   the merger of United Bancorp with and into PremierWest Bancorp, and

         - the merger of Douglas National Bank with and into Bank of Southern Oregon.

         PremierWest Bancorp will be the holding company for Bank of Southern Oregon, and the surviving corporation in the merger with United Bancorp. Douglas National Bank, a wholly owned subsidiary of United Bancorp, will be merged with and into Bank of Southern Oregon. Bank of Southern Oregon will be the surviving corporation in the merger with Douglas National Bank, but Bank of Southern Oregon's name will change to "PremierWest Bank."

         Shareholders of Bank of Southern Oregon are also being asked to elect directors to serve until the annual meeting in 2001, and to ratify the Board's selection of independent auditors.

Q:   IF THE TRANSACTIONS ARE COMPLETED, WHAT WILL I RECEIVE?

A: If these transactions and the Agreement and Plan of Merger and Share Exchange are approved by shareholders and consummated, each of your shares of United Bancorp common stock will be converted into 1.971 shares of PremierWest Bancorp common stock, and each of your shares of Bank of Southern Oregon common stock will be converted into one share of PremierWest Bancorp common stock.

Q:   WHAT ARE THE TAX CONSEQUENCES TO SHAREHOLDERS FROM THE TRANSACTIONS?

A: We expect that the transactions will be tax-free for federal income tax purposes for Bank of Southern Oregon and United Bancorp shareholders. However, you may have to pay taxes on any cash received for dissenters' shares and any cash received in lieu of fractional shares. The tax consequences to you will depend on your own situation. Therefore, you should consult your tax advisor for a full understanding of the tax consequences of the transactions.

         For a more complete description of the tax consequences, see the section entitled "TERMS OF THE TRANSACTION - FEDERAL INCOME TAX CONSEQUENCES" on page __.

Q: WHAT DO I NEED TO DO NOW?

A: Please mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares will be counted at the Special Meeting of United Bancorp shareholders and the Annual Meeting of Bank of Southern Oregon shareholders. If you attend the shareholder meetings you may vote in person even if you have returned a proxy. A failure to vote or turn in a proxy card has the same effect as voting against the Agreement and Plan of Merger and Share Exchange.

Q: WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: If you want to change your vote, send the Secretary of United Bancorp or Bank of Southern Oregon a later-dated signed proxy card before the meeting or attend the meeting in person. You also may revoke your proxy by sending written notice to the Secretary of the appropriate organization before the meeting.

For a more complete description of how to change your vote, see "UNITED BANCORP SPECIAL MEETING - VOTING; SOLICITATION AND REVOCATION OF PROXIES" on page __, or "BANK OF SOUTHERN OREGON ANNUAL MEETING - VOTING AND REVOCATION OF PROXIES" on page __.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the transactions are completed, PremierWest Bancorp's exchange agent will send you written instructions for exchanging your share certificates.

Q: WHEN DO YOU EXPECT THE TRANSACTIONS TO BE COMPLETED?

A: We are working towards completing these transactions as quickly as possible. Completion of the transactions is subject to shareholder approval and regulatory approvals, among other things. We hope to complete the transactions during the second quarter of this year, but not later than June 30, 2000.

         For a more detailed description of the conditions to the transactions, see the section entitled "TERMS OF THE TRANSACTION - CONDITIONS THAT MUST BE SATISFIED OR WAIVED" on page __.

Q: AM I ENTITLED TO DISSENTER RIGHTS?

A: Under Oregon law, holders of United Bancorp common stock are entitled to dissenter rights in the merger. Holders of Bank of Southern Oregon common stock are also entitled to exercise dissenters' rights under Oregon law.

         For a more detailed description of dissenter rights, see the section entitled "RIGHTS OF DISSENTING SHAREHOLDERS" on page __ and the Oregon Dissenters' Rights Statute, Appendix D to this Prospectus/Joint Proxy Statement.

Q: WHOM SHOULD I CALL WITH QUESTIONS?

A: If you have additional questions or would like additional copies of this document, you should contact:

Neil Zick, Executive Vice President   Richard R. Hieb, Executive Vice President,
UNITED BANCORP                        Chief Operating Officer and Secretary
555 S.E. Kane                         BANK OF SOUTHERN OREGON
P. O. Box 1007                   OR   P.O. Box 40
Roseburg, Oregon 97470                Medford, Oregon 97501-0003
(541) 440-2667                        (541) 618-5970



         You also may obtain additional information about United Bancorp and Douglas National Bank from documents that we file with the Securities and Exchange Commission by following the instructions on page __ in the section entitled, "WHERE YOU CAN FIND MORE INFORMATION." You may obtain additional information about Bank of Southern Oregon from documents that it has filed with the Federal Deposit Insurance Corporation under the Securities Exchange Act of 1934 by following the instructions on page __ in the section entitled, "WHERE YOU CAN FIND MORE INFORMATION."

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION IN THIS PROSPECTUS/JOINT PROXY STATEMENT. THE SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO READ CAREFULLY THE ENTIRE PROSPECTUS/JOINT PROXY STATEMENT AND THE OTHER DOCUMENTS TO WHICH THIS DOCUMENT REFERS. SEE "WHERE YOU CAN FIND MORE INFORMATION."

THE TRANSACTION (PAGE ___________)

         THE AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE IS ATTACHED TO THIS DOCUMENT AS APPENDIX A. PLEASE READ THE AGREEMENT. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE TRANSACTION.

         We propose that United Bancorp merge into Bank of Southern Oregon's new holding company -- PremierWest Bancorp. At the same time, Bank of Southern Oregon will reorganize into the holding company form of ownership, becoming a wholly owned subsidiary of PremierWest Bancorp. United Bancorp's bank subsidiary -- Douglas National Bank -- will also merge into Bank of Southern Oregon. United Bancorp and Douglas National Bank will cease to exist. PremierWest Bancorp will then be the holding company for Bank of Southern Oregon. Shareholders of Bank of Southern Oregon and shareholders of United Bancorp will instead be shareholders of PremierWest Bancorp. Bank of Southern Oregon will continue to conduct a banking business, but its name will change to "PremierWest Bank." We expect to complete these transactions in the second quarter of 2000.

CONVERSION INTO PREMIERWEST BANCORP STOCK (PAGE ______)

         UNITED BANCORP SHAREHOLDERS. Your shares of United Bancorp common stock, par value $2.50 per share, will automatically become the right to receive PremierWest Bancorp common stock, without par value, at the exchange ratio of
1.971 shares of PremierWest Bancorp common stock for each share of United Bancorp common stock. If Bank of Southern Oregon changes the number of its outstanding shares of common stock before the merger, for example by a stock split or stock dividend, the 1.971 exchange ratio will be adjusted to account for that change.

         PremierWest Bancorp will not issue any fractional shares of common stock. If the calculation of merger consideration to be received by any United Bancorp shareholder yields a fractional share amount, that shareholder will receive cash in an amount representing the value of that fractional share interest. You will have to surrender your United Bancorp common stock certificates to receive new certificates representing common stock of PremierWest Bancorp, but you should not surrender your certificates until you receive written instructions. Written instructions for surrendering certificates will be provided to you after we complete the transaction.

         BANK OF SOUTHERN OREGON SHAREHOLDERS. Each outstanding share of Bank of Southern Oregon common stock, without par value, will be exchanged for one share of PremierWest Bancorp common stock. You will have to surrender your Bank of Southern Oregon common stock certificates to receive new certificates representing common stock of PremierWest Bancorp, but you should not surrender your certificates until you receive written instructions. Written instructions for surrendering certificates will be provided to you after we complete the transaction.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION

         Shares of Bank of Southern Oregon common stock are traded on the OTC Bulletin Board under the symbol "BSOR." On October 6, 1999, the trading day before we executed the Agreement and Plan of Merger and Share Exchange, the closing price for Bank of Southern Oregon common stock was $7.00 per share on the OTC Bulletin Board. United Bancorp common stock is also traded on the OTC Bulletin Board, under the symbol

"UBNN." On October 6, 1999, the closing price for United Bancorp common stock was $7.63 per share on the OTC Bulletin Board. You should obtain current stock price quotations for Bank of Southern Oregon and United Bancorp common stock.

THE COMPANIES (PAGES _________ AND __________)

                            BANK OF SOUTHERN OREGON
                            1455 East McAndrews Road
                            Medford, Oregon 97504
                            (541) 618-5970

         Bank of Southern Oregon is an Oregon-chartered commercial bank. It began operations in June 1990, and has grown to total assets of approximately $161 million as of December 31, 1999. Bank of Southern Oregon engages in a general commercial banking business in southern Oregon, offering commercial banking services principally to small and medium-sized businesses, professionals and retail customers. Bank of Southern Oregon offers a wide array of lending and deposit products and services. Bank of Southern Oregon makes commercial loans, including equipment and inventory financing, real estate construction loans, SBA (Small Business Administration) loans and accounts receivable and working capital financing, as well as construction loans for residential owner-occupied and rental properties, and secured and unsecured consumer loans. A large portion of the bank's commercial loan portfolio is designated as "real estate loans" for regulatory purposes because these loans are secured by mortgages and deeds of trust.

         Bank of Southern Oregon's deposit products include the traditional array of deposit products, such as noninterest-bearing checking, money market checking and savings accounts and certificates of deposit.

         Until the bank opened a third office in March 1999 -- a branch office in Central Point -- the bank had two offices only, its main office and a branch office, both in Medford. All offices of Bank of Southern Oregon are in Jackson County, Oregon. The bank's market area consists principally of Jackson County and, to a lesser extent, Josephine County, Oregon.

                              UNITED BANCORP
                              555 S.E. Kane Street
                              Roseburg, Oregon 97470
                              (503) 440-2624

         United Bancorp is a one-bank holding company registered under the Bank Holding Company Act of 1956 with the Board of Governors of the Federal Reserve System. United Bancorp is incorporated under Oregon law. Its sole bank subsidiary is Douglas National Bank. Douglas National Bank is a national bank, with total assets of approximately $134 million as of December 31, 1999. Douglas National Bank has seven offices in Douglas County, Oregon and a new branch office in Medford, Jackson County, Oregon. Douglas National Bank conducts a general commercial banking business. United Bancorp's other subsidiary is DNB Mortgage Company, which began operations on March 1, 1999. DNB Mortgage Company acts as a mortgage broker for residential first mortgage loans. Douglas National Bank also has a subsidiary, Douglas National Bank Insurance Agency, Inc., which offers and sells insurance and securities products on an agency basis to customers of the bank and others.

         The deposits of Bank of Southern Oregon and Douglas National Bank are insured by the Federal Deposit Insurance Corporation. When the transaction is complete, PremierWest Bancorp will continue to conduct business through Bank of Southern Oregon (PremierWest Bank), with total assets of approximately $297 million (based on December 31, 1999 assets) and 11 offices in Jackson and Douglas Counties.

THE SHAREHOLDER MEETINGS (PAGES ______ AND _______)

         UNITED BANCORP. The United Bancorp Special Meeting will be held on March 30, 2000 at 7:00 p.m. (local time) at Douglas National Bank, 555 S.E. Kane Street, Roseburg, Oregon. At the United Bancorp meeting, shareholders will be asked to approve and adopt the Agreement and Plan of Merger and Share Exchange, which provides for the merger of United Bancorp into PremierWest Bancorp.

         BANK OF SOUTHERN OREGON. The Bank of Southern Oregon Annual Meeting will be held on March ____, 2000 at 10:00 a.m. (local time) at the Rogue Valley Country Club in Medford, Oregon.

         At the Bank of Southern Oregon meeting, shareholders will be asked to approve the Agreement and Plan of Merger and Share Exchange with United Bancorp and Douglas National Bank. Shareholders will also be asked to vote separately on approval of the holding company reorganization of Bank of Southern Oregon if the Agreement and Plan of Merger and Share Exchange with United Bancorp is not approved. If the shareholders approve the separate holding company reorganization proposal, the holding company reorganization may proceed even if the transaction with United Bancorp is not approved. We anticipate that all necessary regulatory and shareholder approvals can be obtained, and we intend to pursue these matters vigorously. Nevertheless, Bank of Southern Oregon believes it is prudent to seek shareholder approval of the holding company reorganization proposal independent of the merger proposal, rather than having to present another holding company reorganization proposal to shareholders at a subsequent meeting if the transaction with United Bancorp is not approved.

         Finally, shareholders of Bank of Southern Oregon will also be asked to elect 8 directors to serve until the 2001 annual meeting or until their successors are elected and qualified, and to ratify the bank's selection of independent auditors for the year ending December 31, 2000.

RECORD DATE; VOTE REQUIRED (PAGES ________ AND _______)

         UNITED BANCORP. You may vote at the United Bancorp meeting if you owned United Bancorp common stock at the close of business on February 18, 2000. You may cast one vote for each share of United Bancorp common stock you owned at that time. To adopt the Agreement and Plan of Merger and Share Exchange, the holders of a majority of shares of United Bancorp common stock issued and outstanding must vote in favor of doing so.

         You may vote your shares in person by attending the meeting or by mailing your proxy if you are unable or do not wish to attend. Proxies may be revoked at any time prior to the voting thereof by

         - attending the meeting and voting in person (but attendance will not by itself constitute revocation),
         - filing with the Secretary or Assistant Secretary of United Bancorp another proxy card duly executed and bearing a later date, or
         - giving to the Secretary or Assistant Secretary of United Bancorp written notice of the proxy revocation at or before the meeting.

         Directors and executive officers of United Bancorp, United Bancorp's Employee Stock Ownership Plan and Trust and United Bancorp's former chief executive officer have entered into an agreement to vote in favor of the transaction. Together, these holders control the power to vote almost 37% of the voting power of United Bancorp.

         BANK OF SOUTHERN OREGON. You may vote at the Bank of Southern Oregon meeting if you owned Bank of Southern Oregon common stock at the close of business on February ____, 2000. You may cast one vote for each share of Bank of Southern Oregon common stock you owned at that time. To approve the

Agreement and Plan of Merger and Share Exchange proposal and the separate holding company reorganization proposal, the holders of at least two thirds of the shares of Bank of Southern Oregon common stock issued and outstanding must vote in favor of doing so.

         You may vote your shares in person by attending the meeting or by mailing your proxy if you are unable or do not wish to attend. Proxies may be revoked at any time prior to the voting thereof by

         - attending the meeting and voting in person (but attendance will not by itself constitute revocation),
         - filing with the Secretary of Bank of Southern Oregon another proxy duly executed and bearing a later date, or
         - giving to the Secretary of Bank of Southern Oregon written notice of the proxy revocation at or before the meeting.

REASONS FOR THE TRANSACTION (PAGES _______ AND _______)

         Our companies are proposing the transaction because we believe that we can create a stronger and more diversified company. Douglas National Bank and Bank of Southern Oregon operate in distinct, but adjoining, markets, although Douglas National Bank recently opened a branch office in Medford in Bank of Southern Oregon's market. Both banks are community-oriented institutions whose goal is to serve the banking needs of individuals and the commercial banking needs of area professionals and small and mid-sized businesses. Consolidation in the banking industry has produced ever-larger institutions concentrated in the areas of highest growth, including Seattle, Portland, California and elsewhere. We believe this creates opportunities for smaller, locally oriented institutions in areas such as the southwest quadrant of Oregon, where Douglas National Bank and Bank of Southern Oregon conduct business. Bank of Southern Oregon is the only community-oriented commercial bank headquartered in Medford, which along with Portland and Eugene is among the high-growth communities in Oregon.

         As a result of the transaction, Bank of Southern Oregon will increase substantially its profile in the southwest quadrant of Oregon, expanding for the first time beyond three offices in Jackson County to a total of 11 offices in Jackson and Douglas Counties. We expect that the transaction will enhance Bank of Southern Oregon's position as a competitor in the financial services business, which is rapidly changing and growing more competitive. At the same time, PremierWest Bancorp expects to maintain a community-banking orientation, placing the highest value on close relationships with customers. We believe the combined companies will provide significant benefits to our shareholders and customers alike.

         PremierWest Bancorp expects to incur charges of approximately $375,000 as a result of the merger and holding company reorganization.

         The discussion of reasons for the transaction includes forward-looking statements about possible or assumed future results of operations and the performance of PremierWest Bancorp after the transaction. For a discussion of factors that could affect these future results, see "FORWARD-LOOKING STATEMENTS" on page ______.

MANAGEMENT OF PREMIERWEST BANCORP AFTER THE TRANSACTION (PAGE ________)

         The Board of Directors of PremierWest Bancorp after the transaction will initially consist of 8 persons, 3 selected by United Bancorp and 5 selected by Bank of Southern Oregon. Mr. John L. Anhorn will continue as President and Chief Executive Officer of PremierWest Bancorp and Bank of Southern Oregon (PremierWest Bank) after the transaction. Mr. Richard R. Hieb will continue as Executive Vice President, Chief Operating Officer and Secretary of PremierWest Bancorp and PremierWest Bank.

         Mr. M. Neil Zick serves as the Executive Vice President of United Bancorp and President and Chief Executive Officer of Douglas National Bank. After the transaction, he will serve as Executive Vice President and Chief Administrative Officer of PremierWest Bancorp and PremierWest Bank. See, "TERMS OF THE TRANSACTION -- INTERESTS OF DIRECTORS AND OFFICERS IN THE TRANSACTION THAT DIFFER FROM YOUR INTERESTS," beginning at page ______, for a discussion of the interests of certain officers and directors of United Bancorp and Douglas National Bank in the transaction.

RECOMMENDATION TO SHAREHOLDERS (PAGES ___________ AND ______)

         UNITED BANCORP. The Board of Directors of United Bancorp believes that the transaction is fair to you and in your best interests. The Board unanimously recommends that you vote "FOR" the proposal to adopt the Agreement and Plan of Merger and Share Exchange.

         BANK OF SOUTHERN OREGON. The Board of Directors of Bank of Southern Oregon believes that the transaction, including the holding company reorganization, is fair and in your best interests. The Board of Directors unanimously recommends that you vote "FOR" the proposal to adopt the Agreement and Plan of Merger and Share Exchange and the holding company reorganization proposal.

OPINION OF FINANCIAL ADVISOR (PAGES __________ AND __________)

         UNITED BANCORP. Hoefer & Arnett, Incorporated has delivered its written opinion to the United Bancorp Board of Directors that the terms of the proposed merger of United Bancorp with and into PremierWest Bancorp are fair from a financial point of view to the holders of United Bancorp common stock. The Hoefer & Arnett opinion is attached to this document as Appendix B. United Bancorp will pay Hoefer & Arnett a total fee of approximately $20,000 in connection with delivery of Hoefer & Arnett's fairness opinion.

         BANK OF SOUTHERN OREGON. Pacific Crest Securities Inc. has delivered its written opinion to the Bank of Southern Oregon Board of Directors that the terms of the Agreement and Plan of Merger and Share Exchange are fair from a financial point of view to the holders of Bank of Southern Oregon common stock. The Pacific Crest Securities Inc. opinion is attached to this document as Appendix C.

         If we complete the transaction, Bank of Southern Oregon will pay Pacific Crest Securities a fee of $155,000, of which $5,000 has already been paid to Pacific Crest Securities. This fee is in addition to charges incurred by PremierWest Bancorp in the transaction.

NO SOLICITATION OF ALTERNATIVE TRANSACTIONS (PAGE _______)

         United Bancorp and Douglas National Bank have promised PremierWest Bancorp and Bank of Southern Oregon that (i) United Bancorp and Douglas National Bank will not solicit or negotiate any proposals or offers from any person other than Bank of Southern Oregon to acquire United Bancorp or Douglas National Bank and (ii) that the United Bancorp Board of Directors will not withdraw or modify its recommendation to United Bancorp shareholders in favor of the transaction after United Bancorp receives an alternative acquisition proposal. However, this will not prevent United Bancorp from entering into negotiations over an unsolicited proposal or withdrawing the recommendation to shareholders if the United Bancorp Board of Directors determines that such action is necessary to carry out its fiduciary responsibilities. If the United Bancorp Board of Directors accepts an alternative acquisition proposal on or before July 1, 2000, United Bancorp must pay to PremierWest Bancorp cash in the amount of $2,000,000.

CONDITIONS TO COMPLETION OF THE TRANSACTION (PAGE ________)

         Completion of the transaction depends on a number of conditions being met. These include:

         - approval of the Agreement and Plan of Merger and Share Exchange by United Bancorp shareholders;

         - approval of the Agreement and Plan of Merger and Share Exchange by Bank of Southern Oregon shareholders;

         - approval of the transaction by federal and state regulatory authorities -- including the merger with United Bancorp and the holding company reorganization of Bank of Southern Oregon;

         - receipt by each of us of an opinion or opinions that the transaction constitutes a "reorganization" within the meaning of the Internal Revenue Code, and that no gain or loss will be recognized by United Bancorp and Bank of Southern Oregon shareholders with respect to the PremierWest Bancorp common stock received in exchange for their shares of United Bancorp or Bank of Southern Oregon common stock. The tax opinion will be subject to limitations. We recommend that you read the more detailed description of tax consequences provided in this document, beginning on page ______;

         - receipt by each of us of a letter from Bank of Southern Oregon's independent auditors that the transaction will qualify for "pooling of interests" accounting treatment;

         - the absence of any injunction or legal restraint blocking the transaction, or of any proceedings by a government body trying to block the transaction.

         A party to the Agreement and Plan of Merger and Share Exchange could choose to complete the transaction even though a condition has not been satisfied, as long as the law allows it to do so. We cannot be certain when, or even whether, the conditions to the transaction will be satisfied or waived, or that the transaction will be completed.

REGULATORY APPROVALS (PAGE ______)

         We cannot complete the merger with United Bancorp and the holding company reorganization of Bank of Southern Oregon unless they are approved by the Board of Governors of the Federal Reserve System. We cannot complete the merger of Douglas National Bank into Bank of Southern Oregon unless it is approved by the FDIC. In addition, the transactions are subject to the approval of the Oregon Department of Consumer and Business Services.

         We have filed all of the required applications or notices with the Federal Reserve Board, the FDIC and the Oregon Department of Consumer and Business Services -- Division of Finance and Corporate Securities. As of the date of this Prospectus/Joint Proxy Statement, we have not received all of the required approvals, but approval of the Federal Reserve was obtained on January 26, 2000. Although we expect our regulatory applications to be approved, we cannot be certain when we will get necessary regulatory approvals or even whether we will get them.

WAIVER OF CONDITIONS; AMENDMENT OR TERMINATION OF THE AGREEMENT (PAGE _______)

         We may jointly amend the Agreement and Plan of Merger and Share Exchange, and each of us may waive our right to require the other party to adhere to the terms and conditions of the agreement. However, we may not do so after United Bancorp shareholders approve the transaction if the amendment or waiver (i) reduces or changes the consideration that will be received by United Bancorp shareholders (ii) changes a material term of PremierWest Bancorp's Articles of Incorporation or (iii) changes the qualification of the transactions as a tax-free reorganization under the Internal Revenue Code. An amendment or waiver of that kind would require another vote of United Bancorp shareholders.

         We can agree at any time to terminate the Agreement and Plan of Merger and Share Exchange without completing the transaction. Also, either of us can decide to terminate the agreement without the consent of the other if:

         - any government agency denies an approval we need to complete the transaction, or if any governmental entity issues an order blocking the transaction;

         - the transaction is not completed by July 1, 2000, unless the failure to complete the transaction by that time is due to a violation of the agreement by the party seeking to terminate the agreement; or

         - one company commits a material breach of the agreement and does not correct the breach promptly (as long as the company seeking to terminate the agreement has not also committed a material breach of the agreement).

         United Bancorp and PremierWest Bancorp have the additional right to terminate the Agreement and Plan of Merger and Share Exchange if the price of Bank of Southern Oregon common stock just before closing is less than $5.50 per share or more than $8.50 per share. For this purpose, the price of Bank of Southern Oregon common stock will be the average of the mean between the bid and asked prices of Bank of Southern Oregon common stock on the OTC Bulletin Board over a period of 20 trading days on which actual trades occur. The 20-trading-day measurement period ends 7 days before closing. Over the next 5 days until closing, either United Bancorp or PremierWest Bancorp could terminate the agreement if the average stock price over that 20-day measurement period is outside the $5.50 to $8.50 range. This right exists for a limited time, expiring at the end of the third day before closing. The party exercising this termination right would have to pay the other party $500,000.

         This potential additional termination right creates some price protection for United Bancorp shareholders. If the price of Bank of Southern Oregon common stock declines to less than $5.50 per share, the termination provision described immediately above would give United Bancorp the opportunity to consider whether to proceed with the transaction, even though the market value of the common stock consideration shall have declined, or terminate the transaction altogether.

         Regardless of whether the transaction is completed, we will each pay our own fees and expenses.

ALTERNATIVE HOLDING COMPANY REORGANIZATION

         Even if the Agreement and Plan of Merger and Share Exchange with United Bancorp and Douglas National Bank is not approved, Bank of Southern Oregon could proceed with a holding company reorganization on terms identical to those in the Agreement and Plan of Merger and Share Exchange if shareholders of Bank of Southern Oregon approve this alternative. This is why shareholders of Bank of Southern Oregon are being asked not only to approve the Agreement and Plan of Merger and Share Exchange and the transactions contemplated thereby, but also to specifically approve the holding company reorganization alone if the Agreement and Plan of Merger and Share Exchange is not approved. Bank of Southern Oregon's Board of Directors believes that the Agreement and Plan of Merger and Share Exchange is in the best interests of shareholders, and the Board of Directors recommends that shareholders approve the agreement and the transactions contemplated thereby. Nevertheless, the Board of Directors would wish to proceed with a holding company reorganization of Bank of Southern Oregon even if the transaction with United Bancorp and Douglas National Bank is not approved.

ACCOUNTING TREATMENT (PAGE ______)

         We expect to account for the transaction using the "pooling of interests" method of accounting. Using pooling of interests accounting, the consolidated assets, liabilities, shareholders' equity and income and expenses of United Bancorp will be added to those of PremierWest Bancorp at their recorded book values. The holding company reorganization of Bank of Southern Oregon will also be characterized as and treated essentially as a pooling of interests for financial reporting purposes, with the consolidated assets, liabilities, shareholders' equity and income and expenses of PremierWest Bancorp after the holding company reorganization being substantially the same as those of Bank of Southern Oregon immediately before the holding company reorganization.

INTERESTS OF DIRECTORS AND OFFICERS IN THE TRANSACTION THAT DIFFER FROM YOUR INTERESTS (PAGE _____)

         Some of United Bancorp's directors and officers have interests in the transaction that differ from, or are in addition to, their interests as shareholders of United Bancorp. M. Neil Zick is a director and Executive Vice President of United Bancorp. He also serves as President and Chief Executive Officer of its principal subsidiary, Douglas National Bank. Mr. Zick will serve as Executive Vice President and Chief Administrative Officer of PremierWest Bancorp and PremierWest Bank after the transaction under a written employment agreement. The employment agreement will have a term of two years, commencing on the date in 2000 that the merger occurs. Other officers of Douglas National Bank will also enter into employment agreements with PremierWest Bancorp and PremierWest Bank.

         United Bancorp will also select 3 individuals for PremierWest Bancorp's initial Board of Directors, and 5 individuals for PremierWest Bank's initial Board of Directors (including the same 3 persons selected for the holding company Board).

FEDERAL INCOME TAX CONSEQUENCES (PAGE _______ )

         For United States federal income tax purposes, conversion of your shares of United Bancorp common stock into shares of PremierWest Bancorp common stock will not be a taxable event. Likewise, exchange of Bank of Southern Oregon shares for PremierWest Bancorp shares also will not be a taxable event. The basis in your United Bancorp or Bank of Southern Oregon shares and the holding period of those shares will be carried over and become the basis and holding period of your PremierWest Bancorp shares. Dissenting shareholders who receive cash instead of PremierWest Bancorp shares will be subject to federal income tax.

         DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE TRANSACTION TO YOU COULD BE COMPLICATED. THEY WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TRANSACTION'S TAX CONSEQUENCES.

MATERIAL DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS (PAGE _______)

         The rights of United Bancorp shareholders are governed by the Oregon Business Corporation Act and United Bancorp's Articles of Incorporation and Bylaws. The rights of Bank of Southern Oregon's shareholders are governed by the Oregon Bank Act and Bank of Southern Oregon's Articles of Incorporation and Bylaws. The rights of shareholders of PremierWest Bancorp will be governed by the Oregon Business Corporation Act and PremierWest Bancorp's Articles of Incorporation and Bylaws. A copy of PremierWest Bancorp's Articles of Incorporation is included in Appendix G and a copy of its Bylaws is included in Appendix H.

FORWARD-LOOKING STATEMENTS COULD PROVE TO BE INACCURATE (PAGE _________)

         We have each made forward-looking statements in this Prospectus/Joint Proxy Statement. Forward-looking statements are subject to risks and uncertainties. These forward-looking statements include information about future results of our operations or the performance of PremierWest Bancorp and Bank of Southern Oregon (PremierWest Bank) after the transaction is completed. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of each of our companies and PremierWest Bancorp after the transaction and could cause those results or performance to differ materially from those expressed in our forward-looking statements. These possible events or factors include, but are not limited to, the following:

         - actual cost savings resulting from the transaction are less than expected, Bank of Southern Oregon is unable to realize those cost savings as soon as expected or Bank of Southern Oregon incurs additional or unexpected costs;

         -        revenues after the transaction are lower than expected;

         -        competition among financial services companies increases;

         - we have more trouble integrating our businesses than we expected;

         - changes in the interest rate environment reduce interest margins;

         - general economic conditions change or are worse than we expected;

         - legislative or regulatory changes adversely affect our businesses;

         -        actual loan losses are higher than expected;

         -        personal or commercial customers' bankruptcies increase;

         - technology-related changes are harder to make or more expensive than we expected; and

         -        changes occur in the securities markets.

SELECTED FINANCIAL DATA

         The following tables show summarized historical financial data for each of us and also show similar pro forma information reflecting the transaction. The pro forma information reflects the "pooling of interests" method of accounting.

         We have not included pro forma financial data reflecting completion of the holding company reorganization alone, apart from the mergers with United Bancorp and Douglas National Bank. If for some reason the mergers with United Bancorp and Douglas National Bank cannot be completed, but the holding company reorganization of Bank of Southern Oregon can be, Bank of Southern Oregon would proceed with the holding company reorganization alone. If that occurs, the pro forma consolidated financial statements of PremierWest Bancorp as holding company for Bank of Southern Oregon would be essentially the same as the historical consolidated financial statements of Bank of Southern Oregon, except for the line of credit obtained by PremierWest Bancorp for the purpose of financing the transaction and the expenses of the transaction, as detailed below.

         We expect to incur acquisition and integration charges as a result of the transaction. PremierWest Bancorp and Bank of Southern Oregon also anticipate that the transactions will yield financial benefits that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, although helpful in illustrating the financial characteristics of the resulting company under one set of assumptions, does not reflect these expenses or benefits. Accordingly, the pro forma information does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of PremierWest Bancorp or Bank of Southern Oregon would have been had our companies been combined.

         The summary financial information to follow is not a substitute for the historical financial information and other detailed financial information we provide elsewhere in this document. You should read the summary financial information together with the historical financial information and other detailed financial information we provide elsewhere in this document.

              UNAUDITED PRO FORMA SELECTED COMBINED FINANCIAL DATA

         The following unaudited selected pro forma financial data combine Bank of Southern Oregon's historical results with United Bancorp's historical results, in each case as of or for the year ended December 31, 1999. See "WHERE YOU CAN FIND MORE INFORMATION" and "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION." (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                                UNAUDITED PRO FORMA COMBINED
                                                 FINANCIAL INFORMATION AS OF
                                                         OR FOR THE
                                                YEAR ENDED DECEMBER 31, 1999
                                                ------------------------------
SUMMARIZED INCOME STATEMENT DATA:
   Net interest income..................              $        12,732
   Loan loss provision..................                          835
   Noninterest income...................                        2,079
   Noninterest expense..................                       11,541
   Provision for income taxes...........                          707
                                                               ------
       Net income.......................              $         1,728
                                                               ======
PER SHARE DATA:
   Basic net income.....................              $          0.21
   Diluted net income...................              $          0.21
   Book value...........................              $          3.36

WEIGHTED AVERAGE NUMBER OF SHARES:
   Basic................................                    8,127,000
   Diluted..............................                    8,373,000

BALANCE SHEET DATA AT PERIOD END:
   Total assets.........................              $
   Federal Home Loan Bank advances......                      296,652
   Total shareholders' equity...........              $        17,402
                                                      $        28,224



                 SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA
                     BANK OF SOUTHERN OREGON AND SUBSIDIARY
                                                                    AS OF OR FOR THE YEARS ENDED DECEMBER 31,
                                                         -----------------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS AND      1999         1998         1997          1996          1995
RATIOS)
                                                         ----------  -----------  ------------  ------------  ------------
INCOME STATEMENT DATA:
   Interest income....................................   $  12,116   $  11,726    $   11,260     $  10,551     $  9,277
   Interest expense...................................       4,831       4,917         4,287         4,367        3,850
     Net interest income..............................   ---------   ----------   -----------   -----------   -----------
                                                             7,285        6,809         6,973         6,184         5,427
   Loan loss provision ...............................         640        1,652         1,731           335           210
   Net interest income after loan loss provision .....   ---------   ----------   -----------   -----------   ----------
                                                             6,645        5,157         5,242         5,849         5,217
   Noninterest income ................................         492          531           402           415           316
   Noninterest expense ...............................       5,127        3,758         2,916         2,704         2,535
   Income before income taxes ........................   ---------   ----------   -----------   -----------   ----------
                                                             2,009        1,930         2,728         3,560         2,998
   Provision for income taxes ........................         768          748           986         1,354         1,065
     Net income ......................................   ---------   ----------   -----------   -----------   ----------
                                                         $   1,241   $    1,182   $     1,742    $    2,206    $    1,933
                                                         =========   ==========   ===========   ===========   ==========
BALANCE SHEET DATA:
At period end:
   Investment securities .............................   $  22,045   $    5,432   $     6,587    $    8,936    $    4,917
   Loans, net ........................................   $ 109,629   $   96,773   $    91,000    $   85,233    $   75,000
   Total deposits ....................................   $ 139,984   $  126,630   $   119,741    $  108,406    $   92,461
   FHLB Seattle advances .............................   $   5,245   $    5,846   $        --    $       --    $       --
   Total shareholders' equity ........................   $  14,757   $   13,843   $    12,226    $   10,448    $    8,216
   Total assets ......................................   $ 160,984   $  146,850   $   132,586    $  119,668    $  101,555

PER COMMON SHARE DATA: (1)
   Basic net income ..................................   $    0.26   $     0.25   $      0.37    $     1.41    $     1.23
   Diluted net income ................................   $    0.25   $     0.24   $      0.36    $     1.41    $     1.23
   Book value ........................................   $    3.05   $     2.89   $      2.60    $     6.66    $     5.27

WEIGHTED AVERAGE NUMBER OF SHARES:
   Basic .............................................   4,816,000    4,748,000     4,698,000     1,566,000     1,559,000
   Diluted ...........................................   4,965,000    4,986,000     4,896,000     1,569,000     1,576,000

SELECTED RATIOS:
   Return on average total shareholders' equity ......       8.62%        8.64%        15.36%        23.64%        26.78%
   Return on average total assets ....................       0.80%        0.84%         1.44%         1.99%         2.14%
   Net interest spread ...............................       4.18%        4.43%         5.40%         5.12%         5.06%
   Net interest margin ...............................       4.99%        5.14%         6.16%         5.94%         6.24%
   Efficiency ratio (2) ..............................       65.9%        51.2%         39.6%        40.98%        44.14%

ASSET QUALITY RATIOS:
   Reserve for loan losses to ending total loans .....       2.13%        2.29%         1.17%         1.08%         0.98%
   Nonperforming assets to ending total assets (3) ...        2.5%         3.4%          3.3%         0.47%         2.41%
   Net loan charge-offs to average loans .............        0.5%         0.5%          1.8%         0.17%         0.03%

CAPITAL RATIOS:
   Average shareholders' equity to average assets ....       9.29%        9.77%         9.34%         8.44%         7.98%
   Leverage ratio (4) ................................        9.5%        9.90%         9.40%        10.60%        10.20%
   Total risk-based capital ratio (4) ................       13.1%       13.20%        13.00%        11.60%        11.20%

-----------------

(1) Per share amounts are adjusted for 10% stock dividends declared in 1995 and 1996, a 2-for-1 stock split in 1997 and a 3-for-1 stock split in 1998.
(2) Efficiency ratio is noninterest expense divided by the sum of net interest income plus noninterest income minus nonrecurring items.
(3) Nonperforming assets consist of nonaccrual loans, loans contractually past due 90 days or more and other real estate owned.
(4)      Computed in accordance with Federal Reserve Board and FDIC guidelines.


                 SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA
                         UNITED BANCORP AND SUBSIDIARIES
                                                                     AS OF OR FOR THE YEARS ENDED DECEMBER 31,
                                                         -------------------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS AND        1999         1998          1997          1996          1995
RATIOS)
                                                         ------------- ------------  -----------  -------------  -----------
INCOME STATEMENT DATA:
   Interest income ..................................    $     8,696   $    8,294  $     8,389   $      7,411   $    7,281
   Interest expense .................................          3,249        3,051        3,268          2,599        2,440
                                                         -----------   ----------  -----------   ------------   ----------
     Net interest income ............................          5,447        5,243        5,121          4,812        4,841
   Provision for credit losses ......................            195           50          140             60           80
                                                         -----------   ----------  -----------   ------------   ----------
   Net interest income after provision for credit
     losses .........................................          5,252        5,193        4,981          4,752        4,761
   Noninterest income ...............................          1,588        1,631        1,113            873        1,007
   Noninterest expense ..............................          6,414        5,304        4,714          3,900        4,199
                                                         -----------   ----------  -----------   ------------   ----------
   Income before income taxes .......................            426        1,520        1,380          1,725        1,569
   Provision for income taxes (benefit) .............            (61)         466          376            270          426
                                                         -----------   ----------  ------------  ------------   ----------
     Net income .....................................    $       487   $    1,054  $     1,004   $      1,455   $    1,143
                                                         ===========   ==========  ===========   ============   ==========
BALANCE SHEET DATA:
At period end:
   Total assets .....................................    $   135,668   $  117,949  $   118,474   $    105,424   $   93,859
   Loans, net .......................................    $    61,791   $   43,077  $    42,948   $     39,531   $   39,509
   Total deposits ...................................    $    89,761   $   87,556  $    74,607   $     68,340   $   64,109
   Short-term borrowings ............................    $    28,600   $   11,811  $    19,881   $     10,544   $   13,113
   Shareholders' equity .............................    $    13,467   $   14,291  $    13,267   $     12,152   $   11,461

PER COMMON SHARE DATA: *
   Basic net income .................................    $      0.29   $     0.65  $      0.61   $       0.92   $     0.68
   Diluted net income ...............................    $      0.28   $     0.61  $      0.60   $       0.92   $     0.68
   Book value .......................................    $      8.02   $     8.77  $      8.08   $       7.63   $     6.77
   Cash dividends ...................................    $      0.17   $     0.15  $     0.125   $       0.11   $    0.105

WEIGHTED AVERAGE NUMBER OF SHARES:
   Basic ............................................      1,680,151    1,629,129    1,642,322      1,673,740    1,693,320
   Diluted ..........................................      1,728,814    1,716,825    1,686,758      1,673,740    1,693,320

PERFORMANCE RATIOS:
   Net interest margin (tax equivalent) .............          5.04%        5.16%        5.03%          5.57%        5.54%
   Efficiency ratio .................................         91.17%       77.16%       75.62%         68.60%       71.80%
   Return on average assets .........................          0.39%        0.93%        0.90%          1.51%        1.16%
   Return on average equity .........................          3.52%        7.65%        7.90%         12.32%       10.91%

ASSET QUALITY RATIOS:
   Nonperforming loans to total loans ...............          0.11%        0.59%        0.00%          0.45%        0.35%
   Allowance for credit losses to total loans .......          1.09%        1.27%        1.13%          1.28%        1.19%
   Allowance for credit losses to nonperforming loans        984.06%      215.56%        0.00%        285.47%      344.93%
   Nonperforming assets to total loans ..............          0.11%        0.59%        0.00%          0.45%        0.35%

OTHER DATA:
   Number of banking offices ........................              8            7            7              6            6
   Number of full-time-equivalent employees .........             85           68           60             61           67


-----------------------------------
* Per share amounts are adjusted for the 4-for-1 stock split on March 25, 1998.

                                  RISK FACTORS

         An investment in PremierWest Bancorp common stock involves risk. The following constitute some of the potential risks. These factors should be carefully considered by shareholders of United Bancorp and shareholders of Bank of Southern Oregon. The order in which risks are discussed does not necessarily indicate the relative importance of any risk, nor is the following intended to be inclusive of all risks of investment in PremierWest Bancorp common stock.

RISKS ASSOCIATED WITH ACQUISITIONS

         Acquisitions involve a number of risks inherent in assessing the values, strengths, weaknesses and profitability of acquisition candidates, including adverse short-term effects of acquisitions on operating results; diversion of management's attention; dependence on retaining key personnel; and risks associated with unanticipated problems. In addition, the success of an acquisition will depend in part on PremierWest Bancorp's ability to integrate the operations of the acquired institution or assets and capitalize on synergies to achieve cost savings.

POTENTIAL IMPACT OF CHANGES IN INTEREST RATES

         Banks' results of operations depend to a large degree upon net interest income, which is the difference between interest earned from loans and investments, on one hand, and interest paid on deposits and borrowings, on the other. In the early 1990s, many banking organizations experienced historically high interest rate spreads, meaning the difference between the interest rates earned on loans and investments and the interest rates paid on deposits and borrowings. More recently, however, interest rate spreads have generally narrowed due to changing market conditions and competitive pricing pressures. For instance, it has become increasingly difficult for depository institutions to maintain deposit growth at the same rate as loan growth. There can be no assurance that interest rate spreads will not narrow even more or that higher interest rate spreads will return. See, "BANK OF SOUTHERN OREGON'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

ANTITAKEOVER PROVISIONS

         An acquisition of PremierWest Bancorp could be subject to the control share act under Oregon law, because PremierWest Bancorp has not exercised its right to opt out of coverage under that act. Assuming that all directors and executive officers as a group own a substantial percentage of the outstanding voting shares of PremierWest Bancorp, that ownership position could deter any prospective acquiror from seeking to gain control of PremierWest Bancorp, potentially allowing PremierWest Bancorp's Board of Directors and management to defeat an acquisition proposal requiring approval of PremierWest Bancorp shareholders. PremierWest Bancorp also has 1,000,000 shares of authorized but unissued preferred stock that may be issued in the future with such rights, privileges and preferences as are determined by the Board of Directors. Issuance of preferred stock could have the effect of making more difficult and costly or discouraging altogether an acquisition of PremierWest Bancorp that is not supported by the Board of Directors. See, "DESCRIPTION OF PREMIERWEST BANCORP CAPITAL STOCK AND COMPARATIVE RIGHTS OF UNITED BANCORP AND BANK OF SOUTHERN OREGON SHAREHOLDERS - CHANGES IN CONTROL."

LENDING RISKS

         The risk of nonpayment of loans is inherent in banking. Management of Bank of Southern Oregon attempts to minimize credit exposure by carefully monitoring the concentration of loans within specific industries, in addition to managing risks of individual credits through loan application and approval procedures. See, "BUSINESS OF BANK OF SOUTHERN OREGON - LENDING."

ECONOMIC CONDITIONS AND MONETARY POLICIES

         Bank of Southern Oregon's lending operations have been concentrated in Jackson and Josephine Counties, Oregon, and after the transaction will be concentrated in Jackson, Josephine and Douglas Counties. Many of Bank of Southern Oregon's loans are secured by real estate. Many of the bank's loans are commercial loans and SBA loans to professionals and small businesses in Bank of Southern Oregon's community. The local economy in Jackson, Josephine and Douglas Counties has been heavily dependent on the timber industry. The timber industry is the dominant employer, although it is less so in Medford, which has a more diversified economy. These factors expose the bank to the risk of a decline in the local economy, including the risk of declining real estate values. Although Bank of Southern Oregon believes that economic conditions in Jackson, Josephine and Douglas Counties have been generally favorable in recent years, significant deterioration in economic conditions locally or on a wider scale could adversely affect Bank of Southern Oregon and its business, including loan demand, the ability of borrowers to repay outstanding loans and the value of loan collateral. This in turn could result in increased levels of nonperforming loans and charge-offs and increases in the provision for loan losses.

         Conditions beyond the control of Bank of Southern Oregon management could affect net interest income from one period to the next. Examples of such conditions include: (1) the extent of credit demand from customers; (2) fiscal and debt management policies of the federal government, including changes in tax laws; (3) monetary policies of the Board of Governors of the Federal Reserve System; (4) introduction and growth of new investment instruments and transaction accounts by non-bank competitors of financial institutions; and (5) potential changes in rules and regulations governing payment of interest on deposit accounts.

COMPETITION

         Banking institutions operate in a highly competitive environment. Bank of Southern Oregon competes with other commercial banks, credit unions, savings institutions, finance companies, insurance companies, mortgage companies, mutual funds and other financial service organizations. Consolidation of the financial services industry in recent years has increased the level of competition among financial institutions and other financial service organizations. Additionally, recent legislative and regulatory changes could have the effect of increasing competition even more. For example, Congress' recent elimination of many restrictions on interstate branching could increase competition from large banks headquartered outside of southwestern Oregon. Congress' even more recent repeal of the Glass-Steagall Act (which had separated the commercial and investment banking industries) and elimination of the barriers between the banking and insurance industries can be expected to make competition even more intense. See, "SUPERVISION AND REGULATION."

         Many of the competitors of Bank of Southern Oregon have substantially greater resources, which offer those competitors advantages such as the ability to price services at lower, more attractive levels and the ability to provide larger credit facilities than Bank of Southern Oregon is able to provide. In addition, some of the competitors offer products and services that are not offered by Bank of Southern Oregon. Likewise, some of the competitors are not subject to the same kind and amount of regulatory restrictions and supervision to which Bank of Southern Oregon is subject. Because Bank of Southern Oregon is a community bank that is considerably smaller than other commercial lenders in the market, Bank of Southern Oregon's legal lending limit does not allow it to make commercial loans in amounts many competitors can offer. Bank of Southern Oregon accommodates loan volumes in excess of its lending limit from time to time through the sale of loan participations to other banks.

LIMITED TRADING IN BANK OF SOUTHERN OREGON COMMON STOCK

         Bank of Southern Oregon common stock is not traded or authorized for quotation on any exchanges or on Nasdaq. There can be no assurance that the common stock of PremierWest Bancorp will become more liquid or that its common stock will be traded or authorized for quotation on any exchanges or on Nasdaq. Bank of Southern Oregon common stock is thinly traded and the market for the stock is illiquid. However, quotations for Bank of Southern Oregon common stock appear on the OTC Bulletin Board, an electronic, screen-based market maintained by the National Association of Securities Dealers, Inc.'s subsidiary, NASD Regulation, Inc. The closing price for Bank of Southern Oregon common stock on ______, 2000 was $_______ per share.

         NO ASSURANCE CAN BE GIVEN ABOUT WHAT THE MARKET PRICE OF BANK OF SOUTHERN OREGON COMMON STOCK WILL BE IF AND WHEN THE TRANSACTION WITH UNITED BANCORP IS CONSUMMATED OR WHEN THE SHARES ARE ACTUALLY ISSUED.

NO ASSURANCE OF DIVIDENDS

         PremierWest Bancorp does not expect to pay cash dividends to shareholders in the immediate future, but it will consider payment of cash dividends as economic and financial circumstances warrant. A bank holding company is generally dependent upon dividends paid to it by its bank subsidiary(ies) for funds to pay dividends on the holding company common stock. PremierWest Bancorp cannot assure you that future earnings of PremierWest Bank will be sufficient to permit payment by PremierWest Bank of cash dividends to PremierWest Bancorp. Under state and federal law, the ability of a bank or holding company to pay dividends can be restricted under certain circumstances. Even if dividends may legally be paid, the amount and timing of dividends will be at the discretion of the Board of Directors. Rather than being paid in the form of cash dividends by the bank to the holding company or thereafter by the holding company to its shareholders, earnings may instead be used to support growth or for other corporate purposes. See, "SUPERVISION AND REGULATION - LIMITS ON DIVIDENDS AND OTHER Payments."

NEED FOR TECHNOLOGICAL CHANGE

         With frequent introductions of new technology-driven products and services, the banking industry is undergoing rapid technological changes. In addition to enhancing customer service, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Financial institutions' success is increasingly dependent upon use of technology
(i) to provide products and services that satisfy customer demands and (ii) to create additional operating efficiencies. Many of Bank of Southern Oregon's competitors have substantially greater resources to invest in technological improvements, which could enable them to perform various banking functions at lower costs than Bank of Southern Oregon, or to provide products and services that Bank of Southern Oregon is not able to provide economically. Bank of Southern Oregon cannot assure you that it will be able to develop and implement new technology-driven products or services or that it will be successful in marketing these products or services to customers.

REGULATORY RISK

         PremierWest Bancorp and PremierWest Bank will be subject to extensive state and federal government supervision and regulation. Affecting many aspects of the banking business, including permissible activities, lending, investments, payment of dividends and numerous other matters, state and federal supervision and regulation are intended principally to protect depositors, the public and the deposit insurance funds administered by the FDIC. Protection of shareholders is not a goal of banking regulation.

         Applicable statutes, regulations, agency and court interpretations and agency enforcement policies have undergone significant changes, some retroactively applied, and could be subject to significant changes in the future. Changes in applicable laws and regulatory policies could adversely affect the banking industry generally or PremierWest Bancorp and PremierWest Bank in particular. The burdens of federal and state banking regulation could place banks in general at a competitive disadvantage compared to less regulated competitors. See, "SUPERVISION AND REGULATION."

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         PremierWest Bancorp's Articles of Incorporation and the Oregon Business Corporation Act provide for indemnification of directors and officers, insulating directors and officers somewhat from liability for breaches of the duty of care. If a director or officer seeks indemnification under these provisions in the future, it is possible that PremierWest Bancorp's indemnification obligation could require a charge against earnings, affecting the market value of the PremierWest Bancorp common stock and the availability of funds for the payment of dividends to shareholders. See, "DESCRIPTION OF CAPITAL STOCK AND COMPARATIVE RIGHTS OF UNITED BANCORP AND BANK OF SOUTHERN OREGON SHAREHOLDERS."

                         UNITED BANCORP SPECIAL MEETING

         This Prospectus/Joint Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of United Bancorp for use at the Special Meeting of Shareholders to be held at 7:00 p.m. (local time) on March 30, 2000 at Douglas National Bank, 555 S.E. Kane Street, Roseburg, Oregon, and at any adjournments or postponements thereof.

         ALL INFORMATION CONTAINED IN THIS PROSPECTUS/JOINT PROXY STATEMENT RELATING TO PREMIERWEST BANCORP AND BANK OF SOUTHERN OREGON HAS BEEN FURNISHED BY BANK OF SOUTHERN OREGON, AND ALL INFORMATION RELATING TO UNITED BANCORP AND DOUGLAS NATIONAL BANK HAS BEEN FURNISHED BY UNITED BANCORP. THE PARTY FURNISHING INFORMATION IS RESPONSIBLE FOR ITS ACCURACY.

PURPOSE OF THE MEETING

         At the United Bancorp Special Meeting, holders of United Bancorp common stock will be asked to vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Share Exchange dated as of October 7, 1999 by and among Bank of Southern Oregon, PremierWest Bancorp, United Bancorp and Douglas National Bank, amended as of December 14, 1999. The agreement provides that PremierWest Bancorp will acquire all of the stock of Bank of Southern Oregon in a direct share exchange, and acquire United Bancorp by merger. The merger proposal is discussed in this Prospectus/Joint Proxy Statement under the caption, "THE MERGER AND HOLDING COMPANY REORGANIZATION."

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

         The record date for the determination of holders of United Bancorp common stock entitled to notice of and to vote at the Special Meeting has been fixed by the Board of Directors of United Bancorp as the close of business on February 18, 2000. As of the February 18, 2000 record date, there were _______shares of United Bancorp common stock issued and outstanding. The United Bancorp common stock was held of record on that date by approximately _______ shareholders. Holders of United Bancorp common stock on the February 18, 2000 record date are entitled to one vote per share. All holders of United Bancorp common stock are entitled to exercise dissenters' rights on the proposal. See "RIGHTS OF DISSENTING SHAREHOLDERS."

VOTE REQUIRED

         Adoption of the Agreement and Plan of Merger and Share Exchange requires the affirmative vote of the holders of a majority of the outstanding shares of United Bancorp common stock. Certain shareholders of United Bancorp entered into a Shareholder Voting Agreement with United Bancorp and Bank of Southern Oregon as an inducement for Bank of Southern Oregon to enter into the Agreement and Plan of Merger and Share Exchange. The Shareholder Voting Agreement requires the shareholders who have executed the Shareholder Voting Agreement to

         - vote their United Bancorp common stock in favor of the transaction;
         - vote against any other proposal involving a change in control of United Bancorp or Douglas National Bank or similar transaction (other than the transaction with Bank of Southern Oregon and PremierWest Bancorp); and
         - vote against any other transaction that is inconsistent with the obligation of United Bancorp to consummate the transaction.

         The shareholders who executed the Shareholder Voting Agreement include all of the directors of United Bancorp and the United Bancorp Employee Stock Ownership Plan and Trust. Gary Kjensrud, the former President of United Bancorp, remains the largest shareholder. He also agreed to execute a Shareholder Voting Agreement to substantially the same effect as that executed by the directors and the United Bancorp ESOP. Collectively, these shareholders own or exercise voting power over approximately 663,125 shares of United Bancorp's issued and outstanding common stock (excluding shares acquirable upon exercise of options), or almost 37% of the voting power. See, "PRINCIPAL SHAREHOLDERS OF UNITED BANCORP." A copy of the Shareholder Agreement in the form executed by directors and the United Bancorp ESOP is included as Appendix E hereto, and a copy in the form executed by United Bancorp's former President is included as Appendix F hereto.

VOTING; SOLICITATION AND REVOCATION OF PROXIES

         The enclosed proxy card is solicited on behalf of the United Bancorp Board and may be used by United Bancorp shareholders to vote at the Special Meeting. United Bancorp shareholders are requested to complete, date and sign the accompanying proxy cards and promptly return them in the accompanying postage prepaid envelope. Proxies may be revoked at any time prior to the voting thereof by

         - attending the United Bancorp Special Meeting and voting in person (but attendance will not by itself constitute revocation),
         - filing with the Secretary or Assistant Secretary another proxy card duly executed and bearing a later date, or
         - giving to the Secretary or Assistant Secretary of United Bancorp written notice of the proxy revocation at or before the Special Meeting.

Please provide any written notice of revocation to Ms. Becky Carpenter, Assistant Secretary of United Bancorp, 555 S.E. Kane Street, Roseburg, Oregon 97470.

         Unless revoked, shares represented by proxy will be voted at the United Bancorp Special Meeting. Shares represented by valid proxies will be voted at the United Bancorp Special Meeting in accordance with the instructions noted thereon. If no instructions are given, proxies will be voted in favor of adoption of the Agreement and Plan of Merger and Share Exchange.

         In addition to solicitation by mail, directors, officers and employees of United Bancorp or Douglas National Bank may solicit proxies from the shareholders of United Bancorp personally or by telephone, telegram or other forms of communication. However, they will not be specifically compensated for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners.

QUORUM; BROKER NON-VOTES

         The required quorum for the transaction of business at the United Bancorp Special Meeting is a majority of the shares of United Bancorp common stock issued and outstanding on the February 18, 2000 record date, whether represented in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum at the meeting, but will not be voted. Because the adoption of the Agreement and Plan of Merger and Share Exchange requires the affirmative vote of the holders of a majority of the outstanding shares of United Bancorp common stock, abstentions and broker non-votes will have the same effect as votes against adoption of the agreement.

         If a quorum is not obtained, or if fewer shares of United Bancorp common stock than the number required therefor are voted in favor of adoption of the Agreement and Plan of Merger and Share Exchange, the meeting may be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes. At any subsequent reconvening of the meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the United Bancorp Special Meeting, except for any proxies that have been effectively revoked or withdrawn.

                     BANK OF SOUTHERN OREGON ANNUAL MEETING

         This Prospectus/Joint Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Bank of Southern Oregon for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. (local time) on March __, 2000 at the Rogue Valley Country Club in Medford, Oregon, and at any adjournments or postponements thereof.

         ALL INFORMATION CONTAINED IN THIS PROSPECTUS/JOINT PROXY STATEMENT RELATING TO PREMIERWEST BANCORP AND BANK OF SOUTHERN OREGON HAS BEEN FURNISHED BY BANK OF SOUTHERN OREGON, AND ALL INFORMATION RELATING TO UNITED BANCORP AND DOUGLAS NATIONAL BANK HAS BEEN FURNISHED BY UNITED BANCORP. THE PARTY FURNISHING INFORMATION IS RESPONSIBLE FOR ITS ACCURACY.

PURPOSE OF THE MEETING

         At the Bank of Southern Oregon Annual Meeting, holders of Bank of Southern Oregon common stock will be asked to vote upon:

         (1) a proposal to approve and adopt the Agreement and Plan of Merger and Share Exchange dated as of October 7, 1999 by and among Bank of Southern Oregon, PremierWest Bancorp, United Bancorp and Douglas National Bank, amended as of December 14, 1999, and the transactions contemplated thereby;

         (2) a proposal to approve the holding company reorganization of Bank of Southern Oregon through a direct share exchange if the transaction with United Bancorp is not approved;

         (3) a proposal to elect 8 individuals to serve as directors until the 2001 Annual Meeting; and

         (4) a proposal to ratify the Board of Directors' selection of independent auditors for the year ending December 31, 2000.

         Proposals 3 and 4 are discussed hereinafter. Proposal 1 and 2 are discussed in this Prospectus/Joint Proxy Statement under the caption, "THE MERGER AND HOLDING COMPANY REORGANIZATION."

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

         The record date for the determination of holders of Bank of Southern Oregon common stock entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors of Bank of Southern Oregon as the close of business on February ___, 2000. As of the February ____, 2000 record date, there were _____ shares of Bank of Southern Oregon common stock issued and outstanding. The Bank of Southern Oregon common stock was held of record on that date by approximately _____ shareholders. Each share of Bank of Southern Oregon common stock is entitled to one vote. All holders of Bank of Southern Oregon common stock are entitled to exercise dissenters' rights. See, "RIGHTS OF DISSENTING SHAREHOLDERS."

VOTE REQUIRED

         Directors are elected by plurality vote. The individuals receiving the most votes will be elected to serve as directors. The affirmative vote of the holders of at least two thirds of the shares of Bank of Southern Oregon common stock is required to adopt the Agreement and Plan of Merger and Share Exchange. Likewise, the affirmative vote of the holders of at least two thirds of the shares is required to adopt the separate holding company reorganization proposal.

         Directors and executive officers of Bank of Southern Oregon own or exercise voting power over approximately 736,463 shares of Bank of Southern Oregon's issued and outstanding common stock (excluding shares acquirable upon exercise of options), or 15.2% of the voting power. See, " - VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF." The directors and executive officers of Bank of Southern Oregon have indicated their intention to vote in favor of the agreement and the transactions contemplated thereby, and in favor of the holding company reorganization.

VOTING AND REVOCATION OF PROXIES

         The enclosed proxy is solicited on behalf of the Bank of Southern Oregon Board and may be used by Bank of Southern Oregon shareholders to vote at the Annual Meeting. Bank of Southern Oregon shareholders are requested to complete, date and sign the accompanying proxies and promptly return them in the accompanying postage prepaid envelope. Proxies may be revoked at any time prior to the voting thereof by

         - attending the Bank of Southern Oregon Annual Meeting and voting in person (but attendance will not by itself constitute revocation),
         - filing with the Secretary another proxy duly executed and bearing a later date, or
         - giving to the Secretary of Bank of Southern Oregon written notice of the proxy revocation at or before the Annual Meeting.

Please provide any written notice of revocation to Mr. Richard R. Hieb, Executive Vice President, Chief Operating Officer and Secretary of Bank of Southern Oregon, 1455 East McAndrews Road, Medford, Oregon 97504.

         Unless revoked, shares represented by proxy will be voted at the Bank of Southern Oregon Annual Meeting. Shares represented by valid proxies will be voted at the Bank of Southern Oregon Annual Meeting in accordance with the instructions noted thereon. If no instructions are given, proxies will be voted in favor of adoption of the Agreement and Plan of Merger and Share Exchange, in favor of approval of the holding company reorganization and in favor of election of the designated nominees to serve as directors.

QUORUM; BROKER NON-VOTES

         The required quorum for the transaction of business at the Bank of Southern Oregon Annual Meeting is a majority of the shares of Bank of Southern Oregon common stock issued and outstanding on the February ____, 2000 record date, whether represented in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum at the meeting, but will not be voted. Because the adoption of the Agreement and Plan of Merger and Share Exchange requires the affirmative vote of at least two thirds of the outstanding shares of Bank of Southern Oregon common stock, abstentions and broker non-votes will have the same effect as votes against adoption of the agreement. For the same reason, abstentions and broker non-votes will have the same effect as votes against the holding company reorganization proposal. Abstentions and broker non-votes will have no effect on election of directors.

         If a quorum is not obtained, or if fewer shares of Bank of Southern Oregon common stock than the number required therefor are voted in favor of the adoption of the agreement and in favor of the holding company reorganization, the meeting may be postponed or adjourned in order to allow additional time for soliciting and obtaining additional proxies or votes. At any subsequent reconvening of the meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Bank of Southern Oregon Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table indicates the beneficial ownership of Bank of Southern Oregon common stock as of the February ____, 2000 record date (i) by directors and executive officers of Bank of Southern Oregon, (ii) by each person who is known by Bank of Southern Oregon to own beneficially more than 5% of the outstanding shares of Bank of Southern Oregon common stock, which information has been derived by Bank of Southern Oregon from and is based on beneficial ownership reports filed by such persons with the FDIC pursuant to Section 13(d) of the Securities Exchange Act of 1934, and (iii) by all directors and executive officers of Bank of Southern Oregon as a group. Unless otherwise stated, voting and investment power are exercised solely by the person named or are shared with members of his or her household. For purposes of the table, a person is considered to own beneficially any shares with respect to which he or she exercises sole or shared voting or investment power, plus the number of shares the individual has the right to acquire within 60 days. Shares deemed to be outstanding are calculated on the basis of 4,857,540 shares outstanding on the record date, plus the number of shares a person or group has the right to acquire within 60 days.




                                                                                            SHARES
                                                                           SHARES OF      ACQUIRABLE    PERCENT OF
                                                                          COMMON STOCK    WITHIN 60      COMMON
NAME OF BENEFICIAL OWNER        POSITION WITH BANK OF SOUTHERN OREGON        OWNED           DAYS         STOCK
------------------------------  ---------------------------------------   ------------    -----------   -----------
John L. Anhorn ...............  Director, President and Chief                    7,000              0           (1)
                                Executive Officer
Jeffrey L. Chamberlain .......  Director                                        66,720         31,200          2.0%
John A. Duke .................  Chairman of the Board and Director         467,440 (2)          2,400          9.7%
     P.O. Box 430
     Rogue River, Oregon 97537
John C. and Penny D. Esser ...  None                                           356,698              0          7.3%
     1544 Nottingham Circle
     Medford, Oregon 97504
Tammy D. Glass ...............  Vice President of Operations/Human              10,500          3,726           (1)
                                Resources and Marketing
Richard R. Hieb ..............  Director Nominee, Executive Vice                 4,000              0           (1)
                                President, Chief Operating Officer
                                and Secretary
Dennis N. Hoffbuhr ...........  Director                                        34,333         26,200          1.2%
Patrick G. Huycke ............  Vice Chairman and Director                     103,134              0          2.1%
Robert A. Johnson ............  Senior Vice President and Credit                     0              0          0.0%
                                Administrator
Richard K. Karchmer ..........  Director                                        42,336         31,200          1.5%
Bruce R. McKee ...............  Vice President and Chief Financial Officer           0              0          0.0%
James L. Patterson ...........  Director                                         1,000              0           (1)
All directors, nominees and
executive officers as a
group (11 persons) ...........  N/A                                            736,463         94,726         16.8%

--------------------------------
(1)   Less than one percent.
(2) Includes 447,440 shares held by the John A. Duke Trust, of which Mr. Duke is co-trustee. Excludes 77,800 shares held by Mr. Duke's adult daughters

ELECTION OF DIRECTORS

         BANK OF SOUTHERN OREGON DIRECTORS. Under Article V of Bank of Southern Oregon's Articles of Incorporation and Section 2.1 of its Bylaws, the Board of Directors may consist of no fewer than 3 and no more than 15 members. The Board of Directors is empowered to fix the number of directors from time to time within that range by resolution. The number of directors is currently fixed at
8. The proxies solicited hereby cannot be voted for a greater number of persons than the number of nominees identified herein. Under Article VIII of Bank of Southern Oregon's Articles of Incorporation, a director may not stand for election after he has reached the age of 70. All directors of Bank of Southern Oregon are elected annually and hold office until the following annual meeting or until their successors are elected and qualified.

         The Board of Directors held 12 regular monthly meetings and one special meeting in 1999. Every director attended at least 75% of the regular and special meetings of the Board and meetings of committees on which he served.

         Except as may be otherwise noted herein, there are no family relationships among any of the directors or executive officers. No director was selected or serves pursuant to any arrangement or understanding with any other person. Except as may be disclosed herein, none of the directors and executive officers of Bank of Southern Oregon serves as a director of any company that has a class of securities registered under, or that is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940. None of the directors or executive officers of Bank of Southern Oregon has been involved in any legal proceedings concerning bankruptcy, either individually or in respect of any businesses with which they have been involved, nor have any of such persons been convicted of any crime, excluding traffic violations and similar minor offenses.


         NOMINEES.  The following table identifies the individuals nominated to serve as directors until the 2001
Annual Meeting.
                                                  DIRECTOR
DIRECTOR NOMINEE'S NAME AND POSITION      AGE      SINCE    PRINCIPAL OCCUPATION IN THE LAST 5 YEARS
-------------------------------------   -------   --------  --------------------------------------------------------
John L. Anhorn .......................    57      1998      John L. Anhorn has more than 35 years of banking
Director, President and Chief                               experience.  He has served as President and Chief
Executive Officer                                           Executive Officer since May 1998.  Previously, Mr.
                                                            Anhorn served for 25 years with First Interstate Bank of
                                                            Oregon. In August 1989 he joined Western Bank, serving as
                                                            President until April 1997, when Western Bank merged into
                                                            Washington Mutual Bank. At the time of its acquisition by
                                                            Washington Mutual Bank, Western Bank had total assets of
                                                            approximately $950 million.

Jeffrey L. Chamberlain ...............    54       1990     Jeffrey L. Chamberlain is a self-employed private
Director                                                    investor and developer, specializing in the
                                                            development of healthcare facilities.  Mr. Chamberlain
                                                            has a B.S. in Business Administration from Portland
                                                            State University.

John A. Duke .........................    60       1990     John A. Duke is a self-employed investment manager.
Chairman of the Board and Director                          He served as Chairman of the Board of Jefferson State
                                                            Bank in Medford, Oregon from inception until sale
                                                            to First Interstate Bank of Oregon in May 1989. Mr. Duke
                                                            has been Chairman of the Board of Bank of Southern Oregon
                                                            since its organization in 1990.

Richard R. Hieb ......................    55        N/A     Richard R. Hieb has more than 35 years of experience
Director Nominee, Executive Vice                            in commercial banking.  He became Executive Vice
President, Chief Operating Officer                          President and Chief Operating Officer of Bank of
and Secretary                                               Southern Oregon in May 1998, having previously served
                                                            for 10 years as Executive Vice President and Chief
                                                            Administrative Officer of Western Bank, which was
                                                            acquired by and became a division of Washington Mutual
                                                            Bank in April 1997.

Dennis N. Hoffbuhr ...................    50       1990     Dennis N. Hoffbuhr is the owner and President of
Director                                                    Hoffbuhr and Associates, Inc., a land surveying and
                                                            land use planning firm in Medford, Oregon.  Mr.
                                                            Hoffbuhr is a registered land surveyor certified by
                                                            the Oregon State Board of Engineering Examiners.

Patrick G. Huycke ....................    49       1994     Patrick G. Huycke is an attorney with Huycke, Boyd &
Vice Chairman and Director                                  Maulding LLP.  Mr. Huycke received his law degree from
                                                            Willamette University and has practiced law for 23
                                                            years.  Mr. Huycke also served as a director of
                                                            Jefferson State Bank from 1983 to 1989.

Richard K. Karchmer ..................    56       1990     Richard K. Karchmer is a physician in the practice of
Director                                                    medical oncology and hematology.

James L. Patterson ...................    59       1999     James L. Patterson is a self-employed business
Director                                                    consultant.  He retired after serving for 34 years
                                                            with Pacific Power.

         REMUNERATION OF DIRECTORS. In addition to reimbursement of reasonable expenses of attendance at Board and committee meetings, each director receives monthly cash compensation of $1,000 for service on the Board of Directors and committees thereof, except that the Vice Chairman's cash compensation is $1,300 monthly. For each Board meeting other than the regular monthly meetings each director also receives a fee of $150. No cash compensation will be paid to directors of PremierWest Bancorp in addition to the compensation such persons receive as directors of Bank of Southern Oregon (PremierWest Bank) after the transaction. Directors have also been granted options to acquire common stock under Bank of Southern Oregon's 1992 Combined Incentive and Non-Qualified Stock Option Plan.

         BOARD COMMITTEES. In intervals between meetings of the full Board of Directors, the Executive Committee possesses and may exercise the power of the full Board of Directors in the management and direction of Bank of Southern Oregon's affairs in all cases in which specific direction shall not have been given by the full

Board of Directors, except as may otherwise be provided by applicable law and except insofar as the Board of Directors shall have delegated power to another committee. The Executive Committee consists of Messrs. John L. Anhorn, John A. Duke, Patrick G. Huycke and Richard K. Karchmer.

         The directors eligible to serve on the Audit Committee are those who are not also officers or employees of Bank of Southern Oregon. The Audit Committee is charged with examining or superintending the examination or audit of Bank of Southern Oregon's assets, liabilities and results of operations on at least an annual basis, reporting the results thereof to the Board of Directors. The Audit Committee consists of Messrs. Jeffrey L. Chamberlain, Dennis N. Hoffbuhr and James L. Patterson. The Audit Committee held three meetings in 1999.

         The Board does not have nominating or compensation committees. The full Board acts as a nominating committee, selecting nominees for election as director. The Executive Committee of the Board exercises authority over officers' compensation. Mr. Anhorn does not participate in deliberations of and voting by the Executive Committee concerning his compensation.

         POST-TRANSACTION DIRECTORS: PREMIERWEST BANCORP. The Board of Directors of PremierWest Bancorp includes 5 of the 8 nominees for election as director of Bank of Southern Oregon, serving identical terms as directors of Bank of Southern Oregon. The current directors of PremierWest Bancorp are John L. Anhorn, John A. Duke, Dennis N. Hoffbuhr, Patrick G. Huycke and James L. Patterson. Along with 3 individuals designated by United Bancorp, these individuals will continue to serve as 5 of 8 directors of PremierWest Bancorp after the merger with United Bancorp. United Bancorp has designated three of its directors-- Messrs. Peter Martini, Rickar D. Watkins and Thomas Becker-- to serve as directors of PremierWest Bancorp if the merger is completed.

         POST-TRANSACTION DIRECTORS: PREMIERWEST BANK. If elected by shareholders at the 2000 Annual Meeting, the individuals identified herein as nominees will continue to serve as directors of Bank of Southern Oregon (PremierWest Bank) after the transaction with United Bancorp is completed. After the transaction, PremierWest Bank's Board of Directors will consist of 13 members, including the 8 directors elected at the Bank of Southern Oregon Annual Meeting. The other 5 members will be designated by United Bancorp. The individuals designated by United Bancorp to serve as directors of PremierWest Bank if the merger with United Bancorp is completed are the 3 persons designated by United Bancorp to serve as directors of PremierWest Bancorp, and David A. Emmett and Brian R. Pargeter.


         BANK OF SOUTHERN OREGON EXECUTIVE OFFICERS.  The executive officers of Bank of Southern Oregon are:

NAME AND POSITION                    AGE      BACKGROUND
------------------------------------ -------- ------------------------------------------------------------------
John L. Anhorn ...................   57       See above
President and Chief Executive
Officer

Tammy D. Glass ...................   40       Tammy D. Glass has 20 years of experience in banking.  She
Vice President of Operations/Human            served as operations officer of the main office of Jefferson
Resources and Marketing                       State Bank when it was acquired by First Interstate Bank of
                                              Oregon in May 1989, after having begun her service with Jefferson
                                              State Bank as a teller. After one year with First Interstate Bank, she joined Bank of Southern Oregon as Operations Officer when it opened in 1990.

Richard R. Hieb ..................   55       See above
Executive Vice President, Chief
Operating Officer and Secretary

Robert A. Johnson ................   60       Robert A. Johnson has been engaged in the banking business
Senior Vice President and Credit              for 39 years, for 34 years with First Interstate Bank of Oregon
Administrator                                 and for 5 years thereafter with Western Bank, which was acquired by and became a division of Washington Mutual Bank in April 1997.
                                              Mr. Johnson was a regional credit administrator with Western
                                              Bank.  In January 1999, when he left Western Bank to join Bank of Southern Oregon, Mr. Johnson was Team Leader for commercial lenders, with responsibility for a commercial loan portfolio of approximately $40 million.

Bruce R. McKee ...................   49       Bruce R. McKee is a certified public accountant.  Before joining
Vice President and Chief Financial            Bank of Southern Oregon in December 1998, he was a consultant
Officer                                       and auditor with Grant Thornton International, an international accounting and consulting firm. Previous to that, he served as
                                              Chief Financial Officer and Director of Finance for a healthcare company located on the West Coast.

         EXECUTIVE COMPENSATION. The following table shows compensation for services in all capacities for the fiscal years ended December 31, 1999, 1998, and 1997 for the President and Chief Executive Officer and any other executive officer who received compensation in excess of $100,000 during 1999, including salary and bonus.


                                           SUMMARY COMPENSATION TABLE
                                                                                  LONG-TERM COMPENSATION
                                                                          ------------------------------------
                                         ANNUAL COMPENSATION                        AWARDS             PAYOUTS
                               ----------------------------------------   -------------------------   --------
                                                                               ($)          (#)
                                                             ($)            RESTRICTED    SECURITIES      ($)            ($)
NAME AND                          ($)        ($)          OTHER ANNUAL        STOCK       UNDERLYING      LTIP        ALL OTHER
PRINCIPAL POSITION    YEAR     SALARY (1)    BONUS       COMPENSATION (2)     AWARDS       OPTIONS      PAYOUTS     COMPENSATION(3)
-------------------  -------  ----------- ----------    ----------------    -----------   -----------   --------     ---------------
John L. Anhorn,      1999     $ 152,000   $   20,000    $          (2)      $        0              0     $       0  $        3,000
President and Chief  1998     $  98,700   $        0    $          (2)      $        0         75,000     $       0  $        1,500
Executive Officer    1997     $  N/A(4)          N/A              N/A              N/A            N/A           N/A             N/A

Richard R. Hieb,     1999     $ 110,000   $   15,000    $          (2)      $        0              0     $       0  $        2,000
Executive Vice       1998     $  58,000   $        0    $          (2)      $        0         60,000     $       0  $        1,000
President, Chief     1997     $ N/A (4)          N/A               N/A             N/A           N/A            N/A             N/A
Operating Officer
and Secretary


-----------------------------------
(1) Includes amounts deferred at the election of the named executive officers pursuant to the 401(k) Plan of Bank of Southern Oregon.
(2) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus.
(3) Represents matching contributions of Bank of Southern Oregon under its 401(k) plan.
(4) Mr. Anhorn and Mr. Hieb joined Bank of Southern Oregon effective May 1,
    1998.

         INCENTIVE COMPENSATION PLANS. Bank of Southern Oregon has an Officer Incentive Compensation Plan for officers and a Non-Exempt Staff Incentive Plan for other staff. Incentive compensation under the Officer Incentive Compensation Plan is paid in the form of cash bonuses at year end, based upon achievement of a structured set of objectives determined by the Board of Directors and the affected executives each year. Performance is monitored by the Board throughout the year, and payment is conditional upon meeting objectives established at the beginning of the year. Generally, the objectives have to do with specified targets for return-on-assets, audit compliance, achievement of Bank of Southern Oregon's strategic plan objectives and overall management of the bank. Incentive bonuses cannot exceed 15% of annual salary. Executive management are not participants in these incentive plans. Instead, they are entitled to such bonuses as the Board of Directors may determine, in the Board's discretion.

         STOCK OPTION PLAN. Bank of Southern Oregon's 1992 Combined Incentive and Non-Qualified Stock Option Plan provides for the grant of options to acquire shares of common stock. The number of shares acquirable by exercise of options granted under the plan was increased to 723,900 shares by shareholder action on May 14, 1998. Options granted under the plan can be either incentive stock options or non-qualified stock options. Options to acquire 324,000 shares of Bank of Southern Oregon common stock were issued and outstanding as of February 1, 2000. When the holding company reorganization occurs, all unexercised options to purchase shares of Bank of Southern Oregon common stock will become options to purchase an identical number of shares of PremierWest Bancorp common stock, with the same terms, conditions and exercise prices.

         Under the stock option plan, incentive and non-qualified stock options have been and may be granted to director, officer and employee participants. Non-qualified stock options may be granted to directors of Bank of Southern Oregon as well. An incentive stock option is an option that satisfies the terms of Section 422 of the Internal Revenue Code of 1986. All other options granted under the stock option plan are non-qualified options. The exercise price of incentive stock options must be no less than the fair market value of the shares on the date of grant (or 110% of fair market value in the case of any incentive stock option grant to a holder of more than 10% of Bank of Southern Oregon's common stock), and the exercise price of non-qualified stock options must be no less than book value at the end of the most recent fiscal year. Options granted under the plan generally vest and become exercisable in 20% annual increments beginning one year after the date of grant, expiring after 10 years (or 5 years in the case of any incentive stock option grant to a holder of more than 10% of Bank of Southern Oregon's common stock). Options granted under the plan are not transferable except by will or the laws of descent and distribution, and are exercisable during the option grantee's lifetime by the option grantee only. Exercisable options not exercised within 60 days after termination of the option grantee's service expire, except in the case of disability or death, in which case they expire after one year.

           The plan may be administered by the full Board or by a committee of at least 2 directors. The stock option plan provides for a 30-day period before any merger or acquisition of Bank of Southern Oregon in which Bank of Southern Oregon is not the surviving entity during which the committee administering the plan may allow all options to be exercised, regardless of whether the options are vested and otherwise exercisable.

         Although non-qualified stock options may be granted to directors, officers and employees, Bank of Southern Oregon's practice to date has been to issue incentive stock options to executive officers, non-qualified stock options to employees, and non-qualified stock options to directors who are not also executive officers of Bank of Southern Oregon.

         The following table shows the number of shares of Bank of Southern Oregon common stock acquired during 1999 or acquirable upon exercise of options by the individuals named in the Summary Compensation Table. The table also indicates the extent to which the options were exercisable at December 31, 1999, as well as the approximate value of such options based on the estimated fair market value of Bank of Southern Oregon common stock on December 31, 1999.

                                                                SECURITIES UNDERLYING           VALUE OF IN-THE-MONEY
                                                            UNEXERCISED OPTIONS AT FISCAL     OPTIONS AT FISCAL YEAR END
                         SHARES                                     YEAR END (#)                       ($) (1)
                       ACQUIRED ON      VALUE REALIZED      -----------------------------    ----------------------------
NAME                  EXERCISE (#)            ($)           EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------   ------------     ---------------      -----------     -------------    -----------    -------------
John L. Anhorn           0             $        0             0             75,000           $        0     $        0
Richard R. Hieb          0             $        0             0             60,000           $        0     $        0

-------------------------
(1) None of the stock options held by Mr. Anhorn or Mr. Hieb are "in-the-money." In general, a stock option is "in-the-money" when the stock's fair market value exceeds the option exercise price. Value of unexercised options equals the estimated fair market value of a share acquirable upon exercise of an option at December 31, 1999, less the exercise price per share, multiplied by the number of shares acquirable upon exercise of the options. The stock options held by Mr. Anhorn and Mr. Hieb are exercisable at the price of $8.25 per share. Bank of Southern Oregon common stock is quoted on the OTC Bulletin Board, but is not actively traded. Solely for purposes of the table and for no other purpose, Bank of Southern Oregon has estimated the per share fair market value of Bank of Southern Oregon common stock at December 31, 1999 as $6.50, the closing price on December 29, 1999. The foregoing figure is an estimate only and does not necessarily reflect actual transactions in Bank of Southern Oregon common stock. The estimate does not necessarily reflect the price shareholders could obtain upon sale of their stock or the price at which shares of Bank of Southern Oregon common stock may be acquired, nor should such estimate be taken to represent management or the Board of Directors' estimate of the intrinsic value or fair market value of the shares of Bank of Southern Oregon common stock.

         RETIREMENT PLAN. Bank of Southern Oregon adopted a 401(k) Profit Sharing Plan effective January 1, 1990. The plan covers full-time employees over 18 years of age. At Bank of Southern Oregon's discretion, employee voluntary contributions may be partially matched by Bank of Southern Oregon, up to 6% of the employee's contribution. Bank of Southern Oregon does not have a pension or other retirement plan under which benefits are determined based on final or average compensation and years of service.

         EMPLOYMENT AGREEMENTS. Mr. Anhorn serves as President and Chief Executive Officer under an April 2, 1998 employment agreement that became effective May 1, 1998. The term of the employment agreement is indefinite, and Mr. Anhorn's service is terminable at any time by Bank of Southern Oregon with or without cause. The employment agreement provides for an annual salary of $150,000, adjustable annually by the Board (but not to an amount less than $150,000). The benefits provided to Mr. Anhorn under the employment agreement include health insurance coverage, paid vacation of at least 4 weeks annually, participation in incentive compensation and 401(k) plans, use of a bank-owned vehicle, term life insurance, disability insurance and paid membership in a country club. At the time Mr. Anhorn and Bank of Southern Oregon entered into the employment agreement, Bank of Southern Oregon had begun the process of reorganizing into the holding company form of ownership. Accordingly, the employment agreement provides by its terms that the rights and obligations of Bank of Southern Oregon will be assumed by the holding company of Bank of Southern Oregon.

         The employment agreement also grants to Mr. Anhorn an option to acquire 75,000 shares of Bank of Southern Oregon common stock, which may be increased based on subsequent changes in the issued and outstanding common stock of Bank of Southern Oregon as a result of stock splits or stock dividends. The stock options' exercise price is the fair market value of the stock on the date of grant. The stock options vest and become exercisable in increments over 7 years, with 30% (22,500 shares) vesting on the 3rd anniversary of his service, 20% (15,000 shares) at the end of each of the 4th, 5th and 6th years and 10% (7,500 shares) after the 7th year. Vesting and exercisability accelerate if a change in control of Bank of Southern Oregon occurs.

         If a change in control occurs before Mr. Anhorn completes 3 years of service, one half of the 75,000-share option grant vests. The entire option grant vests if a change in control occurs after 3 years. Unvested options terminate if Mr. Anhorn's service is terminated with cause, or if he terminates his service without cause. If his service is terminated without cause by Bank of Southern Oregon, or if he terminates his service for cause, he will have 90 days to exercise vested options. If he dies or becomes disabled, he or his estate will have one year to exercise his options. For purposes of the employment agreement, a "change in control" means a sale or change in ownership of more than 40% of Bank of Southern Oregon common stock to any one entity other than in a holding company reorganization. If Mr. Anhorn is terminated without cause, or if he terminates his service for cause, he will be entitled to severance in an amount equal to his current base salary. If a change in control occurs, the severance payment will be reduced by any amounts he receives through ordinary compensation, noncompetition payments or other benefits payable by the acquiring company.

         The agreement also provides that Mr. Anhorn may not compete with Bank of Southern Oregon for a period of one year if he is terminated for cause or if he terminates his service without cause, provided that Bank of Southern Oregon continues to pay Mr. Anhorn's annual salary and maintains continued health insurance coverage for Mr. Anhorn during the noncompetition period.

         Mr. Hieb serves as Chief Operating Officer of Bank of Southern Oregon under an employment agreement also dated April 2, 1998, which became effective May 1, 1998. The terms of Mr. Hieb's employment agreement are largely identical to those in Mr. Anhorn's employment agreement, except that Mr. Hieb's initial annual salary is $100,000, and his stock option grant gives him the right to acquire 60,000 shares.

         Mr. Anhorn and Mr. Hieb have executed and delivered to Bank of Southern Oregon and PremierWest Bancorp a written acknowledgment that the merger with United Bancorp and the holding company reorganization of Bank of Southern Oregon do not constitute a change in control for purposes of their employment agreements.

         AGREEMENTS WITH FORMER EXECUTIVES. On May 14, 1998 Bank of Southern Oregon entered into employment agreements with two former executive officers:
Michael B. Neyt and Richard D. Larson. Mr. Neyt had been the bank's President and Chief Executive Officer. After Mr. Anhorn joined Bank of Southern Oregon effective May 1, 1998, Mr. Neyt remained as President under the terms of his May 14, 1998 employment agreement. He resigned as President effective August 20, 1998, but remains employed with the bank as Senior Vice President and loan officer. Mr. Larson had been the bank's Vice President, Cashier and Secretary. Mr. Larson serves as a consultant to Bank of Southern Oregon on an occasional basis.

         The term of Mr. Neyt's employment agreement ends on April 30, 2003. It provides for basic annual compensation of $90,000, as well as eligibility to participate in employee benefit programs, an automobile allowance and retention of stock options previously granted to him. Mr. Neyt's May 14, 1998 employment agreement superseded previous agreements with Bank of Southern Oregon, including an arrangement for payment of benefits after a change in control of the bank. As compensation for surrendering the potential change-in-control benefit, Bank of Southern Oregon agreed to pay Mr. Neyt the sum of $116,912, payable in 3 equal annual installments of $38,970 in January 1999 through January 2001. The employment agreement also provides that Mr. Neyt may not compete against Bank of Southern Oregon for 2 years after termination of his employment. As compensation for that noncompete agreement, Bank of Southern Oregon will pay Mr. Neyt the sum of $77,942, payable in 2 equal installments of $38,971 in January 2002 and January 2003. All of the foregoing payment obligations would survive termination of Mr. Neyt's employment by Bank of Southern Oregon without cause. Likewise, the payment obligations would survive termination by Mr. Neyt with cause, except that his basic compensation amount would be offset by compensation received from another employer. If Bank of Southern Oregon terminates his employment with cause, or if Mr. Neyt terminates his employment without cause, the bank would have to make the noncompete payments only.

         The term of Mr. Larson's employment under his May 14, 1998 employment agreement ended June 30, 1998. Mr. Larson also surrendered his right to receive change-in-control benefits, and in exchange Bank of Southern Oregon agreed to pay him $170,066, payable in 5 equal annual installments in January of each year. Mr. Larson's agreement provides that Mr. Larson may not compete with Bank of Southern Oregon for a period of 5 years from June 30, 1998. The agreement provides that Mr. Larson may retain stock options previously granted to him, but the agreement provides for no additional payments in exchange for his agreement not to compete with Bank of Southern Oregon.

         CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS. Bank of Southern Oregon has deposit and lending relationships with certain directors and officers of Bank of Southern Oregon, as well as with their affiliates. All loans to directors, officers and their affiliates were made in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal credit risk or present other unfavorable features. Refer to Note 12 of Notes to Consolidated Financial Statements of Bank of Southern Oregon included elsewhere herein.

         None of the loans to directors, officers or their affiliates is or has been nonperforming, nor have any of such loans been restructured or subject to special mention due to potential credit problems known to Bank of Southern Oregon. All such loans are current and all required payments thereon have been made. As of December 31, 1999, the aggregate outstanding amount of all loans to officers and directors was approximately $4.561 million, which represented 30.9% of Bank of Southern Oregon's shareholders' equity on that date. During 1999, the aggregate indebtedness of all directors and officers as a group to Bank of Southern Oregon exceeded 20% of Bank of Southern Oregon's equity capital, and the indebtedness of Directors Jeffrey L. Chamberlain and John A. Duke to Bank of Southern Oregon exceeded the lesser of $5 million or 10% of Bank of Southern Oregon's equity capital. The following table shows the largest aggregate indebtedness outstanding at any time in 1999 on the part of Messrs. Chamberlain and Duke and all directors and officers as a group, as well as the amount outstanding as of December 31, 1999.

                                                                            PERCENT OF
                                                                          SHAREHOLDERS'          AMOUNT
                               LARGEST AMOUNT                             EQUITY AS OF      OUTSTANDING AS OF
                                OUTSTANDING             DATE            DECEMBER 31, 1999   DECEMBER 31, 1999
                              ---------------     -----------------     -----------------  -------------------
Mr. Jeffrey L. Chamberlain ...  $ 1,917,000       December 31, 1999            13.0%         $     1,917,000

Mr. John A. Duke .............  $ 1,747,000       January 1, 1999              11.8%         $     1,572,000

All Directors and Officers
as a Group ...................  $ 4,561,000       December 31, 1999            30.9%         $     4,561,000


         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ELECTION OF EACH OF THE NOMINEES NAMED HEREIN

RATIFICATION OF INDEPENDENT AUDITOR

         Bank of Southern Oregon's independent auditor for the fiscal year ended December 31, 1999 was Symonds, Evans & Larson, P.C. The Board of Directors has selected Symonds, Evans & Larson as independent auditor for the fiscal year ending December 31, 2000. This appointment is being presented to the shareholders for ratification.

         One or more members of the firm of Symonds, Evans & Larson are expected to be present at the 2000 Annual Meeting. The representative(s) of the independent auditor will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions.

         At the recommendation of the Audit Committee of the Board, effective July 22, 1999 Bank of Southern Oregon's Board of Directors selected Symonds, Evans & Larson, P.C. to serve as independent auditors for the year ended December 31, 1999. The accounting firm of Kosmatka Donnelly & Co., LLP had served as the bank's independent auditors since December 31, 1990, but Kosmatka Donnelly & Co., LLP chose not to submit a bid for engagement as Bank of Southern Oregon's independent auditors for fiscal year 1999. The audit reports of

Kosmatka Donnelly & Co., LLP on the consolidated financial statements of Bank of Southern Oregon and subsidiary as of and for the years ended December 31, 1998 and 1997 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the two fiscal years ended December 31, 1998 and the subsequent interim period through July 22, 1999, there were no disagreements with Kosmatka Donnelly & Co., LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Kosmatka Donnelly & Co., LLP to make reference to the subject matters of the disagreement in connection with Kosmatka Donnelly & Co., LLP's opinions. Additionally, there were no disagreements with Kosmatka Donnelly & Co., LLP regarding any of these matters, either those resolved to their satisfaction or those not resolved to their satisfaction. None of the events listed in Item 304(a)(1)(v)(A) through (D) of Regulation S-K of the Securities and Exchange Commission occurred during the fiscal years ended December 31, 1998 or 1997 or the subsequent interim period from January 1, 1999 through July 22, 1999. During the fiscal years ended December 31, 1998 and 1997 and the subsequent interim period from January 1, 1999 through July 22, 1999, there was no consultation with Symonds, Evans & Larson, P.C. regarding: (1) application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Bank of Southern Oregon's financial statements; or (2) any matter that was the subject of disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in paragraph 304(a)(1)(v) of Regulation S-K).

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF SYMONDS, EVANS & LARSON, P.C. AS INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000

EXPENSES; SOLICITATION OF PROXIES

         The cost of solicitation of proxies will be borne by Bank of Southern Oregon. Brokerage houses, nominees, fiduciaries and other custodians are requested to forward soliciting materials to beneficial owners. Bank of Southern Oregon will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Bank of Southern Oregon common stock.

         In addition to solicitation by mail, directors, officers and employees of Bank of Southern Oregon may solicit proxies from the shareholders of Bank of Southern Oregon personally or by telephone, telegram or other forms of communication. However, they will not be specifically compensated for such services.

OTHER MATTERS

         The Board of Directors is not aware of any business to come before the 2000 Annual Meeting of Shareholders other than those matters described in this Prospectus/Joint Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies, including matters relating to the conduct of the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Bank of Southern Oregon's directors and executive officers, as well as persons who own more than 10% of a registered class of Bank of Southern Oregon's equity securities, to file initial reports of ownership and later reports of changes in ownership of Bank of Southern Oregon common stock. Based solely on review of the copies of such reports furnished to Bank of Southern Oregon and written representations to the bank, to the best of Bank of Southern Oregon's knowledge all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with in 1999, except that Director Huycke reported a stock option exercise in an untimely manner on one occasion.

SHAREHOLDER PROPOSALS

         The Proxy is solicited by management and confers discretionary authority to vote on any matters that properly come before the Annual Meeting or any adjournments thereof. If any matter not set forth in the Notice of Annual Meeting of Shareholders is properly brought before the 2000 Annual Meeting, the persons named as proxies will vote thereon in accordance with their best judgment.

         For a shareholder proposal to be included in Bank of Southern Oregon's proxy materials for the 2001 Annual Meeting (assuming the merger and holding company reorganization transactions are not completed by that time), the proposal must be received by the Secretary at Bank of Southern Oregon's office at 1455 East McAndrews Road, Medford, Oregon 97504 no later than November 3, 2000. If a shareholder intends to present a proposal at the 2001 Annual Meeting without seeking to include the proposal in Bank of Southern Oregon's proxy materials for that meeting, Bank of Southern Oregon's management proxies will be entitled to use the discretionary voting authority that will be contained in the proxies for the 2001 Annual Meeting of Shareholders to vote on the shareholder's proposal at the 2001 Annual Meeting, unless prior notice of the proposal is given to Bank of Southern Oregon. Prior notice must be given at least 45 days before the date in 2001 corresponding to mailing date of this Prospectus/Joint Proxy Statement for the 2000 Annual Meeting of Shareholders. If the shareholder fails to do so, Bank of Southern Oregon's management proxies for the 2001 Annual Meeting will be entitled to use their discretionary voting authority on that proposal, without any discussion of the matter in Bank of Southern Oregon's proxy materials.

                  THE MERGER AND HOLDING COMPANY REORGANIZATION

                  PROPOSAL TO                        AND                       PROPOSAL TO
  APPROVE AND ADOPT THE AGREEMENT AND PLAN OF                 APPROVE THE HOLDING COMPANY REORGANIZATION OF
           MERGER AND SHARE EXCHANGE                                     BANK OF SOUTHERN OREGON
  (UNITED BANCORP AND BANK OF SOUTHERN OREGON                 (BANK OF SOUTHERN OREGON ANNUAL MEETING ONLY)
             SHAREHOLDER MEETINGS)

BANK OF SOUTHERN OREGON'S REASONS FOR THE TRANSACTION

         Commercial banks dominating the banking market in Douglas and Jackson Counties are branches of significantly larger institutions, the bulk of whose deposit and lending business is in California or elsewhere. Bank of Southern Oregon believes this creates both challenges and opportunities for a small, community-based commercial bank such as Bank of Southern Oregon or Douglas National Bank.

         Bank of Southern Oregon and Douglas National Bank face increasingly intense competition from other institutions, including banks and other providers of financial service. Competitive pressures exist not only in the terms on which Bank of Southern Oregon and Douglas National Bank offer products and services, competitive pressures also arise out of the increasing expectation on customers' part that financial institutions will provide a full range of financial services, including traditional deposit and lending services and non-traditional products and services such as investment products, investment advice and insurance. Customers' demand for the convenience of a single source of financial products and services is increasingly accompanied by demand for the convenience of electronic access to financial products and services, including on-line banking. The large institutions with which community-based banks such as Bank of Southern Oregon and Douglas National Bank compete have greater financial and staff resources to address changing customer expectations.

         Although Bank of Southern Oregon and Douglas National Bank believe they can continue to compete with these larger institutions, they also believe that their combined resources and market breadth will allow them to compete more aggressively. Moreover, Bank of Southern Oregon and Douglas National Bank believe that the enormous size of the dominant banking competitors and their increasing reliance on technology create opportunities for community-based, commercial banking institutions serving the banking needs of small and mid-sized businesses, professionals and individuals on a personalized basis, particularly outside of Portland and other high-growth urban areas.

         Bank of Southern Oregon believes that significant commercial and consumer borrowing potential exists in Douglas National Bank's market, and Bank of Southern Oregon expects to pursue those credit needs aggressively. External growth through acquisitions of other community banks or branch offices can enhance Bank of Southern Oregon's existing branch network and allow the bank to extend its community banking philosophy to other communities. Bank of Southern Oregon believes that its community banking philosophy and the combined strengths of Bank of Southern Oregon and Douglas National Bank will benefit shareholders of Bank of Southern Oregon and United Bancorp alike, as well as customers and potential customers in Douglas County who are underserved by large banks headquartered in Portland or elsewhere. The merger and holding company reorganization transaction will expand Bank of Southern Oregon's existing banking operations in southwestern Oregon, enhancing the bank's market position and creating opportunities to achieve operating efficiencies.

         Bank of Southern Oregon expects to realize cost reductions from elimination of duplicate data processing and other corporate overhead and consolidation of other operations. Although PremierWest Bancorp and Bank of Southern Oregon believe that cost reductions are achievable, PremierWest Bancorp and Bank of Southern Oregon cannot assure you that cost reductions will actually be achieved; that cost reductions will be achieved within the time frame planned by Bank of Southern Oregon; or that any cost savings that are achieved will not be offset by declining revenues or other charges to earnings. If those cost reductions are not achieved, or if they are not achieved within the expected time frame, Bank of Southern Oregon's earnings after the transaction could be lower than Bank of Southern Oregon anticipates.

OPINION OF BANK OF SOUTHERN OREGON'S FINANCIAL ADVISOR

         Pacific Crest Securities Inc. of Portland, Oregon, was retained by Bank of Southern Oregon to advise the Board of Directors as to the fairness of the consideration, from a financial perspective, to be paid to United Bancorp shareholders, as set forth in the Agreement and Plan of Merger and Share Exchange. The Board of Directors has received an opinion from Pacific Crest that, based upon and subject to the various considerations set forth in its written opinion, the Agreement and Plan of Merger and Share Exchange is fair from a financial point of view to the holders of Bank of Southern Oregon common stock as of that date. In requesting Pacific Crest's opinion, no limitations were imposed by Bank of Southern Oregon upon Pacific Crest with respect to the investigation made or procedures followed by it in rendering its opinion. The full text of the Pacific Crest opinion, which sets forth assumptions made, matters considered, and limits on the review undertaken by Pacific Crest, is attached at Appendix C.

         Pacific Crest is an investment banking firm that performs financial advisory services. As part of its investment banking business, Pacific Crest is regularly engaged in reviewing the fairness of financial institution acquisition transactions from a financial perspective and in the valuation of financial institutions and other businesses and their securities in connection with mergers, acquisitions and other transactions. Neither Pacific Crest nor any of its affiliates has a material financial interest in Bank of Southern Oregon or United Bancorp.

         Pacific Crest will receive a fee contingent upon the completion of the transaction for services rendered in connection with advising Bank of Southern Oregon regarding the Agreement and Plan of Merger and Share Exchange, including the fairness opinion and financial advisory services provided to Bank of Southern Oregon, plus reimbursement of out-of-pocket expenses.

         Pacific Crest's opinion is directed only to the fairness, from a financial point of view, of the Agreement and Plan of Merger and Share Exchange, and does not constitute a recommendation to any holder of Bank of Southern Oregon common stock as to how such holder should vote on the proposed transaction. This summary of the Pacific Crest opinion is qualified in its entirety by reference to the full text of the opinion.

         Under the Agreement and Plan of Merger and Share Exchange, United Bancorp shareholders and option holders are to receive (or have reserved for them upon exercise of options) 3,978,136 shares of PremierWest Bancorp common stock. Options to acquire United Bancorp common stock will become options to acquire PremierWest Bancorp common stock.

         In connection with its fairness opinion, Pacific Crest:

         - reviewed certain publicly available financial and other data with respect to Bank of Southern Oregon and United Bancorp, including the consolidated financial statements for recent years, and certain other relevant financial and operating data relating to Bank of Southern Oregon and United Bancorp made available to Pacific Crest from published sources and from the internal records of Bank of Southern Oregon and United Bancorp;

         -        reviewed the Agreement and Plan of Merger and Share Exchange;

         - reviewed certain historical market prices and trading volumes of Bank of Southern Oregon and United Bancorp common stocks;

         - considered certain estimated financial information of Bank of Southern Oregon and United Bancorp provided by internal records of Bank of Southern Oregon and United Bancorp, and the resulting projections from combining the two entities;

         - compared United Bancorp from a financial point of view with certain other banks and bank holding companies that Pacific Crest deemed to be relevant;

         - considered the financial terms, to the extent publicly available, of selected recent business combinations of banks and bank holding companies that Pacific Crest deemed to be comparable, in whole or in part, to the transaction;

         - reviewed and discussed with representatives of the management of United Bancorp certain information of a business and financial nature regarding United Bancorp, including current and proposed operating markets, in addition to financial forecasts and related assumptions; and

         - performed such other analyses and examinations as Pacific Crest deemed appropriate.

         In rendering its opinion, Pacific Crest assumed, without independent verification, the accuracy and completeness of the financial and other information and relied upon the accuracy of the representations of the parties contained in the Agreement and Plan of Merger and Share Exchange. Pacific Crest has not made any independent evaluation or appraisal of any properties, assets or liabilities of United Bancorp. In addition, Pacific Crest did not, and was not requested to, solicit third party indications of interest in acquiring any or all of the assets of United Bancorp.

RECOMMENDATION OF BANK OF SOUTHERN OREGON'S BOARD OF DIRECTORS

         Bank of Southern Oregon's Board of Directors has unanimously adopted and approved the Agreement and Plan of Merger and Share Exchange and the transactions contemplated thereby. Bank of Southern Oregon's Board of Directors has unanimously determined that the merger and holding company reorganization are fair to and in the best interests of Bank of Southern Oregon and its shareholders. BANK OF SOUTHERN OREGON'S BOARD OF DIRECTORS THEREFORE RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND A VOTE FOR APPROVAL OF THE HOLDING COMPANY REORGANIZATION.

BACKGROUND AND REASONS FOR THE TRANSACTION -- UNITED BANCORP

         From time to time during the last two years, the directors of United Bancorp have engaged in discussions regarding mergers and acquisitions with other financial institutions, taking into account the merger activity in Oregon and in other states. In January of 1998, United Bancorp received a letter of interest from South Umpqua Bank, also headquartered in Douglas County and the closest locally-owned competitor of United Bancorp. The United Bancorp Board of Directors met with representatives from South Umpqua Bank in order to investigate the possibility of a business combination. Initial meetings were followed by a formal offer from South Umpqua to acquire United Bancorp. That formal merger offer dated February 17, 1998 was considered carefully by the United Bancorp Board of Directors, who then engaged the services of an investment banker to assist it in reviewing the feasibility of the proposed transaction and other alternatives. During this same period, United Bancorp's Board received other inquiries from financial institutions exploring merger possibilities.

         In April of 1998, South Umpqua increased its bid for United Bancorp. On May 26, 1998, the United Bancorp Board of Directors executed a Letter of Intent with Cowlitz Bancorp. As soon as that proposed combination was announced, South Umpqua increased its offer, and then Cowlitz Bancorp terminated its discussions with United Bancorp.

         South Umpqua and United Bancorp executed a Letter of Intent dated June 12, 1998, whereby United Bancorp would have been merged into South Umpqua Bank in a stock-for-stock transaction, accounted for as a pooling of interest. After several weeks of protracted negotiations, the parties were unable to come to terms regarding a definitive agreement. When South Umpqua then reduced its previous offer, United Bancorp ended the negotiations, and determined that the Bank would remain independent, but with a focus on increasing shareholder value.

         During the deliberations on the value of the business combination with South Umpqua, Cowlitz, and other financial institutions, the United Bancorp Board of Directors obtained advice from Hoefer & Arnett Incorporated, investment bankers ("Hoefer") and considered input from its shareholders. The United Bancorp Board of Directors remained sensitive to enhancing liquidity for shareholders, preserving jobs in the community, and offering a wider and more diversified product range to individuals and professionals in Douglas and Jackson Counties. The Board of Directors considered the increasing trend for consolidation among financial institutions in the nation and in Oregon. In view of the increased competition in both deposit and lending activities, and the inherent risks in remaining an independent community bank, the Board continued to evaluate other business combinations, which led to meetings with representatives of the Bank of Southern Oregon and with other financial institutions in July of 1999.

         United Bancorp representatives and Bank of Southern Oregon representatives began definitive discussions in August of 1999, which led to the execution of the Agreement and Plan of Merger and Share Exchange on October 7, 1999.

         At the Board meeting held on October 6, 1999, the Bank received a preliminary Fairness Opinion from Hoefer stating that the transaction was fair for the United Bancorp shareholders, subject to an on-site review and further due diligence. The Agreement and Plan of Merger and Share Exchange was reviewed carefully by the Board at that meeting. In addition, legal counsel reviewed generally the Board fiduciary obligations and answered questions regarding legal implications of the Agreement and Plan of Merger and Share Exchange. The Board approved unanimously the Agreement and Plan of Merger and Share Exchange and the transactions contemplated thereby.

         The Board of Directors of United Bancorp believes that the merger is in the best interests of its shareholders. The Board considered a number of factors in deciding to approve and recommend the terms of the merger to its shareholders, including the following:

         -        Terms of the proposed transaction;

         - The financial condition, results of operation, and future prospects of PremierWest Bank and PremierWest Bancorp;

         - The value of the consideration to be received by the shareholders of United Bancorp relative to the book value and earnings per share of United Bancorp common stock;

         - The competitive and regulatory environment for financial institutions generally;

         - Enhanced liquidity by shareholders of United Bancorp, who will be able to exchange their shares for PremierWest Bancorp common stock;

         -        The likelihood of receiving the necessary regulatory approval;

         - The expectation that most employees of United Bancorp and Douglas National Bank will retain their jobs in the community;

         - The expectation that the merger and share exchange will be a tax-free transaction (except for cash paid to United Bancorp shareholders in lieu of fractional shares and except for those who may perfect dissenters' rights) for federal income tax purposes; and

         -        Other information.

         The United Bancorp Board of Directors also took into account the Fairness Opinion received from Hoefer that the consideration to be received by shareholders of United Bancorp in the merger is fair from a financial point of view. See " - OPINION OF UNITED BANCORP'S FINANCIAL ADVISOR" at page ___. The foregoing discussion of the information and factors considered by the Board of Directors of United Bancorp is not intended to be exhaustive of the factors considered by the Directors. The Board of Directors did not assign any relative or specific weight to the foregoing factors, and individual directors may have given different weights to different factors.

OPINION OF UNITED BANCORP'S FINANCIAL ADVISOR

         United's Board of Directors retained Hoefer & Arnett, Incorporated ("Hoefer") to render a written opinion (the "Fairness Opinion") as investment bankers as to the fairness, from a financial point of view, to the Board of Directors and shareholders of United of the terms of the proposed merger of United with and into newly formed PremierWest Bancorp, as defined in the Agreement and Plan of Merger, dated as of October 7, 1999 (the "Agreement"). No limitations were imposed by United's Board of Directors upon Hoefer with respect to the investigations made or procedures followed in rendering the Fairness Opinion.

         A copy of the Fairness Opinion of Hoefer, dated as of November 3, 1999, which sets forth certain assumptions made, matters considered and limits on the review undertaken by Hoefer, is attached as Appendix B to this Prospectus/Joint Proxy Statement. United shareholders are urged to read the Fairness Opinion in its entirety. The following summary of the procedures and analysis performed, and assumptions used by Hoefer is qualified in its entirety by reference to the text of such Fairness Opinion. Hoefer's Fairness Opinion is directed to the United Board of Directors only and is directed only to the financial terms of the transaction and does not constitute a recommendation to any United shareholder as to how such shareholder should vote at the United Special Meeting.

         In arriving at its opinion, Hoefer reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) Annual Reports to Shareholders of Bank of Southern Oregon and United for the years ended December 31, 1997 and December 31, 1998; (iii) Quarterly FDIC Call reports of Bank of Southern Oregon and Douglas National Bank for the quarters ended September 30, 1999, June 30, 1999, March 31, 1999 and December 31, 1998; (iv) certain other publicly available financial and other information concerning Bank of Southern Oregon and United; (v) the historical market prices and trading activity for the common stock of Bank of Southern Oregon; and (vi) publicly available information concerning other banks and holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions Hoefer believed relevant to its inquiry. Hoefer held discussions with senior management of Bank of Southern Oregon and United concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

         Hoefer reviewed with senior management of Bank of Southern Oregon earnings projections for 1999 through 2004 for Bank of Southern Oregon as a stand-alone entity, assuming the merger does not occur. Hoefer reviewed with senior management of United earnings projections for 1999 through 2004 for United as a stand-alone entity, assuming the merger does not occur, as well as projected operating cost savings expected to be achieved in each such years resulting from the merger. United senior management prepared such projections. Certain pro forma financial projections for the yeas 1999 through 2004 for the combined entity were derived by Hoefer based partially upon the information discussed above, as well as Hoefer's assessment of general economic, market and financial conditions. In certain cases, such combined pro forma financial projections included operating cost savings derived by Hoefer partially based upon the projections discussed above to be realized in the merger.

         In conducting its review and in arriving at its opinion, Hoefer relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available, and did not attempt to independently verify he same. Hoefer relied upon the managements of Bank of Southern Oregon and United as to the reasonableness of the financial and operating forecasts, projections and possible operating cost savings (and the assumptions and bases therefor) provided to it, and Hoefer assumed that such forecasts, projections and possible operating cost savings reflect the best currently available estimates and judgments of the applicable managements. Hoefer also assumed, without independent verification, that the aggregate allowances for loan losses for Bank of Southern Oregon and United are, or will be prior to consummation of the proposed transaction, adequate to cover such losses. Hoefer did not make or obtain any evaluations or appraisals of the properties of Bank of Southern Oregon or United, nor did it examine any individual loan credit files. For purposes of its opinion, Hoefer assumed that the merger will have the tax, accounting and legal effects described in the Agreement and relied, as to legal matters, exclusively on counsel to United, as to the accuracy of the disclosures set forth in the Agreement. Hoefer's opinion is limited to the fairness, from a financial point of view, to the holders of shares of United's common stock of the terms of the proposed merger of United with and into newly formed PremierWest Bancorp, and does not address United's underlying business decision to proceed with the merger.

         As more fully discussed below, Hoefer considered such financial and other factors as Hoefer deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Bank of Southern Oregon and United and its subsidiaries, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loans losses and the reserve for loan losses, all as set forth in the financial statements for Bank of Southern Oregon and United; (ii) the assets and liabilities of Bank of Southern Oregon and of United, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. Hoefer also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. Hoefer's opinion is necessarily based upon conditions as they existed and can be evaluated on the date of its opinion and the information made available to it through that date.

         In connection with rendering its Fairness Opinion to United's Board of Directors, Hoefer performed certain financial analyses, which are summarized below. Hoefer believes that its analysis must be considered as a whole and that selecting portions of such analysis and the factors considered therein, without considering all factors and analysis, could create an incomplete view of the analysis and the process underlying Hoefer's Fairness Opinion. The preparation of a fairness opinion is a complex process involving subjective judgements and is not necessarily susceptible to partial analysis or summary description. In its analyses, Hoefer made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Bank of Southern Oregon and United. Any estimates contained in Hoefer's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Except as described below, none of the financial analyses performed by Hoefer was assigned a greater significance by Hoefer than any other.

         The financial forecasts and projections of Bank of Southern Oregon and United prepared by Hoefer were based on projections provided by the respective companies as well as Hoefer's own assessment of general economic, market and financial conditions. All such information was reviewed with the respective management of United. United does not publicly disclose internal management financial forecasts and projections of the type provided to Hoefer in connection with its review of the proposed merger. Such forecasts and projections were not prepared with a view toward public disclosure. The forecasts, projections, and possible operating cost savings prepared by Hoefer were based on numerous variables and assumptions, which are inherently uncertain, including, without limitation, factors related to general economic and market conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts and projections.

         Summary of Proposal. Hoefer reviewed the terms of the proposed transaction, including the Exchange Ratio and the aggregate transaction value. A purchase price of $15.03 per share, or a total transaction value of approximately $26.4 million, represents a price to stated book value at September 30, 1999 of 2.00, a price to estimated 1999 earnings of 154.53 and a price to assets ratio of 20.66%.

         Comparable Transaction Analysis. Hoefer reviewed certain information relating to selected bank mergers announced between January 1, 1999 and October 8, 1999 in which the acquired banking organization was located in the states of Oregon and Washington (the "Comparable Transactions"). This data was obtained from Sheshunoff Information Services, Inc.

         On the basis of the Comparable Transactions, Hoefer calculated a range of purchase prices as a multiple of stated book value for the Comparable Transactions from a low of 1.51 to a high of 4.77, with an average of 2.66. These transactions indicated a range of $11.34 per share to $35.82 per share, with an average of $19.98 per share for United (based on September 30, 1999 equity).

         On the basis of the Comparable Transactions, Hoefer calculated a range of purchase prices as a multiple of earnings for the Comparable Transactions from a low of 9.65 to a high of 23.47, with an average of 17.93. These transactions indicated a range of $0.87 per share to $3.01 per share, with an average of $1.61 per share for United (based on United's 1999 estimated earnings of $0.99 per share).

         Finally, Hoefer calculated a range of purchase prices as a percentage of total assets for the Comparable Transactions from a low of 11.24% to a high of 48.84%, with an average of 24.15%. These transactions indicated a range of $8.17 per share to $35.48 per share, with an average of $17.54 per share of United (based on September 30, 1999 total assets).

         The price to book value multiple and the price to assets ratio resulting from the terms of the Agreement are both below the averages for the Comparable Transactions. The price to earning multiple is significantly higher than the average price to earnings multiple for the Comparable Transactions, which Hoefer expected given that United is well below average with respect to profitability when compared with the average banking organization in the Comparable Transactions. The average return on assets and return on equity for the Comparable Transactions (1.52% and 16.80%, respectively) are much higher than that of United (0.14% and 1.27% respectively, based on estimated 1999 earnings). Given United's current profitability, Hoefer expected lower price to book and price to assets multiples.

         Present Value Analysis. Hoefer calculated the present value of United assuming that United remained independent. Based on projected earnings for United for 1999 through 2004 and using a discount rate of 12%, an acceptable discount rate considering the risk-return relationship most investors would demand for an investment of this type as of the valuation date, the present value equaled $9.72 per share, which is below the transaction value of $15.03 per share.

         Discounted Cash Flow Analysis. Hoefer performed a discounted cash flow analysis to determine hypothetical present values for a share of United's common stock as a five-year investment. Under this analysis, Hoefer considered certain scenarios for the performance of United's stock using an asset growth rate ranging from 10.75% to 8% and a return on average assets ranging from 0.97% to 1.15% and a multiple of 2.66 times book value and 17.93 times earnings as the terminal value for United's stock. A discount rate of 12% was applied to these growth and terminal value scenarios. This discount rate, growth rate and terminal value were chosen based upon what Hoefer, in its judgment, considered to be appropriate taking into account, among other things, United's past and present performance, the general level of inflation, rates of return for fixed income and equity securities in the marketplace generally and for companies with similar risk profiles. In the scenarios considered, the present value of a share of United's common stock was calculated to be less than that of the Bank of Southern Oregon offer. Thus, Hoefer's discounted cash flow analysis indicated that United shareholders would be in a better financial position by receiving the consideration offered in the merger transaction rather than continuing to hold United's stock.

         Contribution Analysis. Hoefer reviewed the relative contributions in terms of various balance sheet items, net income and market capitalization to be made by United and Bank of Southern Oregon to the combined institution based on
(i) the balance sheet at September 30, 1999, and (ii) estimated 1999 and 2000 earnings. The income statement and balance sheet components analyzed included total assets, total loans (net), total deposits, shareholders' equity and net income. This analysis showed that, while United shareholders would own approximately 41.82% of the aggregate outstanding shares of the combined institution based on the Exchange Ratio, United was contributing 44.71% of total assets, 35.78% of total loans (net of unearned income), 39.40% of total deposits, 48.24% of shareholders' equity, and 12.83% of estimated 1999 earnings and 41.09% of estimated earnings for the fiscal year ending December 31, 2000.

         Pro Forma Analysis. Hoefer compared the changes in the amount of earnings and book value attributable to one share of United common stock before the Merger with the amounts attributable to the shares of PremierWest Bancorp common stock for which such shares of United would be exchanged under the Agreement.

         Hoefer's analysis utilized an Exchange Ratio of 1.971:1, and included pre-tax merger savings of $250,000 in 2000 and $1,000,000 in the years 2001 through 2004. On an earnings per share basis, United shareholders are projected to experience appreciation ranging from 8.86% to 18.50%. On a book value per share basis, United shareholders are projected to experience dilution from 10.77% in 2000 decreasing to 1.37% in 2004. Although the pro forma analysis shows dilution with respect to equity per share, it is Hoefer's opinion that the significant earnings per share appreciation clearly outweighs the equity per share dilution.

         Stock Trading History. Hoefer reviewed and analyzed the historical trading prices and volumes for Bank of Southern Oregon common stock on a monthly basis from January 1, 1999 to October 29, 1999. The Bank of Southern Oregon common stock price ranged from a low of $7.00 to a high of $9.50. The stock price to estimated 1999 earnings per share ranged from a low of 30.43 to a high of 41.30, with an average of 34.33. The stock price to book value ranged from a low of 2.32 to a high of 3.15, with an average of 2.61. The average weekly volume of shares traded during a one year period was 6,725 shares.

         Other Analysis. Hoefer prepared an overview of historical financial performance of both Bank of Southern Oregon and United.

         The opinion expressed by Hoefer is based upon market, economic and other relevant considerations as they existed and were evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of United could materially affect the assumptions used in preparing the opinion.

RECOMMENDATION OF UNITED BANCORP'S BOARD OF DIRECTORS

         The United Bancorp Board of Directors has unanimously adopted and approved the Agreement and Plan of Merger and Share Exchange and the transactions contemplated thereby. The United Bancorp Board of Directors has unanimously determined that the transaction is fair to and in the best interests of United Bancorp and its shareholders. THE UNITED BANCORP BOARD OF DIRECTORS THEREFORE RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                            TERMS OF THE TRANSACTION

         This portion of the Prospectus/Joint Proxy Statement describes various aspects of the merger and holding company reorganization transaction. The following description is not complete and is qualified in its entirety by reference to the Agreement and Plan of Merger and Share Exchange attached hereto as Appendix A. The Agreement and Plan of Merger and Share Exchange is incorporated herein by this reference. We urge you to read the agreement in its entirety.

         The entire transaction will consist of three separate but essentially simultaneous transactions: first, the holding company reorganization of Bank of Southern Oregon; second, the merger of United Bancorp into the new holding company; and third, the merger of Douglas National Bank into Bank of Southern Oregon.

HOLDING COMPANY REORGANIZATION OF BANK OF SOUTHERN OREGON

         HOLDING COMPANY REORGANIZATION AS PART OF THE ENTIRE TRANSACTION. The holding company reorganization of Bank of Southern Oregon must be approved by shareholders of Bank of Southern Oregon, by the Federal Reserve Bank of San Francisco and by the Oregon Department of Consumer and Business Services -- Division of Finance and Corporate Securities. If approved, the holding company reorganization will be accomplished by a direct share exchange between PremierWest Bancorp and shareholders of Bank of Southern Oregon. Each non-dissenting shareholder of Bank of Southern Oregon will receive one share of PremierWest Bancorp common stock in exchange for each share of Bank of Southern Oregon common stock. Bank of Southern Oregon will continue to conduct business as a wholly owned subsidiary of PremierWest Bancorp. The shares of PremierWest Bancorp acquired by Bank of Southern Oregon when it formed PremierWest Bancorp will be cancelled.

         ALTERNATIVE HOLDING COMPANY REORGANIZATION ALONE. The holding company reorganization of Bank of Southern Oregon constitutes the first step in the entire transaction. Approval of the Agreement and Plan of Merger and Share Exchange constitutes approval of the transactions contemplated thereby, including the holding company reorganization. However, Bank of Southern Oregon is also submitting separately for shareholder approval a proposal to approve the holding company reorganization of Bank of Southern Oregon alone. If approved, the holding company reorganization of Bank of Southern Oregon could then be carried out even if the merger transaction is not approved and carried out.

         If the Agreement and Plan of Merger and Share Exchange is approved and consummated, the holding company reorganization will be accomplished as part of the merger of United Bancorp, regardless of whether shareholders approve the separate holding company reorganization proposal. Conversely, if shareholders approve the separate holding company reorganization proposal, the holding company reorganization of Bank of Southern Oregon will be consummated even if the merger with United Bancorp is not.

         If the proposal to approve and adopt the Agreement and Plan of Merger and Share Exchange is not approved but the separate holding company reorganization proposal is, the holding company reorganization will be consummated on the same terms as those set forth in the Agreement and Plan of Merger and Share Exchange. Specifically, the reorganization will be accomplished by a direct share exchange between PremierWest Bancorp and shareholders of Bank of Southern Oregon. Non-dissenting shareholders of Bank of Southern Oregon will receive one share of PremierWest Bancorp common stock in exchange for each share of Bank of Southern Oregon common stock. Shareholders are entitled to dissent from the proposal to approve and adopt the Agreement and Plan of Merger and Share Exchange and from the separate holding company reorganization proposal. If the holding company reorganization is consummated but the merger with United Bancorp is not, shareholders of Bank of Southern Oregon will own 100% of PremierWest Bancorp's common stock, whereas they will own approximately 58% of PremierWest Bancorp's common stock if the merger with United Bancorp is consummated.

MERGER OF UNITED BANCORP INTO PREMIERWEST BANCORP AND MERGER OF DOUGLAS NATIONAL BANK INTO BANK OF SOUTHERN OREGON

         The merger transactions with United Bancorp and Douglas National Bank must be approved by shareholders of United Bancorp and shareholders of Bank of Southern Oregon, by the Federal Reserve Bank of San Francisco and by the Oregon Department of Consumer and Business Services -- Division of Finance and Corporate Securities. If approved, United Bancorp will merge into PremierWest Bancorp. Shareholders of United Bancorp will become shareholders of PremierWest Bancorp. Immediately thereafter, Douglas National Bank will merge into Bank of Southern Oregon, and Bank of Southern Oregon's name will change to "PremierWest Bank." PremierWest Bancorp and Bank of Southern Oregon (PremierWest Bank) will be the surviving companies in these mergers, and United Bancorp and Douglas National Bank will cease to exist. However, the merger transactions will not occur unless the conditions to consummation are either satisfied or waived. See, "- CONDITIONS THAT MUST BE SATISFIED OR WAIVED."

CONVERSION INTO AND EXCHANGE FOR PREMIERWEST BANCORP STOCK

         UNITED BANCORP SHAREHOLDERS. When the merger with United Bancorp is completed, each share of United Bancorp common stock held by a non-dissenting United Bancorp shareholder will automatically become the right to receive 1.971 shares of PremierWest Bancorp common stock.

         BANK OF SOUTHERN OREGON SHAREHOLDERS. Each share of Bank of Southern Oregon common stock held by a non-dissenting Bank of Southern Oregon shareholder will automatically be exchanged for one share of PremierWest Bancorp common stock, regardless of whether the holding company reorganization occurs as part of the entire transaction or whether it occurs as an independent and separate transaction.

         CONVERSION AND EXCHANGE PROCEDURES. Bank of Southern Oregon has designated U.S. Stock Transfer Corporation to act as Exchange Agent for distribution of PremierWest Bancorp common stock to United Bancorp and Bank of Southern Oregon shareholders. You will have to surrender your United Bancorp or Bank of Southern Oregon stock certificates to the Exchange Agent to receive new certificates representing PremierWest Bancorp common stock. This will not be necessary until you receive written instructions after we complete the transaction. PremierWest Bancorp will send you written instructions in the form of a "LETTER OF TRANSMITTAL" after we complete the transaction.

         The Letter of Transmittal will contain detailed instructions explaining what you need to do to receive certificates for PremierWest Bancorp stock. Please do not submit your United Bancorp or Bank of Southern Oregon stock certificates until you receive the Letter of Transmittal. You will be required to submit to the Exchange Agent a properly executed Letter of Transmittal along with your United Bancorp or Bank of Southern Oregon stock certificate(s) to obtain issuance of a new stock certificate evidencing the shares of PremierWest Bancorp common stock to which you are entitled.

         UNITED BANCORP AND BANK OF SOUTHERN OREGON STOCK CERTIFICATES SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL. STOCK CERTIFICATES MUST NOT BE RETURNED WITH THE ENCLOSED PROXY.

RIGHTS OF HOLDERS OF STOCK CERTIFICATES UNTIL SURRENDER

         Once you surrender to the Exchange Agent a properly completed Letter of Transmittal -- accompanied by your United Bancorp or Bank of Southern Oregon stock certificates -- you will receive in exchange PremierWest Bancorp stock certificate(s) representing the appropriate number of shares of PremierWest Bancorp common stock to which you are entitled.

         If a dividend or other distribution on PremierWest Bancorp common stock is declared by PremierWest Bancorp with a record date after the date the transactions become effective, you will not receive that dividend or distribution until you surrender your United Bancorp or Bank of Southern Oregon stock certificate(s). If your stock certificates are lost or destroyed, you must submit documentation acceptable to the Exchange Agent instead of the lost or destroyed certificates. Any dividends or distributions withheld from you ultimately will be remitted to you when you deliver your United Bancorp or Bank of Southern Oregon stock certificate(s) (or substitute documentation if your certificates are lost or destroyed), but they will be remitted to you without interest and less any taxes that may have been imposed. See " - LOST CERTIFICATES." Holders of unsurrendered certificates will be entitled to vote at any meeting of PremierWest Bancorp shareholders, regardless of whether such holders have exchanged their certificates.

LOST CERTIFICATES

         If you have lost or misplaced a certificate for shares of United Bancorp common stock, contact Ms. Michelle Williams, Assistant Cashier, at United Bancorp at (541) 440-2684, to begin the process of replacing the lost certificate before the date the transaction becomes effective. If you have lost or misplaced a certificate for shares of Bank of Southern Oregon common stock, contact Bruce R. McKee, Vice President and Chief Financial Officer, at Bank of Southern Oregon at (541) 618-5970, to begin the process of replacing the lost certificate. Procedures you should follow if you are unable to deliver your certificate(s) or warrant agreements will be explained in the Letter of Transmittal, but you will find it easier to complete the exchange process if you obtain a replacement certificate(s) before the transaction becomes effective.

NO FRACTIONAL SHARES OF PREMIERWEST BANCORP COMMON STOCK WILL BE ISSUED

         No fractional shares of PremierWest Bancorp common stock will be issued. If you would otherwise be entitled to a fraction of one whole share of PremierWest Bancorp common stock, you will be paid the cash value (without interest) of the fractional interest, which will be equal to such fraction multiplied by the average price of Bank of Southern Oregon common stock over a period of five trading days immediately before the date the transaction becomes effective.

CONDUCT OF BANK OF SOUTHERN OREGON'S BUSINESS UNTIL COMPLETION OF THE
TRANSACTION

         Bank of Southern Oregon has promised in the Agreement and Plan of Merger and Share Exchange that it will conduct its business in the ordinary course and consistent with past practice, and in a manner that does not delay completion of the transaction or interfere with Bank of Southern Oregon's ability to consummate the transaction.

CONDUCT OF UNITED BANCORP'S BUSINESS UNTIL COMPLETION OF THE TRANSACTION

         United Bancorp and Douglas National Bank have likewise promised in the Agreement and Plan of Merger and Share Exchange to conduct business in the ordinary course, substantially consistent with past practice. They have agreed to cause their directors' and officers' liability insurance coverage to include coverage for claims arising out of acts or events occurring before the date the transaction becomes effective. In addition, the Agreement and Plan of Merger and Share Exchange restricts United Bancorp and Douglas National Bank from taking certain actions before the transaction becomes effective, as follows:

         - United Bancorp has agreed not to declare or pay any cash dividends or distributions before the transaction is completed;

         - United Bancorp has agreed to make no changes to its Articles of Incorporation or Bylaws, and Douglas National Bank has agreed to make no changes to its Articles of Association or Bylaws;

         - without first consulting with Bank of Southern Oregon, United Bancorp and Douglas National Bank have agreed not to enter into any loan or credit commitment with any person or entity if such loan or commitment would exceed
                  - $250,000 as an unsecured loan or investment
                  - $500,000 as a residential, commercial or commercial real estate loan, except that United Bancorp and Douglas National Bank may honor contractual obligations in existence on October 7, 1999;

         - United Bancorp and Douglas National Bank may not enter into any venture capital or similar investment, other than the purchase of mortgage-backed securities (Freddie Mac, Fannie Mae or Ginnie Mae);

         - United Bancorp and Douglas National Bank may not sell, assign or dispose of branch offices or other material properties or assets to a third party, or purchase or acquire from a third party branch offices or assets constituting another line of business or other properties or assets outside of the ordinary course of business;

         - neither United Bancorp nor Douglas National Bank may enter into any transaction, agreement or commitment outside the ordinary course of business if the transaction, agreement or commitment is material to United Bancorp, Douglas National Bank and their subsidiaries, taken as a whole;

         - except for issuance of stock upon exercise of options to acquire United Bancorp common stock, and except for the additional issuance to recently elected directors (at the first anniversary of their service as director) of options to acquire up to 32,000 shares of United Bancorp common stock, neither United Bancorp nor Douglas National Bank may issue or sell any capital stock or other securities;

         - Neither United Bancorp nor Douglas National Bank may acquire beneficial ownership of any class of equity securities of any corporation; and

         - Neither United Bancorp nor Douglas National Bank may adopt or amend any employee bonus, deferred compensation, pension, retirement, profit sharing, stock option, employee stock ownership or other benefit plans; increase the compensation or fringe benefits of any current or former director, officer or employee (excepting increases up to 3% of annual compensation); or pay any bonus, compensation or benefit inconsistent with past practices. PremierWest Bancorp and Bank of Southern Oregon have waived the provision of the Agreement and Plan of Merger and Share Exchange requiring that United Bancorp terminate the ESOP before the transaction becomes effective and distribute plan assets to beneficiaries. See, "
                  - INTERESTS OF DIRECTORS AND OFFICERS IN THE TRANSACTION THAT DIFFER FROM YOUR INTERESTS."

NO SOLICITATION OF ALTERNATIVE TRANSACTIONS

         United Bancorp and Douglas National Bank have promised Bank of Southern Oregon that they will not solicit or negotiate any proposals or offers from any person to acquire United Bancorp or Douglas National Bank, to acquire any material amount of their assets or to acquire any of their equity securities. However, they may negotiate with any person making an unsolicited proposal if:

         (i) after consultation with United Bancorp's legal counsel and financial advisor, the Board of Directors of United Bancorp decides that negotiation with the third party is necessary to fulfill the Board of Director's fiduciary duties and obligations to shareholders and other constituencies, and

         (ii) United Bancorp informs Bank of Southern Oregon in advance that United Bancorp intends to furnish information to or enter into discussions or negotiations with the third party.

         In addition, the United Bancorp Board of Directors may not withdraw or modify its recommendation to shareholders after United Bancorp receives an alternative proposal unless, after consultation with United Bancorp's legal counsel and financial advisor, the Board of Directors decides that withdrawal or modification of its recommendation is necessary to fulfill the Board of Director's fiduciary duties and obligations to shareholders and other constituencies. The Board of Directors of United Bancorp is recommending unanimously that the holders of United Bancorp common stock vote in favor of adoption of the Agreement and Plan of Merger and Share Exchange at the United Bancorp Special Meeting.

         If the Board of Directors accepts another proposal, United Bancorp must pay to PremierWest Bancorp and Bank of Southern Oregon cash in the amount of $2,000,000. This obligation would apply solely to a proposal accepted by United Bancorp or Douglas National Bank on or before July 1, 2000.

CONDITIONS THAT MUST BE SATISFIED OR WAIVED

         CONDITIONS FOR BOTH UNITED BANCORP AND BANK OF SOUTHERN OREGON. Our obligation to consummate the transaction is subject to the fulfillment or waiver of a number of conditions, including the following:

         - the Agreement and Plan of Merger and Share Exchange must be approved and adopted by the necessary vote of United Bancorp and Bank of Southern Oregon shareholders;

         - all consents and approvals of governmental agencies that are necessary for the transaction must be received. For this purpose, a consent or approval imposing conditions or requirements that would have a material adverse effect on the economic and business benefits Bank of Southern Oregon anticipates in the transaction would have the same effect as failure to obtain consent or approval;

         - no restraining order or injunction prohibiting the transaction may be in effect;

         - United Bancorp and Bank of Southern Oregon must obtain an opinion stating that the transaction will constitute a tax-free reorganization and that shareholders will therefore not recognize gain or loss for their receipt of PremierWest Bancorp common stock; and

         - the independent auditors of Bank of Southern Oregon must deliver a letter to PremierWest Bancorp and United Bancorp confirming that the transaction qualifies for pooling of interests accounting treatment.

         CONDITIONS FOR BANK OF SOUTHERN OREGON. The obligation of Bank of Southern Oregon to consummate the transaction is also subject to the fulfillment or waiver of customary conditions, such as the following:

         - there must not be any material adverse change in the financial condition, results of operations or business of United Bancorp or Douglas National Bank after October 7, 1999;

         - the consideration payable to holders of fractional share interests and to shareholders of United Bancorp or Bank of Southern Oregon common stock who exercise dissenters' rights must not equal or exceed 10% of the total consideration payable by PremierWest Bancorp in the transaction; and

         - there must be no litigation challenging or seeking to prevent or delay the transaction or seeking to impose material limitations on PremierWest Bancorp's or Bank of Southern Oregon's ability to exercise full rights of ownership of the assets or business of United Bancorp or Douglas National Bank.

         CONDITIONS FOR UNITED BANCORP AND DOUGLAS NATIONAL BANK. The obligation of United Bancorp and Douglas National Bank to consummate the transaction is also subject to the fulfillment or waiver of customary conditions, including the following:

         - there must not be any material adverse change in the financial condition, results of operations or business of Bank of Southern Oregon; and

         - there must be no litigation challenging or seeking to prevent or delay the transaction.

REGULATORY APPROVALS

         The transaction may not be consummated unless we receive regulatory approvals. Approvals must be obtained from the Board of Governors of the Federal Reserve System, acting through the Federal Reserve Bank of San Francisco, and the Oregon Department of Consumer and Business Services -- Division of Finance and Corporate Securities. Bank of Southern Oregon must also seek approval of the subsidiary merger (the merger of Douglas National Bank into Bank of Southern Oregon) from the FDIC and the Oregon Department of Consumer and Business Services -- Division of Finance and Corporate Securities. We have submitted applications for these approvals, but approvals from the FDIC and the Oregon Department of Consumer and Business Services have not yet been granted. Approval of the Federal Reserve Bank was obtained on January 26, 2000. The transaction may not be consummated until all regulatory approvals are received.

ACTIONS REQUIRED FOR REGULATORY APPROVAL

         We have undertaken in the Agreement and Plan of Merger and Share Exchange to use diligent efforts to resolve any objections to the transaction asserted by the United States Department of Justice or bank regulatory authorities, including any objections arising out of antitrust or banking laws. If a lawsuit is threatened or instituted challenging the transaction under antitrust laws, we are required by the Agreement and Plan of Merger and Share Exchange to use diligent efforts to avoid the filing of such lawsuit and to resist or resolve the lawsuit. We are also required by the Agreement and Plan of Merger and Share Exchange to use diligent efforts to take any other actions that may be required (a) by the Board of Governors of the Federal Reserve System, the Department of Justice or any other governmental entity to resolve any objections they may have to the transaction, or (b) by any federal or state court of the United States to prevent or resolve any injunction or order that would prevent consummation of the transaction under antitrust laws.

WAIVER OF CONDITIONS, AMENDMENT OR TERMINATION OF THE AGREEMENT

         WAIVER. Either United Bancorp or Bank of Southern Oregon may extend the time for performance of the other party's obligations under the Agreement and Plan of Merger and Share Exchange. Likewise, either of us may waive inaccuracies in the representations or warranties of the other party contained in the agreement, waive compliance with the conditions or covenants of the other party contained in the agreement, or waive or modify performance of the obligations of the other party under the agreement. However, the transaction cannot be completed unless the approvals of regulatory authorities are obtained and unless the shareholders of United Bancorp and Bank of Southern Oregon adopt the Agreement and Plan of Merger and Share Exchange by the necessary vote. See, " - REGULATORY APPROVALS."

         AMENDMENT. We may amend the Agreement and Plan of Merger and Share Exchange either before or after the shareholders of United Bancorp and Bank of Southern Oregon approve the agreement. However, an amendment after shareholder approval may not (a) alter the amount or change the form of the consideration contemplated by the agreement or (b) alter or change the qualification of the transaction as a tax-free reorganization.

         TERMINATION. We may terminate the Agreement and Plan of Merger and Share Exchange at any time before it is completed, whether before or after shareholder approval, under the following circumstances:

         -        by mutual agreement of all parties to the agreement;

         - by either of United Bancorp or Bank of Southern Oregon if the transaction is not consummated on or before July 1, 2000 (but the party seeking to terminate the agreement may not do so if it is in material breach of its obligations under the agreement);

         - by either of United Bancorp or Bank of Southern Oregon if any regulatory agency has denied approval of the transaction;

         - by either of United Bancorp or Bank of Southern Oregon if the other party is in material breach of any representation or promise contained in the agreement, unless the breach is cured within 30 days;

         - by United Bancorp if it accepts a competing proposal and pays Bank of Southern Oregon $2,000,000 (See, - "NO SOLICITATION OF ALTERNATIVE TRANSACTIONS"); and

         - by United Bancorp or Bank of Southern Oregon at any time before the second full day immediately preceding the date on which the transaction is to be consummated, if the Bank of Southern Oregon closing stock price is less than $5.50 per share or more than $8.50 per share. For this purpose, the closing price for Bank of Southern Oregon common stock will be the average of the mean between the bid and asked prices for Bank of Southern Oregon common stock on the OTC Bulletin Board over a period of 20 days on which actual trades occurred. The 20-day measurement period ends 7 days before the anticipated closing date. The provision creates some price protection for United Bancorp and Bank of Southern Oregon shareholders. However, the party exercising its right to terminate the transaction because of Bank of Southern Oregon's stock price would have to pay the other party $500,000.

         EXPENSES. Generally, each party to the Agreement and Plan of Merger and Share Exchange is responsible for its own transaction-related costs and expenses. However, if the agreement is terminated by United Bancorp or by Bank of Southern Oregon because of the other party's material breach of the terms of the agreement -- and if the terminating party is not in material breach -- then the breaching party will be required to pay all costs and expenses of the terminating party, including printing, mailing and related fees, as well as fees for financial advisors, accountants and legal counsel.

EFFECTIVE TIME

         When all conditions to completing the transaction have been satisfied or waived, we will file Articles of Merger with the Secretary of State of the State of Oregon and Articles of Share Exchange with the Oregon Division of Finance and Corporate Securities. The transaction will become effective when the Articles of Merger and Articles of Share Exchange are filed with the Oregon Secretary of State and Oregon Division of Finance and Corporate Securities. The transaction will be completed as promptly as practicable after the date all of the conditions are satisfied or waived, or on such other date as we may agree. Bank of Southern Oregon currently expects that the transaction will be completed by the end of the second quarter of 2000, but delays in obtaining the necessary regulatory approvals could delay completion of the transaction.

INTERESTS OF DIRECTORS AND OFFICERS IN THE TRANSACTION THAT DIFFER FROM YOUR INTERESTS

         DIRECTORS AND OFFICERS OF PREMIERWEST BANCORP AND BANK OF SOUTHERN OREGON. Mr. John L. Anhorn is the President and Chief Executive Officer of PremierWest Bancorp and Bank of Southern Oregon. He will continue to serve as President and Chief Executive Officer of PremierWest Bancorp and Bank of Southern Oregon (PremierWest Bank) after the transaction. Similarly, Mr. Richard
R. Hieb will continue to serve as Executive Vice President, Chief Operating Officer and Secretary, Mr. Bruce R. McKee will continue as Chief Financial Officer and the other officers of Bank of Southern Oregon will continue to serve in the same capacities. All directors of Bank of Southern Oregon elected at the Annual Meeting will continue as directors after the transaction. Five of these directors also serve as directors of PremierWest Bancorp, and they will continue to serve as directors after the transaction. See, "BANK OF SOUTHERN OREGON ANNUAL MEETING - ELECTION OF DIRECTORS."

         DIRECTORS AND OFFICERS OF UNITED BANCORP AND DOUGLAS NATIONAL BANK. Mr.
M. Neil Zick is the Executive Vice President of United Bancorp and President and Chief Executive Officer of Douglas National Bank. He will serve with PremierWest Bancorp and PremierWest Bank as Executive Vice President and Chief Administrative Officer after the transaction.

         United Bancorp and Douglas National Bank may also designate 3 individuals to serve on the Board of Directors of PremierWest Bancorp after the transaction. These 3 individuals and 2 additional individuals designated by United Bancorp and Douglas National Bank will also serve as directors of PremierWest Bank after the transaction. United Bancorp and Douglas National Bank have designated Messrs. Thomas Becker, Peter Martini and Rickar D. Watkins, each of whom is currently a director of United Bancorp and Douglas National Bank, to serve as directors of PremierWest Bancorp. These three individuals, together with Messrs. David A. Emmett and Brian R. Pargeter, will also serve as directors of PremierWest Bank. Messrs. Emmett and Pargeter are also directors of United Bancorp and Douglas National Bank.

         SEVERANCE AND EMPLOYMENT AGREEMENTS. Ms. Linda Ganim, United Bancorp's Treasurer and principal financial officer, Mr. Zick and four other officers of Douglas National Bank entered into Executive Retention Agreements with United Bancorp, which provide for severance payments if their employment is terminated within 12 months after a change in control of United Bancorp. The four other officers are: Rosemarie Baucom (Vice President), Carol Parsons (Vice President), Larry Robbins (Executive Vice President) and James Servoss (Senior Vice President). Mr. Zick, Ms. Ganim, Ms. Baucom and Ms. Parsons will enter into an employment agreement with PremierWest Bancorp and PremierWest Bank. Messrs. Robbins and Servoss will be employees at will. Messrs. Robbins and Servoss may become eligible for payments under their Executive Retention Agreements if their employment is terminated within one year after the transaction between PremierWest Bancorp and United Bancorp is completed.

         Becoming effective on the date in 2000 that the transaction is completed, Mr. Zick's employment agreement will have a term of two years, with an annual base salary of $140,000. Mr. Zick's employment agreement with PremierWest Bancorp also provides for a payment of approximately $100,000 after termination of his employment with PremierWest Bancorp in exchange for his covenant not to compete with PremierWest Bancorp in Jackson and Douglas Counties for a period of two years. Ms. Ganim will serve on a transitional basis only for approximately 30 days after the transaction is completed, which may be extended an additional 60 days. She is not expected to serve as an officer of PremierWest Bancorp or PremierWest Bank. Also becoming effective on the date in 2000 that the transaction is completed, Ms. Ganim's employment agreement with PremierWest Bancorp includes a provision releasing PremierWest Bancorp and its predecessors from any claim Ms. Ganim may have, as well as a provision restricting her from competition with PremierWest Bancorp in Douglas County for a period of 12 months. For 12 months after Ms. Ganim's employment is terminated, she will be entitled to receive her monthly salary of $8,500.

         Employees of Bank of Southern Oregon who do not have employment agreements are and will remain "at will" employees. Employees of United Bancorp or Douglas National Bank who become employees of PremierWest Bancorp or PremierWest Bank will also be "at will" employees, except for the officers identified above. Employees of United Bancorp and Douglas National Bank who become employees of PremierWest Bancorp or PremierWest Bank will also be eligible to participate in employee benefit plans on the same basis as existing Bank of Southern Oregon employees. But prior service with United Bancorp or Douglas National Bank generally will be credited to such persons for eligibility and vesting purposes under the Bank of Southern Oregon plans. And former employees of United Bancorp and Douglas National Bank who are participants in United Bancorp's Employee Stock Ownership Plan will not be entitled to receive matching contributions under Bank of Southern Oregon's 401(k) plan.

         BANK OF SOUTHERN OREGON STOCK OPTIONS. PremierWest Bancorp will assume the obligations of United Bancorp and Bank of Southern Oregon under their separate stock option plans. Options to acquire Bank of Southern Oregon common stock will become options to acquire a like number of shares of PremierWest Bancorp common stock, exercisable at the same prices and on the same terms. Options to acquire 324,000 shares of Bank of Southern Oregon common stock were issued and outstanding as of February 1, 2000, with exercise prices ranging from $0.81 per share to $8.25 per share. Of these options, approximately 132,784 were exercisable on that date.

         UNITED BANCORP STOCK OPTIONS. Options to acquire United Bancorp common stock will also become options to acquire PremierWest Bancorp common stock, but the number of shares acquirable will be increased by the 1.971 exchange ratio, and the exercise prices will be decreased by the 1.971 exchange ratio. Options to acquire 248,000 shares of United Bancorp common stock were issued and outstanding as of February 1, 2000, with exercise prices ranging from $6.25 per share to $10.50 per share. All of these options will be fully exercisable at the time of the merger with PremierWest Bancorp. Consistent with United Bancorp's practice, options to acquire an additional 8,000 shares in the aggregate are expected to be granted (at an exercise price not yet determined) to certain directors of United Bancorp on March 1, 2000, the first anniversary of their service as director.

         Because stock options granted at or around the time a merger agreement is executed can affect adversely the merging corporations' right to use pooling of interests accounting, United Bancorp and certain of its officers agreed in January 2000 to rescind incentive stock option grants made to the officers in July 1999. Rescission of the incentive stock options will become effective on the date the transaction with PremierWest Bancorp closes. The options to be rescinded represent the right to acquire 49,000 shares of United Bancorp common stock. The officers affected (and the number of their rescinded stock options) are: Rosemarie Baucom (options to acquire 12,000 shares); Linda Ganim (options to acquire 15,000 shares); Carol Parsons (options to acquire 4,000 shares); and Neil Zick (options to acquire 18,000 shares). Accordingly, options to acquire approximately 407,997 shares of PremierWest Bancorp will be held by persons who have options to acquire United Bancorp common stock, and the range of exercise prices will be adjusted to $3.17 to $5.32.

         UNITED BANCORP EMPLOYEE STOCK OWNERSHIP PLAN. Before entering into the Agreement and Plan of Merger and Share Exchange with Bank of Southern Oregon, United Bancorp was contemplating termination of its Employee Stock Ownership Plan, which was created in 1987 and which acquired United Bancorp common stock at that time, issuing a note to United Bancorp for the purchase price. The ESOP held approximately 299,745 shares of United Bancorp common stock on the February ____, 2000 record date, but the majority of those shares have been allocated over the years to employees as their contributions to the ESOP accumulated. Approximately 219,532 shares were allocated to employees' ESOP accounts by the end of 1999, and those employees possessed voting and other rights of ownership to those shares.

         Consistent with the terms of the Agreement and Plan of Merger and Share Exchange, the ESOP was to be terminated by United Bancorp before closing of the transaction. To preserve pooling of interests accounting treatment for the transaction, PremierWest Bancorp and Bank of Southern Oregon have waived the provisions of the Agreement and Plan of Merger and Share Exchange requiring termination of the ESOP before closing. The parties now expect that the ESOP will not be terminated before closing, and all shares currently held by the ESOP will be converted to PremierWest Bancorp common stock at the exchange ratio. Until the ESOP note is fully paid, PremierWest Bancorp expects that contributions of approximately $260,000 will be made to the ESOP in 2000, $247,000 in 2001 and $158,000 for 2002. The outstanding balance of the ESOP note as of February 1, 2000 was approximately $600,000. PremierWest Bancorp may consider termination of the ESOP in the future. Whether PremierWest Bancorp will take action to terminate the ESOP will depend on factors such as receipt of expert tax, employee benefit plan and accounting advice concerning the tax and accounting aspects of employee stock ownership plans and employee stock ownership plan termination. PremierWest Bancorp believes that termination of the ESOP after closing of the transaction would be contingent on -- among other things -- receipt of a so-called "determination letter" from the Internal Revenue Service concerning the tax consequences of ESOP termination to ESOP plan participants. After the transaction is completed and they become employees of Bank of Southern Oregon, employees of United Bancorp and Douglas National Bank who are participants in United Bancorp's Employee Stock Ownership Plan will not receive matching contributions under Bank of Southern Oregon's 401(k) plan. Employees of Bank of Southern Oregon who are participants in Bank of Southern Oregon's 401(k) retirement plan will continue to be participants in the 401(k) plan and may receive discretionary matching contributions.

         INDEMNIFICATION AND DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. Director, officer and employee indemnification obligations of United Bancorp and Douglas National Bank will be assumed by PremierWest Bancorp and PremierWest Bank for the first two years after completion of the transaction or, if longer, for the duration of any statute of limitations period. The indemnification obligations include those under applicable law or under the governing documents of United Bancorp and Douglas National Bank. For claims asserted within two years after the transaction is completed, PremierWest Bancorp's and PremierWest Bank's assumed indemnification obligation will continue until the matter is resolved. Directors, officers and employees of United Bancorp or Douglas National Bank who become directors, officers or employees of PremierWest Bancorp or PremierWest Bank will also have indemnification rights relating to their service with PremierWest Bancorp or PremierWest Bancorp, to the extent indemnification rights are provided under applicable law or the governing documents of PremierWest Bancorp or PremierWest Bank.

         For up to three years after the transaction is completed, PremierWest Bancorp and Bank of Southern Oregon (PremierWest Bank) have agreed to maintain the insurance policies of United Bancorp and Douglas National Bank covering directors' and officers' liability for claims arising from factors or events that occurred before the transaction, provided the cost of the insurance does not exceed 150% of United Bancorp's and Douglas National Bank's current costs. Those who become directors or officers of PremierWest Bancorp or PremierWest Bank will also be covered by PremierWest Bancorp's and PremierWest Bank's directors' and officers' liability insurance coverage for factors or events that occur after the transaction is completed. United Bancorp and Douglas National Bank have undertaken in the Agreement and Plan of Merger and Share Exchange to ensure that its directors' and officers' liability insurance coverage specifically includes coverage for liabilities under the securities laws and liabilities arising out of the agreement.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         PRICE RANGE OF COMMON STOCK. Shares of Bank of Southern Oregon common stock are traded on the OTC Bulletin Board under the symbol "BSOR." United Bancorp common stock is also traded on the OTC Bulletin Board, under the symbol "UBNN." The OTC Bulletin Board is an electronic, screen-based market maintained by the National Association of Securities Dealers, Inc.'s subsidiary, NASD Regulation, Inc. On October 6, 1999, the day before we entered into the Agreement and Plan of Merger and Share Exchange, Bank of Southern Oregon common stock closed at $7.00 per share, and United Bancorp common stock closed at $7.63 per share. These over-the-counter market quotations and the data in the table to follow do not reflect retail mark-up, mark-down or commissions and do not necessarily represent actual transactions. The following table shows the high and low closing prices of Bank of Southern Oregon common stock in 1998 and 1999, and the high and low average of the bid and asked prices for United Bancorp common stock in 1998 and 1999, adjusted for stock splits.

                                   BANK OF SOUTHERN OREGON        UNITED BANCORP
                                         COMMON STOCK               COMMON STOCK
                                   -------------------------- ---------------------------
                                     HIGH           LOW           HIGH           LOW
                                   ----------  -------------- ------------- -------------
1998:
     First Quarter                 $    7.00   $     6.67     $     9.25    $     8.50
     Second Quarter                $   11.50   $     7.88     $    19.00    $    10.25
     Third Quarter                 $   10.75   $     8.63     $    18.50    $     8.50
     Fourth Quarter                $    9.50   $     7.50     $    11.25    $     9.00

1999:
     First Quarter                 $    8.75   $     8.25     $    10.63    $     8.25
     Second Quarter                $    8.25   $     7.25     $     9.13    $     7.50
     Third Quarter                 $    7.38   $     7.12     $     8.38    $     7.25
     Fourth Quarter                $    8.00   $     6.50     $    11.13    $     7.63
Bank of Southern Oregon split its stock 3-for-1 in June 1998 and 2-for-1 in July
1997. United Bancorp split its stock 4-for-1 on March 25, 1998.

         DIVIDENDS. Neither PremierWest Bancorp nor Bank of Southern Oregon has paid any cash dividends or made other cash distributions to its shareholders, and PremierWest Bancorp does not expect to declare or pay any such cash dividends or other cash distributions for the foreseeable future. The ability of PremierWest Bancorp and Bank of Southern Oregon to pay dividends to its shareholders is subject to bank regulatory restrictions. See, "SUPERVISION AND REGULATION - LIMITS ON DIVIDENDS AND OTHER PAYMENTS." United Bancorp has paid annual cash dividends. See, "SUMMARY - SELECTED FINANCIAL DATA." United Bancorp has agreed in the Agreement and Plan of Merger and Share Exchange not to declare or pay any additional cash dividends or distributions on its common stock.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a summary of the material federal income tax consequences of the transaction to the existing shareholders of United Bancorp and Bank of Southern Oregon. The following discussion is not a complete analysis of all potential tax effects of the transaction to shareholders and to United Bancorp and Bank of Southern Oregon. This summary is based upon current law, which is subject to change.

         TAX CONSEQUENCES TO DISSENTERS. If a shareholder dissents to the transaction and receives cash in exchange for his shares, the cash will be treated as having been received as a distribution in redemption of the shares, subject to the provisions and limitations of Section 302 of the Internal Revenue Code. The federal income tax consequences to a dissenting shareholder depend upon whether the receipt of cash in redemption of the shares is treated as an "exchange" or as a dividend under to Section 302 of the Code. If the redemption is treated as an exchange under Section 302(a) of the Code, the dissenting shareholder will recognize gain or loss measured by the difference between the amount of cash received and the tax basis of the shares redeemed. This gain or loss will be capital gain or loss if the shares were held as a capital asset at the time of the redemption. The capital gain or loss will constitute long-term capital gain or loss if the holding period for the shares exceeds 1 year at the time of the redemption. If, on the other hand, the redemption is treated as a dividend under Section 302(d) of the Code, the full amount of cash received will be treated as ordinary income to the extent of the current or accumulated earnings and profits per share of United Bancorp or Bank of Southern Oregon, as the case may be.

         Under the tests of Section 302 of the Code, the redemption of a dissenting shareholder's shares generally will be treated as a dividend unless the redemption (i) results in a "complete termination" of the shareholder's direct or indirect stock interest under Section 302(b)(3) of the Code, (ii) is "substantially disproportionate" with respect to the shareholder under Section 302(b)(2) of the Code or (iii) is "not essentially equivalent to a dividend" with respect to the shareholder under Section 302(b)(1) of the Code. The characterization of the redemption of a dissenting shareholder's shares as an exchange or a dividend is dependent upon the factual circumstances of each shareholder, and may involve consideration of shares owned by persons from whom ownership is attributed to such dissenting shareholder under the rules of
Section 318 of the Code. Dissenting shareholders are urged to consult their tax advisors in this respect.

         TAX CONSEQUENCES GENERALLY. We have received an opinion of Farleigh, Wada & Witt, United Bancorp's legal counsel, concerning the tax consequences of the transaction. In summary terms, the opinion concerning tax consequences states that, assuming that the transaction is consummated in accordance with the Agreement and Plan of Merger and Share Exchange, as amended:

         (1) The merger and holding company reorganization will be treated for federal income tax purposes as a tax-free reorganization;

         (2) United Bancorp shareholders and Bank of Southern Oregon shareholders will not recognize gain or loss as a result of the merger or holding company reorganization;

         (3) None of PremierWest Bancorp, Bank of Southern Oregon, United Bancorp or Douglas National Bank will recognize gain or loss as a result of the merger or holding company reorganization, despite their participation in the transaction under state merger law; and

         (4) Cash received by those United Bancorp shareholders or Bank of Southern Oregon shareholders, if any, who exercise dissenters' rights will be treated as a distribution in redemption of the shares surrendered upon exercise of dissenters' rights, which may result in realization by the dissenting shareholders of capital gain or loss or ordinary income, depending upon each dissenting shareholder's particular situation.

         THE FOREGOING IS A SUMMARY OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED TRANSACTION UNDER THE INTERNAL REVENUE CODE. THE FOREGOING SUMMARY IS FOR GENERAL INFORMATION ONLY. IT DOES NOT DISCUSS THE CONSEQUENCES OF STATE, LOCAL OR OTHER TAX LAWS OR SPECIAL CONSEQUENCES TO PARTICULAR SHAREHOLDERS HAVING SPECIAL SITUATIONS. YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING SPECIFIC TAX CONSEQUENCES OF THE TRANSACTION TO YOU, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE AND LOCAL TAX LAWS AND TAX CONSEQUENCES OF SUBSEQUENT SALES OF PREMIERWEST BANCORP COMMON STOCK.

ACCOUNTING TREATMENT OF THE TRANSACTION

         PremierWest Bancorp expects to account for the transaction as a "pooling of interests," in accordance with generally accepted accounting principles. Using pooling of interests accounting, the consolidated assets, liabilities, shareholders' equity and income and expenses of United Bancorp will be added to those of PremierWest Bancorp at their recorded book values. The holding company reorganization of Bank of Southern Oregon will also be characterized as and treated essentially as a pooling of interests for financial reporting purposes, with the consolidated assets, liabilities, shareholders' equity and income and expenses of PremierWest Bancorp after the holding company reorganization being substantially the same as those of Bank of Southern Oregon immediately before the holding company reorganization. See, "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

RESALES OF PREMIERWEST BANCORP COMMON STOCK

         The PremierWest Bancorp common stock will be freely transferable, except for shares issued to persons who are affiliates of United Bancorp, PremierWest Bancorp or Bank of Southern Oregon. The term "affiliate" is defined in Rule 144 of the Securities Act of 1933. A director or executive officer of a company is commonly considered to be an affiliate, and an owner of more than 10% of a company's shares can be considered an affiliate too. Affiliates of United Bancorp or Bank of Southern Oregon may not sell, pledge, transfer or otherwise dispose of the shares of PremierWest Bancorp common stock issued to them in exchange for their shares of United Bancorp or Bank of Southern Oregon common stock unless (i) the requirements of Rule 145(d) are satisfied or (ii) unless the sale, pledge, transfer, or disposition is otherwise in compliance with the Securities Act of 1933 and the rules and regulations thereunder. Offers and sales of shares by affiliates of PremierWest Bancorp will be subject to registration under the Securities Act of 1933, unless an exemption is available, including the exemption provided by Rule 144.

         Rule 145 under the Securities Act restricts the sale of PremierWest Bancorp common stock received in the transaction by affiliates. During the first year after the transaction is completed, affiliates of United Bancorp who do not become affiliates of PremierWest Bancorp may resell the PremierWest Bancorp common stock received by them if the following conditions of Rule 144 are satisfied:

         - CURRENT IN REPORTING OBLIGATION. PremierWest Bancorp must have been in compliance with its reporting requirements under the Securities Exchange Act of 1934 for the 12 months preceding the proposed sale. The common stock of Bank of Southern Oregon has been registered under the Securities Exchange Act of 1934 since the end of June 1999. PremierWest Bancorp's common stock will be registered under the Securities Exchange Act of 1934 when the holding company reorganization is completed, and it expects to continue reporting under the Securities Exchange Act of 1934 for the foreseeable future;

         - VOLUME LIMITATION. The number of shares that may be sold in any 3-month period is limited to the greater of (1) 1% of PremierWest Bancorp's shares outstanding or (2) the average weekly trading volume during the 4 calendar weeks preceding the sale; and

         - MANNER OF SALE. The shares must be sold by a broker in a routine open market transaction that does not involve the solicitation of orders for purchase.

         Shares of PremierWest Bancorp common stock sold by (1) an affiliate's spouse or relative living in the affiliate's household, or (2) any trust or estate in which the affiliate or person listed in clause (1) collectively owns 10% or more of the beneficial interest or of which any of these persons serves as trustee or executor, or (3) any corporation in which the affiliate or any person specified in clause (1) beneficially owns at least 10% of an equity interest, will be aggregated with the number of shares sold by the affiliate for purposes of determining whether the volume limitations of Rule 144 are exceeded.

         After one year from completion of the transaction, persons who were affiliates of United Bancorp but who are not affiliates of PremierWest Bancorp may resell their shares without regard to the volume limitation or manner of sale requirement, provided PremierWest Bancorp has satisfied its reporting requirements under the Securities Exchange Act of 1934 during the prior 12-month period. If PremierWest Bancorp does not meet its reporting requirements, these persons may not resell their shares of PremierWest Bancorp common stock until 2 years have elapsed from completion of the transaction. At that time, the shares may be sold without any restriction.

         Sales and other dispositions of PremierWest Bancorp common stock by any affiliate of United Bancorp who becomes an affiliate of PremierWest Bancorp must be made in compliance with the requirements of Rule 144 set forth above, but the Rule 144 restrictions will no longer apply once the person has not been an affiliate of PremierWest Bancorp for a period of at least 3 months and at least 2 years have elapsed since the transaction.
         Even if the shares are sold, pledged or donated in compliance with Rule 145, the shares will remain subject to Rule 145 in the hands of the new holder until the restrictive period applicable to the affiliate transferor has expired.

         The Agreement and Plan of Merger and Share Exchange requires United Bancorp to use diligent efforts to cause each director, executive officer and other person who is deemed by United Bancorp to be an affiliate of United Bancorp to execute and deliver to PremierWest Bancorp and Bank of Southern Oregon a written agreement intended to ensure compliance with the Securities Act of 1933 and to ensure that the merger will qualify for pooling of interests accounting treatment. Under these agreements, affiliates of United Bancorp may not dispose of any shares received in the transaction during the period beginning 30 days before the transaction occurs and ending when financial results covering at least 30 days of post-transaction operations of PremierWest Bancorp have been published.

         This Prospectus/Joint Proxy Statement does not cover any reoffers or resales of PremierWest Bancorp common stock received by affiliates.

PREMIERWEST BANCORP'S ARTICLES OF INCORPORATION AND BYLAWS

         The Articles of Incorporation of PremierWest Bancorp in effect immediately before the transaction will be the Articles of Incorporation of PremierWest Bancorp as the surviving corporation after the transaction. The Bylaws of PremierWest Bancorp in effect immediately before the transaction will be the Bylaws of PremierWest Bancorp after the transaction. Likewise, Bank of Southern Oregon's Articles of Incorporation and Bylaws will not change, except to reflect the change of its name to PremierWest Bank.

                        RIGHTS OF DISSENTING SHAREHOLDERS

DISSENTERS' RIGHTS OF UNITED BANCORP SHAREHOLDERS

         Holders of United Bancorp common stock are entitled to exercise dissenters' rights under Section 60.551 through Section 60.594 of the Oregon Business Corporation Act. A shareholder of United Bancorp will be entitled to relief as a dissenting shareholder if and only if he or she complies strictly with all of the procedural and other requirements of Section 60.551 through
Section 60.594 of the Oregon Business Corporation Act. A copy of Section 60.551 through Section 60.594 of the Oregon Business Corporation Act is included in Appendix D. The following summary does not purport to be a complete statement of the method of compliance with the dissenters' rights provisions of the Oregon Business Corporation Act included in Appendix D. The following summary is qualified in its entirety by reference to the copy of Section 60.551 through Section 60.594 included in Appendix D.

         NOTICE OF INTENT TO DEMAND PAYMENT. A United Bancorp shareholder who wishes to perfect his rights as a dissenting shareholder if the Agreement and Plan of Merger and Share Exchange is adopted:

         (a) must not vote his United Bancorp common stock in favor of adoption of the Agreement and Plan of Merger and Share Exchange; and

         (b) before the vote on the transaction is taken at the United Bancorp Special Meeting, he must deliver to United Bancorp a written notice of his intent to demand payment for his United Bancorp shares.

         A vote against adoption of the Agreement and Plan of Merger and Share Exchange will not satisfy the requirements of a written demand for payment. Any written demand for payment should be mailed or delivered to United Bancorp, 555 S.E. Kane Street, Roseburg, Oregon 97470, Attention: Ms. Becky Carpenter, Assistant Secretary, or hand delivered to the presiding officer of the Special Meeting before the vote on the transaction is taken. United Bancorp recommends that a shareholder using the mails use certified or registered mail, return receipt requested, to confirm that he has made a timely delivery.

         UNITED BANCORP'S DISSENTERS' NOTICE. If the transaction is approved at the Special Meeting, within 10 days after the meeting United Bancorp must send a dissenters' notice to each shareholder who notified United Bancorp of his intention to demand payment for his United Bancorp shares. The dissenters' notice must:

         (a) state where the shareholder should send his demand for payment and where and when his United Bancorp share certificates should be deposited;

         (b) supply a form for demanding payment. The form must state the date on which the transaction proposal was first publicly announced and it must require the dissenting shareholder to certify whether he acquired beneficial ownership of his United Bancorp shares before that date. The transaction was first publicly announced on October 8, 1999;

         (c) set a date by which the dissenter's demand for payment must be received by United Bancorp. The date may be no fewer than 30 and no more than 60 days after United Bancorp's dissenters' notice is delivered to the dissenting shareholder; and

         (d)      be accompanied by a copy of Oregon Revised Statutes Section
                  60.551 to Section 60.594.

         DEMAND FOR PAYMENT. After he receives United Bancorp's dissenters' notice, a dissenting shareholder must then demand payment for his United Bancorp shares, certifying whether he acquired those shares before the public announcement date (October 8, 1999) set forth in United Bancorp's dissenters' notice. The dissenter must also deposit his United Bancorp share certificates as instructed in United Bancorp's dissenters' notice. A dissenting shareholder will retain his other rights as a shareholder until the transaction is completed. If the transaction is not completed within 60 days after the deadline for demanding payment and depositing certificates, which date must be set forth in United Bancorp's dissenters' notice, United Bancorp must return the certificates to dissenters. If the transaction is later completed, United Bancorp must repeat the dissenters' notice process anew.

         PAYMENT. When the transaction is completed, or when the demand for payment is received by United Bancorp, United Bancorp (or PremierWest Bancorp after the transaction is completed) must pay to each dissenter who has complied with the dissenters' rights provisions of the Oregon Business Corporation Act the amount estimated by United Bancorp (or PremierWest Bancorp) to be the fair value of the dissenter's shares, with interest. Payment must be accompanied by

         (a) United Bancorp's balance sheet and income statement as of or for the year ended December 31, 1999 and United Bancorp's most recent interim financial statements;

         (b) a statement of United Bancorp's (or PremierWest Bancorp's) estimate of the shares' fair value;

         (c)      an explanation of how interest was calculated;

         (d) a statement of the dissenter's right to demand payment of his estimate of the shares' value and interest; and

         (e)      a copy of Oregon Revised Statutes Section 60.551 to Section
                  60.594.

         Although payment may be withheld for shares acquired by a dissenter after the October 8, 1999 public announcement of the transaction, after the transaction is completed PremierWest Bancorp would be required to (i) provide the dissenter with PremierWest Bancorp's estimate of the shares' fair value and interest, (ii) pay this amount to the dissenter, provided the dissenter agrees to accept payment in full satisfaction of his demand, (iii) explain how interest was calculated, and (iv) advise the dissenter of his right to demand payment of his own estimate of the shares' fair value.

         DISSENTER'S ESTIMATE OF VALUE. If the dissenter's estimate of the shares' fair value and interest exceeds the amount paid to him by United Bancorp (or PremierWest Bancorp), he has 30 days within which to demand payment of the excess, or otherwise demand payment of his estimate of the shares' fair value and interest if United Bancorp (or PremierWest Bancorp) has not complied with its obligations under the dissenters' rights statute.

         CIRCUIT COURT PROCEEDING. Unless the dissenting shareholder and United Bancorp agree on the fair value and interest per share for the United Bancorp common stock, United Bancorp (or PremierWest Bancorp) must bring a proceeding within 60 days after receiving the dissenters' estimate of fair value, petitioning the court to determine fair value and accrued interest. The proceeding must be commenced in the Circuit Court of Douglas County, or Jackson County if PremierWest Bancorp commences the proceeding. If this proceeding is not commenced within 60 days, the dissenter will be entitled to payment of his estimate of the shares' fair value and interest. All dissenters' whose demand for payment remains unsettled will be made a party to the proceeding.

         ASSESSMENT OF COSTS. Costs of the proceeding will be assessed against United Bancorp or PremierWest Bancorp, unless the court finds that the dissenters acted arbitrarily, vexatiously or not in good faith.

         Because a proxy that does not contain voting instructions will be voted for adoption of the Agreement and Plan of Merger and Share Exchange, a shareholder who wishes to exercise his dissenters' rights must either not sign and return his proxy or, if he signs and returns his proxy, vote against or abstain from voting on the adoption of the Agreement and Plan of Merger and Share Exchange.

DISSENTERS' RIGHTS OF BANK OF SOUTHERN OREGON SHAREHOLDERS

         Holders of Bank of Southern Oregon common stock are entitled to exercise dissenters' rights under Section 711.175 through Section 711.185 of the Oregon Bank Act. A shareholder of Bank of Southern Oregon will be entitled to relief as a dissenting shareholder if and only if he or she complies strictly with all of the procedural and other requirements of Section 711.175 through Section 711.185 of the Oregon Bank Act. A copy of Section 711.175 through Section 711.185 of the Oregon Bank Act is also included in Appendix D. The following summary does not purport to be a complete statement of the method of compliance with the dissenters' rights provisions of the Oregon Bank Act included in Appendix D. The following summary is qualified in its entirety by reference to the copy of Section 711.175 through Section 711.185 included in Appendix D.

         NOTICE OF DISSENT. A Bank of Southern Oregon shareholder who wishes to perfect his rights as a dissenting shareholder if the Agreement and Plan of Merger and Share Exchange or holding company reorganization proposal is adopted:

         (a) must not vote his Bank of Southern Oregon common stock in favor of adoption of the Agreement and Plan of Merger and Share Exchange or the holding company reorganization; and

         (b) must deliver to Bank of Southern Oregon a notice of his dissent prior to or at the Bank of Southern Oregon Annual Meeting or vote against adoption of the Agreement and Plan of Merger and Share Exchange and the holding company reorganization proposal.

         DISSENTING SHAREHOLDER'S WRITTEN DEMAND FOR PAYMENT. Within 30 days after the Annual Meeting, the dissenting shareholder must make a written demand for payment. The written demand must be accompanied by the dissenter's share certificates, properly indorsed. Any written demand for payment or other communications from dissenting shareholders must be mailed or delivered to Bank of Southern Oregon, 1455 East McAndrews Road, Medford, Oregon 97504, Attention:
Mr. Richard R. Hieb, Executive Vice President, Chief Operating Officer and Secretary. Because the written demand must be delivered within 30 days after the Bank of Southern Oregon Annual Meeting, Bank of Southern Oregon recommends that a shareholder using the mails use certified or registered mail, return receipt requested, to confirm that he has made a timely delivery.

         WRITTEN NOTICE AND OFFER TO THE DISSENTER AFTER THE TRANSACTION IS COMPLETED. Within 30 days after the transaction is completed, whether the transaction is the merger with United Bancorp or solely the holding company reorganization of Bank of Southern Oregon, Bank of Southern Oregon (PremierWest
Bank) or PremierWest Bancorp must give written notice to each dissenting shareholder who has made a demand for payment, offering to pay in cash to the dissenter a price determined by Bank of Southern Oregon to be the fair cash value of those shares on the day the transaction was completed. This notice must be accompanied by Bank of Southern Oregon's most recent statement of condition and income statement.

         ACCEPTANCE OF OFFER AND PAYMENT. Dissenting shareholders then have 30 days from the date on which the written notice and offer was mailed or delivered to accept or decline the offer of payment. If accepted by a dissenting shareholder, he will be paid in cash the price offered by PremierWest Bank or PremierWest Bancorp. Payment must be made to a dissenting shareholder who accepts the offer of payment. Payment must be made within 30 days after the dissenter communicates his acceptance in writing.

         FAILURE TO ACCEPT THE OFFER -- APPRAISAL PROCEEDING. If a dissenter does not accept the offer, or if no offer is made, the value of the dissenter's shares will be determined by an independent, qualified appraiser selected by the Director of the Oregon Department of Consumer and Business Services. The appraiser's determination of the value of the shares as of the date the transaction was completed will be final and binding, although an appeal may be allowed under certain circumstances set forth in Oregon Revised Statutes
Section 36.355(1), provided the appeal is made within 30 days after the date of the appraiser's valuation. Within 30 days after the appraiser sends to PremierWest Bank or PremierWest Bancorp notice of the appraiser's valuation, PremierWest Bank or PremierWest Bancorp must pay the appraised value to each dissenter who has not accepted PremierWest Bank or PremierWest Bancorp's offer.

         ASSESSMENT OF COSTS. If the amount offered by PremierWest Bank or PremierWest Bancorp to dissenters is within 85% to 115% of the value determined by the appraiser, costs and expenses of the appraisal proceeding will be divided by the Director of the Oregon Department of Consumer and Business Services equally between PremierWest Bank, on one hand, and to the dissenters as a group, on the other. If the amount offered to dissenters is 115% or more than the value determined by the appraiser, costs and expenses of the appraisal proceeding and reasonable costs and expenses of PremierWest Bank or PremierWest Bancorp, including attorney fees, will be assessed to the dissenters as a group. If the amount offered to dissenters is 85% or less than the value determined by the appraiser, costs and expenses of the appraisal proceeding and reasonable costs and expenses of the dissenters, as a group, including attorney fees, will be assessed to PremierWest Bank or PremierWest Bancorp. Fees assessed in this manner by the Director of the Oregon Department of Consumer and Business Services must be paid within 30 days after the Director's assessment becomes final.

         WITHDRAWAL OF DISSENT. A dissenting shareholder may withdraw his demand for payment if PremierWest Bank or PremierWest Bancorp consents to the withdrawal and if the dissenting shareholder pays his proportionate share of (i) the costs of the appraisal and (ii) PremierWest Bank's reasonable costs and expenses, including attorney fees and costs. If the demand for payment is withdrawn in this manner, the dissenter's status as a shareholder will be restored.

         POSSIBLE REPLACEMENT OF SHAREHOLDERS' EQUITY EXPENDED IN PAYMENT TO DISSENTERS. As a condition to approving the transaction, the Director of the Oregon Department of Consumer and Business Services may require that all or any portion of the shareholders' equity of PremierWest Bank expended in making payment(s) to dissenters be replaced.

         Because a proxy that does not contain voting instructions will be voted for adoption of the Agreement and Plan of Merger and Share Exchange and for approval of the holding company reorganization, a shareholder who wishes to exercise his dissenters' rights must either not sign and return his proxy or, if he signs and returns his proxy, vote against or abstain from voting on the adoption of the Agreement and Plan of Merger and Share Exchange and the holding company reorganization.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed combined financial statements give effect to the transaction with United Bancorp and Bank of Southern Oregon under the pooling of interests method of accounting. For a description of the effect of the pooling of interests accounting on the transaction and the historical consolidated financial statements of Bank of Southern Oregon and United Bancorp, see "TERMS OF THE TRANSACTION - ACCOUNTING TREATMENT OF THE TRANSACTION." These pro forma financial statements are presented for illustrative purposes only and, therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the transaction occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position that may occur in the future. The pro forma amounts do not include any adjustments for merger-related costs or estimated operating efficiencies or revenue enhancements resulting from the transaction.

         A pro forma condensed combined balance sheet is provided as of December 31, 1999, giving effect to the transaction as though it had been consummated on that date. Pro forma condensed combined income statements are provided for the years ended December 31, 1999, 1998 and 1997, giving effect to the transaction as though it had occurred at the beginning of the earliest period presented.

         The condensed historical consolidated balance sheets as of December 31, 1999 and statements of income for 1999, 1998 and 1997 are derived from the historical consolidated financial statements of Bank of Southern Oregon and United Bancorp and should be read in conjunction with historical consolidated financial statements and notes thereto for Bank of Southern Oregon and United Bancorp included elsewhere herein.


             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                                                              DECEMBER 31, 1999
                                                  --------------------------------------------------------------------------
                                                     BANK OF                                                  PREMIERWEST
                                                    SOUTHERN          UNITED                   PRO FORMA      BANCORP PRO
                                                     OREGON           BANCORP       NOTES     ADJUSTMENTS   FORMA COMBINED
                                                  -------------   --------------   -------    -----------   --------------
ASSETS:
Cash and cash equivalents:
   Cash and due from banks ....................   $   7,164,000   $    5,429,000                            $    12,593,000
   Federal funds sold & interest-earning ......       8,250,000           25,000                                  8,275,000
       deposits ...............................   -------------   --------------                            ---------------
       Total cash and cash equivalents ........      15,414,000        5,454,000                                 20,868,000
   Investment securities ......................      23,045,000       59,304,000                                 82,349,000
   Loans, net of allowance for loan losses ....     109,629,000       61,791,000                                171,420,000
   Federal Home Loan Bank stock ...............       3,881,000        1,937,000                                  5,818,000
   Premises and equipment, net ................       6,069,000        4,227,000                                 10,296,000
   Other assets ...............................       2,946,000        2,955,000                                  5,901,000
                                                  -------------   --------------                            ---------------
       Total assets ...........................   $ 160,984,000   $  135,668,000                            $   296,652,000
                                                  =============   ==============                            ===============
LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
   Non-interest bearing checking ..............   $  28,184,000   $  15,605,000                             $    43,789,000
   Savings and interest bearing demand ........      67,692,000       47,627,000                                115,319,000
   Time .......................................      44,108,000       26,529,000                                 70,637,000
                                                  -------------   --------------                            ---------------
       Total deposit accounts .................     139,984,000       89,761,000                                229,745,000
   FHLB advances ..............................       5,245,000       12,157,000                                 17,402,000
   Repurchase Agreements/Federal Funds Purchased             --       18,600,000                                 18,600,000
   Other borrowings ...........................              --          604,000                                    604,000
                                                  -------------   --------------                            ---------------
       Total borrowings .......................       5,245,000       31,361,000                                 36,606,000
   Other liabilities ..........................         998,000        1,079,000                                  2,077,000
                                                  -------------   --------------                            ---------------
       Total liabilities .......................    146,227,000      122,201,000                                268,428,000

Shareholders' equity:
   Preferred stock ............................              --               --                                         --
   Common stock ...............................      12,452,000        4,528,000   Note 1        938,000         17,918,000
   Surplus ....................................              --          938,000   Note 1       (938,000)                --
   Retained earnings ..........................       2,787,000        9,923,000                                 12,710,000
   Unearned ESOP compensation .................              --         (604,000)                                  (604,000)
   Accumulated other comprehensive loss               (482,000)       (1,318,000)                                (1,800,000)
                                                  -------------   --------------                            ---------------
       Total shareholders' equity ..............     14,757,000       13,467,000                                 28,224,000
                                                  -------------   --------------               ---------    ---------------
       Total liabilities and shareholders' equity $ 160,984,000   $  135,668,000               $      --    $   296,652,000
                                                  =============   ==============               =========    ===============

---------------------------------
See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.



                           PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (UNAUDITED)

                                                                  YEAR ENDED DECEMBER 31, 1999
                                           --------------------------------------------------------------------------
                                               BANK OF                                                  PREMIERWEST
                                              SOUTHERN          UNITED                 PRO FORMA        BANCORP PRO
                                               OREGON          BANCORP        NOTES    ADJUSTMENTS    FORMA COMBINED
                                           ---------------  --------------    -----   ------------   ----------------
Interest income
   Loans ................................. $     9,490,000  $    4,980,000                           $     14,470,000
   Federal funds sold and interest-bearing
     deposits ............................       1,223,000          23,000                                  1,246,000
   Securities ............................       1,403,000       3,693,000                                  5,096,000
                                           ---------------  --------------                           ----------------
       Total interest income .............      12,116,000       8,696,000                                 20,812,000
Interest expense
   Deposits ..............................       4,507,000       2,172,000                                  6,679,000
   Interest on other borrowings ..........         324,000       1,077,000                                  1,401,000
                                           ---------------  --------------                           ----------------
       Total interest expense ............       4,831,000       3,249,000                                  8,080,000
                                           ---------------  --------------                           ----------------
            Net interest income ..........       7,285,000       5,447,000                                 12,732,000
Loan loss provision ......................         640,000         195,000                                    835,000
                                           ---------------  --------------                           ----------------
            Net interest income after
              loan loss provision ........       6,645,000       5,252,000                                 11,897,000
Noninterest income .......................         491,000       1,588,000                                  2,079,000
Noninterest expense ......................
   Salaries and employee benefits ........       2,768,000       3,608,000                                  6,376,000
   Occupancy and equipment, net ..........         557,000         996,000                                  1,553,000
   Advertising ...........................         188,000         263,000                                    451,000
   Other .................................       1,614,000       1,547,000                                  3,161,000
                                           ---------------  --------------                           ----------------
       Total noninterest expense .........       5,127,000       6,414,000                                 11,541,000
                                           ---------------  --------------                           ----------------
            Income before income taxes ...       2,009,000         426,000                                  2,435,000
Income tax expense (benefit) .............         768,000        (61,000)                                    707,000
                                           ---------------  --------------                           ----------------
              Net Income ................. $     1,241,000  $     487,000                            $      1,728,000
                                           ===============  =============                            ================
Earnings per common share ................
   Basic ................................. $          0.26  $        0.29                            $           0.21
   Diluted ............................... $          0.25  $        0.28                            $           0.21

-------------------------
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.


                           PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (UNAUDITED)

                                                                  YEAR ENDED DECEMBER 31, 1998
                                           ---------------------------------------------------------------------------
                                               BANK OF                                                  PREMIERWEST
                                              SOUTHERN          UNITED                 PRO FORMA        BANCORP PRO
                                               OREGON          BANCORP        NOTES    ADJUSTMENTS    FORMA COMBINED
                                           ---------------  --------------    -----   ------------   ----------------
Interest income
   Loans ................................. $     9,915,000  $    4,556,000                           $     14,471,000
   Federal funds sold and interest-bearing
     deposits ............................       1,074,000         224,000                                  1,298,000
   Securities ............................         737,000       3,514,000                                  4,251,000
                                           ---------------  --------------                           ----------------
       Total interest income .............      11,726,000       8,294,000                                 20,020,000
Interest expense
   Deposits ..............................       4,828,000       1,948,000                                  6,776,000
   Interest on other borrowings ..........          89,000       1,103,000                                  1,192,000
                                           ---------------  --------------                           ----------------
       Total interest expense ............       4,917,000       3,051,000                                  7,968,000
                                           ---------------  --------------                           ----------------
            Net interest income ..........       6,809,000       5,243,000                                 12,052,000
Loan loss provision ......................       1,652,000          50,000                                  1,702,000
                                           ---------------  --------------                           ----------------
            Net interest income after
            loan loss provision ..........       5,157,000       5,193,000                                 10,350,000
Noninterest income .......................         531,000       1,631,000                                  2,162,000
Noninterest expense
   Salaries and employee benefits ........       1,898,000       2,808,000                                  4,706,000
   Occupancy and equipment, net ..........         426,000         869,000                                  1,295,000
   Advertising ...........................          84,000          89,000                                    173,000
   Other .................................       1,350,000       1,538,000                                  2,888,000
                                           ---------------  --------------                           ----------------
       Total noninterest expense .........       3,758,000       5,304,000                                  9,062,000
                                           ---------------  --------------                           ----------------
             Income before income taxes ..       1,930,000       1,520,000                                  3,450,000
Income tax expense .......................         748,000         466,000                                  1,214,000
                                           ---------------  --------------                           ----------------
                Net Income ............... $     1,182,000  $    1,054,000                           $      2,236,000
                                           ===============  ==============                           ================
Earnings per common share
   Basic ................................. $          0.25  $         0.65                           $           0.28
   Diluted ............................... $          0.24  $         0.61                           $           0.27

--------------------------
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.



                           PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (UNAUDITED)
                                                                  YEAR ENDED DECEMBER 31, 1997
                                           ---------------------------------------------------------------------------
                                               BANK OF                                                  PREMIERWEST
                                              SOUTHERN          UNITED                 PRO FORMA        BANCORP PRO
                                               OREGON          BANCORP        NOTES    ADJUSTMENTS    FORMA COMBINED
                                           ---------------  --------------    -----   ------------   ----------------
Interest income
   Loans ................................. $     9,715,000  $    4,310,000                           $     14,025,000
   Federal funds sold and interest-bearing
     deposits ............................         736,000          86,000                                    822,000
   Securities ............................         809,000       3,993,000                                  4,802,000
                                           ---------------  --------------                           ----------------
       Total interest income .............      11,260,000       8,389,000                                 19,649,000
Interest expense
   Deposits ..............................       4,287,000       1,712,000                                  5,999,000
   Interest on other borrowings ..........              --       1,556,000                                  1,556,000
                                           ---------------  --------------                           ----------------
       Total interest expense ............       4,287,000       3,268,000                                  7,555,000
                                           ---------------  --------------                           ----------------
            Net interest income ..........       6,973,000       5,121,000                                 12,094,000
Loan loss provision ......................       1,731,000         140,000                                  1,871,000
                                           ---------------  --------------                           ----------------
            Net interest income after
              loan loss  provision .......       5,242,000       4,981,000                                 10,223,000
Noninterest income .......................         402,000       1,113,000                                  1,515,000
Noninterest expense
   Salaries and employee benefits ........       1,694,000       2,671,000                                  4,365,000
   Occupancy and equipment, net ..........         299,000         673,000                                    972,000
   Advertising ...........................          52,000          56,000                                    108,000
   Other .................................         871,000       1,314,000                                  2,185,000
                                           ---------------  --------------                           ----------------
       Total noninterest expense .........       2,916,000       4,714,000                                  7,630,000
                                           ---------------  --------------                           ----------------
            Income before income taxes....       2,728,000       1,380,000                                  4,108,000
Income tax expense .......................         986,000         376,000                                  1,362,000
                                           ---------------  --------------                           ----------------
Net Income ............................... $     1,742,000  $    1,004,000                           $      2,746,000
                                           ===============  ==============                           ================
Earnings per common share
   Basic ................................. $          0.37  $         0.61                           $           0.35
   Diluted ............................... $          0.36  $         0.60                           $           0.33

------------------------
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.       Adjustments

         The unaudited pro forma combined balance sheet reflects the issuance of 3,570,139 shares of PremierWest Bancorp (holding company for Bank of Southern Oregon) common stock with no par value to United Bancorp shareholders (assuming no dissenting shareholders) using the exchange ratio of 1.971, in addition to the 4,837,740 shares outstanding to Bank of Southern Oregon's shareholders. These shares were derived by using the respective companies' outstanding shares at December 31, 1999. An adjustment of $938,000 to common stock and capital surplus is necessary to reflect the difference between PremierWest Bancorp common stock with no par value and United Bancorp common stock that has a par value of $2.50 which will be cancelled when the transaction is consummated. There were no other significant adjustments made to the historical consolidated balance sheets or statements of income of Bank of Southern Oregon and United Bancorp to arrive at the unaudited pro forma combined balance sheet or statements of income.

2.       Transaction Costs

         Total costs to be incurred by Bank of Southern Oregon (and PremierWest Bancorp) and United Bancorp in connection with the transaction are estimated to be approximately $525,000. These costs, relating to financial advisor fees and legal, accounting, printing and other related expenses, will be charged against net income of the combined organization in the period the transaction is consummated. The effect of the costs has not been reflected in the Pro Forma Condensed Combined Financial Statements.

3.       Earnings Per Common Share

         Earnings per share computations are based on the weighted average common shares outstanding during the years presented. The shares used in calculating earnings per share have been restated to reflect the exchange ratio of 1.971.

         BANK OF SOUTHERN OREGON'S MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Bank of Southern Oregon conducts a general commercial banking business, gathering deposits from the general public and applying those funds to the origination of loans for commercial, real estate and consumer loans and investments.

         Bank of Southern Oregon's profitability depends primarily on net interest income, which is the difference between (a) interest income generated by interest-earning assets (principally loans and investments) and (b) interest expense incurred on interest-bearing liabilities (principally customer deposits and borrowed funds). Net interest income is affected by the difference (the "interest rate spread") between rates of interest earned on interest-earning assets and rates of interest paid on interest-bearing liabilities, as well as the relative amounts of interest-earning assets and interest-bearing liabilities. Financial institutions have traditionally used interest rate spreads as a measure of net interest income. Another indication of an institution's net interest income is its "net yield on interest-earning assets" or "net interest margin," which is net interest income divided by average interest-earning assets.

         To a lesser extent, Bank of Southern Oregon's profitability is also affected by such factors as the level of noninterest income and expenses, the provision for loan losses, and the provision for income taxes. Noninterest income consists primarily of service charges on deposit accounts. Noninterest expense consists primarily of salaries and employee benefits, professional fees, equipment, occupancy-related expenses, data processing, advertising and other operating expenses.

         Bank of Southern Oregon's management's discussion and analysis of financial condition and results of operations is presented herein to assist investors in understanding the consolidated financial condition and results of operations of Bank of Southern Oregon for the fiscal years ended December 31, 1999, 1998 and 1997. This discussion should be read in conjunction with the consolidated financial statements and related footnotes presented elsewhere herein.

RESULTS OF OPERATIONS

         Net income of $1.24 million in 1999 represents an increase of 5% over 1998. Net income of $1.18 million in 1998 represents a decrease of 32% as compared to 1997. The increase in net income in 1999 is primarily due to a $476,000 increase in net interest income and a $1 million decrease in the loan loss provision, offset by a $1.37 million increase in noninterest expense. The decrease in net income in 1998 is primarily due to a $164,000 decrease in net interest income and a $841,000 increase in noninterest expense, offset by a reduced loan loss provision, higher noninterest income and a reduced provision for income taxes. A new management team joined Bank of Southern Oregon in mid-1998, including the Bank's President and Chief Executive Officer, its Executive Vice President and Chief Operating Officer and its Chief Financial Officer. The Bank also began the process of reorganizing into a holding company structure in 1998, although that was later deferred to allow new management more time to familiarize itself with the Bank's operations and to address the Bank's asset-quality issues. These factors contributed to the Bank's decreased loan loss provision in 1999 and the increases in noninterest expense in 1999 and 1998.

NET INTEREST INCOME

         1999 Compared to 1998. Net interest income for 1999 was $7.29 million, an increase of $476,000, or 7%, over 1998. Interest income of $12.1 million in 1999 represents an increase of $390,000, or 3.3%, over 1998. Interest expense of $4.8 million in 1999 decreased by $86,000, or 1.7%, over 1998. The increase in net interest income is attributable primarily to an increase in the volume of average earning assets of $13.5 million, outpacing growth in the volume of average interest-bearing liabilities of $8.7 million and increases in rates paid. Average loans decreased by $2.6 million, while average federal funds sold grew by $18.1 million. As a result of the change in asset mix, the Bank's interest rate spread declined to 4.18% in 1999 from 4.32% in 1998, and the Bank's net interest margin also declined in 1999 to 4.99% from 5.14% in 1998.

         1998 Compared to 1997. Net interest income for 1998 was $6.8 million, a decrease of $164,000, or 2.3%, over 1997. Interest income of $11.7 million in 1998 represents an increase of $467,000, or 4.1%, over 1997. Interest expense of $4.9 million for 1998 increased by $630,000, or 14.7%, over 1997. The decrease in net interest income was caused primarily by a narrower interest rate spread. The volume of average earning assets increased by $18.1 million, or 15.9%, in 1998 in comparison to 1997, while the average yield decreased by 94 basis points. Over the same period, the volume of average interest-bearing liabilities increased by $14.2 million, or 15.0%, while average rates paid stayed relatively the same. Accordingly, the Bank's interest rate spread decreased to 4.32% in 1998 from 5.31% in 1997. The Bank's net interest margin also decreased in 1998 to 5.14% from 6.11% in 1997.

         Average Balances, Interest Rates and Yields. The following tables set forth certain information relating to Bank of Southern Oregon's consolidated average interest-earning assets and interest-bearing liabilities and reflects the average yield on assets and average cost of liabilities for the years indicated. Such yields and costs are derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods presented. During the periods indicated, nonaccruing loans, if any, are included in the net loan category. The yields and costs include fees, premiums and discounts, which are considered adjustments to yield. The table does not reflect any effect of income taxes.


                                               AVERAGE BALANCES AND INTEREST RATES FOR THE YEARS ENDED DECEMBER 31,
                                          ---------------------------------------------------------------------------------
                                                          1999                                     1998
                                          --------------------------------------  ---------------------------------------
         (Dollars in thousands)             AVERAGE        INCOME/     AVERAGE       AVERAGE       INCOME/     AVERAGE
                                            BALANCE        EXPENSE     YIELD         BALANCE       EXPENSE     YIELD OR
                                                                       OR RATES                                  RATES
                                          -------------  ------------  ---------  -------------- ------------- ----------
ASSETS:
Taxable securities .....................  $     22,355   $     1,436   $  6.42%   $      24,327  $      1,417      5.82%
Federal funds sold and interest-bearing
       deposits with FHLB ..............        25,852         1,190      4.60%           7,789           394      5.06%
Loans (1), (2) .........................        97,673         9,490      9.72%         100,229         9,915      9.89%
                                          ------------   -----------   --------   -------------  ------------      -----
   Total interest-earnings assets ......       145,880        12,116      8.31%         132,345        11,726      8.86%
Reserve for loan losses ................        (2,420)                                  (1,561)
Cash and due from banks ................         5,510                                    5,339
Premises and equipment, net ............         3,630                                    2,619
Other assets ...........................         2,396                                    1,270
                                          ------------   -----------   --------   -------------  ------------      -----
Total assets ...........................  $    154,996                            $     140,012
                                          ============   ===========   ========   =============  ============      =====


LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing demand deposits .......  $     14,622           328      2.24%   $      13,275           329      2.48%
Money market accounts ..................        49,107         1,811      3.69%          47,303         1,955      4.13%
Savings accounts .......................         3,702           109      2.94%           2,514            74      2.94%
Time deposits ..........................        43,928         2,259      5.14%          43,367         2,470      5.70%
FHLB borrowings ........................         5,732           324      5.65%           1,948            89      4.57%
                                          ------------   -----------   --------   -------------  ------------      -----
   Total interest-bearing liabilities ..       117,091         4,831      4.13%         108,407         4,917      4.54%
Non interest-bearing liabilities:
   Demand deposits .....................        23,069                                   17,738
   Other liabilities ...................           440                                      181
                                          ------------                            -------------
Total liabilities ......................        23,509                                  126,326
Stockholders' equity ...................        14,396                                   13,686
                                          ------------                            -------------
   Total liabilities and stockholders'
   equity...............................       154,996                                  140,012
                                          ============   ------------             =============  ------------

Net interest income ....................                       7,285                                    6,809
                                                         ============                            ============
Interest rate spread ...................                                  4.18%                                    4.32%
                                                                          =====                                    =====
Net interest margin ....................                                  4.99%                                    5.14%
                                                                          =====                                    =====
Ratio of average interest-earning assets to
average interest-bearing liabilities....                                124.59%                                  122.08%
Return on average assets ...............                                  0.80%                                    0.84%
Return on average equity ...............                                  8.62%                                    8.64%




                             AVERAGE BALANCES AND INTEREST RATES FOR THE YEARS ENDED DECEMBER 31,
                             ---------------------------------------------------------------------
                                                             1997
                                            ----------------------------------------
         (Dollars in thousands)                AVERAGE        INCOME/     AVERAGE
                                               BALANCE        EXPENSE     YIELD OR
                                                                            RATES
                                            --------------  ------------  ----------
ASSETS:
Taxable securities .....................    $      18,102   $     1,147       6.34%
Federal funds sold and interest-bearing
       deposits with FHLB ..............            7,479           398       5.32%
Loans (1), (2) .........................           88,611         9,715      10.96%
                                            -------------   -----------      ------
   Total interest-earnings assets ......          114,192        11,260       9.86%
Reserve for loan losses ................           (1,072)
Cash and due from banks ................            4,362
Premises and equipment, net ............            2,521
Other assets ...........................            1,373
                                            -------------   -----------      ------
Total assets ...........................    $     121,376
                                            =============   ===========      ======
                                            $

LIABILITIES AND STOCKHOLDERS' EQUITY:
Interest-bearing demand deposits .......    $      11,739           277       2.36%
Money market accounts ..................           49,154         2,145       4.36%
Savings accounts .......................            2,387            71       2.97%
Time deposits ..........................           30,958         1,794       5.79%
FHLB borrowings ........................                0          0.00%
                                            -------------   -----------      ------
   Total interest-bearing liabilities ..           94,238         4,287       4.55%
Non interest-bearing liabilities: ......
   Demand deposits .....................           15,209
   Other liabilities ...................              592
                                            -------------
Total liabilities ......................          110,039
Stockholders' equity ...................           11,337
                                            -------------
   Total liabilities and stockholders'
   equity...............................         121,376
                                            =============   -----------

Net interest income ....................                          6,973
                                                            ===========
Interest rate spread ...................                                      5.31%
                                                                              =====
Net interest margin ....................                                      6.11%
                                                                              =====
Ratio of average interest-earning assets
to average interest-bearing liabilities.                                    121.17%
Return on average assets ...............                                      1.44%
Return on average equity ...............                                     15.36%


(1) Average nonaccrual loans included in the computation of average loans was $4.1 million for 1999, $7.2 million for 1998 and $2.3 million for 1997.
(2) Loan-related fees included in the above yield calculations were $649,000 in 1999, $579,000 in 1998 and $663,000 in 1997.

Rate/Volume Analysis. The following tables analyze net interest income in terms of changes in the volume of interest-earning assets and interest-bearing liabilities, and changes in net interest income that are attributable to changes in yields earned on interest-earning assets and rates paid on interest-bearing liabilities. The table reflects the extent to which changes in interest income and changes in interest expense are attributable to changes in volume (changes in volume multiplied by the prior year rate) and changes in rate (changes in rate multiplied by prior year volume). Changes attributable to the combined impact of volume and rate have been allocated equally.


                                                                         YEARS ENDED DECEMBER 31,
                                          -----------------------------------------------------------------------------------
                                                   1999 VS. 1998                                 1998 VS. 1997
                                               INCREASE (DECREASE) DUE TO                   INCREASE (DECREASE) DUE TO
                                          -----------------------------------------------------------------------------------
            (Dollars in thousands)         VOLUME         RATE         TOTAL       VOLUME          RATE           TOTAL
                                          ------------ ----------- ------------ ------------   -------------   --------------
Interest income attributable to:
  Interest and fees on loans.........     $     (254)  $     (171) $     (425)  $     1,211    $    (1,011)    $      200
  Taxable securities.................           (121)         140          19           379           (109)           270
  Federal funds sold and interest-
    bearing deposits with FHLB.......            872          (76)        796            16            (20)            (4)
                                          ----------   ----------  ----------   -----------    -----------     ----------
    Total interest income                        497         (107)        390         1,606         (1,140)           466

Interest expense attributable to:
  Interest on deposits:
           Interest-bearing demand and
              money market accounts..            111         (256)       (145)          (11)          (127)          (138)
           Savings...................             35            0          35             4             (1)            23
           Time......................             32         (243)       (211)          711            (35)           676
  Other borrowings...................            193           42         235            89              0             89
                                          ----------   ----------  ----------   -----------    -----------     ----------
    Total interest expense...........            371         (457)        (86)          793           (163)           630
                                          ----------   ----------  ----------   -----------    -----------     ----------
Increase (decrease) in net
    interest income.................      $      126   $      350  $      476   $       813    $      (977)    $     (164)
                                          ==========   ==========  ==========   ===========    ===========     ==========


LOAN LOSS PROVISION

         1999 Compared to 1998. The loan loss provision was $640,000 in 1999, compared to $1,652,000 in 1998, a decrease of $1,012,000, or 61%. The loan loss provision is based upon management's assessment of various relevant factors, including types and amounts of nonperforming loans, historical and anticipated loss experience, collectibility of collateral values and guaranties, pending legal action for collection of loans and related guaranties, and current and projected economic conditions. Although management believes the loan loss provision has been sufficient to maintain an adequate reserve for loan losses, there can be no assurance that actual loan losses will not exceed the amounts that have been charged to operations. See, " - FINANCIAL CONDITION - Reserve for Loan Losses." The change in the loan loss provision in 1999 was principally a result of new management's efforts to improve loan underwriting and loan collection discipline and to identify, monitor and resolve problem credits. Accordingly, there was an improvement in asset quality reflected by a decrease in nonperforming loans from $4.9 million at the end of 1998 to $2.8 million at the end of 1999.

         1998 Compared to 1997. The provision for loan losses was $1,652,000 in 1998, compared to $1,731,000 in 1997, a 4.6% decrease. Again, new management's efforts as discussed above contributed to a decreased loan loss provision in 1998 even though average loans in 1998 increased by $11.6 million over 1997.

NONINTEREST INCOME

         1999 Compared to 1998. Total noninterest income was $492,000 in 1999, a decrease of $40,000, or 7%, over 1998. The principal change was a $115,000 decrease in gains on sale of investment securities.

         As a result of liquidity needs in 1998 and a stable interest rate environment, the Bank sold approximately $11.6 million of available-for-sale securities and recognized a $115,000 gain. Due to a rising interest rate market in 1999 and the consequential unrealized losses on securities available-for-sale, the Bank did not sell any securities in 1999.

         1998 Compared to 1997. Total noninterest income was $531,000 in 1998, an increase of $129,000, or 32%, over 1997. The increase was attributable principally to gains on sales of investment securities as described above.

         Transaction deposit accounts and related service charges remained relatively constant in 1999, 1998 and 1997. In general, management prices deposits at rates competitive with rates offered by the leading commercial banks in Bank of Southern Oregon's market area, which rates tend to be somewhat lower than rates offered by thrift institutions and credit unions. The Bank generally has not imposed service charges and fees to the same extent as other local institutions. Although a wider range of service charges and fees and higher service charges and fees would yield more income for each dollar of deposits, imposing service charges and fees on a basis equivalent to those imposed by many other area commercial banks might adversely affect deposit growth. To promote deposit growth and provide cross-selling opportunities to customers, Bank of Southern Oregon has not adopted an aggressive fee structure. Deposit growth has been generated by developing strong customer relationships and cross-selling deposit relationships to loan customers, and to a lesser extent from the Bank's new branch office opened in 1999. Management intends to continue promoting demand deposit products, particularly noninterest bearing deposit products, in order to obtain additional interest-free lendable funds.

NONINTEREST EXPENSE

         1999 Compared to 1998. Total noninterest expense was $5,127,000 in 1999, an increase of $1,369,000, or 36.4% over 1998. The largest component of noninterest expense was salaries and employee benefits, which increased $870,000, or 45.8%. This increase was the result of the overall growth of the Bank, a new branch office opened in 1999 and an increase in management and staff personnel and related benefits. Fees for professional services decreased by 8.2%, due principally to lower legal fees associated with the reduction of collection efforts needed on problem loans. Equipment costs increased by 17.6% and occupancy costs increased by 58.2% as a result of added capital expenditures, such as bank proof and optical reading equipment, computers, upgraded software, ATM machines and a new full service branch office. Advertising costs increased by 124% in order to adequately market new Bank products and promote growth in the Bank's customer base. Other noninterest expenses increased in 1999 as compared to 1998 primarily due to the general overall growth of the Bank.

         1998 Compared to 1997. Total noninterest expense was $3,758,000 in 1998, an increase of $841,000, or 28.9% over 1997. The larger components of noninterest expense included salary and employee benefits, which increased $204,000, or 12%. The increase in salary and employee benefits was due principally to hiring of a new management team in mid-year, increases in staff, higher insurance benefit costs and normal merit raises. Professional fees increased $161,000, or 59%, in 1998, with additional legal expense incurred in connection with the collection of problem loans and the holding company reorganization process begun in 1998. Equipment expense increased $122,000, or 74%, in 1998 primarily due to purchase of an initial phase of equipment and additional maintenance costs. Other noninterest expenses increased in 1998 due primarily to the general overall growth of the Bank.

PROVISION FOR INCOME TAXES

         The provision for income taxes fluctuated in 1999, 1998 and 1997 primarily due to the changing level of pre-tax income.

FINANCIAL CONDITION

         Assets and Liabilities. Bank of Southern Oregon's total assets at December 31, 1999 were $160,984,000, compared to $146,850,000 at December 31,
1998. Cash and cash equivalents decreased by $15.5 million, investment securities available-for-sale increased by $16.6 million, net loans increased by $12.9 million and premises and equipment, net increased by $3.2 million in 1999 as compared to 1998. As of December 31, 1999 the Bank had decreased its interest-bearing deposits with FHLB and its federal funds sold to invest in one- and two-year callable U.S. Government Agency securities maturing in 3 to 5 years. Although loans increased by $12.9 in 1999, or 13.3%, management seeks to reduce concentrations of credit in construction real estate loans and this has somewhat slowed loan growth.

         Bank of Southern Oregon's premises and equipment, net increased by $3.2 million in 1999 primarily due to the new administrative offices purchased in December 1999 and a new branch in Central Point, Oregon, which opened in March 1999. Other capital expenditures in 1999 included computer equipment acquired to upgrade banking technology and prepare for the Y2K date conversion.

         Asset growth in 1999 was primarily funded by a $13.3 million, or 10.5%, increase in customer deposits. Specifically, noninterest bearing demand deposits increased $7.7 million, or 38%, at December 31, 1999 as compared to December 31, 1998.

         Reserve for Loan Losses. The loan loss provision represents a charge to earnings for maintaining the reserve for loan losses at a level management believes is adequate. The provision charged to operating expense is based on loan loss experience and other factors that, in management's judgment, should be recognized to estimate potential losses. Management monitors the loan portfolio to ensure that the reserve for loan losses remains adequate to absorb potential losses identified by the portfolio review process, including loans on nonaccrual status and current loans whose repayment according to the loan's repayment plan is considered by management to be in serious doubt. Bank of Southern Oregon takes into account loan growth and the level of delinquent and nonperforming loans in its review of the portfolio, considering also such external factors as current and anticipated economic conditions in the primary market area, collectibility of collateral values and guaranties and the status of pending legal action for collection of loans and related guaranties.

         Bank of Southern Oregon's reserve for loan losses totaled $2,396,000 at December 31, 1999 and $2,278,000 at December 31, 1998, representing 2.13% of total loans at December 31, 1999 and 2.29% of total loans at December 31, 1998. The Bank's loan loss reserve represented 86% of nonperforming loans at December 31, 1999 and 46% of nonperforming loans at December 31, 1998. Although management believes that it uses the best information available in providing for possible loan losses and believes that the reserve was adequate at December 31, 1999, future adjustments could be necessary and net earnings could be negatively affected if circumstances and/or economic conditions differ substantially from the assumptions used in making the initial determinations.

CAPITAL

         Shareholders' equity was $14,757,000 at December 31, 1999, an increase of $913,000 or 6.6% from December 31, 1998. As of December 31, 1999, Bank of Southern Oregon was in compliance with applicable regulatory capital requirements, as shown in the following table (see "SUPERVISION AND REGULATION - CAPITAL"):

                                 BANK OF SOUTHERN OREGON      MINIMUM NECESSARY TO BE     MINIMUM NECESSARY TO BE
                                   AT DECEMBER 31, 1999          WELL CAPITALIZED          ADEQUATELY CAPITALIZED
                                ---------------------------  --------------------------  ---------------------------
Total Risk-Based Capital Ratio            13.1%                       10.00%                       8.00%
Tier 1 Risk-Based Capital Ratio           11.9%                        6.00%                       4.00%
Leverage Ratio....................         9.5%                        5.00%                       4.00%

         Based on capital levels at December 31, 1999, Bank of Southern Oregon qualifies as a "well-capitalized" institution, the highest of five tiers under applicable regulatory definitions. It is PremierWest Bancorp's intention to operate Bank of Southern Oregon (PremierWest Bank) as a well-capitalized institution within the meaning of applicable regulatory definitions. However, the Bank could from time to time fall below the highest level.

LIQUIDITY

         Like other financial institutions, Bank of Southern Oregon must ensure that sufficient funds are available to meet deposit withdrawals, loan commitments and expenses. Control of cash flow requires that Bank of Southern Oregon anticipate deposit flows and loan payments. The primary sources of funds are deposits, principal and interest payments on loans, proceeds of loan sales, federal funds and FHLB borrowings. These funds are used principally to originate loans and acquire investment securities.

         At December 31, 1999, certificates of deposit represented 31.5% of total deposits, while DDA ("demand deposit accounts," or checking accounts) represented 20.1%, savings accounts 3.0% and interest-bearing demand accounts 45.4%. Of the total $44 million certificates of deposit at December 31, 1999, certificates totaling $35 million will mature in 2000, and certificates totaling $8 million mature in 2001. Together, these figures represent 97% of the total certificates of deposit at December 31, 1999. Management believes that, consistent with experience, the majority of maturing certificates of deposit will be renewed at market rates of interest.

         Bank of Southern Oregon has a line of credit with the FHLB of Seattle, which allows the Bank to borrow from the FHLB in an amount up to 10% of Bank of Southern Oregon's total assets. Interest and principal are payable monthly, and the line of credit is secured by a blanket pledge collateral agreement. Bank of Southern Oregon also has established a secured credit line through the discount window with the Federal Reserve Bank of San Francisco. At December 31, 1999, the Bank had $5.2 million FHLB borrowings outstanding. As of December 31, 1999, the Bank could have borrowed an additional $10.8 million from the FHLB. See "SUPERVISION AND REGULATION - FEDERAL HOME LOAN BANKS."

         As of December 31, 1999, Bank of Southern Oregon had commitments to fund loans of $32 million, compared to commitments at December 31, 1998 to fund $20.8 million of loans. Included within these commitments are unused commercial lines of credit and standby letters of credit, consisting of $3.4 million unused commercial lines of credit and $1.3 million standby letters of credit at December 31, 1999. At December 31, 1999 Bank of Southern Oregon had outstanding commitments of approximately $12.5 million to extend credit for construction in progress. Those commitments are included in the $32 million total commitments. Under the terms of the construction commitments, completion of specified benchmarks must be certified by the borrower before additional funds will be advanced by the Bank. Finally, it is typical for a portion of loan commitments to expire or terminate without funding. Management believes Bank of Southern Oregon has adequate resources to meet its normal funding requirements.

ASSET/LIABILITY MANAGEMENT

         Like other financial institutions, Bank of Southern Oregon is subject to interest rate risk. The Bank's interest-earning assets could mature or reprice more rapidly than, or on a different basis from, its interest-bearing liabilities (primarily borrowings and deposits with short- and medium-term maturities) in a period of declining interest rates. Although having assets that mature or reprice more frequently on average than liabilities will be beneficial in times of rising interest rates, such an asset/liability structure will result in lower net interest income during periods of declining interest rates. Interest rate sensitivity, or interest rate risk, relates to the effect of changing interest rates on net interest income. Interest-earning assets with interest rates tied to the prime rate for example, or that mature in relatively short periods of time, are considered interest-rate sensitive. Interest-bearing liabilities with interest rates that can be repriced in a discretionary manner, or that mature in relatively short periods of time, are also considered interest-rate sensitive. The differences between interest-sensitive assets and interest-sensitive liabilities over various time horizons are commonly referred to as sensitivity gaps. As interest rates change, the sensitivity gap will have either a favorable effect or an adverse effect on net interest income. A negative gap -- with liabilities repricing more rapidly than assets -- generally should have a favorable effect when interest rates are falling, and an adverse effect when rates are rising. A positive gap -- with assets repricing more rapidly than liabilities -- generally should have the opposite effect: an adverse effect when rates are falling and a favorable effect when rates are rising.

         Bank of Southern Oregon monitors its interest rate sensitivity position and attempts to limit exposure to interest rate risk. The Bank's policy is that the one-year cumulative interest rate sensitivity gap should generally be within a range of negative 25% to positive 25%. As the following table illustrates, the one-year gap was within this range as of December 31, 1999, with a positive one-year gap of 18%.

         The following table illustrates the maturities or repricing of Bank of Southern Oregon's assets and liabilities at December 31, 1999, based upon the contractual maturity or contractual repricing dates of loans and the contractual maturities of time deposits. Prepayment assumptions have not been applied to fixed-rate mortgage loans. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. Allocation of deposits other than time deposits to the various maturity and repricing periods is based upon management's best estimate, taking into account, among other things, the proposed policy statement issued by federal bank regulators on August 4, 1995.

                                                                 MATURING OR REPRICING PERIODS
                                             -----------------------------------------------------------------------
          (Dollars in thousands)              WITHIN 3        4 - 12         1 - 5         OVER 5
                                               MONTHS         MONTHS         YEARS          YEARS         TOTAL
                                             ------------  -------------  -------------  ------------  -------------
INTEREST-EARNING ASSETS:
   Commercial loans (1)(2)(3) .............. $    17,409   $      1,801   $      4,425   $       894   $     24,529
   Real estate loans (3) ...................      17,700         39,663         11,304        11,473         80,140
   Installment loans (1)(2)(3) .............         685          1,076          4,327         1,269          7,356
   Securities available for sale ...........          --             --         22,827            --         22,827
   FHLB stock ..............................          --             --             --         3,881          3,881
   Interest-bearing deposit with FHLB ......          --          1,000             --            --          1,000
   Federal funds sold, interest-bearing
     deposits with FHLB and securities
     purchased under agreements to resell ..       8,250             --             --            --          8,250
                                             -----------   ------------   ------------   -----------   ------------
      Total interest-earning assets ........ $    44,044   $     43,540   $     42,882   $    17,516   $    147,983
                                             ===========   ============   ============   ===========   ============
INTEREST-BEARING LIABILITIES:
   Certificates of deposit ................. $    14,367   $     20,151   $      9,590   $        --   $     44,108
   Money market ............................          --         23,394         23,394            --         46,788
   DDA interest-bearing ....................          --             --         13,406         3,351         16,757
   Savings accounts ........................          --             --          3,318           829          4,147
   Borrowings ..............................         114            353          2,169         2,609          5,245
                                             -----------   ------------   ------------   -----------   ------------
      Total interest-bearing
        liabilities ........................ $    14,481   $     43,898   $     51,877   $     6,789   $    117,045
                                             ===========   ============   ============   ===========   ============
Interest sensitivity gap ................... $    29,563   $       (358)  $     (8,995)  $    10,727   $     30,937
Cumulative interest sensitivity gap ........ $    29,563   $     29,205   $     20,210   $    30,937   $     30,937
Cumulative interest sensitivity gap
   as a percent of total assets ............       18.4%          18.1%          12.6%         19.2%

-------------------------------
(1) For purposes of the gap analysis, loans are not reduced by the allowance for loan losses and nonperforming loans.
(2) For purposes of the gap analysis, premiums, unearned discounts and deferred loan fees are excluded.
(3) Loans have been classified in this schedule based on the purpose of the loan (regulatory reporting basis) and not on the underlying collateral (financial statement reporting basis).

         This analysis of interest-rate sensitivity has a number of limitations. The "gap" analysis above is based upon assumptions concerning such matters as when assets and liabilities will reprice in a changing interest rate environment. Because these assumptions are no more than estimates, certain assets and liabilities indicated as maturing or repricing within a stated period might actually mature or reprice at different times and at different volumes from those estimated. The actual prepayments and withdrawals experienced by Bank of Southern Oregon after a change in interest rates could deviate significantly from those assumed in calculating the data shown in the table. Certain assets, adjustable-rate loans for example, commonly have provisions that limit changes in interest rates each time the interest rate changes and on a cumulative basis over the life of the loan. Also, the renewal or repricing of certain assets and liabilities can be discretionary and subject to competitive and other pressures. The ability of many borrowers to service their debt could diminish after an interest rate increase. Therefore, the gap table above does not and cannot necessarily indicate the actual future impact of general interest movements on net interest income.

         In addition to a static gap analysis of interest rate sensitivity, Bank of Southern Oregon also attempts to monitor interest rate risk from the perspective of changes in the economic value of equity, also referred to as net portfolio value (NPV), and changes in net interest income. Changes to Bank of Southern Oregon's NPV and net interest income are simulated using instant and permanent rate shocks of plus and minus 200 basis points, in increments of 50 basis points. These results are then compared to prior periods to determine the effect of previously implemented strategies. If estimated changes to NPV or net interest income are not within acceptable limits, the Board may direct management to adjust its asset and liability mix to bring interest rate risk within acceptable limits. Bank of Southern Oregon's NPV calculations are based on the net present value of discounted cash flows, using market prepayment assumptions and market rates of interest for each asset and liability product type based on its characteristics. The theoretical projected change in NPV and net interest income over a 12-month period under each of the instantaneous and permanent rate shocks have been calculated by Bank of Southern Oregon using computer simulation.

                                       CHANGE IN NET
                     CHANGE IN       PORTFOLIO VALUE AT
                    BASIS POINTS      DECEMBER 31, 1999
                  ---------------    -------------------
                        200                - 2.5%
                        150                - 1.9%
                        100                - 1.3%
                         50                - 0.7%
                          0                    0%
                       - 50                  0.8%
                      - 100                  1.6%
                      - 150                  2.2%
                      - 200                  2.0%

         The bank's simulation analysis forecasts net interest income and earnings given unchanged interest rates (stable rate scenario). The model then estimates a percentage change from the stable rate scenario under scenarios of rising and falling market interest rates over various time horizons. The simulation model estimates that if a decline of 200 basis points occurs, earnings could be adversely affected up to approximately 13.6%, while a similar increase in market rates would have a favorable impact of approximately 9.4%. Because of uncertainties about customer behavior, refinance activity, absolute and relative loan and deposit pricing levels, competitor pricing and market behavior, product volumes and mix, and other unexpected changes in economic events affecting movements and volatility in market rates, there can be no assurance that simulation results are reliable indicators of earnings under such conditions.

         It is Bank of Southern Oregon's policy to manage interest rate risk to maximize long-term profitability under the range of likely interest-rate scenarios. The Board of Directors oversees implementation of strategies to control interest rate risk.

NEW ACCOUNTING PRONOUNCEMENTS

         In June 1999, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 137 (SFAS No. 137), "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133," an amendment of SFAS No. 133, which establishes accounting and reporting standards for derivative instruments and hedging activities and requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No. 133, as amended by SFAS No. 137, is effective for all quarterly and annual financial statements of fiscal years beginning after June 15, 2000. The Bank had no significant derivatives as of December 31, 1999, nor does the Bank engage in any hedging activities. Accordingly, the Bank does not anticipate that the adoption of SFAS No. 133, as amended by SFAS No. 137, will have a material effect on its consolidated financial position or results of operations.

IMPACT OF INFLATION AND CHANGING PRICES

         Bank of Southern Oregon's consolidated financial statements and related data herein have been prepared in accordance with generally accepted accounting principles, which require measurement of financial condition and results of operations in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         Because the primary assets and liabilities of PremierWest Bancorp and Bank of Southern Oregon are monetary in nature, changes in the general level of prices for goods and services have a relatively minor impact on total expenses. Increases in operating expenses such as salaries and maintenance are in part attributable to inflation. However, interest rates have a far more significant effect than inflation on the performance of financial institutions, including Bank of Southern Oregon. See " - ASSET/LIABILITY MANAGEMENT."

           BUSINESS OF BANK OF PREMIERWEST BANCORP AND SOUTHERN OREGON

PREMIERWEST BANCORP

         PremierWest Bancorp was incorporated on November 26, 1999 for the purpose of becoming the holding company for Bank of Southern Oregon. PremierWest Bancorp is a corporate entity legally separate and distinct from Bank of Southern Oregon. However, a bank holding company is expected to act as a source of financial strength to its subsidiary bank or banks, according to policy of the Board of Governors of the Federal Reserve System. See, "SUPERVISION AND REGULATION - REGULATION OF BANK HOLDING COMPANIES." The principal source of PremierWest Bancorp's income will be dividends from Bank of Southern Oregon. There are certain regulatory restrictions on the extent to which Bank of Southern Oregon may pay dividends or otherwise supply funds to PremierWest Bancorp. See, "SUPERVISION AND REGULATION - LIMITS ON DIVIDENDS AND OTHER PAYMENTS."

         PremierWest Bancorp has had no operations. Its activities have been limited to taking such actions as are necessary for the holding company reorganization of Bank of Southern Oregon.

BANK OF SOUTHERN OREGON

         Bank of Southern Oregon began operations in June 1990. Bank of Southern Oregon offers its customers a broad range of banking services, including checking, savings and negotiable order of withdrawal (NOW) accounts; money market accounts; time certificates of deposit, commercial loans, real estate loans and various types of consumer loans; safe deposit facilities and travelers' checks.

         Bank of Southern Oregon engages in a general commercial banking business in southern Oregon, offering commercial banking services principally to small and medium-sized businesses, professional and retail customers. The bank has developed and continues to monitor and update a marketing program to attract and retain consumer accounts, and to offer banking services and facilities compatible with the needs of its customers. With population and income levels in the bank's primary trade area expected to grow, management believes that consumer lending will represent an increasingly significant lending opportunity for Bank of Southern Oregon, and it intends to pursue this opportunity aggressively.

         Bank of Southern Oregon's loan services include operational and working capital loans; loans to finance capital purchases; term business loans; residential construction loans; selected guaranteed or subsidized loan programs for small businesses; professional loans; consumer installment loans to purchase automobiles, boats, aircraft and for home improvement and other personal expenditures. The bank also provides long-term real estate financing for owner-occupied residential real estate, selling these loan originations into the secondary market. Although Bank of Southern Oregon has made agricultural loans, it currently has no significant agricultural loans.

MARKET AREA

         The bank's trade area is those portions of Jackson and Josephine Counties that are within approximately 30 miles of the bank's Medford headquarters, including the communities of Ashland, Central Point, Eagle Point, Jacksonville, White City, Phoenix and Talent. Medford is the fourth largest city in the state of Oregon and is the center for commerce, medicine and transportation in southwestern Oregon. The principal industries in the area include lumber and wood products, manufacturing and agriculture. Other manufacturing segments include electrical equipment and supplies, computing equipment, printing and publishing, fabricated metal products and machinery, and stone and concrete products. In the non-manufacturing sector, significant industries include the recreation, wholesale and retail trades, as well as medical care, particularly in connection with the growing retirement community in the Medford area.

COMPETITION

         There are many bank, savings bank, savings association and credit union offices located within Bank of Southern Oregon's primary market area. Many of the competitor institutions are branches of larger institutions headquartered outside of the Medford area. In addition to banks, savings banks, savings associations and credit unions, Bank of Southern Oregon competes with finance companies, insurance companies, mortgage companies, securities brokerage firms, money market funds and other providers of financial services. Many competitors are larger and have substantially greater resources than Bank of Southern Oregon, which offer those competitors advantages such as the ability to price services at lower, more attractive levels and the ability to provide larger credit facilities than Bank of Southern Oregon is able to provide. Many of these competitors are more geographically diversified than Bank of Southern Oregon and are therefore less vulnerable than Bank of Southern Oregon to adverse changes in the local economy. Some competitors also offer products and services that are not offered by the bank. And some of the competitors are not subject to the same kind and amount of regulatory restrictions and supervision to which Bank of Southern Oregon is subject. Because Bank of Southern Oregon is a community bank that is considerably smaller than other commercial lenders, the bank's legal lending limit does not allow it to make commercial loans in amounts many competitors can offer. Bank of Southern Oregon may from time to time accommodate loan volumes in excess of its lending limit through the sale of participations in loans to other banks.

         The banking industry has been changing for many reasons. Industry consolidation through mergers and acquisitions has increased the level of competition among financial institutions and other financial service organizations. Additionally, recent legislative and regulatory changes could have the effect of increasing competition even more. For example, Congress' recent elimination of many restrictions on interstate branching could have the effect of increasing competition from large banks headquartered outside of southwestern Oregon. Congress' even more recent repeal of the Glass-Steagall Act (which had separated the commercial and investment banking industries) and elimination of the barriers between the banking and insurance industries can be expected to make competition even more intense. See, "SUPERVISION AND REGULATION." Additionally, the percentage of household financial assets held in the form of deposits has been shrinking. Banking customers have been investing a growing portion of their financial assets in stocks, bonds, mutual funds and retirement accounts.

         To more effectively and efficiently deliver banking products and services, banks are opening in-store branches, installing more automated teller machines (ATMs) and investing in technology to permit telephone, personal computer and internet banking. While all banks are experiencing the effects of the changing environment, the manner in which banks choose to compete is increasing the gap between large super-regional and national banks, on one hand, and community banks on the other. Large institutions are committed to becoming national or regional "brand names," providing a broad selection of products at low cost and with advanced technology, while community banks provide most of the same products but with a commitment to personal service and with local ties to the customers and communities they serve. Bank of Southern Oregon seeks to take competitive advantage of its local orientation and community banking profile. It competes for loans principally through responsiveness to customers and its ability to communicate effectively with them and understand and address their needs. Bank of Southern Oregon competes for deposits principally by offering customers personal attention, a variety of banking services, attractive rates and strategically located banking facilities. The bank seeks to provide high quality banking service to professionals and small and mid-sized businesses, as well as individuals, emphasizing quick and flexible responses to customer demands.

LENDING

         LOAN PORTFOLIO COMPOSITION AND ACTIVITY. Bank of Southern Oregon makes commercial and real estate loans, real estate construction and residential real estate loans and consumer installment loans. Commercial and real estate-based lending has been the primary focus of the bank's lending activities. One of Bank of Southern Oregon's objectives is to diversify its commercial loan portfolio with additional focus on accounts receivable and working capital loans, and to expand its consumer loan portfolio.

         Bank of Southern Oregon offers specialized loans for business and commercial customers, including equipment and inventory financing, real estate construction loans and SBA loans for qualified businesses. A substantial portion of Bank of Southern Oregon's commercial loans are designated as real estate loans for regulatory reporting purposes because they are secured by mortgages and trust deeds on real property. Loans of that type may be made for purpose of financing commercial activities, such as accounts receivable, equipment purchases and leasing, but they are secured by real estate to provide the bank with an extra measure of security. Although these loans may be secured in whole or in part by real estate, they are treated in the discussions to follow as commercial loans. Bank of Southern Oregon's consumer installment loans include secured or unsecured loans to individual borrowers for a variety of purposes, including personal, home improvements, revolving credit lines, autos, boats, and recreational vehicles.

         The following tables sets forth the composition of the loan portfolio in dollar amounts and in percentages at December 31, 1999, 1998 and 1997, along with a reconciliation to loans receivable, net.

                                                    AT DECEMBER 31,
                                         ---------------------------------------
          (Dollars in thousands)            1999          1998          1997
                                         -----------  ------------  ------------
Type of loan:
   Commercial..........................  $    22,303  $     30,599  $    25,557
   Real estate construction............       25,416        24,879       26,308
   Real estate - other.................       60,758        39,037       35,987
   Installment.........................        4,033         5,002        4,586
                                         ------------ ------------  -----------
Total loans............................  $   112,510  $     99,517  $    92,438

Less:
   Deferred loan fees..................          485           466          359
   Reserve for loan losses.............        2,396         2,278        1,079
                                         ------------ ------------  -----------
Net loans..............................  $   109,629  $     96,773  $    91,000
                                         ===========  ============  ===========
Net loans as a percent of total
  assets...............................         68.1%         65.9%        68.6%

         The following table presents maturity information for the loan portfolio at December 31, 1999. The table does not include prepayments or scheduled principal repayments.

                                                                  AT DECEMBER 31, 1999
                                      ------------------------------------------------------------------------------
       (Dollars in thousands)           COMMERCIAL      REAL ESTATE   REAL ESTATE -    INSTALLMENT        TOTAL
                                                       CONSTRUCTION       OTHER
                                      ---------------  -------------- ---------------  -------------  --------------
Amount due:
  In one year or less...............  $       16,453   $       16,414 $        23,586  $       1,631  $       58,083
  After one year through five years.           3,754            5,017          21,843          2,117          32,731
  After five years..................           2,097            3,984          15,330            285          21,696
                                      --------------   -------------- ---------------  -------------  --------------
Total amount due....................  $       22,303   $       25,416 $        60,758  $       4,033  $      112,510
                                      ==============   ============== ===============  =============  ==============

         The following table shows the dollar amount of all loans due after December 31, 1999 that have pre-determined interest rates and the dollar amount of all loans due after December 31, 1999 that have variable interest rates.

          (Dollars in thousands)      FIXED RATES       VARIABLE RATES         TOTAL
                                     --------------   -------------------  ---------------
Commercial........................   $     8,829      $        13,475      $     22,303
Real estate construction..........        15,875                9,541            25,416
Real estate - other...............        29,009               31,749            60,758
Installment.......................         3,510                  524             4,033
                                     -----------      ---------------      ------------
Total.............................   $    57,222      $        55,288      $    112,510
                                     ===========      ===============      ============

         COMMERCIAL LOANS AND COMMERCIAL REAL ESTATE LOANS. Bank of Southern Oregon's commercial loan services include accounts receivable, inventory and working capital loans; renewable operating lines of credit; loans to finance capital equipment; term business loans; short-term notes; selected guaranteed or subsidized loan programs for small businesses; loans to professionals; and commercial real estate loans.

         Although a risk of nonpayment exists for all loans, certain specific types of risks are associated with various types of loans. One of the primary risks associated with commercial loans is the risk that the commercial borrower might not generate sufficient income to repay the loan. To control this risk, Bank of Southern Oregon attempts to assess carefully the quality of the borrower's management. The bank also does not lend to start-up businesses, and the bank generally requires personal guarantees and secondary sources of repayment, such as real estate collateral. In the process of considering a commercial loan application, Bank of Southern Oregon reviews the financial statements of the commercial borrower, appraisals of the collateral and other documentation in order to determine (i) whether there will be sufficient income to cover payments on the proposed loan as well as other existing debt of the commercial loan applicant, (ii) whether the collateral is of adequate liquidation value and (iii) whether the applicant has a good payment history and is capable of performing the requirements of the loan. Other reviews and analyses are undertaken as appropriate, depending upon the complexity of the credit request.

         Real estate is commonly a material component of collateral for Bank of Southern Oregon's loans, including commercial loans. Although the expected source of repayment of these loans is generally the operations of the borrower's business or personal income, real estate collateral provides an additional measure of security. Risks associated with loans secured by real estate include fluctuating land values, changing local economic conditions, changes in tax policies, and a concentration of loans within a limited geographic area.

         Commercial real estate loans primarily include owner-occupied commercial properties occupied by the proprietor of the business conducted on the premises, and income producing or farm properties. Although Bank of Southern Oregon has made agricultural loans, it currently has no significant agricultural loans. The primary risks of commercial real estate loans is loss of income of the owner or occupier of the property and the inability of the market to sustain rent levels. The bank mitigates commercial real estate risk by making the majority of commercial real estate loans on owner-occupied properties. Bank of Southern Oregon's underwriting standards also require a minimum of 3 consecutive years of income equal to or greater than 1.2 times combined debt service, insurance and taxes from the owner or occupier or from rental income. In addition, the maximum loan-to-value ratio is 75%.

         Bank of Southern Oregon's commercial real estate loans are priced in relation to the prime rate. These loans generally have note terms of 5 to 15 years, amortizing over a term of 15 to 20 years. Although commercial and commercial real estate loans generally bear somewhat more risk than single-family residential mortgage loans, commercial and commercial real estate loans tend to be higher yielding, tend to have shorter terms and generally provide for interest-rate adjustments as prevailing rates change. Accordingly, commercial and commercial real estate loans enhance a lender's interest rate risk management and, in management's opinion, promote more rapid asset and income growth than a loan portfolio comprised strictly of residential real estate mortgage loans.

         At December 31, 1999, commercial loans that were more than 90 days delinquent or nonaccruing totaled $1,729,000 in aggregate outstanding balances, or 7.8% of the commercial loan portfolio. At December 31, 1999, real estate loans that were more than 90 days delinquent or nonaccruing totaled $88,000 in aggregate outstanding balances, or 0.1% of the real estate loan portfolio.

         REAL ESTATE CONSTRUCTION. Bank of Southern Oregon originates several different types of loans that it categorizes as construction loans, including
(i) residential construction loans to borrowers who will occupy the premises upon completion of construction, (ii) residential construction loans to builders, (iii) commercial construction loans and (iv) real estate acquisition and development loans. Because of the complex nature of construction lending, these loans are generally recognized as having a higher degree of risk than other forms of real estate lending. The bank mitigates its risk on construction loans by generally lending funds to customers who have been pre-qualified for long-term financing and who are using contractors acceptable to Bank of Southern Oregon. The bank's fixed-rate and adjustable-rate construction loans provide for the same interest rate terms on the construction loan and on the permanent mortgage loan that follows completion of the construction phase, provided that the borrower pays at origination of the loan an additional one percentage point of the total loan amount in the case of fixed-rate construction loans, and one-half percentage point in the case of adjustable-rate construction loans.

         Bank of Southern Oregon makes construction loans for single-family residences to borrowers who will occupy the home following completion of construction, or "owner-built" construction. These loans are typically made with a six- to nine-month construction term. Upon completion of construction, the loans convert to permanent mortgage loans with regularly amortizing principal and interest payments, usually over a fifteen- to thirty-year term. These owner-built construction loans are made with both fixed and adjustable interest rates.

         Bank of Southern Oregon also lends to builders for the construction of single-family residences as models or under contract for sale. Builder construction loans are typically six to nine months in duration, and are usually made with adjustable interest rates from one to one and one-half percent above the bank's prime rate. Loans for the acquisition and development of residential and commercial acreage are made with adjustable rates that are one to two percentage points above the bank's prime rate. Acquisition and development loans are typically made with terms of one to two years.

         Bank of Southern Oregon makes construction loans to individuals and businesses for the purpose of constructing commercial properties. These loans are ordinarily made with a 6- to 12-month construction term. Upon completion of the project, commercial construction loans convert to permanent commercial loans with regularly amortizing principal and interest payments, generally on the same terms as a commercial real estate loan. Adjustable-rate commercial construction loans generally are made with interest rates that adjust every three to five years. Variable-rate commercial construction loans generally are made with interest rates that vary according to changes in the bank's prime rate, with interest rates ranging generally from one-half to one point over prime.

         At December 31, 1999, real estate construction loans with outstanding balances more than 90 days delinquent or nonaccruing amounted to $996,000, or 3.9% of the real estate construction loan portfolio.

         RESIDENTIAL REAL ESTATE. Residential real estate loans include 1-4 family owner or non-owner occupied residence and multi-family unit construction loans. Generally, the risk associated with such loans is the loss of the borrower's income. Bank of Southern Oregon attempts to mitigate this risk by thorough review of the borrower's credit and employment history, and by loan-to-value ratio limitations to provide protection if foreclosure occurs. Residential real estate loans are generally underwritten consistent with FNMA (Federal National Mortgage Association) and FHLMC (the Federal Home Loan Mortgage Corporation) secondary market standards, but exceptions are made on a case-by-case basis. Most residential real estate loans originated by Bank of Southern Oregon have been immediately resold in the secondary market to large mortgage firms, but may be retained in the bank's portfolio on a case-by-case basis. No mortgage loan originations were sold into the secondary market in 1999.

         At December 31, 1999, there were no loans secured by residential real estate with outstanding balances more than 90 days delinquent or nonaccruing.

         INSTALLMENT LOANS. Bank of Southern Oregon's installment loans include secured or unsecured loans to individual borrowers for a variety of purposes, including personal, home improvements, revolving credit lines, autos, boats, and recreational vehicles. The bank does not currently do any indirect lending. Unsecured consumer loans carry significantly higher interest rates than secured loans. Bank of Southern Oregon maintains a higher loss reserve for consumer loans, while maintaining strict credit guidelines when considering consumer loan applications.

         Bank of Southern Oregon's home equity loan policy generally allows for a loan of up to 80% of a property's appraised value less the principal balance of the outstanding first mortgage loan. The interest rate generally ranges from prime to one and one-half percentage points over the prime rate, depending on the size of the loan. Home equity loans are repayable monthly, with the monthly payment calculated as one and one-half percent of the outstanding balance. The bank's home equity loans generally have terms of ten to fifteen years, with borrowing permitted in the first five to ten years, respectively, and the last five years being dedicated solely to repayment of the loan.

         In addition to home equity loans, Bank of Southern Oregon also offers installment loans for the purchase of automobiles and for other consumer purposes. Automobile loans are made with fixed interest rates with a term of two to five years. Installment loans are made for other consumer purposes, generally on a secured basis, with fixed interest rates and terms ranging from one to ten years. The bank also provides overdraft protection to checking account depositors, but only if the checking account is linked to another account from which the bank may debit funds to pay the overdraft.

         Bank of Southern Oregon underwrites consumer installment loans in a manner designed to assure compliance with applicable regulations and the bank's underwriting standards. Payment history on applicants is very important on these smaller loans, and is checked through in-house records as well as credit bureaus. On automobile loans, the value of the collateral is checked through the N.A.D.A. book (the "blue book") or another valuation service. The borrower's income must be adequate to cover all of his or her debt payments and other monthly payment obligations, including the proposed loan.

         At December 31, 1999, Bank of Southern Oregon had approximately $4.0 million in its installment loan portfolio, representing 3.7% of total loans. Installment loans totaling approximately $15,000 were over 90 days delinquent or nonaccruing on that date, representing 0.4% of the installment loan portfolio.

         LOAN SOLICITATION AND PROCESSING. Loan originations are developed from a number of sources, including continuing business with depositors, other borrowers and real estate developers, solicitations by Bank of Southern Oregon personnel and walk-in customers.

         When a loan request is made, Bank of Southern Oregon reviews the application, as well as credit bureau reports, appraisals, financial information, verifications of income, and other documentation concerning the creditworthiness of the borrower, as applicable to each loan type. The bank's underwriting guidelines are set by senior management. Loan applications are generally processed and underwritten by designated loan officers. Residential real estate loans are underwritten consistent with FNMA and FHLMC standards, but exceptions are made on a case-by-case basis.

         At the time of an application for a residential mortgage loan, an appraisal of the property and a borrower credit report are ordered. In addition, the borrower's employment, income and financial information are obtained and verified. When all of the necessary information is received, the information is reviewed and analyzed with reference to the bank's underwriting worksheet, which includes pertinent data such as debt-to-income ratios, the loan-to-value ratio, credit history highlights and details concerning funds available for down payment and closing costs.

         At the time of application for a commercial loan, a commercial loan officer obtains financial information of the borrower, including business financial statements and, as appropriate, personal financial statements and income tax records. In those circumstances in which real estate will serve as collateral for the commercial loan, an appraisal is ordered as well. Credit reports are obtained for individual borrowers, and Dun and Bradstreet reports are ordered for business borrowers. If the borrower has had previous borrowings from or deposit accounts with Bank of Southern Oregon, payment and balance histories are reviewed as well. The commercial loan officer analyzes the financial information and assesses the borrower's ability to repay the proposed loan. The commercial loan officer will also generally visit the business location or, in the case of real estate, inspect the property. Individual officers have authority to approve loans in amounts up to specified lending limits without the approval of the Loan Committee or Executive Committee. Applications for loans in excess of the officers' lending limits require approval of the Loan Committee or Executive Committee.

         INCOME FROM LENDING ACTIVITIES. Bank of Southern Oregon earns interest and fee income from its lending activities. The bank receives fees for originating loans, which fees, net of origination costs, are amortized over the life of the respective loan. Bank of Southern Oregon also receives loan fees related to existing loans, including late charges. Income from loan origination and commitment fees and discounts varies with the volume and type of loans and commitments made and with competitive and economic conditions. Note 1 to the Consolidated Financial Statements included herein contains a discussion of the manner in which loan fees and income are recognized for financial reporting purposes.

NONPERFORMING LOANS

         A loan is considered by Bank of Southern Oregon to be nonperforming when it is 90 days or more delinquent or, if sooner, when the bank has determined that repayment of the loan in full is unlikely. Generally, unless loan collateral is a one- to four-family residential dwelling, interest accrual ceases in 90 days (but no later than the date of acquisition by foreclosure, voluntary deed or other means) and the loan is classified as nonperforming. A loan placed on nonaccrual status may or may not be contractually past due at the time the determination is made to place the loan on nonaccrual status, and it may or may not be secured. When a loan is placed on nonaccrual status, it is the bank's policy to reverse interest previously accrued but uncollected and charge it against current income. Interest later collected on the nonaccrual loan is credited to loan principal if, in management's opinion, full collectibility of principal is doubtful.

         The procedures for addressing delinquencies in commercial loans can vary from one loan to the next, depending on a variety of factors. Late charges generally do not apply to commercial loans. With payments generally due on the first of each month, a commercial borrower will be contacted if a loan payment has not been received by the tenth day of the month. Late charges on consumer installment loans are assessed if a payment is not received by the 10th day following the due date. Immediately thereafter, any borrower whose payment was not received by this time is mailed a past due notice. Credit card statement processing is undertaken by a third party under contract with Bank of Southern Oregon. Past due notices are generated automatically, depending on the stage of delinquency of the card holder, with charge-off occurring after 120 days. As of December 31, 1999 no credit card loans were nonperforming. Late charges on residential mortgages are assessed if a payment is not received by the 15th day after the due date. Immediately thereafter, any borrower whose payment was not received by this time is mailed a past due notice. The borrower will be contacted by telephone if the delinquency continues to the 30th day. When an advanced stage of delinquency appears on a single-family loan (generally about the 60th day of delinquency) and if repayment cannot be expected within a reasonable amount of time or a repayment agreement has not been entered into, the bank contacts an attorney and requests that the required notice of foreclosure or repossession proceedings be prepared and delivered to the borrower in order that, if necessary, foreclosure proceedings may be initiated promptly.

         When the bank acquires real estate through foreclosure, voluntary deed, or similar means, it is classified as "other real estate owned" until it is sold. On December 31, 1999, other real estate owned amounted to $1,209,000. When property is acquired in this manner, it is recorded at the lower of cost (the unpaid principal balance at the date of acquisition) or fair value. Any resulting write-down is charged to expense. All costs incurred from the date of acquisition to maintain the property are expensed. "Other real estate owned" is appraised during the foreclosure process, before acquisition. Losses are recognized for the amount by which the book value of the related mortgage loan exceeds the estimated net realizable value of the property.

         Certain potential problem loans that management believes are adequately secured and for which no material loss is expected are not categorized as nonperforming loans. Loans of this type are considered problem loans because certain circumstances known to management could cause the borrowers to be unable to comply with the existing loan repayment terms at some future date. At December 31, 1999 potential problem loans totaled approximately $2,828,000.

         Bank of Southern Oregon had nonaccrual loans of $2,772,000 at December 31, 1999, $4,946,000 at December 31, 1998 and $2,246,000 at December 31, 1997.
Interest income that would have been recognized on nonaccrual loans if such loans had performed in accordance with contractual terms totaled $410,000 in 1999, $720,000 for the year ended December 31, 1998, and $250,000 for the year ended December 31, 1997. Interest income recognized on such loans during all of the periods was insignificant.

         The following table summarizes nonperforming assets by category.
                                                                           DECEMBER 31,
                                                        ---------------------------------------------------
                (Dollars in thousands)                       1999              1998              1997
                                                        ----------------  ----------------  ---------------
Commercial:
   Nonaccrual.......................................    $        1,682    $        2,311    $        1,324
   Past due 90 days or more(1)......................                47                --             1,511
Real estate construction:
   Nonaccrual.......................................               996             1,159               --
   Past due 90 days or more(1)......................                --                --              213
Real estate - other:
   Nonaccrual.......................................                88             1,468              922
   Past due 90 days or more(1)......................                --                --              175
Installment:
   Nonaccrual.......................................                 6                 8               --
   Past due 90 days or more(1)......................                 9                                  4
                                                        ---------------   ---------------   --------------
      Total nonperforming loans.....................             2,828             4,946            4,149
Other real estate owned.............................             1,209                73              257
                                                        ---------------   ---------------   --------------
      Total nonperforming assets....................    $        4,037    $        5,019    $       4,406
                                                        ===============   ===============   ==============
Loans outstanding, net..............................           109,629   $        96,773           91,000
Nonperforming loans to total net loans..............              2.6%              5.1%             4.6%
Nonperforming assets to total assets................              2.5%              3.4%             3.3%
Reserve for loan losses to total loans..............             2.13%             2.29%            1.17%
Reserve for loan losses to nonperforming loans......             84.7%             46.1%            26.0%

----------------------
(1) Represents accruing loans delinquent greater than 90 days that are considered by management to be well secured and that are in the process of collection.

         Impaired loans include all nonaccrual and restructured commercial and real estate loans. Loan impairment is measured as the present value of expected future cash flows discounted at the loan's initial interest rate, the fair value of the collateral of an impaired collateral-dependent loan or an observable market price. Interest income on impaired loans is recognized on a cash-basis method. The investment in loans for which impairment had been recognized totaled $2,772,000 as of December 31, 1999 and $4,946,000 as of December 31, 1998. At
December 31, 1999, the total reserve for loan losses related to impaired loans was $836,000.

         RESERVE FOR LOAN LOSSES. The amount of the reserve for loan losses is based on a variety of factors, including:

         - management's analysis of risks inherent in the various segments of the loan portfolio;

         - management's assessment of known or potential problem credits that have come to management's attention during the ongoing analysis of credit quality;

         - estimates of the value of underlying collateral and guaranties;

         - legal representation regarding the potential outcome of pending legal actions for collection of loans and related guaranties;

         -        historical loss experience; and

         -        current and anticipated economic conditions and other factors.

         If actual circumstances and losses differ substantially from management's assumptions and estimates, the reserve for loan losses might not be sufficient to absorb all future losses. Net earnings would be adversely affected if that occurred. Loan loss estimates are reviewed periodically. Adjustments, if any, are reported in earnings in the period in which they become known. In addition, Bank of Southern Oregon maintains a portion of the loan loss reserve to cover potential losses that have not been specifically identified.

         Although management believes that it uses the best information available to make such determinations and that the reserve for loan losses was adequate at December 31, 1999, future adjustments could be necessary if circumstances or economic conditions differ substantially from the assumptions used in making the initial determinations. A downturn in the local Oregon economy and employment could result in increased levels of nonperforming assets and charge-offs, increased loan loss provisions and reductions in income. Additionally, as an integral part of the examination process bank regulatory agencies periodically review Bank of Southern Oregon's reserve for loan losses. The banking agencies could require the recognition of additions to the loan loss reserve based on their judgment of information available to them at the time of their examination.

         The following is a summary of Bank of Southern Oregon's loan loss experience and selected ratios for the periods presented.

                                                   YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------
(Dollars in thousands)                       1999            1998           1997
                                         --------------  -------------- --------------
Reserve balance, beginning of period     $      2,278    $      1,079   $        936

Loans charged off:
   Commercial..........................          (675)           (452)        (1,388)
   Real estate construction............              0               0            (4)
   Real estate - other.................           (34)            (98)          (121)
   Installment.........................
      Total loans charged off..........           (31)             (9)          (103)
                                         ------------    -------------  -------------
                                                 (740)           (559)        (1,616)
Recoveries of loans previously charged
off:
   Commercial..........................            51             106             25
   Real estate construction............             0               0              0
   Real estate - other.................           167               0              0
   Installment.........................             0               0              2
                                         ------------    -------------  -------------
      Total recoveries.................           218             106             27
                                         ------------    -------------  -------------

Net loans charged off..................           522             453          1,589
Provision charged to operations........           640           1,652          1,731
Reserve balance, end of period.........         2,396           2,278          1,079
                                         ============    =============  =============
Loans outstanding:
   Average.............................  $     97,673    $    100,229   $     88,611
   End of period, net..................  $    112,510    $     99,518   $     92,437
Ratio of reserve for loan losses to
  loans outstanding at end of period...         2.13%           2.29%          1.17%
Net charge offs to average loans.......          0.5%            0.5%           1.8%


         The following table sets forth the allocation of Bank of Southern Oregon's reserve for loan losses by category and the percent of loans in each category to total loans at the dates indicated. Because the total loan loss reserve is a valuation reserve applicable to the entire loan portfolio, the portion of the reserve allocated to each loan category does not represent the total available for future losses that may occur within that loan category.

                                                                     AT DECEMBER 31,
                                  ---------------------------------------------------------------------------------------
                                             1999                          1998                         1997
                                  ----------------------------  ---------------------------- ----------------------------
                                     AMOUNT       PERCENT OF      AMOUNT       PERCENT OF      AMOUNT       PERCENT OF
                                                 TOTAL LOANS                   TOTAL LOANS                  TOTAL LOANS
                                  -------------  -------------  ------------  -------------- ------------  --------------
AT THE END OF PERIOD ALLOCATED
TO:
Type of loan:
     Commercial................   $        907          19.8%   $     1,195           30.8%  $        324          27.6%
     Real estate construction..            552          22.6%           425           25.0%           395          28.5%
     Real estate - other.......            764          54.0%           531           39.2%           228          38.9%
     Installment...............             14           3.6%            16            5.0%            17           5.0%
     Unallocated...............            159            --%           111             --%           115            --%
                                  ------------   ------------   -----------    ------------  ------------   ------------
Total..........................   $      2,396         100.0%         2,278          100.0%         1,079         100.0%
                                  ============   ============   ===========     ===========  ============   ============

         CLASSIFIED ASSETS. FDIC regulations governing classification of assets require nonmember commercial banks -- including Bank of Southern Oregon -- to classify their own assets and to establish appropriate general and specific allowances for losses, subject to FDIC review. The regulations are designed to encourage management to evaluate assets on a case-by-case basis and to discourage automatic classifications. Assets classified as watch, substandard or doubtful must be evaluated by management to determine a reasonable general loss reserve, which is included in total capital for purposes of the bank's risk-based capital requirement but which is not included in Tier 1 capital or in capital under generally accepted accounting principles. Assets classified as loss must either be written off or reserved for by a specific allowance, which is not counted toward capital for purposes of any of the regulatory capital requirements. As of December 31, 1999 classified assets were as follows:

                                                       DECEMBER 31,
                        ----------------------------------------------------------------------------
                                1999                     1998                   1997
                        ------------------------ ----------------------- ----------------------------
(Dollars in thousands)              PERCENT OF                PERCENT OF               PERCENT OF
                         AMOUNT     TOTAL LOANS    AMOUNT    TOTAL LOANS    AMOUNT     TOTAL LOANS
                         ------     -----------    ------    -----------    ------     -----------

Classified loans:
   Watch ..........      $  106         0.1%      $  181         0.2%      $    0         0.0%
   Substandard ....         812         0.7%         331         0.3%         156         0.2%
   Doubtful .......         600         0.5%          19         0.0%          49         0.1%
   Specific reserve           0           0%         973         1.0%           0         0.0%
        Total .....      $1,518         1.3%      $1,504         1.5%      $  205         0.3%

         The borrowers on a $1.2 million commercial loan made by Bank of Southern Oregon became insolvent in early 1998. The entire amount of the debt was personally guarantied by another individual. Bank of Southern Oregon is seeking to enforce the guaranty in state court. For financial reporting purposes and for regulatory reporting purposes, $600,000 has been specifically allocated for in the Bank's December 31, 1999 reserve for loan losses. Although the guarantor has raised defenses to the Bank's attempt to enforce the guaranty, management believes that there is valid evidence and documentation to enforce this guaranty and is vigorously prosecuting the claim. However, Bank of Southern Oregon can give no assurance that its efforts to enforce the guaranty will be successful. Management uses the best information available in reserving for loan losses and believes that the reserve for loan losses is adequate at December 31, 1999. Future adjustments, however, may be necessary and net earnings could be negatively affected if circumstances differ substantially from the assumptions used in making the initial determinations.

INVESTMENTS

         Investment securities provide a return on residual funds after lending activities. Investments may be in interest-bearing deposits, U.S. Government and agency obligations, state and local government obligations and government-guaranteed, mortgage-backed securities. Bank of Southern Oregon generally does not invest in securities that are rated less than investment grade by a nationally recognized statistical rating organization. A goal of the bank's investment policy is to limit interest-rate risk.

         All securities-related activity is reported to the Board of Directors. General changes in investment strategy are required to be reviewed and approved by the Board. Senior management can purchase and sell securities in accordance with Bank of Southern Oregon's stated investment policy.

         Management determines the appropriate classification of securities at the time of purchase. If management has the intent and Bank of Southern Oregon has the ability at the time of purchase to hold a security until maturity or on a long-term basis, the security is classified as held-to-maturity and is reflected on the balance sheet at historical cost. Securities to be held for indefinite periods and not intended to be held to maturity or on a long-term basis are classified as available-for-sale. Available-for-sale securities are reflected on the balance sheet at their market value.

         The following table sets forth the amortized cost and estimated market value of Bank of Southern Oregon's investment portfolio at the dates indicated.

                                                                            AT DECEMBER 31,
                                  --------------------------------------------------------------------------------------------------
                                                       1999                                             1998
                                  -----------------------------------------------  -------------------------------------------------
                                                       GROSS         ESTIMATED                          GROSS           ESTIMATED
                                  AMORTIZED         UNREALIZED         MARKET         AMORTIZED       UNREALIZED          MARKET
     (DOLLARS IN THOUSANDS)          COST             LOSSES           VALUE             COST        GAINS (LOSSES)       VALUE
                                  -------------    ------------    --------------  ---------------  ---------------   --------------

AVAILABLE FOR SALE:
U.S. Government securities ......   $         0     $         0       $         0    $ 2,378,622      $       216       $ 2,378,838
U.S. Government agency securities    22,826,663        (781,464)       22,045,199      3,054,541           (1,337)        3,053,204
Oregon municipal securities .....             0               0                 0              0                0                 0
        Total ...................    22,826,663        (781,464)       22,045,199      5,433,163           (1,121)        5,432,042
HELD TO MATURITY:
U.S. Government securities ......   $         0     $         0       $         0    $         0      $         0       $         0
U.S. Government agency securities             0               0                 0              0                0                 0
        Total ...................             0               0                 0              0                0                 0
TOTAL INVESTMENT SECURITIES .....   $22,826,663     $  (781,464)      $22,045,199    $ 5,433,163      $    (1,121)      $ 5,432,042

                                                 AT DECEMBER 31,
                                  -----------------------------------------------
                                                      1997
                                  -----------------------------------------------
                                                      GROSS          ESTIMATED
                                  A  AMORTIZED     UNREALIZED          MARKET
     (DOLLARS IN THOUSANDS)             COST          GAINS            VALUE
                                  ---------------  --------------  --------------

AVAILABLE FOR SALE:
U.S. Government securities ......  $          0      $         0     $          0
U.S. Government agency securities             0                0                0
Oregon municipal securities .....       497,095            3,025          500,120
        Total ...................       497,095            3,025          500,120
HELD TO MATURITY:
U.S. Government securities ......  $   4,092,499     $     36,551    $ 4,129,050
U.S. Government agency securities     1,997,217            1,183        1,998,400
        Total ...................     6,089,716           37,734        6,127,450
TOTAL INVESTMENT SECURITIES .....  $  6,586,811      $     40,759    $  6,627,570

         The contractual maturities of investment securities at December 31, 1999 is shown below. Expected maturities of investment securities could differ from contractual maturities because the borrower, or issuer, may have the right to call or prepay obligations with or without call or prepayment penalties.

                                              AMORTIZED     MARKET       WEIGHTED
(Dollars in thousands)                           COST        VALUE     AVERAGE YIELD
                                             ------------ ----------- ---------------
      U.S. Government Agency securities:
         Due after 1 but within 5 years      $    22,827   $   22,045       6.05%
                                             ===========   ==========   ========

         Bank of Southern Oregon sold its U.S. Government securities, U.S. Government agency securities and Oregon municipal securities in 1998, resulting in a realized gain of $114,719. Bank of Southern Oregon had no securities sales in 1999. Government securities may be pledged from time to time to secure public deposits. At December 31, 1999, $4,656,000 of government securities classified as available-for-sale were pledged to secure public deposits.

         As of December 31, 1999, Bank of Southern Oregon also held 38,807 shares of $100 par value Federal Home Loan Bank of Seattle stock, which are restricted securities. FHLB stock represents an equity interest in the FHLB, but it does not have a readily determinable market value. The stock can be sold at its par value only, and only to the FHLB or to another member institution. Member institutions are required to maintain a minimum stock investment in the FHLB, based on total assets, total mortgages and total mortgage-backed securities. Bank of Southern Oregon's minimum investment in FHLB stock at December 31, 1999 was approximately $483,000.

         From time to time Bank of Southern Oregon also holds government securities purchased under agreements to resell substantially identical securities. Securities purchased under agreements to resell, or "fed funds," represent short-term loans and are reflected as a receivable on the balance sheet. The securities underlying the agreements to resell are book-entry securities. That is, delivery of the securities consists of an entry in Bank of Southern Oregon's account maintained at a United States bank designated by Bank of Southern Oregon under a written custodial agreement explicitly recognizing Bank of Southern Oregon's interest in the securities. All securities purchased under agreements to resell that were outstanding on December 31, 1999, 1998 and 1997 matured overnight. Securities purchased under agreements to resell averaged $1,986,000 in 1999, $1,361,000 in 1998 and $599,380 in 1997. The maximum amount outstanding at any month end in those years was $4,986,000 in 1999, $6,501,000 in 1998 and $1,054,964 in 1997.

SOURCE OF FUNDS

         DEPOSIT ACCOUNTS. Deposit accounts are a major source of funds for the Bank. Bank of Southern Oregon offers a number of deposit products to attract both commercial and regular consumer checking and savings customers, including regular and money market savings accounts, NOW accounts, and a variety of fixed-maturity, fixed-rate certificates with maturities ranging from seven days to 60 months. These accounts earn interest at rates established by management based on competitive market factors and management's desire to increase certain types or maturities of deposit liabilities. The bank also provides travelers' checks, official checks, money orders, ATM services and IRA accounts. Bank of Southern Oregon does not solicit or accept brokered deposits.

         The distribution of deposit accounts by type and rate is set forth in the following tables as of the indicated dates.

                                                    YEAR ENDED DECEMBER 31,
                        ---------------------------------------------------------------------------------
                                   1999                        1998                       1997
                        ---------------------------- --------------------------  ------------------------
                                           AVERAGE                     AVERAGE                   AVERAGE
(DOLLARS IN THOUSANDS)      AMOUNT          RATE        AMOUNT         RATE         AMOUNT       RATE
                        ---------------  ----------- --------------  ----------  -------------  ---------
Demand deposit accounts  $    23,069          0.00%    $    17,738       0.00%    $    15,209        0.00%
NOW ...................       14,622          2.24%         13,275       2.48%         11,739        2.36%
Money market ..........       49,107          3.69%         47,303       4.13%         49,154        4.36%
Savings ...............        3,702          2.94%          2,514       2.94%          2,387        2.97%
Time deposits .........       43,928          5.14%         43,367       5.70%         30,958        5.79%
                         -----------                   -----------                -----------
Total deposits ........  $   134,428                   $   124,197                $   109,447
                         ===========                   ===========                ===========

         The following table sets forth the amount of time deposits as of December 31, 1999, including certificates of deposit, by time remaining until maturity.

                                                         AT DECEMBER 31, 1999
                                       ----------------------------------------------------------
(Dollars in Thousands)                TIME DEPOSITS OF $100,000 OR MORE   ALL OTHER TIME DEPOSITS
                                       --------------------------------  ------------------------
TIME REMAINING TO MATURITY                 AMOUNT           PERCENT        AMOUNT       PERCENT
-------------------------------------  ----------------  --------------  ------------  ----------
Three months or less                   $        5,694          39.12%     $ 10,294        34.84%
Over three through 12 months                    5,717          39.26%       12,949        43.82%
Over 12 months                                  3,149          21.62%        6,305        21.34%
                                       --------------    --------------  ------------  ---------
     Total                             $       14,560         100.00%     $ 29,548       100.00%
                                       ==============    =============   ============  =========

         BORROWINGS. Deposits and repayment of loan principal are the primary source of funds for lending activities and other general business purposes. However, when the supply of lendable funds or funds available for general business purposes cannot meet the demand for loans or such general business purposes, Bank of Southern Oregon can obtain funds from the FHLB of Seattle. In addition to borrowing from the FHLB on a term-loan basis, Bank of Southern Oregon has a line of credit with the FHLB that allows the bank to borrow in an amount up to 10% of Bank of Southern Oregon's total assets. Interest and principal are payable monthly, and the line of credit is secured by a blanket pledge collateral agreement. Bank of Southern Oregon also has established a secured credit line through the discount window with the Federal Reserve Bank of San Francisco. At December 31, 1999, the Bank had $5.2 million FHLB borrowings outstanding. As of December 31, 1999, the Bank could have borrowed an additional $10.8 million from the FHLB. See "SUPERVISION AND REGULATION - FEDERAL HOME LOAN BANKS." As of December 31, 1999, the Bank's FHLB's borrowings were secured by an interest-bearing deposit of $1 million and $5.1 million bond obligation. Bank of Southern Oregon also has arrangements to borrow additional short-term funds from other commercial banks.

PROPERTIES

         The following table provides information concerning Bank of Southern Oregon's banking offices. Each of the offices is equipped with drive-up teller facilities as well as ATMs.

LOCATION                                    OWNED/LEASED                        OTHER INFORMATION
------------------------------  ------------------------------------- ---------------------------------------
MAIN OFFICE:
1455 East McAndrews Road        Owned                                 Approximately 6,000 square feet
Medford, Oregon 97504                                                 Opened in 1990

BRANCHES:
Black Oak Branch                Owned                                 Approximately 5,000 square feet
2600 East Barnett Road                                                Opened in 1994
Medford, Oregon 97504

Central Point Branch            Leased, but Bank of Southern Oregon   Approximately 5,200 square feet
300 East Pine Street            and the lessor have agreed that       Opened in March 1999
Central Point, Oregon 97502     Bank of Southern Oregon shall
                                purchase the property after
                                March 1, 2001 for $550,000

         Bank of Southern Oregon's administrative offices were located in a 1,600 square foot building located next to the main office. The facility is owned by Bank of Southern Oregon's subsidiary, McAndrews Commercial Property, Inc. McAndrews Commercial Property, Inc. conducts no business and exists solely to hold this real property. The bank also owns a 3,500 square foot facility in Medford, which is used by the compliance department and proof department. In December 1999 Bank of Southern Oregon acquired a 13,000 square foot facility in Medford for $1.825 million in cash. The bank's administrative functions were relocated to the new facility, including its executive offices and a loan production department. Approximately one half of the new administrative office located at 503 Airport Road, Medford was leased by Bank of Southern Oregon back to the seller of the property for a 2-year term, with an annual rent of approximately $101,000.

         At December 31, 1999 the net book value of Bank of Southern Oregon's investment in premises and equipment totaled $6.1 million.

         Bank of Southern Oregon's electronic data processing functions are performed under contract with an electronic data processing services firm that performs services for financial institutions nationwide.

LEGAL PROCEEDINGS

         From time to time Bank of Southern Oregon is involved in various legal proceedings that are incidental to its business. In the opinion of management, no current legal proceedings are material to the financial condition of Bank of Southern Oregon, either individually or in the aggregate. Currently, Bank of Southern Oregon is a defendant in a case filed in the U.S. District Court for the District of Oregon. The case involves collection of a letter of credit totaling $100,000 issued by Bank of Southern Oregon for the benefit of one of its customers. The letter of credit was provided by the Bank to a surety company, enabling the customer to obtain a performance bond. Bank of Southern Oregon is not insured for this claim. However, management believes that its position concerning the claim is reasonable and that Bank of Southern Oregon will prevail if the claim goes to trial.

PERSONNEL

         As of December 31, 1999 Bank of Southern Oregon had 71 full-time equivalent employees. None of the employees is represented by a collective bargaining group. Management considers its relations with employees to be excellent.

               UNITED BANCORP MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         Since United Bancorp has no significant operations independent of Douglas National Bank, the discussion herein will refer to Douglas National Bank, although the financial schedules will reflect United Bancorp's results of operations. The reported results of United Bancorp are dependent on a variety of factors, including the general interest rate environment, competitive conditions in the industry, government policies and regulations and conditions in the markets for financial assets. Management of United Bancorp is not aware of any market or institutional trends, events or uncertainties that are expected to have a material effect on liquidity, capital resources or operations except as discussed herein. Management is also not aware of any current recommendations by its regulatory authorities that would have such effect if implemented.

         Management's Discussion and Analysis of Financial Condition and Results of Operations of United Bancorp contain certain forward-looking statements. That is, they contain statements that relate to present or future trends or factors affecting the banking industry and specifically the operations, markets and products of United Bancorp and its banking subsidiary, Douglas National Bank. Because of a variety of factors, including but not limited to those having to do with the economic environment (particularly in the market areas in which Douglas National Bank operates), competitive products and pricing, fiscal and monetary policies in the U.S. Government, changes in government regulation affecting financial institutions, including regulatory capital requirements, changes in prevailing interest rates, asset/liability and credit risk management, the financial and securities markets and the availability of and costs associated with sources of liquidity, actual results could differ materially from those set forth in forward-looking statements.

         Douglas National Bank operates eight offices in Douglas and Jackson Counties, Oregon. Douglas National Bank's primary source of revenue is derived from providing loans to customers, who are predominantly small and middle-market businesses, as well as investing excess deposits in a variety of debt securities such as Agency issued debt, municipal bonds, and mortgaged-backed agency issued bonds.

         Douglas National Bank's commercial services include acceptance of demand, savings and other time deposits, lending of money on secured and unsecured basis to individuals, partnerships and corporations, and purchase of investment securities and rendering of services generally connected with commercial banking, except trust services.

         Douglas National Bank's profitability depends primarily on net interest income, which is the difference between (a) interest income generated by interest-earning assets (i.e., loans and investments) and (b) interest expense incurred on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the difference (i.e., the interest rate spread) between rates of interest earned on interest-earning assets and rates of interest paid on interest-bearing liabilities, as well as the relative amounts of interest earning assets and interest-bearing liabilities, any positive interest rate spread will generate net interest income. Financial institutions have traditionally used interest rate spreads as a measure of net interest income. Another indication of an institution's net interest income is its "net yield on interest-earning assets" or "net interest margin," which is net interest income divided by average interest-earning assets.

         To a lesser extent, Douglas National Bank's profitability is also affected by such factors as the level of non-interest income and expense, the provision for credit losses, and the effective tax rate. Non-interest income consists primarily of service charges and other fees on deposit accounts, commission income from annuity and brokerage sales, as well as mortgage brokerage fee income. Non-interest expenses consist of compensation and benefits, occupancy and related expenses, updating technology, and other operating expenses.

         Management's Discussion and Analysis of Financial Condition and Results of Operations are presented herein to assist shareholders in understanding the consolidated financial condition and results of operations of United Bancorp and its non-banking subsidiary, DNB Mortgage Company, and its banking subsidiary, Douglas National Bank for the periods ending December 31, 1997, 1998, and 1999. Most of the loan schedules are presented for the periods ending December 31, 1995 through December 31, 1999.

RESULTS OF OPERATIONS

         1999 Compared to 1998. Net income for the period ended December 31, 1999 was $487,000 compared with $1,054,000 in 1998, a 53.80% decrease. Net interest income increased $204,000 or 3.90%, and non-interest income decreased by $43,000 or 2.64% due to a gain on the sale of investments in 1998 of $264,000. Taking out the impact of the gain on the sale of investments in 1998, non-interest income actually went up $221,000 or 16.17% for the period ended December 31, 1999. The increase in non-interest income was attributed to increased service charges on deposit accounts of $101,000 in 1999 representing a 17.41% increase, increased other service charges of $52,000 representing 10.46% increase, and other fee income increased by $61,000 or 21.03%. Non-interest expenses increased by 20.93% to $6,414,000 during 1999 largely due to increased salaries and employee benefits as well as other non-interest expenses. United Bancorp expanded the bank personnel by seventeen full-time-equivalent employees for the period ended December 31, 1999. This was largely attributed to the new branch opened in Medford, OR in March, which employed about 10 full-time-equivalent employees at December 31, 1999, including the mortgage lending personnel. The Medford branch is expected to contribute to the profitability of the bank by the first quarter of the year 2000. The branch had about $4 million in loans at December 31, 1999 and $1.5 million in deposits. The bank's subsidiary, DNBIA, which sells non-bank financial products, increased full-time-equivalent employees by 2 at December 31, 1999. The other new personnel were hired throughout the bank to support the loan and deposit growth the bank has experienced. The bank implemented a new marketing program during 1999 which also impacted non-interest expenses. The provision for credit loss during 1999 was $195,000 representing a 290% increase over 1998. The bank, as a general rule, reserves about 1% of all new loans booked during the year. Net loans increased to $61.79 million, which was a 43.45% increase. The provision expense is reserved when the loans are booked, therefore the benefit from the volume increase will be experienced even more next year and the following. Deposits increased to $89.76 million at December 31, 1999 compared to $87.55 million at December 31, 1998, representing 2.52% increase. However, deposits on the average increased to $87.26 million at December 31, 1999 from $78.01 million at December 31, 1998, representing an increase of 11.86%. Net interest margin was 5.04% at December 31, 1999 compared with 5.16% at December 31, 1998. Earnings per share decreased to $.29 at December 31, 1999 from $.65 at December 31, 1998. United Bancorp's efficiency ratio increased to 91.17% at December 31, 1999 compared to 77.16% at December 31, 1998, due to increased non-interest expenses without an offset to revenue.

         1998 Compared to 1997. Net income for the period ended December 31, 1998 was $1,054,000 compared with $1,004,000 in 1997, a 4.98% increase. Net interest income increased $122,000 or 2.38%, and non-interest income increased by 46.54% to $1,631,000 due to increased mortgage loan fee income, brokerage income and gain on the sale of investments of $264,000. Non-interest expenses increased by 12.52% to $5,304,000 due to increased personnel (eight full-time equivalent employees), increased occupancy expenses and increased other non-interest expenses. Salary and benefits represented the largest increase in non-interest expense with a 15% increase or $366,000. United Bancorp had plans of expanding the bank, especially in the loan area, and hired additional personnel to accomplish this. Net income per share was $.65 at December 31, 1998, which was a increase of 6.56% from $.61 per share in 1997. The tax equivalent net interest margin increased slightly in 1998 to 5.16% from 5.03% through December 31, 1997. United Bancorp's efficiency ratio increased to 77.16% in 1998, which ratio exceeds industry standards. Actual loans increased to $43.07 million at December 31, 1998 which was less than a one percent increase in loans; however, the average balance of loans throughout the year increased by 8.67%. Deposits showed growth of 17.36% from December 31, 1997 to December 31, 1998.

NET INTEREST INCOME

         1999 Compared to 1998. Net interest income increased by 3.90% for the period ended December 31, 1999 to $5,447,000. Total interest income increased by $402,000 largely due to an increased volume of both loans and investments. Total investment securities interest income increased by $179,000, largely due to an increase in the volume of investments on the books. Average investments increased by 10.72% from 1998 to 1999. Loan interest income increased by $424,000 for the period ended December 31, 1999. Increased loan volume attributed $592,000 of the increase in interest income; however, this was somewhat offset by lower rates earned on the loans of $149,000. Although interest rates continue to rise, the bank hasn't been able to capture that increase due to tight competition on pricing loans. The bank had excess Fed Funds sold during 1998, which contributed $224,000 in interest income. For the period ended December 31, 1999, Fed Funds sold contributed only $23,000 in interest income, representing a $201,000 decrease or 89.74%. Total yield on interest earnings assets was 7.90% for the period ending December 31, 1999, compared with 8.06% for the period ending December 31, 1998. Total interest expense increased by $198,000 largely due to the increase in volume in Certificates of Deposit. The increase in volume was partially offset by a lower cost of funds on interest bearing deposits and liabilities for the period ended December 31, 1999 of 3.53% compared to 3.62% during 1998.

         1998 Compared to 1997. Total investment securities interest income decreased by $479,000, largely due to a decrease in the volume of investments. Average investments decreased by 7.47% from 1997 to 1998. Loan interest income increased by $246,000, due to volume increases; however average yield on loans did decrease in 1998 to 10.39% from 10.68%in 1997. Total deposit interest expense increased by $236,000 largely due to an increase in volume of time deposits in 1998. Other borrowings interest expense decreased by $453,000 due to 23% lower volume of Federal Home Loan Bank (FHLB) borrowings. As deposits grew, the company was able to replace FHLB borrowings with customer deposits. Net interest income increased by $122,000 due to the above.

         1997 Compared to 1996. Total investment securities interest income increased by $1,017,000 due to an increase in volume during 1997. During 1997 there was very little loan growth, hence all of the deposit growth was invested into the investment portfolio. Deposit interest expense increased by $188,000 due to volume increases of time deposits in 1997. The Company borrowed approximately $10 million in 1997 from the FHLB to capture an investment opportunity in the portfolio. This created a large volume increase in the investment portfolio as well as increase of $481,000 in borrowings interest expense over 1996. Net interest income increased by $309,000 over 1996 due to the above reasons.

AVERAGE BALANCES, INTEREST RATES AND YIELDS

         The following table provides information concerning average balances of assets and liabilities as well as the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, resultant yields or costs, net interest income, and net interest margin for the years ended December 31, 1997, 1998, and 1999. Such yields and costs are derived by dividing income or expense by the average daily balance of assets and liabilities, respectively, for the periods presented. During the periods indicated, non-accruing loans, if any, are included in the net loan category. Also, included in the interest on loans are loan fees of $507,000, $348,000, and $428,000 for the years ended December 31, 1999, 1998, and 1997, respectively.


                                                                  YEARS ENDED DECEMBER 31,
                                      ------------------------------------------------------------------------------
                                                1999                       1998                        1997
                                      ------------------------------------------------------------------------------
                                        AVG      INC/    AVG         AVG     INC/   AVG         AVG     INC/   AVG
                                        BAL      EXP     RATE        BAL     EXP    RATE        BAL     EXP    RATE
                                        ---      ----    ----        ---     ----   ----        ---     ----   ----
                                                                  (DOLLARS IN THOUSANDS)
ASSETS
Interest Earning Assets:
  Investment securities:
    Taxable                           $ 45,990  $2,919   6.35%    $ 45,278  $2,963   6.54%    $ 53,326  $3,534   6.63%
    Tax-exempt (tax equivalent)         17,272   1,032   6.01%      11,857     738   6.22%       9,603     615   6.40%
                                      ----------------------------------------------------    -------------------------
  Total investment securities           63,262   3,956   6.26%      57,135   3,701   6.48%      62,929   4,149   6.59%
  Loans                                 49,564   4,980  10.05%      43,862   4,556  10.39%      40,364   4,310  10.68%
  Fed funds sold and deposits in
    banks                                  501      23   4.59%       4,192     224   5.34%       1,628      86   5.28%
                                      ----------------------------------------------------    -------------------------
TOTAL EARNING ASSETS/INTEREST INCOME  $113,327  $8,959   7.91%    $105,189  $8,481   8.06%    $104,921  $8,545   8.14%
Cash and due from banks                  4,661                       3,770                       3,561
Bank premises and equipment (net)        4,291                       3,488                       2,786
Other assets                             1,842                       1,327                       1,284
Allowance of credit losses               (548)                       (516)                       (519)
                                      --------                    --------                    --------
TOTAL ASSETS                          $123,573                    $113,258                    $112,033
                                      ========                    ========                    ========


LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
  Deposits:
    Savings and interest bearing
      demand                          $ 45,869  $  962   2.10%    $ 42,048  $  849   2.02%    $ 40,651  $  796   1.96%
    Time                                25,498   1,210   4.75%      21,614   1,099   5.08%      18,126     916   5.05%
                                      ------------------------    ------------------------    ------------------------
  Total deposits                        71,367   2,172   3.04%      63,662   1,948   3.06%      58,777   1,712   2.91%
  Other borrowings                      20,756   1,077   5.19%      20,604   1,103   5.35%      27,384   1,556   5.68%
TOTAL INTEREST BEARING LIABILITIES/
                                      ------------------------    ------------------------    ------------------------
  INTEREST EXPENSE                    $ 92,123  $3,249   3.53%    $ 84,266  $3,051   3.62%    $ 86,161  $3,268   3.79%
Demand deposits                         15,899                      14,355                      12,692
Other liabilities                        1,703                         858                         470
Shareholders' equity                    13,848                      13,779                      12,710
                                      --------                    --------                    --------
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                              $123,573                    $113,258                    $112,033
                                      ========                    ========                    ========

NET INTEREST INCOME (TAX EQUIVALENT)            $5,710                      $5,430                      $5,277
                                                ======                      ======                      ======

NET INTEREST INCOME AS A PERCENTAGE

  OF AVERAGE EARNING ASSETS
    Interest income                                      7.91%                       8.06%                       8.14%
    Interest expense                                     2.87%                       2.90%                       3.11%
NET INTEREST INCOME                                      5.04%                       5.16%                       5.03%

         The following table shows the changes in consolidated net interest income attributable to changes in volume, to changes in interest rates and to the combined effect of volume and interest rate.


                                                           YEARS ENDED DECEMBER 31,
                         -------------------------------------------------------------------------------------------
                                 1999 VS. 1998                 1998 VS. 1997                    1997 VS. 1996
                           INCREASE (DECREASE) DUE TO    INCREASE (DECREASE) DUE TO    INCREASE (DECREASE) DUE TO
                          ----------------------------- ----------------------------- ------------------------------
                                         RATE/                          RATE/                        RATE/
                          VOLUME  RATE  VOLUME  TOTAL   VOLUME   RATE  VOLUME  TOTAL  VOLUME  RATE  VOLUME   TOTAL
                          ------  ----  ------  -----   ------   ----  ------  -----  ------  ----  ------  --------
                                                            (DOLLARS IN THOUSANDS)
INTEREST EARNED ON:
  Investment securities:
    Taxable               $   47 $ (89)  $ (2)  $ (44)  $ (553)  $ (45) $   7  $(571)   $1,021  $   1  $  -   $1,022
    Tax-exempt               252   (20)    (9)     223      108    (13)   (3)      92      (9)    (2)     -     (11)
                          ----------------------------- ----------------------------- ------------------------------
  Total investment
    securities               299  (109)   (11)     179    (425)    (58)     4   (479)    1,012    (1)     -    1,011
  Loans                      592  (149)   (19)     424      374   (117)  (11)     246      (3)   (36)     -     (39)
  Fed funds sold and dep
    in banks               (197)   (32)     28   (201)      136       1     1     138       25   (14)    (5)       6
                          ----------------------------- ----------------------------- ------------------------------
TOTAL INTEREST INCOME     $  694 $(290)  $ (2)  $  402  $    85  $(174)  $(6)  $ (95)   $1,034  $(51)  $ (5)  $  798
                          ----------------------------- ----------------------------- ------------------------------

INTEREST PAID ON:
  Deposits:
    Savings and int bear
      demand              $   77 $   33  $   3  $  113  $    27  $   25  $  1  $   53   $   60  $(37)  $ (3)  $   20
    Time                     197   (73)   (13)     111      176       6     1     183      154     11      3     168
                          ----------------------------- ----------------------------- ------------------------------
  Total deposits             274   (40)   (10)     224      203      31     2     236      214   (26)    -       188
  Other borrowings             8   (34)      -    (26)    (385)    (90)    22   (453)      450     22      9     481
                          ----------------------------- ----------------------------- ------------------------------
TOTAL INTEREST EXPENSE    $  282 $ (74)  $(10)  $  198  $ (182)  $ (59)  $ 24  $(217)   $  664  $ (4)  $   9  $  669
                          ----------------------------- ----------------------------- ------------------------------

NET INTEREST INCOME       $  412 $(216)  $   8  $  204  $   267  $(115) $(30)  $  122   $  370  $(47)  $(14)  $  309
                          ============================= ============================= ==============================


FINANCIAL CONDITION, LOAN QUALITY, LIQUIDITY, AND CAPITAL

         Assets. Total assets were $135.69 million at December 31, 1999 compared with total assets of $117.94 million at December 31, 1998. Net loans increased to $61.79 million, which was a 43.45% increase. Deposits increased to $89.76 million at December 31, 1999 compared to $87.55 million at December 31, 1998, representing 2.52% increase. However, deposits on the average increased to $87.26 million at December 31, 1999 from $78.01 million at December 31, 1998, representing an increase of 11.86%. Douglas National Bank's investment portfolio at December 31, 1999 was $61.24 million, which represents 45.14% of assets. The portfolio consists of government agency issued debt, municipal bonds, and agency issued mortgage-backed securities, which have little if any principal or credit risk. The investments increased in 1999 by $4.08 million from $57.16 million at December 31, 1998. The loan portfolio represents 68.84% of deposits at December 31, 1999 compared to 49.12% at December 31, 1998. Douglas National Bank's loan portfolio consists of approximately 60.77% commercial loans and commercial real estate loans. Loans to funds miscellaneous commercial business represents 17.23% at December 31, 1998, with commercial real estate representing 43.54%. Douglas National Bank engages in a small percentage of residential mortgage loans, which it retains in the portfolio. The majority of the residential mortgage loans are brokered through DNB Mortgage Company.

         Allowance for Credit Loss. The provision for credit losses represents a charge to earnings for maintaining the allowance at a level management believes is adequate. Management reviews the allowance monthly to ensure that the allowance remains adequate to absorb losses identified by the portfolio review process. Douglas National Bank takes into account loan growth and the level of delinquent and nonperforming loans in its review of the portfolio, considering such external factors as current and anticipated economic conditions in the primary market area.

         Douglas National Bank's allowance for credit losses totaled $679,000 at December 31, 1999, $554,000 at December 31, 1997, representing 1.09% of total of gross loans in 1999 and 1.27% of gross loans in 1998. Its allowance represented 984.06% of nonperforming loans in 1999 and 215.56% in 1998.

         Capital. Shareholders equity was $13.46 million at December 31, 1999, which represented 9.93% of total assets in 1999 and 12.12% in 1998. The federal banking regulators have adopted risk based capital guidelines under which one of four risk weights is applied to balance sheet assets, each with different capital requirements based on the credit risk of the asset. Total risk-adjusted capital to asset ratios was 19.16 at December 31, 1999 and

23.55 at December 31, 1998. The most recent notification from Douglas National Bank's regulator categorized the bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, a bank must maintain minimum total Tier 1 risk-based and Tier 1 leverage ratios.

         Liquidity. Douglas National Bank's primary sources of funds are customer deposits, loan repayments, maturities and principal payments from the investment portfolio, net income, advances from the FHLB of Seattle, and short term Federal Funds purchased from correspondent banks. Scheduled loan repayments are relatively stable sources of funds, while deposit inflows and unscheduled loan prepayments are not. Deposit inflows and unscheduled loan prepayments are influenced by general interest rate levels, interest rates on other investments, competition, economic conditions, and other factors.

         Total deposits at December 31, 1999 were $89.76 million and at December 31, 1998 they were $87.55 million. Douglas National Bank increased such deposits in its market area as a result of competitive pricing and delivery of quality products. Management anticipates that Douglas National Bank will continue to rely on customer deposits, loan repayments, maturity and principal payments of investment securities, net income, FHLB of Seattle borrowings, and short term Federal Funds purchased from correspondent banks to provide liquidity. The investment portfolio could also be liquidated if necessary to fund decreases in deposits or increases in loan demand. Although deposit balances have shown historical growth, these balances may be influenced by changes in the banking industry, interest rates available on other investments, general economic conditions, competition and other factors. Borrowings may be used on a short-term basis to compensate for reductions in other sources of funds. Borrowings may also be used on a long-term basis to support expanded lending activities and to match maturities or repricing intervals on assets. The sources of these funds would most likely be borrowings from the FHLB of Seattle.

LENDING

         Douglas National Bank's policy is to originate loans primarily in its local market. However, commercial real estate loans are funded throughout the State of Oregon, which provides a diverse geographic region for changes in economic conditions. Douglas National Bank's loan underwriting policies focus on assessment of each borrower's ability to service and repay the debt, and the availability of collateral that can be used to secure the loan. Depending on the nature of the borrower and the purpose and amount of the loan, Douglas National Bank's loans may be secured by a variety or collateral, including business assets, real estate and personal assets. Many business loans may also be dependent upon the personal guarantees of the owners of the business. Douglas National Bank's loans are generally classified by the ability of the borrower to repay and the principal asset pledged as collateral to secure the loan.

         Types of Loans. The composition of the loans at December 31, 1999, 1998, 1997, 1996, and 1995 was as follows: AT DECEMBER 31,

                                                                 AT DECEMBER 31,
                          -----------------------------------------------------------------------------------------
                               1999                1998             1997              1996              1995
                          -----------------------------------------------------------------------------------------
                           AMOUNT  PERCENT   AMOUNT  PERCENT   AMOUNT  PERCENT  AMOUNT  PERCENT   AMOUNT  PERCENT
                          -----------------------------------------------------------------------------------------
                                                            (DOLLARS IN THOUSANDS)
Commercial and
  agriculture             $10,762   17.23%   $10,699  24.53%   $11,026  25.38%  $11,496  28.72%   $11,316   28.30%
Real estate
  mortgage-Commercial      27,202   43.54%    17,816  40.83%    14,764  33.99%   14,821  37.01%    14,451   36.14%
Real estate
  mortgage-Residential      9,660   15.46%     5,942  13.62%     8,887  20.46%    6,484  16.19%     8,232   20.59%
Real estate construction    9,428   15.09%     4,915  11.26%     4,955  11.41%    3,289   8.21%     1,265    3.16%
Installment                 5,418    8.67%     4,259   9.76%     3,807   8.67%    3,952   9.87%     4,721   11.81%
                          ----------------   ---------------   ---------------  ---------------   ----------------
  Gross Loans             $62,470  100.00%   $43,631 100.00%   $43,439 100.00%  $40,042 100.00%   $39,985  100.00%

Less:
  Allowance for credit
    losses                  (679)   -1.09%     (554)  -1.27%     (491)  -1.13%    (511)  -1.28%     (476)   -1.19%
                          ----------------   ---------------   ---------------  ---------------   ----------------
Net Loans                 $61,791   98.91%   $43,077  98.73%   $42,948  98.87%  $39,531  98.72%   $39,509   98.81%
                          ================   ===============   ===============  ===============   ================

         Loan Maturities and Sensitivities to Changes in Interest Rates. The following table shows maturity analysis of commercial and real estate construction loans outstanding as of December 31, 1999, and the amounts of all loans due after one year classified according to the sensitivity to changes in interest rates.


                                                                 DUE AFTER
                                              DUE IN ONE         ONE THROUGH        DUE AFTER
                                              YEAR OR LESS       FIVE YEARS         FIVE YEARS           TOTAL
                                              ------------       -----------        ----------           -----
                                                                    (DOLLARS IN THOUSANDS)




Commercial                                    $     4,801       $     4,642        $     1,319          $   10,762
Real estate construction                            7,648                 -              1,780               9,428
  Total                                       $    12,449       $     4,642        $     3,099          $   20,190

Total loans maturing after one year with:
  Predetermined interest rates (fixed)                          $     8,543        $     7,657          $   16,200
  Floating or adjustable rates (variable)                             6,326             23,780              30,106
    Total                                                       $    14,869        $    31,437          $   46,306

         Risk Elements. The following table shows non-accrual and past-due loans at December 31, 1999, 1998, 1997, 1996, and 1995.


                                                                           AT DECEMBER 31,
                                                --------------------------------------------------------------------
                                                    1999          1998         1997          1996          1995
                                                    ----          ----         ----          ----          ----
                                                                        (DOLLARS IN THOUSANDS)

Non-accrual loans                               $      2       $    57       $    -        $   82        $    4
Accruing loans past due 90 days
  or more                                       $     67       $   200       $    -        $   97        $  134
Restructured Loans                              $      -       $     -       $    -        $    -        $    -


         Interest income on non-accrual loans that would have been recorded in the year ended December 31, 1999 had those loans performed in accordance with their initial terms was $177. No interest income on those loans was included in income in 1999.

         Loans are generally placed on non-accrual status when, in management's opinion, the borrower may be unable to meet payments as they become due, or when they are past due 90 days as to either principal or interest unless they are well secured and in the process of collection.

         At December 31, 1999, there were no commitments to lend additional funds to borrowers whose loans were classified as non-accrual. Douglas National Bank is not aware of any loans continuing to accrue interest at December 31, 1999 that represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources, or represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of these borrowers to comply with loan repayment terms.

         Summary of Credit Loss Experience. The following table shows the charge-offs and recoveries of loans for the years ended December 31, 1999, 1998, 1997, 1996, and 1995:


                                                                         YEARS ENDED DECEMBER 31,
                                                   -----------------------------------------------------------------
                                                       1999         1998         1997         1996         1995
                                                       ----         ----         ----         ----         ----
                                                                        (DOLLARS IN THOUSANDS)

Balance at beginning of year                        $   554       $  491       $  511       $  476       $  483

Charge-offs:
  Commercial and agriculture                             51            -          142          101           87
  Real estate mortgage-Commercial                         -            -            -            -            -
  Real estate mortgage-Residential                        -            -            -            -            -
  Real estate construction                                -            -            -            -            -
  Installment                                            43           63           28           18           43
                                                   -----------------------------------------------------------------
    Total charge-offs                                    94           63          170          119          130
                                                   -----------------------------------------------------------------

Recoveries:
  Commercial and agriculture                             12           61            6           88           14


  Real estate mortgage-Commercial                         -            -            -            -            -
  Real estate mortgage-Residential                        -            -            -            -            -
  Real estate construction                                -            -            -            -            -
  Installment                                            12           15            4            6           29
                                                   -------------------------------------------------------------
    Total recoveries                                     24           76           10           94           43
                                                   -------------------------------------------------------------

Net charge-offs (recoveries)                             70         (13)          160           25           87
                                                   -------------------------------------------------------------
Provision for credit losses                             195           50          140           60           80
                                                   -------------------------------------------------------------
Balance at end of year                              $   679      $   554      $   491      $   511      $   476
                                                   =============================================================

Ratio of net charge-offs (recoveries) to average
  loans outstanding during year                       0.14%       -0.03%        0.40%        0.06%        0.22%

Average loans outstanding during year               $49,564      $43,862      $40,364      $40,392      $38,740


         The provision for credit losses charged to operating income and the determination of the appropriate allowance level is based on, among other things, on-going, monthly analyses of various factors including historical loss experience, adverse situations that may affect borrowers' ability to repay, the estimated value of any underlying collateral, economic conditions in its market area, the results of examination of individual loans, the evaluation of the overall portfolio by senior credit personnel and federal and state regulatory agencies, and trends in delinquencies and non-accrual loans. Douglas National Bank determines the adequacy of its credit loss reserves through a formula applying risk factors to outstanding loans and certain unused commitments, in each case based on the internal risk grade of those loans or commitments. Changes in the risk grade of both performing and non-performing loans affect the amount of the allowance. Specific provisions are made where management has identified significant conditions or circumstances related to a credit that management believes indicate the possibility that a loss may be incurred in excess of the amount determined by application of the amount determined by application of the formula allowance. Based on this analysis, management considers the allowance for credit losses to be adequate for the periods indicated. Douglas National Bank's allowance incorporates the results of measuring impaired loans as provided in Statement of Financial Accounting Stands No. 114, "Accounting by Creditors for Impairment of a Loan" and Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure."

         Allocation of Allowance for Credit Losses. Based on certain characteristics of the portfolio, potential losses can be anticipated for major loan categories. In the following table, the allowance for credit losses has been allocated among major loan categories based primarily on their historical net charge off experience, along with consideration of factors such as quality, volume, anticipated economic conditions and other business considerations.


                                                                     DECEMBER 31,
                          -------------------------------------------------------------------------------------------------------
                                   1999                   1998                 1997                  1996               1995
                          -------------------------------------------------------------------------------------------------------
                                      % OF                % OF                % OF               %OF                  % OF
                                      INS IN              INS IN              INS IN             INS IN               INS IN
                                      EACH                EACH                EACH               EACH                 EACH
                                      CATGY               CATGY               CATGY              CATGY                CATGY
                                       TO                  TO                  TO                 TO                   TO
                          ALLOWANCE   TOTAL   ALLOWANCE   TOTAL    ALLOWANCE  TOTAL   ALLOWANCE  TOTAL   ALLOWANCE    TOTAL
                          AMOUNT      INS     AMOUNT      INS      AMOUNT     INS     AMOUNT     INS     AMOUNT       INS
                          -------------------------------------------------------------------------------------------------------
                                                              (DOLLARS IN THOUSANDS)
Commercial and
  agriculture             $    205   30.19%   $   226    40.77%   $  146     29.78%   $  158    30.89%   $  123      25.89%
Real estate
  mortg-Commercial             240   35.35%       178    32.06%      153     31.05%      154    30.89%      145      30.35%
Real estate
  mortgage-Residential          46    6.78%        23     4.11%       58     11.83%      117    22.81%      108      22.58%
Real estate construction       105   15.46%        47     8.42%       50     10.15%       31     5.99%        6       1.34%
Installment                     83   12.22%        81    14.64%       84     17.19%       52    10.25%       94      19.84%
                          -----------------    ----------------   ------------------  ----------------   -----------------------
  Total                    $   673  100.00%    $  554   100.00%   $   491    100.00%   $ 511   100.00%   $  476     100.00%
                          =================    ================   ==================  ================   =======================

         Historical net charge-offs are not necessarily accurate predictors of future losses, since net charge-offs vary from period to period due to economic conditions and other factors that cannot be accurately measured. Thus, an evaluation based on historical loss experience of individual loan categories will prove valuable in the future, but will only be one of many factors considered by management in evaluating the adequacy of the overall allowance and in determining the amount of the provision for credit losses.

ASSET AND LIABILITY MANAGEMENT

         Douglas National Bank's results of operations depend substantially on net interest income. Interest income and interest expense are affected by general economic conditions, competition in the market place, market interest rates and re-pricing and maturity characteristics of Douglas National Bank's assets and liabilities. Exposure of interest rate risk is primarily a function of differences between the maturity and re-pricing schedules of assets, principally loans and investment securities, and liabilities, principally deposits. Assets and liabilities are described as interest sensitive for a given period of time when they mature or can re-price within that period. The difference between the amount of interest sensitive assets and interest sensitive liabilities is referred to as the interest sensitivity "GAP" for any given period.

         Certain shortcomings are inherent in the interest sensitivity GAP method of analysis presented in the following table. For example, although certain assets and liabilities may have similar re-pricing characteristics, they may react in different degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may also fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates.

         The following table shows the dollar differences of interest sensitive assets and interest sensitive liabilities at December 31, 1999, and differences between them for the maturity or repricing periods indicated.

                                                                         DUE AFTER
                                                          DUE IN ONE     ONE THROUGH     DUE AFTER
                                                          YEAR OR LESS   FIVE YEARS      FIVE YEARS      TOTAL
                                                          ------------   ----------      ----------      -----
                                                                           (DOLLARS IN THOUSANDS)
INTEREST EARNING ASSETS:
Loans                                                     $   28,396     $   26,417      $   7,657      $   62,470
Investment Securities                                          8,563         28,135         24,543          61,241
Fed Funds & interest bearing balances with banks                  25              -              -              25
  Total interest earning assets                           $   36,984     $   54,552      $  32,200      $  123,736

INTEREST BEARING LIABILITIES:
Savings and interest bearing demand deposits              $   19,051     $   19,051      $   9,525      $   47,627
Time deposits                                                 22,463          4,066              -          26,529
Other borrowings                                              28,600          2,228            533          31,361
  Total interest bearing liabilities                      $   70,114     $   25,345      $  10,058      $  105,517

Net interest rate sensitivity GAP                         $ (33,130)     $   29,207      $  22,142      $   18,219


INVESTMENT ACTIVITIES

         As of December 31, 1999, Douglas National Bank classified all of its investment securities as "available for sale." Unrealized gains and losses on investment securities classified as available-for-sale are excluded from earnings and reported, net of federal income taxes, as a separate component of shareholders' equity titled "Accumulated Other Comprehensive Income."

         Douglas National Bank's Board of Directors approves its investment policy. It has been the policy of Douglas National Bank to maintain relatively high levels of liquidity to meet loan funding and deposit outflow and other liquidity needs.

         Douglas National Bank's senior management can purchase and sell securities on behalf of Douglas National Bank in accordance with the bank's stated investment policy.

         Mortgage-Backed and Related Securities. In the ordinary course of business, Douglas National Bank purchases mortgage-backed securities for its Available-for-Sale portfolio. Mortgage-backed securities generally entitle Douglas National Bank to receive the cash flows from an identified pool of mortgages underlying the securities. Freddie Mac ("FHLMC"), Ginnie Mae ("GNMA") and Fannie Mae ("FNMA") mortgage-backed securities owned by Douglas National Bank are each guaranteed or insured by the respective agencies as to principal and interest. Douglas National Bank may also invest in collateralized mortgage obligations ("CMOs"), securities that are backed by pools of mortgages that are, in most instances, insured or guaranteed by FNMA or FHLMC. A CMO investor has no ownership interest in the mortgages themselves, except to the extent the mortgages serve as collateral for the CMO security. Payment streams from the mortgages serving as collateral are reconfigured with the varying terms and timing of payments to the CMO investor. Though they can be used for hedging and investment, CMOs can expose investors to higher risk of loss than direct investments in mortgage-backed pass-through securities, particularly with respect to price and average life sensitivity in such securities. The Federal Financial Institutions Examination Council ("FFIEC") has developed methods of measuring the suitability of CMOs and other mortgage derivative products intended for financial institution portfolios. CMOs that do not meet the standards of the FFIEC test are deemed "high-risk." Douglas National Bank has not purchased any CMO that fails the FFIEC stress test at date of purchase. At December 31, 1999 Douglas National Bank held approximately $24.11 million in CMOs and mortgage-backed securities the vast majority of which are fixed rate securities. In accordance with Statement of Financial Accounting Standards No. 115 ("SFAS 115"), the mortgage-backed securities, CMOs and other U.S. government agency-backed securities designated as being held for sale are carried on Douglas National Bank's balance sheet at estimated fair value, with unrealized gains and/or losses carried as an adjustment to shareholders' equity, net of applicable taxes.

         Analysis of Investment Securities. Debt and equity securities have been classified as available for sale. The carrying amount of securities and the approximate fair values at the dates shown were as follows:


                                                                            GROSS          GROSS         ESTIMATED
                                                           AMORTIZED      UNREALIZED     UNREALIZED        FAIR
                                                              COST          GAINS          LOSSES         VALUES
                                                              ----          -----          ------         ------
                                                                          (AMOUNTS IN THOUSANDS)
DECEMBER 31, 1999
AVAILABLE FOR SALE:
  U.S. Government and agency securities                    $   18,705       $      -       $    838      $   17,867
  Collateralized mortgage obligations and
    mortgage-backed securities                                 24,894              5            790          24,109
  Obligations of States and political subdivisions             17,394             42            559          16,880
  Equity securities                                             2,385              -              -           2,385
                                                           --------------------------------------------------------
TOTAL INVESTMENT SECURITIES                                $   63,378       $     47       $  2,184      $   61,241
                                                           ========================================================


DECEMBER 31, 1998
AVAILABLE FOR SALE:
  U.S. Government and agency securities                    $    9,227       $    162       $     25      $    9,364
  Collateralized mortgage obligations and
    mortgage-backed securities                                 31,432            268             49          31,651
  Obligations of States and political subdivisions             13,658            354             51          13,961
  Equity securities                                             2,190              -              -           2,190
                                                           --------------------------------------------------------
TOTAL INVESTMENT SECURITIES                                $   56,507       $    784       $    125      $   57,166
                                                           ========================================================

DECEMBER 31, 1997
AVAILABLE FOR SALE:

  U.S. Government and agency securities                    $   13,465       $    245       $     14      $   13,696
  Collateralized mortgage obligations and
    mortgage-backed securities
                                                               36,579            451             53          36,977
  Obligations of States and political subdivisions
                                                               10,329            200              -          10,529
  Equity securities

                                                                2,040              -              -           2,040
                                                           --------------------------------------------------------
TOTAL INVESTMENT SECURITIEs                                $   62,413       $    896       $     67      $   63,242
                                                           ========================================================

         Maturity distribution of Investment Securities. The scheduled maturities of debt securities at December 31, 1999 are as follows:


                                                                      DUE AFTER     DUE AFTER
                                                       DUE IN ONE     ONE THROUGH   FIVE THROUGH   DUE AFTER
                                                       YEAR OR LESS   FIVE YEARS    TEN YEARS      TEN YEARS     TOTAL
                                                       ------------   -----------   ------------   ---------     -----
                                                                            (DOLLARS IN THOUSANDS)
AVAILABLE FOR SALE:
  U.S. Government and agency securities                $      984     $  10,262     $   6,621      $     -      $ 17,867
      Weighted average yield                                6.87%         5.83%         6.54%        0.00%
  Collateralized mortgage obligations and
    mortgage-backed securities                         $    1,099     $   8,197     $  13,088      $ 1,725      $ 24,109
      Weighted average yield                                5.73%         6.57%         6.43%        6.33%
  Obligations of States and political subdivisions     $      717     $   7,403     $   8,760      $     -      $ 16,880
      Weighted average yield                                6.59%         6.96%         6.20%        0.00%
TOTAL INVESTMENT SECURITIES                            $    2,800     $  25,862     $  28,469      $ 1,725      $ 58,856


         Note: Yields on tax exempt obligations have been computed on a tax equivalent basis.

RETURN ON EQUITY AND ASSETS

         The following table shows consolidated operating and capital ratios for the periods indicated:


                                                             YEARS ENDED DECEMBER 31,
                                         ----------------------------------------------------------------
                                              1999                       1998                      1997
                                              ----                       ----                      ----
Return on average assets                      0.39%                      0.93%                     0.90%
Return on average equity                      3.52%                      7.65%                     7.90%
Dividend payout ratio                        61.40%                     25.05%                    21.91%
Equity to average assets                     11.21%                     12.17%                    11.34%


DEPOSITS

         Following is a summary of the average amount of and average rate paid on the following deposit categories for the periods indicated.


                                                                      YEARS ENDED DECEMBER 31,
                                                  ----------------------------------------------------------------
                                                          1999                   1998                   1997
                                                  ---------------------  -----------------------------------------
                                                    AMOUNT     RATE       AMOUNT     RATE        AMOUNT     RATE
                                                    ------     ----       ------     ----        ------     ----
                                                                       (DOLLARS IN THOUSANDS)
Demand deposits                                     $ 15,899   0.00%     $ 14,355    0.00%      $ 12,692    0.00%
Savings and interest-bearing demand deposits          45,869   2.10%       42,048    2.02%        40,651    1.96%
Time deposits                                         25,498   4.75%       21,614    5.08%        18,126    5.05%
                                                    --------             --------               --------
  Total                                             $ 87,266             $ 78,017               $ 71,469
                                                    ========             ========               ========


         Certificates of Deposit at December 31, 1999 are scheduled to mature as follows:

                                             UNDER                         OVER
                                           $100,000                      $100,000                        TOTAL
                                           ---------                     ---------                       -----
                                                                  (DOLLARS IN THOUSANDS)
3 months or less                           $   9,091                     $   2,169                     $  11,260
Over 3 through 6 months                        3,764                           518                         4,282
Over 6 through 12 months                       5,561                         1,284                         6,845
Over 12 months                                 3,813                           329                         4,142


  Total                                    $  22,229                     $   4,300                     $  26,529


SHORT TERM BORROWINGS

         The following is information concerning United Bancorp's short-term borrowings for the year ended December 31, 1999, 1998 and 1997.


                                                                              YEARS ENDED DECEMBER 31,
                                                                 --------------------------------------------------
                                                                      1999             1998             1997
                                                                      ----             ----             ----
                                                                               (DOLLARS IN THOUSANDS)
FEDERAL FUNDS PURCHASED:
Amount outstanding at end of year                                   $    1,300       $      -         $    4,460
Weighted average interest rate thereon                                   4.00%             N/A             5.45%
Maximum amount outstanding at any month-end during year             $    6,380       $     330        $    4,460
Average amounts outstanding during year                             $    2,538       $     232        $      367
Weighted average interest rate during year                               5.39%           6.00%             6.10%

SECURITIES SOLD UNDER AGREEMENT TO REPURCHASE:
Amount outstanding at end of year                                   $   17,300       $  11,811        $   15,421
Weighted average interest rate thereon                                   5.02%           3.85%             4.05%
Maximum amount outstanding at any month-end during year             $   17,883       $  16,013        $   16,005
Average amounts outstanding during year                             $   15,041       $  14,076        $   13,006
Weighted average interest rate during year                               4.50%           4.67%             4.66%


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Interest Rate Risk and Assets and Liability Management. The Company's profitability, like most financial institutions, depends to a large extent upon its net interest income, which is the difference between the interest earned on assets (loans and investments), versus the interest expense paid on its liabilities (deposits and borrowings). The Company's historical business activity tends to originate loans with maturities and repricing terms which are shorter than those of deposit relationships. These maturity and repricing differences create a natural interest rate risk profile whereby the Company will tend to generate higher earnings should market interest rates rise and lower earnings should interest rates fall.

         It is the Company's Asset and Liability management policy to manage interest rate risk to maximize long term profitability under the range of likely interest rate scenarios. The Board of Directors oversees implementation of strategies to control interest rate risk. The Company may take steps to alter its net sensitivity position by offering deposit and/or loan structures that tend to counter the natural rate risk profile of the Company. In addition, the Company may acquire investment securities, interest rate swaps or other hedging instruments with repricing characteristics that tend to moderate interest rate risk. Because of the volatility of market rates and uncertainties described above there can be no assurance of the effectiveness of management programs to achieve a targeted moderation of risk.

         The Company analyzes interest rate risk by simulation modeling and by traditional interest rate gap analysis. While both methods provide an indication of risk for a given change in interest rates, it is management's opinion that simulation is the more effective tool for assets and liability management. Analyses are dependent of assumptions and estimations that management believes are reasonable, although the actual results may vary substantially.

         The Bank's simulation analysis forecasts net interest income and earnings given unchanged interest rates (stable rate scenario). The model then estimates a percentage change from the stable rate scenario under scenarios of rising and falling market interest rates over one and two year time horizons. The simulation model estimates that in the event of a decline of 150 basis points in market interest rates, earnings could be adversely impacted up to approximately 1.40%, while a similar increase in market rates would have a adverse impact of approximately 1.19%. Because of uncertainties as to the extent of customer behavior, refinance activity, absolute and relative loan and deposit pricing levels, competitor pricing and market behavior, product volumes and mix, and other unexpected changes in economic events impacting movements and volatility in market rates, there can be no assurance that simulation results are reliable indicators of earnings under such conditions.

         At year-end 1999 the Company's one year cumulative interest rate gap analysis indicates that rate sensitive liabilities maturing or available repricing within one-year exceeded rate sensitive assets by approximately $33.13 million, compared to the cumulative gap of one through five years which is $29.20 million.

         It is the Company's policy to manage interest rate risk to maximize long-term profitability under the range of likely interest rate scenarios. The Board of Directors oversees implementation of strategies to control interest rate risk.

         Interest Rate Gap Table. Set forth below is a table showing the interest rate sensitivity Gap of the Company's assets and liabilities over various repricing periods and maturities, as of December 31, 1999. Maturities are based on contractual terms and repricing amounts are based on actual historical experiences.


                                                                DUE AFTER 90   DUE AFTER
                                                   DUE WITHIN   DAYS THROUGH   ONE THROUGH   DUE AFTER
                                                     90 DAYS      ONE YEAR     FIVE YEARS    FIVE YEARS    TOTAL
                                                   ----------   ------------   -----------   ----------    -----
                                                                     (DOLLARS IN THOUSANDS)
INTEREST EARNING ASSETS:
Fixed rate loans                                    $    399      $   3,597    $   8,543      $ 7,657     $  20,196
Variable rate loans                                   16,549          7,851       17,873            -        42,273
  Total loans                                       $ 16,948      $  11,448    $  26,416      $ 7,657     $  62,469
Investment Securities                                  4,042          4,521       28,135       24,543        61,241
Fed Funds & interest bearing balances with banks          25              -            -            -            25
    Total interest earning assets                   $ 21,015      $  15,969    $  54,551      $32,200     $ 123,735

INTEREST BEARING LIABILITIES:
Savings and interest bearing demand deposits        $  9,526      $   9,525    $  19,051      $ 9,525     $  47,627
Time deposits                                         12,118         10,345        4,066            -        26,529
Other borrowings                                      28,600              -        2,228          533        31,361
  Total interest bearing liabilities                $ 50,244      $  19,870    $  25,345      $10,058     $ 105,517

Net interest rate sensitivity GAP                 $ (29,229)     $  (3,901)    $  29,206      $22,142     $  18,218
Interest rate gap as a percentage
  of total interest earning assets                   -23.62%         -3.15%       23.60%       17.89%        14.72%

Cumulative interest rate sensitivity gap          $ (29,229)    $  (33,130)   $  (3,924)      $18,218     $  18,218
Cumulative interest rate gap as a
  percentage of total earning assets                 -23.62%        -26.77%       -3.17%       14.72%           N/A


YEAR 2000 ISSUES

         The Year 2000 issue is the result of the inability of computers to distinguish "00" as 2000. Computer programs that were written with only two-digit years may not function accurately or at all when the date changes from 1999 to 2000. Year 2000 issues will potentially affect anything that contains an embedded microchip.

         Douglas National Bank successfully completed the December 31, 1999 year, and moved forward into the new millennium with no known computer related issues. Although, there is the possibility for future Year 2000 computer related issues, the bank has no reason to believe it would interrupt the ordinary course of business.

         Douglas National Bank completed all phases of testing for Year 2000 readiness and determined that all mission critical systems are Year 2000 compliant. It has specifically tested its loans, deposits, and general ledger; all processed transactions and accruals accurately. It tested its ACH processing and Fed Line. It found them compliant. It tested Laser Pro, the software the bank uses to generate loan documents, for compliance and did not encounter any problems. It has also tested its telephone-banking module and found it compliant.

         All critical hardware, including the Unisys Clearpath mainframe and its accompanying operating software, the NDP1100 (which it uses to proof and capture Douglas National Bank's items), and its proof machines have been tested and determined to be Year 2000 ready.

         Douglas National Bank operates an in-house system utilizing the "Information Technology" software, which it runs on Unisys hardware. Information Technology was independently tested by the FFIEC and was determined to be in compliance. Unisys provided financial institutions with a list of all compliant and non-compliant hardware. Although assured of compliance, Douglas National Bank nevertheless tested all critical Unisys equipment and found it to be ready.

         Douglas National Bank has prepared a business resumption plan. The FDIC has accepted the plan. The liquidity and communication plans are in place and will be reviewed at least monthly and adjusted as necessary through the first quarter of 2000.

         Douglas National Bank initiated a Year 2000 Project late in 1997 to address Year 2000 issues. Its Year 2000 Project Plan has been set up following the Federal Financial Institutions Examination Council recommended five-phase format: Awareness, Assessment, Renovation, Validation, and Implementation. In addition to the recommended five phases, Douglas National Bank's plan has been expanded to include contingency year-end plans.

SUPERVISION AND REGULATION OF UNITED BANCORP

         United Bancorp is subject to regulation under the Bank Holding Company Act of 1956 (the "Act"), as amended, and is registered as such with the Federal Reserve Board. As a bank holding company, United Bancorp is required to file with the Federal Reserve Board reports and any additional information the Federal Reserve Board may require. The Federal Reserve Board may make examinations of United Bancorp and its subsidiaries and it also has the power to issue cease and desist orders where action or inaction would constitute a threat to United Bancorp's safety, soundness, or stability.

         Under the Act, United Bancorp may not acquire direct or indirect ownership or control of the voting shares of any company, including a bank, without the prior approval of the Federal Reserve Board if, after such acquisition, it would own or control more than 5 percent of the voting shares of such company, except as specifically authorized. In addition, United Bancorp is generally prohibited from engaging in or acquiring direct or indirect control of, voting shares of any company engaged in non-banking activities. Subject to the approval of the Federal Reserve Board, United Bancorp may acquire shares of non-banking corporations, the activities of which are deemed by the Federal Reserve Board to be closely related to banking or managing or controlling banks.

         Some of the activities that the Federal Reserve Board has determined by regulation to be closely related to banking are, making or servicing loans, performing certain data processing services, acting as fiduciary or investment or financial advisor, engaging in mortgage banking, making investments in and operating insurance agencies, or making investments in corporations or projects designed primarily to promote community welfare. In making any such determination, the Federal Reserve Board is required to consider whether the performance of such activities by United Bancorp or its affiliates can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. The Federal Reserve Board is also empowered to differentiate between activities commenced de novo and activities commenced by acquisitions, in whole or in part.

         The Federal Reserve Board is prohibited from approving an application by the Company to acquire voting shares of any commercial bank in another state unless the laws of such other state specifically authorize such acquisition.

         United Bancorp and its subsidiaries are "affiliates" of Douglas National Bank within the meaning of the Federal Reserve Act and regulations of the Federal Deposit Insurance Corporation ("FDIC"). which imposes restrictions on loans by Douglas National Bank to its affiliates, on investments by Douglas National Bank in the stock or securities of its affiliates, on taking such stock or securities as collateral security for loans to any borrower, on the guarantee of credit of an affiliate and on the purchase of assets from an affiliate. United Bancorp, Douglas National Bank, and their affiliates are also subject to restrictions on engaging in the business of underwriting or distributing securities in the United States.

SUPERVISION AND REGULATION OF DOUGLAS NATIONAL BANK

         Douglas National Bank is subject to supervision and regular examination by the Comptroller of Currency. It is also subject to regulations issued by the Federal Reserve Board and FDIC.

         There are various requirements and restrictions affecting Douglas National Bank and its operations including requirements to maintain reserves against deposits, restrictions on the nature and amount of loans which may be made by Douglas National Bank, restrictions relating to investments, branching, and other activities of Douglas National Bank, and limitations upon Douglas National Bank's ability to declare and pay dividends.

         Douglas National Bank is a member of the Federal Reserve Bank and FDIC and deposits of $100,000 or less are insured.

MONETARY POLICIES

         United Bancorp and its subsidiaries are affected by the national and regional economic environment and are also affected directly and indirectly by the monetary and fiscal policies of the United States Government, including the Federal Reserve System which regulates the nation's money supply primarily through control of bank credit. Such regulation has the effect of influencing the overall growth of bank loans, investments, and deposits and affects interest rates on loans and deposits. The monetary policies of the Federal Reserve System have had a significant effect on the operating results of commercial banks in the past and are expected to do so in the future. The impact of these policies cannot be accurately predicted.

                           BUSINESS OF UNITED BANCORP

         United Bancorp is an Oregon corporation organized in 1971. Its principal continuing business is the coordination of the financial resources of the consolidated enterprise and the making of investments in and advances to its subsidiaries to fund portions of their capital and credit requirements. Douglas National Bank, a wholly-owned subsidiary, is the principal source of United Bancorp's revenues.

THE COMPANY

         United Bancorp is a corporation organized under the laws of Oregon in 1971 as a bank holding company. It owns all the capital stock of Douglas National Bank, a national banking association chartered in 1959.

         United Bancorp was formed to permit greater flexibility in the operation of Douglas National Bank and related financial services. In September 1972, through a plan of reorganization and merger, Douglas National Bank became a subsidiary of United Bancorp and the stockholders of Douglas National Bank became the stockholders of United Bancorp. United Bancorp's principal sources of funds are dividends and interest from Douglas National Bank. There are legal limitations on the extent to which Douglas National Bank can pay dividends to United Bancorp or otherwise supply funds to United Bancorp or its affiliates.

         United Bancorp's other wholly-owned subsidiary, DNB Mortgage Company, was formed December 22, 1998 to engage in the making, acquiring, brokering or servicing of loans or other credits for its account or for the account of others. DNB Mortgage Company commenced business as of March 1, 1999 principally to engage in the business of brokering residential mortgage loans.

         United Bancorp's principal executive offices are located at 555 S.E. Kane Street, Roseburg, Oregon 97470, and its telephone number is (541) 440-2600. The economy of Douglas and Jackson Counties, in which United Bancorp's market is located, is, and always has been closely, linked to the forest products industry. The availability of deposits and the exposure to credit loss can be impacted by the economic performance in the forest products industry. Both Douglas and Jackson Counties have recently attracted growth from the retirement community, tourism, and relocated medium sized industrial companies.

         Douglas National Bank Insurance Agency, Inc. (DNBIA) was incorporated January 12, 1988. Douglas National Bank owns 100 percent of DNBIA's common stock. DNBIA provides insurance and related financial products and is licensed in the State of Oregon to market life, health and general lines of insurance products. DNBIA's offices are located at the Glide Office of Douglas National Bank, Glide, Oregon. DNBIA contracts with

PrimeVest, who provides full service brokerage services to DNBIA and its customers. The customers of DNBIA invest primarily in annuities and mutual funds; however, they may invest in individual stocks or other insurance and financial products as well. DNBIA employees are considered dual employees with PrimeVest.

COMPETITION

         Competition in the banking industry has intensified as brokerage companies market their money market accounts and other financial products to their customers. The banking industry is subject to certain limitations not applicable to non-bank competitors. Legislation enacted in the 1980s authorized banks to offer deposit instruments with rates competitive with money market funds, but subject to restrictions not applicable to those funds. Legislation has also made non-bank financial institutions more effective competitors. Thrift associations and credit unions are now permitted to offer checking accounts and to make commercial loans with certain limitations. Recently enacted legislation, the Gramm-Leach Bliley Act of 1999, better known as the Financial Services Modernization Act of 1999, will change the look of the financial services industry in the years to come. This legislation broke down the barriers between insurance companies, brokerage companies and financial institutions. These industries can now merge their products together to provide better service to their customer which also creates a fiercer competitive market. Although the industries have slowly become similar as they have evolved from the original legislation of Glass-Steigel in the early part of the century, this legislation cuts out the loopholes and enables the industries to become more efficient and competitive.

         All phases of United Bancorp's financial service activities, including banking and the related businesses in which it is engaged, are highly competitive. Douglas National Bank competes with independent locally controlled banks and banks, which are subsidiaries of bank holding companies, based inside and outside Oregon. Douglas National Bank competes actively with banks, savings and loans, and credit unions for deposits and loan, and brokerage firms for deposits. Douglas National Bank also competes with other financial institutions, including personal loan companies, finance companies and governmental agencies, all of which are actively engaged in marketing various types of loans and other financial services.

         Quality of service to customers and ease of accessibility to facilities are among the principal methods of meeting competition in the financial services industries. United Bancorp has found a niche in providing a community atmosphere where the customer with needs and concerns can receive friendly, effective personal service that meets with their expectations.

PROPERTIES

         Douglas National Bank is engaged in the general banking business in Douglas and Jackson Counties, Oregon. Its main office is located at 555 S.E. Kane Street, Roseburg. It operates seven branch offices, two ATM Kiosks, and 24-Hour ATM locations at five of the branches and at Douglas Community Hospital. Its branch and ATM locations are as follows:

-     Garden Valley Office, 350 N.E. Garden Valley Boulevard, Roseburg *
-     Linus Oakes Office, 2665 Van Pelt Boulevard, Roseburg
-     Winston-Dillard Office, 40 N.W. Glenhart, Winston *
-     Glide Office, 19421 N. Umpqua Highway, Glide *
-     Drain Office, 257 2nd Street, Drain
-     Sutherlin Office, 1000 W. Central, Sutherlin *
-     Crater Lake Plaza, 3369 Crater Lake Highway, Medford *
-     24-Hour ATM Kiosk, 1381 Garden Valley Boulevard, Roseburg
-     Douglas Community Hospital, 738 Harvard, Roseburg (ATM only)

      * ATM located at branch

         United Bancorp owns all of its branch facilities, except the Sutherlin Branch and the Linus Oakes Office, which it leases.

LEGAL PROCEEDINGS

         United Bancorp is from time to time party to various legal proceedings arising in the ordinary course of business. Management believes that there are no threatened or pending proceedings against United Bancorp which, if determined adversely, would have a material effect on its business or financial position.

PERSONNEL

         As of December 31, 1999, Douglas National Bank had 85 full-time employees. None of Douglas National Bank's employees are represented by a labor union. Douglas National Bank considers its relationships with its employees satisfactory.

MANAGEMENT OF UNITED BANCORP WHO WILL SERVE AS DIRECTORS OR EXECUTIVE OFFICERS OF PREMIERWEST BANCORP AND PREMIERWEST BANK

         PREMIERWEST BANCORP. Certain members of the Management of United Bancorp will serve as directors or executive officers of PremierWest Bancorp after the transaction. United Bancorp has designated three of its directors-- Messrs. Peter Martini, Rickar D. Watkins and Thomas Becker-- to serve as directors of PremierWest Bancorp if the transaction is completed. Mr. M. Neil Zick will serve as Executive Vice President and Chief Administrative Officer of PremierWest Bancorp. The current directors of PremierWest Bancorp are John L. Anhorn, John A. Duke, Dennis N. Hoffbuhr, Patrick G. Huycke and James L. Patterson. Along with Messrs. Peter Martini, Rickar D. Watkins and Thomas Becker designated by United Bancorp, these individuals will serve as the directors of PremierWest Bancorp after the merger and holding company reorganization.

         Except as may be otherwise noted herein, there are no family relationships among any of the directors or executive officers. No director was selected or serves pursuant to any arrangement or understanding with any other person. Except as may be disclosed herein, none of the directors and executive officers of United Bancorp serves as a director of any company that has a class of securities registered under, or that is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940. None of the directors or executive officers of United Bancorp has been involved in any legal proceedings concerning bankruptcy, either individually or in respect of any businesses with which they have been involved, nor have any of such persons been convicted of any crime, excluding traffic violations and similar minor offenses.

         DIRECTORS AND EXECUTIVE OFFICERS. The following table identifies the Directors of United Bancorp named to serve as directors of PremierWest Bancorp.

                                                     DIRECTOR
NAME AND POSITION                          AGE         SINCE       PRINCIPAL OCCUPATION IN THE LAST 5 YEARS
-------------------------------------    --------    ----------    --------------------------------------------------------
Peter Martini........................       56          1993       Pete Martini has served as President of Elk River Enterprises for
Director                                                           more than 25 years.  Elk River Enterprises is a privately held secondary wood products manufacturing company.
Rickar D. Watkins....................       54          1989       Rickar D. Watkins is President of Rick's Medical Supply Inc., a
Director                                                           medical supply company.
Thomas Becker........................       48          1998       Thomas Becker has been Executive Director of Rogue Valley
Director                                                           Manor, a continuing care retirement community in Medford,
                                                                   Oregon since 1978. In 1990, he became the Chief Executive
                                                                   Officer of Pacific Retirement Services, Inc., the parent
                                                                   corporation of 28 organizations providing housing and services to over 3,000 seniors in Oregon, California and Texas. He also is a director of Lithia Motors Inc.


         M. Neil Zick, age 57, is expected to serve as Executive Vice President and Chief Administrative Officer of PremierWest Bancorp after the transaction. Since 1998, Mr. Zick has been the President and Chief Executive Officer of Douglas National Bank, and Executive Vice President of United Bancorp, administering the day to day operations of the company. Mr. Zick has also served as a director of United Bancorp since 1998. From January 1995 to February 1998, Mr. Zick served as the Senior Vice President and Director of Bank Operations of Douglas National Bank. Previously he served as Vice President and Chief Financial Officer of Bank of Livermore.

         PREMIERWEST BANK. After the transaction, PremierWest Bank's Board of Directors will consist of 13 members, including the 8 directors elected at the Bank of Southern Oregon Annual Meeting. The individuals designated by United Bancorp to serve as directors of PremierWest Bank if the transaction is completed are Peter Martini, Rickar D. Watkins, Thomas Becker, David A. Emmett, and Brian R. Pargeter.

         DIRECTORS AND EXECUTIVE OFFICERS. The following table identifies the Directors of United Bancorp named to serve as directors of PremierWest Bank.

                                                    DIRECTOR
NAME AND POSITION                          AGE         SINCE       PRINCIPAL OCCUPATION IN THE LAST 5 YEARS
-------------------------------------    --------    ----------    --------------------------------------------------------
Peter Martini........................       56          1993       See above.
Director
Rickar D. Watkins....................       54          1989       See above.
Director
Thomas Becker........................       48          1998       See above.
Director
Brian R. Pargeter....................       57          1995       Brian R. Pargeter has been the President of Umpqua Insurance
Director                                                           Agency since 1980.
David A. Emmett......................       57          1998       David A. Emmett is self-employed and the owner and operator of
Director                                                           a public accounting firm.  Mr. Emmett is a Certified Public
                                                                   Accountant.

         Mr. Zick will also serve as Executive Vice President and Chief Administrative Officer of PremierWest Bank after the transaction.

         EXECUTIVE COMPENSATION. The following table shows compensation for services in all capacities for the fiscal years ended December 31, 1999, 1998, and 1997 for the executive officer who received compensation in excess of $100,000 during 1999, including salary and bonus, and who will be an executive officer of PremierWest Bancorp and PremierWest Bank.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                           -------------------------------------
                                             ANNUAL COMPENSATION                    AWARDS               PAYOUTS
                                  --------------------------------------  ---------------------------    --------
                                                                              ($)           (#)
                                                               ($)        RESTRICTED     SECURITIES      ($)             ($)
NAME AND                            ($)        ($)        OTHER ANNUAL       STOCK       UNDERLYING      LTIP         ALL OTHER
PRINCIPAL POSITION      YEAR    SALARY (1)    BONUS     COMPENSATION (2)    AWARDS        OPTIONS      PAYOUTS     COMPENSATION(3)
--------------------    ----    -----------  ---------- ----------------  ----------    ------------   ---------- ----------------
M. Neil Zick,           1999    $    95,455  $  29,994    $       4,989    $             18,000 (4)    $   0         $   32,500
Executive Vice          1998    $    87,132  $  10,169    $       2,667    $                  0        $   0         $   33,709
President               1997    $    66,634  $  11,264    $       2,074    $             28,000        $   0         $   31,324

(1) Includes amounts deferred at the election of the named executive officers pursuant to the 401(k) Plan of United Bancorp.

(2) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus.

(3) Includes the value of the shares of common stock allocated to Mr. Zick's account under the Employee Stock Ownership Plan (ESOP) and the amounts of United Bancorp's matching contributions under its 401(k) plan on behalf of Mr. Zick. The amounts for 1999 are subject to final year-end adjustments.

         INCENTIVE COMPENSATION PLANS. United Bancorp has an Executive Incentive Plan for officers. Incentive compensation under the Executive Incentive Plan is paid in the form of cash bonuses at year end, based upon achievement of a structured set of objectives determined by the Board of Directors and the affected executives each year. Performance is monitored by the Board throughout the year, and payment is conditional upon meeting objectives established at the beginning of the year.

         The following table contains information concerning the grant of options under United Bancorp's stock option plan to the named executive officer in the Summary Compensation Table for the fiscal year ended December 31, 1999:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    Potential Realizable Value at
                                                                                                    Assumed Annual Rates of Stock
                                                                                                    Price Appreciation for Option
                                                            Individual Grants                                   Term(2)
                                     -------------------------------------------------------------  -----------------------------
                                       Number of %       of Total
                                       Securities    Options Granted
                                       Underlying    to Employees in    Exercise
                                        Options        Fiscal Year       Price       Expiration
                 Name                  Granted(1)                       ($/Sh.)         Date           5%($)           10%($)
---------------------------------    -------------  ----------------- ------------ --------------  ------------   ----------------
M. Neil Zick                             18,000              22.5%          $7.25    July 1, 2009     $82,070.75     $207,483.39

(1) Mr. Zick has agreed to rescind his Incentive Stock Option Agreement dated July 27, 1999 for these shares immediately prior to and in the event of the closing of the Merger in order for the Merger to qualify as a "pooling of interests" for accounting purposes.

(2) These calculations are based on certain assumed annual rates of appreciation as required by rules adopted by the Securities and Exchange Commission requiring additional disclosure regarding executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of United Bancorp's Common Stock and overall stock market conditions. There can be no assurance that amounts reflected in this table will be achieved.

         The following table shows the number of shares of United Bancorp common stock acquired during 1999 or acquirable upon exercise of options by the individual(s) named in the Summary Compensation Table. The table also indicates the extent to which the options were exercisable at December 31, 1999, as well as the approximate value of such options based on the estimated fair market value of United Bancorp common stock at December 31, 1999.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                 OPTION VALUES


                                                          Securities Underlying Unexercised   Value of Options at Fiscal Year
                                                         Options at Fiscal Year End (#)(1)(2)          End ($)
                                                         -----------------------------------  ----------------------------------
                   Shares Acquired
Name               on Exercise (#)    Value Realized      Exercisable       Unexercisable      Exercisable      Unexercisable
---------------    ----------------   ----------------   ---------------    ----------------  ---------------   ----------------
M. Neil Zick...           0           $           0           25,133              20,867        $   54,749.25       $  30,750.75


(1) Mr. Zick has agreed to rescind his Incentive Stock Option Agreement dated July 27, 1999 for 18,000 shares immediately prior to and in the event of the closing of the Merger in order for the Merger to qualify as a "pooling of interests" for accounting purposes.

(2) Except for the option Mr. Zick has agreed to rescind immediately prior to and in the event of the closing of the Merger, all of his unexercisable options as of the date hereof will become exercisable at the time and in the event of the closing of the Merger.

         RETIREMENT PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN. United Bancorp adopted a 401(k) Profit Sharing Plan effective January 1, 1984. The plan covers full-time employees over 21 years of age with at least 12 months of service. Employee voluntary contributions are partially matched by United Bancorp, up to 2.0% of the employee's annual compensation.

         CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS. United Bancorp and Douglas National Bank have deposit and lending relationships with certain of the officers, directors and principal stockholders of United Bancorp, and members of their immediate families, as well as with their affiliates. All loans to these parties were made in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal credit risk or present other unfavorable features. Refer to Note 4 of Notes to Consolidated Financial Statements of United Bancorp included elsewhere herein.

                    PRINCIPAL SHAREHOLDERS OF UNITED BANCORP

         The following table indicates the beneficial ownership of United Bancorp common stock as of the February ___, 2000 record date (i) by directors and executive officers of United Bancorp, (ii) by each person who is known by United Bancorp to own beneficially more than 5% of the outstanding shares of United Bancorp common stock, and (iii) by all directors and executive officers of United Bancorp as a group. Unless otherwise stated, voting and investment power are exercised solely by the person named or are shared with members of his or her household. For purposes of the table, a person is considered to own beneficially any shares with respect to which he or she exercises sole or shared voting or investment power, plus the number of shares the individual has the right to acquire within 60 days. Shares deemed to be outstanding are calculated on the basis of 1,811,334 shares outstanding on the record date, plus the number of shares a person or group has the right to acquire within 60 days.

                                                    Position with United        Shares of     Shares Acquirable      Percent of
            Name of Beneficial Owner                      Bancorp            Common Stock      Within 60 Days       Common Stock
------------------------------------------------    --------------------   ---------------  -------------------  ------------------
David A. Jackson(1)                                 Director                   94,340.76         12,000                5.83%
         P.O. Box 606
         Winchester, Oregon 97495-0308
William C. Stiles                                   President, Vice            13,400.00          8,000                1.18%
                                                    Chairman of the
                                                    Board of Directors,
                                                    and Director
M. Neil Zick(2)                                     Executive Vice              9,864.72         25,133                1.91%
                                                    President and
                                                    Director
Peter Nilsen                                        Secretary and               3,592.00         12,000                  *
                                                    Director
Linda Ganim(3)                                      Treasurer                  25,020.93          2,833                1.54%
Larry Robbins(4)                                    Senior Vice                     0.00          1,000                  *
                                                    President, Credit
                                                    Administrator
Rosemarie Baucom(5)                                 Vice President, Area        2,436.91          1,200                  *
                                                    Sales Manager
Thomas R. Becker(6)                                 Director                    4,500.00          2,667                  *
David A. Emmett(7)                                  Director                    4,700.00          2,667                  *
Carol L. Hamlin(8)                                  Director                   37,661.99          1,333                2.15%
Bradley K. Leiken(9)                                Director                      639.00          1,333                  *
Patrick Markham(10)                                 Director                   78,378.00          1,333                4.40%
Peter Martini(11)                                   Chairman of the            22,897.27            0                  1.26%
                                                    Board of Directors

Clinton L. Newell(12)                               Director             660.00          8,000              *
Brian R. Pargeter(13)                               Director          12,284.69         10,000            1.22%
Lance C. Short(14)                                  Director          30,745.05         12,000            2.34%
Rickar D. Watkins(15)                               Director           8,900.00         12,000            1.15%
Lauren Young                                        Director           5,752.00         12,000              *
Gary Kjensrud(16)                                                    227,816.00            0             12.58%
         P.O. Box 308
         Winchester, Oregon 97495-0308
Employee Stock Ownership Plan Trust(17) (William                     299,745.00            0             16.55%
C. Stiles, David A. Jackson, Peter Martini, Lance C.
Short, Patrick Markham, and David A. Emmett,
Trustees)
         P.O. Box 1007
         Roseburg, Oregon 97470
All directors and executive officers as a group (18                  330,650.80         125,499          24.53%
persons)(18)
*        Less than one percent.

(1) Includes 36,668 shares held by Jackson Ranch Inc. and 16,100.89 shares held by Gail E. Jackson.

(2) Includes 9,664.72 shares allocated to Mr. Zick's account under United Bancorp's Employee Stock Ownership Plan (ESOP) and options for 1,800 shares he has agreed to rescind immediately prior to and in the event of the closing of the Merger. Excludes options for 20,867 shares that become exercisable immediately prior to and in the event of the closing of the Merger (however, Mr. Zick has agreed to rescind 16,200 of these options immediately prior to and in the event of the closing of the Merger).

(3) Includes 13,020.93 shares allocated to Ms. Ganim's account under the ESOP and options for 1,500 shares she has agreed to rescind immediately prior to and in the event of the closing of the Merger. Excludes options for 16,167 shares that become exercisable immediately prior to and in the event of the closing of the Merger (however, Ms. Ganim has agreed to rescind 13,500 of these option immediately prior to and in the event of the closing of the Merger).

(4) Excludes options for 9,000 shares that become exercisable immediately prior to and in the event of the closing of the Merger.
(5) Includes 2,436.91 shares allocated to Baucom's account under the ESOP and 1,200 options that she has agreed rescind immediately prior to and in the event of the closing of the Merger. Excludes options for 10,800 shares that become exercisable immediately prior to and in the event of the closing of the Merger (however, Ms. Baucom has agreed to rescind all of these options immediately prior to and in the event of the closing of the Merger).

(6) Excludes options for 5,333 shares that become exercisable immediately prior to and in the event of the closing of the Merger.

(7) Includes 4,200 shares held by E & G Investments, LLC in which Mr. Emmett owns 89% of the membership interests. Excludes options for 5,333 shares that become exercisable immediately prior to and in the event of the closing of the Merger.

(8) Includes 10,616.78 shares held by the Carol L. Hamlin Trust, of which Ms. Hamlin is co-trustee, 7,775.24 shares held by Ms. Hamlin's children, and 19,269.95 shares held by Coning Corporation of which Ms. Hamlin is president. Excludes options for 6,667 shares that become exercisable immediately prior to and in the event of the closing of the Merger.

(9) Excludes options for 6,667 shares that become exercisable immediately prior to and in the event of the closing of the Merger.

(10) Includes 12,232 shares held by Brooke Communications, Inc. and 54,590 shares held by William E. Markham Jr. and Michael J. Markham. Excludes options for 6,667 shares that become exercisable immediately prior to and in the event of the closing of the Merger.

(11)     Includes 1,563.06 shares held by Elk River Enterprises, Inc.

(12) Excludes options for 4,000 shares that become exercisable immediately prior to and in the event of the closing of the Merger.

(13) Includes 265.53 shares held by Umpqua Insurance Agency. Excludes options for 2,000 shares that become exercisable immediately prior to and in the event of the closing of the Merger.

(14)     Includes 2,000 shares held by Ms. Lola Short.

(15) Includes 8,100 shares held by Watkins Trust and 800 shares jointly held by Rickar and Donna Watkins.

(16)     Includes 6,064 shares held by Mrs. Kjensrud.

(17)     Includes allocated and unallocated shares.

(18) Includes 25,122.56 shares allocated to their accounts under the ESOP and options for 4,500 shares that they have agreed to have agreed to rescind immediately prior to and in the event of the closing of the Merger. Excludes options for 93,501 shares that become exercisable immediately prior to and in the event of the closing of the Merger (however, they have agreed to rescind 40,500 of these options immediately prior to and in the event of the closing of the Merger).

                           SUPERVISION AND REGULATION

         The following discussion of bank supervision and regulation is qualified in its entirety by reference to the statutory and regulatory provisions discussed. Changes in applicable law or in the policies of various regulatory authorities could have a material effect on the business and prospects of PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank.

         United Bancorp is a bank holding company within the meaning of the Bank Holding Company Act of 1956. As such, United Bancorp is subject to regulation, supervision and examination by the Board of Governors of the Federal Reserve System, acting primarily through the Federal Reserve Bank of San Francisco. United Bancorp is required to file annual reports with the Federal Reserve Board and to provide the Federal Reserve Board such additional information as the Federal Reserve Board may require. After the merger with United Bancorp and Bank of Southern Oregon's holding company reorganization, PremierWest Bancorp will be a bank holding company and will be subject to regulation, supervision and examination by the Board of Governors of the Federal Reserve System.

         Bank of Southern Oregon is an Oregon-chartered commercial bank. As an FDIC member institution, the deposits of Bank of Southern Oregon are insured to a maximum of $100,000 per depositor through the Bank Insurance Fund administered by the FDIC. As a state-chartered, non-member bank, Bank of Southern Oregon is primarily regulated by the FDIC and the Oregon Department of Consumer and Business Services -- Division of Finance and Corporate Securities. Douglas National Bank, United Bancorp's principal subsidiary, is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency. Deposits of Douglas National Bank are insured to a maximum of $100,000 per depositor through the Bank Insurance Fund.

         PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank are subject to federal banking laws, and Bank of Southern Oregon is subject also to the Oregon Bank Act. These federal and state laws are intended to protect depositors, not shareholders. Federal and state laws applicable to financial institution holding companies and their financial institution subsidiaries regulate the range of permissible business activities, investments, reserves against deposits, capital levels, lending activities and practices, the nature and amount of collateral for loans, establishment of branches, mergers, dividends and a variety of other important matters.

         Bank of Southern Oregon and Douglas National Bank are subject to detailed, complex and sometimes overlapping federal and state statutes and regulations affecting routine banking operations. These statutes and regulations include but are not limited to state usury and consumer credit laws, the Federal Truth-in-Lending Act and Regulation Z, the Federal Equal Credit Opportunity Act and Regulation B, the Fair Credit Reporting Act, the Truth in Savings Act and the Community Reinvestment Act. Bank of Southern Oregon and Douglas National Bank are subject to Federal Reserve Board regulations that require depository institutions to maintain reserves against their transaction accounts (principally NOW and regular checking accounts). Bank of Southern Oregon and Douglas National Bank are in compliance with this requirement. Because required reserves are commonly maintained in the form of vault cash or in a noninterest-bearing account (or pass-through account) at a Federal Reserve Bank, the effect of the reserve requirement is to reduce an institution's earning assets.

         The Federal Deposit Insurance Corporation Improvement Act of 1991 expanded significantly the authority of federal agencies to regulate the activities of federally chartered and state-chartered financial institutions and their holding companies. The Federal Reserve Board, Office of the Comptroller of the Currency (OCC) and the FDIC have extensive authority to prevent and to remedy unsafe and unsound practices and violations of applicable laws and regulations by institutions and holding companies. The agencies may assess civil money penalties, issue cease and desist or removal orders, seek injunctions, and publicly disclose such actions. In addition, the Director of the Oregon Department of Consumer and Business Services -- Division of Finance and Corporate Securities possesses enforcement powers to address violations of Oregon banking law by Oregon-chartered banks.

REGULATION OF BANK HOLDING COMPANIES

         BANK AND BANK HOLDING COMPANY ACQUISITIONS. Bank holding companies and their activities are subject to extensive regulation by the Federal Reserve Board. The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve Board before (i) directly or indirectly acquiring ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, the acquiring company would own or control more than 5% of the shares of the other bank or bank holding company (unless the acquiring company already owns or controls a majority of such shares); (ii) acquiring all or substantially all of the assets of another bank; or (iii) merging or consolidating with another bank holding company. The Federal Reserve Board will not approve any acquisition, merger or consolidation that would have a substantially anticompetitive result, unless the anticompetitive effects of the proposed transaction are clearly outweighed by a greater public interest in meeting the convenience and needs of the community to be served. The Federal Reserve Board also considers capital adequacy and other financial and managerial factors in its review of acquisitions and mergers.

         NONBANKING ACTIVITIES. With certain exceptions, the Bank Holding Company Act has for many years also prohibited a bank holding company from acquiring or retaining direct or indirect ownership or control of more than 5% of the voting shares of any company that is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities that, by statute or by Federal Reserve Board regulation or order, have been determined to be activities closely related to the business of banking or of managing or controlling banks. In making this determination, the Federal Reserve Board considers whether the performance of such activities by a bank holding company can be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency in resources, that will outweigh the risks of possible adverse effects such as decreased or unfair competition, conflicts of interest or unsound banking practices. Some of the activities determined by Federal Reserve Board regulation to be incidental to the business of banking are: making or servicing loans or leases; engaging in insurance and discount brokerage activities; performing data processing services; acting as a fiduciary or investment or financial advisor; and making investments in corporations or projects designed primarily to promote community welfare.

         RECENT LEGISLATION -- FINANCIAL HOLDING COMPANIES. On November 12, 1999 the Gramm-Leach-Bliley Act became law, repealing the 1933 Glass-Steagall Act's separation of the commercial and investment banking industries. The Gramm-Leach-Bliley Act expands the range of nonbanking activities a bank holding company may engage in, while preserving existing authority for bank holding companies to engage in activities that are closely related to banking. The new legislation creates a new category of holding company called a "Financial Holding Company," a subset of bank holding companies that satisfy the following criteria:

         (1) all of the depository institution subsidiaries must be well capitalized and well managed;

         (2) the holding company must file with the Federal Reserve Board a declaration that it elects to be a financial holding company to engage in activities that would not have been permissible before the Gramm-Leach-Bliley Act; and

         (3) all of the depository institution subsidiaries must have a Community Reinvestment Act rating of "satisfactory" or better.

Financial holding companies may engage in any activity that (i) is financial in nature or incidental to such financial activity or (ii) is complementary to a financial activity and does not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally. The Gramm-Leach-Bliley Act specifies certain activities that are financial in nature. These activities include

         -        acting as principal, agent or broker for insurance;

         -        underwriting, dealing in or making a market in securities; and

         -        providing financial and investment advice.

The Federal Reserve Board and the Secretary of the Treasury have authority to decide whether other activities are also financial in nature or incidental to financial activity, taking into account changes in technology, changes in the banking marketplace, competition for banking services and so on.

         The Gramm-Leach-Bliley Act has only recently become law. Regulations of the banking agencies implementing the legislative changes can be expected in the near future. Except for the increase in competitive pressures faced by all banking organizations that is a likely consequence of the Gramm-Leach-Bliley Act, the legislation and implementing regulations are likely to have a more immediate impact on large regional and national institutions than on community-based institutions engaged principally in traditional banking activities. Because the legislation permits bank holding companies to engage in activities previously prohibited altogether or severely restricted because of the risks they posed to the banking system, implementing regulations can be expected to impose strict and detailed prudential safeguards on affiliations among banking and nonbanking companies in a holding company organization. Additionally, because the legislation allows various affiliates within a single holding company organization to serve a broader array of customers' financial goals, including their banking, insurance and investment goals, implementing regulations can be expected to impose strict safeguards on sharing of customer information among affiliated entities within an organization.

         Bank of Southern Oregon and United Bancorp and its subsidiaries and affiliates are engaged solely in activities that were permissible for a bank holding company before enactment of the Gramm-Leach-Bliley Act. Although PremierWest Bancorp might elect to be a financial holding company in the future, it currently has no plans to do so.

         HOLDING COMPANY CAPITAL AND SOURCE OF STRENGTH. The Federal Reserve Board considers the adequacy of a bank holding company's capital on essentially the same risk-adjusted basis as capital adequacy is determined by the FDIC and OCC at the bank subsidiary level. In the case of a bank holding company with less than $150 million in total consolidated assets, the Federal Reserve Board's regulations provide that the capital adequacy requirements will generally be applied on a bank-only basis, rather than on a consolidated basis. In general, bank holding companies are required to maintain a minimum ratio of total capital to risk-weighted assets of 8% and Tier 1 capital -- consisting principally of shareholders' equity -- of at least 4%. Bank holding companies are also subject to a leverage ratio requirement. The minimum required leverage ratio for the highest rated companies is 3%. The minimum required leverage ratio for all other bank holding companies is 4% or higher. See " - CAPITAL." It is also Federal Reserve Board policy that bank holding companies serve as a source of strength for their subsidiary banking institutions.

         OREGON DEPARTMENT OF CONSUMER AND BUSINESS SERVICES. Prior approval of the Director of the Oregon Department of Consumer and Business Services is necessary to acquire control of an Oregon-chartered bank. An out-of-state bank holding company may acquire an Oregon bank if the Oregon bank has been engaged in the business of banking in Oregon for at least 3 years.

FEDERAL DEPOSIT INSURANCE

         The FDIC insures deposits of federally insured banks, savings banks and savings associations and safeguards the safety and soundness of the banking industry. Two separate insurance funds are maintained and administered by the FDIC. In general, bank deposits are insured through the Bank Insurance Fund. Deposits in savings associations are insured through the Savings Association Insurance Fund.

         As FDIC member institutions, deposits in Bank of Southern Oregon and Douglas National Bank are insured to a maximum of $100,000 per depositor. The banks are required to pay semiannual deposit insurance premium assessments to the FDIC. In general terms, each institution is assessed insurance premiums according to how much risk to the insurance fund the institution represents. Well-capitalized institutions with few supervisory concerns are assessed lower premiums than other institutions. The premium range is currently from $0.00, for the highest-rated institutions (subject to a statutory minimum assessment of $2,000), to $0.27 per $100 of domestic deposits. Bank of Southern Oregon currently pays premiums of $0.0053 per $100 of deposits.

         The FDIC may terminate the deposit insurance of any insured depository institution if the FDIC determines that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order or any condition imposed in writing by, or written agreement with, the FDIC. The FDIC may also suspend deposit insurance temporarily during the hearing process for a permanent termination of insurance if the institution has no tangible capital.

INTERSTATE BANKING AND BRANCHING

         In 1994 the Reigle-Neal Interstate Banking and Branching Efficiency Act eased restrictions on interstate banking. The Riegle-Neal Act allows the Federal Reserve Board to approve an application by an adequately capitalized and adequately managed bank holding company to acquire a bank located in a state other than the acquiring company's home state without regard to whether the transaction is prohibited by the laws of any state. The Federal Reserve Board may not approve the acquisition of a bank that has not been in existence for the minimum time period (up to five years) specified by the statutory law of the acquired, or "target," bank's state. The Riegle-Neal Act also prohibits the Federal Reserve Board from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. The Riegle-Neal Act does not affect the authority of states to limit the percentage of total insured deposits in the state that may be held or controlled by a bank or bank holding company if the limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% statewide concentration limit contained in the Riegle-Neal Act.

         Branching between states may be accomplished by merging commonly controlled banks located in different states into one legal entity. Branching may also be accomplished by establishing de novo branches or acquiring branches in another state. A branch of an out-of-state bank operating in another state, or "host state," is subject to the law of the host state regarding community reinvestment, fair lending, consumer protection (including usury limits) and establishment of branches. The Riegle-Neal Act authorizes the FDIC to approve interstate branching de novo by state-chartered banks solely in states that specifically allow for such branching. The Oregon Bank Act prohibits de novo branching in Oregon by an out-of-state bank, but it permits branching by merger with an Oregon bank, provided the Oregon bank has been conducting business for at least 3 years. The FDIC has adopted regulations under the Riegle-Neal Act to prohibit an out-of-state bank from using the new interstate branching authority primarily for the purpose of deposit production. These regulations include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the communities served by the out-of-state bank.

CAPITAL

         The Federal Reserve Board, the FDIC and OCC employ similar risk-based capital guidelines in their examination and regulation of bank holding companies and financial institutions. If capital falls below the minimum levels established by the guidelines, the bank holding company, bank or savings bank may be denied approval to acquire or establish additional banks or non-bank businesses or to open new facilities. Failure to satisfy applicable capital guidelines could subject a banking institution to a variety of enforcement actions by federal regulatory authorities, including the termination of deposit insurance by the FDIC and a prohibition on the acceptance of "brokered deposits."

         In the calculation of risk-based capital, assets and off-balance sheet items are assigned to broad risk categories, each with an assigned weighting (0%, 20%, 50% and 100%). Most loans are assigned to the 100% risk category, except for first mortgage loans fully secured by residential property, which carry a 50% rating. Most investment securities are assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% risk-weight, and direct obligations of or obligations guaranteed by the United States Treasury or United States Government agencies, which have a 0% risk-weight. Off-balance sheet items are also taken into account in the calculation of risk-based capital, with each class of off-balance sheet item being converted to a balance sheet equivalent according to established "conversion factors." From these computations, the total of risk- weighted assets is derived. Risk-based capital ratios therefore state capital as a percentage of total risk-weighted assets and off-balance sheet items. The ratios established by guideline are minimums only.

         Current risk-based capital guidelines require bank holding companies and banks to maintain a minimum risk-based total capital ratio equal to 8% and a Tier 1 capital ratio of 4%. Intangibles other than readily marketable mortgage servicing rights are generally deducted from capital. Tier 1 capital includes common shareholders' equity, qualifying perpetual preferred stock (within limits and subject to certain conditions, particularly if the preferred stock is cumulative preferred stock), and minority interests in equity accounts of consolidated subsidiaries, less intangibles. Tier 2 capital includes: (i) the allowance for loan losses up to 1.25% of risk-weighted assets; (ii) any qualifying perpetual preferred stock exceeding the amount includable in Tier 1 capital; (iii) hybrid capital instruments; (iv) perpetual debt; (v) mandatory convertible securities and (vi) subordinated debt and intermediate term preferred stock of up to 50% of Tier 1 capital. Total capital is the sum of Tier 1 and Tier 2 capital, less reciprocal holdings of other banking organizations, capital instruments and investments in unconsolidated subsidiaries.

         The FDIC has added a market risk component to the capital requirements of nonmember banks. The market risk component could require additional capital for general or specific market risk of trading portfolios of debt and equity securities and other investments or assets. The FDIC's evaluation of an institution's capital adequacy takes account of a variety of other factors as well, including interest rate risks to which the institution is subject, the level and quality of an institution's earnings, loan and investment portfolio characteristics and risks, risks arising from the conduct of nontraditional activities and a variety of other factors. Accordingly, the FDIC's final supervisory judgment concerning an institution's capital adequacy could differ significantly from the conclusions that might be drawn from the absolute level of an institution's risk-based capital ratios. Therefore, institutions generally are expected to maintain risk-based capital ratios that exceed the minimum ratios discussed above. This is particularly true for institutions contemplating significant expansion plans and institutions that are subject to high or inordinate levels of risk. Moreover, although the FDIC does not impose explicit capital requirements on holding companies of institutions regulated by the FDIC, the FDIC can take account of the degree of leverage and risks at the holding company level. If the FDIC determines that the holding company (or another affiliate of the institution regulated by the FDIC) has an excessive degree of leverage or is subject to inordinate risks, the FDIC may require the subsidiary institution(s) to maintain additional capital or the FDIC may impose limitations on the subsidiary institution's ability to support its weaker affiliates or holding company.

         The banking agencies have also established a minimum leverage ratio of 3%, which represents Tier 1 capital as a percentage of total assets, less intangibles. However, for bank holding companies and financial institutions seeking to expand and for all but the most highly rated banks and bank holding companies, the banking agencies expect an additional cushion of at least 100 to 200 basis points. At December 31, 1999, Bank of Southern Oregon, United Bancorp and Douglas National Bank were in compliance with all regulatory capital requirements.

         In order to resolve the problems of undercapitalized institutions and to prevent a recurrence of the banking crisis of the 1980s and early 1990s, the Federal Deposit Insurance Corporation Improvement Act of 1991 established a system known as "prompt corrective action." Under the prompt corrective action provisions and implementing regulations, every institution is classified into one of five categories, depending on (i) its total risk- based capital ratio, Tier 1 risk-based capital ratio and leverage ratio and (ii) certain subjective factors. The categories are: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." A financial institution's operations can be significantly affected by its capital classification. For example, an institution that is not "well capitalized" generally is prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market, and the holding company of any undercapitalized institution must guarantee, in part, certain aspects of the institution's capital plan. Financial institution regulatory agencies generally are required to appoint a receiver or conservator shortly after an institution enters the category of weakest capitalization. The Federal Deposit Insurance Corporation Improvement Act of 1991 also authorizes the regulatory agencies to reclassify an institution from one category into a lower category if the institution is in an unsafe or unsound condition or engaging in an unsafe or unsound practice. Undercapitalized institutions are required to take certain specified actions in order to increase their capital or otherwise decrease the risks to the federal deposit insurance funds.

         The following table illustrates the capital and prompt corrective action guidelines applicable to Bank of Southern Oregon and Douglas National Bank, as well as their total risk-based capital ratios, Tier 1 capital ratios and leverage ratios as of December 31, 1999.

                                                                 MINIMUM NECESSARY TO BE        MINIMUM NECESSARY TO BE
                                      AT DECEMBER 31, 1999           WELL CAPITALIZED            ADEQUATELY CAPITALIZED
                                     ----------------------    ----------------------------   ----------------------------
BANK OF SOUTHERN OREGON:
Total Risk-Based Capital Ratio......          13.1%                       10.00%                          8.00%
Tier 1 Risk-Based Capital Ratio.....          11.9%                        6.00%                          4.00%
Leverage Ratio......................           9.5%                        5.00%                          4.00%

DOUGLAS NATIONAL BANK:
Total Risk-Based Capital Ratio......         16.08%                       10.00%                          8.00%
Tier 1 Risk-Based Capital Ratio.....         15.27%                        6.00%                          4.00%
Leverage Ratio......................         10.49%                        5.00%                          4.00%

LIMITS ON DIVIDENDS AND OTHER PAYMENTS

         The ability of PremierWest Bancorp to obtain funds for the payment of dividends and for other cash requirements will be dependent on the amount of dividends that may be declared by Bank of Southern Oregon (PremierWest Bank). Under the Oregon Bank Act, an Oregon-chartered bank may not pay a cash dividend if the amount of the dividend exceeds its net unreserved retained earnings, after first deducting

         - bad debts, excepting bad debts that have already been charged against earnings or reserved for, and excepting bad debts that are fully secured and in the process of collection;

         - all other assets charged off as required by the Director of the Oregon Department of Consumer and Business Services or by a state or federal examiner; and

         -        all accrued expenses, interest and taxes of the bank.

For this purpose, "bad debt" means a debt on which interest is past due and unpaid for at least six months. Additionally, the Director of the Department of Consumer and Business Services may require an institution to suspend dividends if the Director determines that payment of dividends would result in remaining shareholders' equity being inadequate for the safe and sound operation of the bank. State-chartered banks' ability to pay dividends may be affected by capital adequacy guidelines of their primary federal bank regulatory agency as well. See " - CAPITAL." Moreover, regulatory authorities may prohibit banks and bank holding companies from paying dividends if payment of dividends would constitute an unsafe and unsound banking practice.

         The Federal Reserve Board's policy statement governing payment of cash dividends provides that a bank holding company should not pay cash dividends on common stock unless (i) the organization's net income for the past year is sufficient to fully fund the dividends and (ii) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality and overall financial condition. PremierWest Bancorp intends to comply with this Federal Reserve Board policy.

         The costs of Bank of Southern Oregon's holding company reorganization are being funded through a $250,000 line of credit obtained by PremierWest Bancorp from an unaffiliated bank. The line of credit will be retired by PremierWest Bancorp after the acquisition and holding company reorganization is completed. Funds for repayment of the line of credit will be obtained by PremierWest Bancorp through a special dividend payable after the transaction to PremierWest Bancorp as sole shareholder of Bank of Southern Oregon (PremierWest
Bank).

TRANSACTIONS WITH AFFILIATES

         Although Bank of Southern Oregon is not a member bank of the Federal Reserve System, it is required by the Federal Deposit Insurance Act to comply with Section 23A and Section 23B of the Federal Reserve Act (pertaining to transactions with affiliates) in the same manner and to the same extent as member banks. An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank. Generally, Section 23A and Section 23B of the Federal Reserve Act (i) limit the extent to which a bank or its subsidiaries may engage in "covered transactions" with any one affiliate
to an amount equal to   10% of such institution's capital and surplus, limiting
the aggregate of covered transactions with all affiliates to 20% of capital and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes making loans, purchasing assets, issuing a guarantee and other similar types of transactions.

         Bank of Southern Oregon's authority to extend credit to executive officers, directors and greater than 10% shareholders, as well as entities such persons control, is subject to Section 22(g) and Section 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these laws require insider loans to be made on terms substantially similar to those offered to unaffiliated individuals, place limits on the amount of loans a bank may make to such persons based, in part, on the bank's capital position, and require certain approval procedures to be followed. Under Section 22(h), loans to an executive officer, director, or greater than 10% shareholder (a "principal shareholder") of a bank, and certain affiliated entities of either, together with all other outstanding loans to such persons and affiliated entities, may not exceed the bank's loans-to-one-borrower limit, which in general terms is 15% of tangible capital but can be higher in certain circumstances. Section 22(h) also prohibits loans in excess of the greater of 5% of capital or $25,000 to directors, executive officers and principal shareholders, and their respective affiliates, unless the loans are approved in advance by a majority of the board of directors, with any "interested" director not participating in the voting. A violation of these restrictions could result in the assessment of substantial civil monetary penalties, the imposition of a cease and desist order or other regulatory sanctions. Recent regulations now permit executive officers and directors to receive the same terms through benefit or compensation plans that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees.

COMMUNITY REINVESTMENT ACT

         Under the Community Reinvestment Act of 1977 and implementing regulations of the banking agencies, a financial institution has a continuing and affirmative obligation (consistent with safe and sound operation) to meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution's discretion to develop the types of products and services it believes to be best suited to its particular community. The CRA requires that bank regulatory agencies conduct regular CRA examinations and provide written evaluations of institutions' CRA performance. The CRA also requires that an institution's CRA performance rating be made public. CRA performance evaluations are based on a four-tiered rating system: Outstanding, Satisfactory, Needs to Improve and Substantial Noncompliance.

         Following Bank of Southern Oregon's CRA examination as of March 29, 1999, Bank of Southern Oregon received a "Satisfactory" rating. Douglas National Bank was likewise rated "Satisfactory" in its June 7, 1999 CRA Performance Evaluation. Although CRA examinations occur on a regular basis, CRA performance evaluations have been used principally in the evaluation of regulatory applications submitted by an institution. CRA performance evaluations are considered in evaluating applications for such things as mergers, acquisitions and applications to open branches. Over the 22 years that the CRA has existed, and particularly in the last few years, institutions have faced increasingly difficult regulatory obstacles and public interest group objections in connection with their regulatory applications, including institutions that have received the highest possible CRA ratings.

         A bank holding company cannot elect to be a "financial holding company" -- with the expanded securities, insurance and other powers that designation entails -- unless all of the depository institutions owned by the holding company have a CRA rating of satisfactory or better. The Gramm-Leach-Bliley Act also provides that any financial institution with total assets of $250 million or less will be subject to CRA examinations no more frequently than every 5 years if its most recent CRA rating was "outstanding," or every 4 years if its rating was "satisfactory." Lastly, the Gramm-Leach-Bliley Act requires public disclosure of private CRA agreements entered into between banking organizations and other parties, and annual reporting by banking organizations of actions taken under the private CRA agreements. This last provision of the Gramm-Leach-Bliley Act addresses the increasingly common practice whereby a bank or holding company undertaking acquisition of another bank or holding company would enter into an agreement with parties who might otherwise file with bank regulators a CRA protest of the acquisition. The details of these agreements have not been universally disclosed by acquiring institutions in the past.

FEDERAL HOME LOAN BANKS

         The Federal Home Loan Banks serve as credit sources for their members. As a member of the FHLB of Seattle, Bank of Southern Oregon is required to maintain an investment in the capital stock of the FHLB of Seattle in an amount calculated by reference to the member institution's assets and the amount of loans, or "advances," from the FHLB. Bank of Southern Oregon is in compliance with this requirement, with an investment in FHLB of Seattle stock of $3,880,700 at December 31, 1999. See, "BUSINESS OF BANK OF SOUTHERN OREGON - SOURCE OF FUNDS."

         Each FHLB is required to establish standards of community investment or service that its members must maintain for continued access to long-term advances from the FHLB. The standards take into account a member's performance under the Community Reinvestment Act and its record of lending to first-time home buyers.

STATE BANKING REGULATION

         As an Oregon-chartered bank, Bank of Southern Oregon is subject to regular examination by the Oregon Department of Consumer and Business Services -- Division of Finance and Corporate Securities. State banking regulation affects the internal organization of Bank of Southern Oregon as well as its savings, lending, investment and other activities. State banking regulation may contain limitations on an institution's activities that are in addition to limitations imposed under federal banking law. The Oregon Department of Consumer and Business Services may initiate supervisory measures or formal enforcement actions, and if the grounds provided by law exist, the Oregon Department of Consumer and Business Services may take possession and control of an Oregon-chartered bank.

MONETARY POLICY

         The earnings of financial institutions are affected by the policies of regulatory authorities, including monetary policy of the Federal Reserve Board. An important function of the Federal Reserve System is regulation of aggregate national credit and money supply. The Federal Reserve Board accomplishes these goals with measures such as open market dealings in securities, establishment of the discount rate on bank borrowings and changes in reserve requirements against bank deposits. These methods are used in varying combinations to influence overall growth and distribution of financial institutions' loans, investments and deposits, and they also affect interest rates charged on loans or paid on deposits. Monetary policy is influenced by many factors, including inflation, unemployment, short-term and long-term changes in the international trade balance and fiscal policies of the United States government. Federal Reserve Board monetary policy has had a significant effect on the operating results of financial institutions in the past, and it can be expected to influence operating results in the future.

                DESCRIPTION OF PREMIERWEST BANCORP CAPITAL STOCK
                            AND COMPARATIVE RIGHTS OF
             UNITED BANCORP AND BANK OF SOUTHERN OREGON SHAREHOLDERS

         The rights of shareholders of Bank of Southern Oregon are governed by Bank of Southern Oregon's Articles of Incorporation and Bylaws and the Oregon Bank Act. After the holding company reorganization -- whether it is completed as part of the United Bancorp merger proposal or as an independent transaction -- shareholders of Bank of Southern Oregon who do not exercise dissenters' rights will be shareholders of PremierWest Bancorp, and their rights as shareholders will be governed by PremierWest Bancorp's Articles of Incorporation and Bylaws and by the Oregon Business Corporation Act.

         The rights of shareholders of United Bancorp are governed by its Articles of Incorporation and Bylaws and by the Oregon Business Corporation Act. After the transaction, shareholders of United Bancorp who do not exercise dissenters' rights will be shareholders of PremierWest Bancorp, and their rights as shareholders will be governed by PremierWest Bancorp's Articles of Incorporation and Bylaws and by the Oregon Business Corporation Act.

         The rights of shareholders of PremierWest Bancorp are not identical to the rights of shareholders of Bank of Southern Oregon or United Bancorp. Accordingly, your rights as a shareholder will change as a result of the transaction. You should therefore consider carefully the changes that will result from the transaction. The analysis to follow summarizes PremierWest Bancorp's capital stock and important shareholder rights, comparing those rights among PremierWest Bancorp, Bank of Southern Oregon and United Bancorp. Because this is a summary only, it does not necessarily contain all of the information that is important to you. You should read carefully this Prospectus/Joint Proxy Statement and the Articles of Incorporation and Bylaws of PremierWest Bancorp, which are included as Appendices G and H.

                          PREMIERWEST BANCORP             BANK OF SOUTHERN OREGON               UNITED BANCORP
                     -------------------------------  --------------------------------  -------------------------------

AUTHORIZED           20,000,000 shares of common      10,000,000 shares of common       5,000,000 shares of common
CAPITAL STOCK        stock, without par value         stock, without par value          stock, par value $2.50 per
                                                                                        share
                     1,000,000 shares of preferred
                     stock, also without par value                                      1,000,000 shares of preferred
                                                                                        stock, without par value




                     Authorized shares generally      Authorized shares generally       Authorized shares generally
                     may be issued and sold           may be issued and sold without    may be issued and sold
                     without further shareholder      further shareholder action,       without further shareholder
                     action, provided that the        provided that the issuance and    action, provided that the
                     issuance and sale is made in     sale is made in compliance        issuance and sale is made in
                     compliance with the corporate    with the corporate governance     compliance with the corporate
                     governance documents of          documents of Bank of Southern     governance documents of
                     PremierWest Bancorp and the      Oregon and the Oregon Bank Act.   United Bancorp and the Oregon
                     Oregon Business Corporation                                        Business Corporation Act.
                     Act.




COMMON STOCK         20,000,000 authorized shares     10,000,000 authorized shares      5,000,000 authorized shares
                     of common stock, without par     of common stock, without par      of common stock, par value
                     value                            value, of which __________        $2.50, of which ___________
                                                      were issued and outstanding       were issued and outstanding
                     Bank of Southern Oregon          on February     , 2000            on February     , 2000
                     currently holds 10 shares of
                     PremierWest Bancorp common
                     stock, which shares will be
                     retired and cancelled as part
                     of the holding company
                     reorganization of Bank of
                     Southern Oregon.

                     The shares of PremierWest
                     Bancorp common stock to be
                     issued in the merger and
                     holding company
                     reorganization transaction
                     will, when issued, be fully
                     paid and nonassessable

PREFERRED STOCK      1,000,000 authorized shares      No preferred stock is             1,000,000 authorized shares
                     of preferred stock, without      authorized                        of preferred stock, without
                     par value                                                          par value

                     There is no preferred stock                                        There is no preferred stock
                     outstanding.  Under the                                            outstanding.  Under the
                     Articles of Incorporation,                                         Articles of Incorporation,
                     the Board of Directors is                                          the Board of Directors is
                     authorized to establish the                                        authorized to establish the
                     number of shares of preferred                                      number of shares of preferred
                     stock to be issued, and to                                         stock to be issued, and to
                     fix the attributes of the                                          fix the attributes of the
                     shares, including the                                              shares, including the
                     dividend rate, the dividend                                        dividend rate, the dividend
                     payment dates, whether the                                         payment dates, whether the
                     dividends will be cumulative,                                      dividends will be cumulative,
                     the redemption price, the                                          the redemption price, the
                     sinking fund requirements,                                         sinking fund requirements,
                     liquidation preference and                                         liquidation preference and
                     conversion rights.                                                 conversion rights.

PAR VALUE            No par value shares              No par value shares               Common stock par value $2.50
                                                                                        per share.  Preferred stock
                                                                                        is without par value.

PREEMPTIVE RIGHTS    No preemptive rights             No preemptive rights              No preemptive rights

                          PREMIERWEST BANCORP             BANK OF SOUTHERN OREGON               UNITED BANCORP
                     -------------------------------  --------------------------------  -------------------------------

CUMULATIVE VOTING    No cumulative voting rights      No cumulative voting rights       No cumulative voting rights

DIRECTORS            Bylaws provide for at least 5    Articles of Incorporation         Articles of Incorporation
                     and no more than 25              provide for at least 3 and no     provide for at least 6 and no
                     directors, as fixed from time    more than 15 directors, as        more than 19 directors, as
                     to time by Board resolution      fixed from time to time by        fixed from time to time by
                                                      Board resolution                  Board resolution

CLASSIFIED BOARD     Not classified.  All             Not classified.  All directors    Directors divided into 3
                     directors elected annually       elected annually                  classes as nearly equal in
                                                                                        number as possible.  Each
                                                                                        class serves a 3-year term

DIRECTOR REMOVAL     Governed by the Oregon           At any meeting of                 Shareholders may remove a
                     Business Corporation Act,        shareholders, shareholders may    director solely for cause,
                     which provides that              remove any director with or       and only at a meeting called
                     shareholders may remove          without cause.  Bylaws            for that purpose.  Articles
                     directors with or without        Section 2.11                      of Incorporation Article IV,
                     cause, but only at a meeting     The Director of the Department    Paragraph C. and Bylaws
                     called for that purpose          of Consumer and Business          Section 4.10
                                                      Services may also order a
                                                      director to be removed under
                                                      certain circumstances.

VOTING RIGHTS        Holders of common stock are      Same                              Same
                     entitled to one vote per
                     share on any matter submitted
                     to a vote of shareholders.

DIVIDENDS            The holders of common stock      The holders of common stock       Same as PremierWest Bancorp
                     are entitled to receive          are entitled to receive
                     ratably such dividends, if       ratably such dividends, if
                     any, as may be declared from     any, as may be declared from
                     time to time by the Board of     time to time by the Board of
                     Directors out of funds           Directors out of funds legally
                     legally available therefor.      available therefor.
                     Dividends may not be paid if,
                     after giving effect to the       The Oregon Bank Act provides
                     dividend, (i) the corporation    that dividends may not be paid
                     would be unable to pay its       in an amount exceeding
                     debts as they become due and     retained earnings, after
                     (ii) the corporation's total     deducting certain bad debts.
                     assets would be less than the    The Director of the Department
                     sum of its total liabilities     of Consumer and Business
                     and amounts needed to satisfy    Services may suspend the
                     the preferential rights of       payment of dividends if he
                     shares having preferential       concludes suspension is
                     rights upon dissolution.         necessary for the safe and
                     Dividends are subject to any     sound operation of the bank.
                     prior or participating rights
                     of preferred stock that may
                     be outstanding from time to
                     time.

                     Dividends and distributions
                     are also subject to bank
                     regulatory restrictions.
                     See, "SUPERVISION AND
                     REGULATION."

                          PREMIERWEST BANCORP             BANK OF SOUTHERN OREGON               UNITED BANCORP
                     -------------------------------  --------------------------------  -------------------------------
SHARE REPURCHASES    As authorized by the Board of    Under the Oregon Bank Act,        As authorized by the Board of
                     Directors, subject to the        shares may not be redeemed (i)    Directors, subject to the
                     restrictions discussed above     if the bank is insolvent, if      restrictions discussed above
                     relating to dividends, except    the redemption would render it    relating to dividends
                     that a distribution in           insolvent or if redemption
                     redemption of shares may be      would reduce net assets below
                     made even if the                 the aggregate amount payable
                     corporation's total assets       to shareholders with prior or
                     would be less than the sum of    equal rights upon dissolution,
                     its total liabilities and        and (ii) without prior
                     amounts needed to satisfy the    approval of the Director of
                     preferential rights of shares    the Department of Consumer and
                     having preferential rights       Business Services.
                     upon dissolution.

AMENDMENT OF         Amendment of Articles of         Amendment of Articles of          Same as PremierWest Bancorp,
GOVERNING            Incorporation would generally    Incorporation would generally     except that amendment of
DOCUMENTS            require the approval of a        require the approval of a         Article IV (number,
                     majority of shares               majority of shares entitled to    classification and removal of
                     representing a quorum,           vote                              directors), Article VII
                     together with a majority of                                        (Business Combinations) or
                     the votes entitled to be cast                                      Article VIII (Shareholder
                     on the amendment by any                                            nominations of directors and
                     voting group that would have                                       shareholder proposals for
                     the right to exercise                                              action at a meeting) would
                     dissenters' rights as a                                            require approval of 80% of
                     result of the amendment.                                           shares entitled to vote.


                     Amendment of Bylaws by           Amendment of Bylaws by            Amendment of Bylaws by
                     shareholders would generally     shareholders would generally      shareholders would generally
                     require the approval of a        require the approval of a         require the approval of a
                     majority of shares               majority of shares                majority of shares
                     representing a quorum.  The      representing a quorum.  The       representing a quorum.  The
                     Bylaws may be amended by the     Bylaws may be amended by the      Bylaws may be amended by the
                     directors.                       directors.                        directors.



INDEMNIFICATION      Articles of Incorporation        Same as PremierWest Bancorp       Same as PremierWest Bancorp
AND LIMITATIONS      provide that no director
ON LIABILITY         shall be liable for monetary
                     damages for conduct as a
                     director, except for breach
                     of duty of loyalty, action
                     that is not in good faith,
                     unlawful distributions or a
                     transaction in which the
                     director derives an improper
                     personal benefit

                     Articles of Incorporation
                     provide for mandatory
                     indemnification of directors
                     and officers for actions
                     taken as director or
                     officer.  The corporation may
                     also purchase insurance
                     covering actions of
                     directors, officers and
                     employees.

TRANSFER AGENT       The transfer agent for           Bank of Southern Oregon has       The transfer agent for United
                     PremierWest Bancorp common       acted as transfer agent for       Bancorp common stock is Chase
                     stock is U.S. Stock Transfer     its common stock                  Mellon Shareholder Services
                     Corporation, which is also
                     acting as Exchange Agent in
                     the merger and holding
                     company reorganization

                          PREMIERWEST BANCORP             BANK OF SOUTHERN OREGON               UNITED BANCORP
                     -------------------------------  --------------------------------  -------------------------------

SPECIAL MEETINGS     Special meetings may be          Same as PremierWest Bancorp       Special meetings may be
OF SHAREHOLDERS      called by the President, by                                        called by the President, by
                     the Board acting at a                                              the Board or by the holders
                     meeting, by a majority of                                          of at least 10% of the shares
                     directors acting without a                                         outstanding and entitled to
                     meeting or by any 3 or more                                        vote
                     shareholders who together
                     hold at least 1/3 of the
                     shares outstanding and
                     entitled to vote

SHAREHOLDER          Bylaws Section 1.9 and           No provision                      Article VIII of the Articles
NOMINATIONS AND      Section 2.2 provides that                                          of Incorporation establishes
SHAREHOLDER          shareholder nominations for                                        procedures for shareholders'
PROPOSALS FOR        director and shareholder                                           proposal of business to be
CONSIDERATION AT     proposals for business to be                                       considered at an annual
MEETINGS             acted on at an annual meeting                                      meeting.  Written notice must
                     must be made in writing                                            be provided to United Bancorp
                     within a range of 60 to 120                                        within 10 days after notice
                     days before the corporation                                        of the annual meeting is
                     mails its proxy statement for                                      given to shareholders.  The
                     the annual meeting, based on                                       notice must describe the
                     the date of mailing in the                                         matter proposed by the
                     preceding year.                                                    shareholder(s) and provide
                                                                                        other specified information,
                                                                                        including the proponent's
                                                                                        name, address, share
                                                                                        ownership and any material
                                                                                        interest the shareholder has
                                                                                        in the matter proposed.

                          PREMIERWEST BANCORP             BANK OF SOUTHERN OREGON               UNITED BANCORP
                     -------------------------------  --------------------------------  -------------------------------

ANTITAKEOVER         No explicit antitakeover         No explicit provisions, except    The classified Board of
PROVISIONS           provisions, except that          that the Board of Directors'      Directors could have the
                     certain provisions could have    ability to issue authorized       effect of delaying or making
                     an antitakeover effect, such     but unissued shares of common     more difficult a change in
                     as (i) the ability of the        or preferred stock without        the composition of the Board
                     Board of Directors to issue      further shareholder action        of Directors.  Authorized but
                     authorized but unissued          could be used to defeat, delay    unissued common and preferred
                     shares of common or preferred    or make more costly an attempt    stock could be issued without
                     stock without further            to gain control of the bank       further shareholder
                     shareholder action, and (ii)                                       approval.  The Articles of
                     the restrictions in Bylaws                                         Incorporation restrict
                     Section 1.9 and Section 2.2                                        shareholders' ability to make
                     on shareholder proposals and                                       director nominations or
                     shareholder nominations                                            propose business to be acted
                                                                                        upon at a meeting.  Directors
                                                                                        may be removed by
                                                                                        shareholders solely for
                                                                                        cause.  Amendments of certain
                                                                                        provisions of the Articles of
                                                                                        Incorporation require an 80%
                                                                                        supermajority vote.

                                                                                        Article VII of the Articles
                                                                                        of Incorporation prohibits a
                                                                                        business combination with any
                                                                                        "interested shareholder"
                                                                                        unless (i) the Board of
                                                                                        Directors approved the
                                                                                        business combination before
                                                                                        the person became an
                                                                                        interested shareholder, (ii)
                                                                                        the interested shareholder
                                                                                        owns at least 85% of the
                                                                                        shares not held by directors,
                                                                                        officers and employee plans,
                                                                                        or (iii) the business
                                                                                        combination is approved by an
                                                                                        80% supermajority vote of
                                                                                        shares other than those held
                                                                                        by the interested
                                                                                        shareholder.  An interested
                                                                                        shareholder includes any
                                                                                        person who owns more than 15%
                                                                                        of the corporation's shares,
                                                                                        and his affiliates.  The
                                                                                        prohibition on business
                                                                                        combinations expires 3 years
                                                                                        after the person became an
                                                                                        interested shareholder.

                                                                                        Any other merger or
                                                                                        acquisition proposal not
                                                                                        first approved by a majority
                                                                                        of the Board would also
                                                                                        require an 80% supermajority
                                                                                        vote.

CHANGES IN CONTROL

         PREMIERWEST BANCORP'S GOVERNING DOCUMENTS. Although PremierWest Bancorp's governing documents do not include antitakeover provisions, the authorized but unissued shares of PremierWest Bancorp common stock may be issued by the Board of Directors without further shareholder approval. If a change in control of PremierWest Bancorp is undertaken by a third party in the future, and if the Board of Director opposes that change in control, the authorized but unissued common stock could be issued by the Board of Directors to one or more parties who concur with the Board of Directors' position.

         The Articles of Incorporation also authorize the Board of Directors to issue shares of preferred stock in one or more series with powers, preferences, rights, restrictions, limitations, and other qualifications that could adversely affect the voting and other rights of PremierWest Bancorp common stock, and to do so without further shareholder approval. When in the judgment of the Board of Directors the action is in the best interest of the shareholders and PremierWest Bancorp, the preferred stock could be used for the purpose or with the effect of creating impediments to or frustrating the attempts of persons seeking to gain control of PremierWest Bancorp. As a means to oppose a hostile takeover bid, shares of preferred stock could, like the authorized but unissued shares of common stock, be privately placed with purchasers selected by the Board of Directors.

         The existence of authorized but unissued capital stock could discourage unsolicited takeover attempts, and the authorized but unissued stock could be used to delay, defer or prevent a change in control. This could frustrate shareholders' desire to receive the premium for stock that is commonly paid in connection with changes in control. The issuance of new shares could be used to dilute the stock ownership of a person or entity seeking to obtain control, should the Board of Directors consider the change in control not to be in the best interests of shareholders and PremierWest Bancorp.

         PremierWest Bancorp's Bylaws require that notice in writing of proposed shareholder nominations for the election of directors and proposals for shareholder action be timely given before an annual meeting. The shareholder's notice of nomination must contain certain information about the non-incumbent nominee or shareholder proposal, including the nominee's name, age, business and residence addresses, principal occupation, the number of shares beneficially owned by the nominee and such other information as would be required to be included in a proxy statement soliciting proxies for election of the nominee. If the officer presiding at a meeting determines that a person was not nominated or a proposal was not presented in accordance with the foregoing procedures, the nominee would not be eligible for election as a director and the proposal would not be presented for shareholder action.

         Lastly, Article VIII of PremierWest Bancorp's Articles of Incorporation permits the Board of Directors to consider constituencies other than shareholders in the Board's deliberations over a potential change in control. The Board may consider the social, legal and economic consequences of a change in control on employees and customers and on the communities served by PremierWest Bancorp and its subsidiaries, in addition to considering the long-term and short-term interests of shareholders.

         OREGON CONTROL SHARE ACT. Contained in Section 60.801 through Section
60.813 of the Oregon Revised Statute, the Oregon Control Share Act requires prior shareholder approval for transfers of corporate control. The Control Share Act provides generally that so-called "control shares" acquired in a control share acquisition do not have voting rights unless voting rights are restored by a (i) majority vote of all shares and (ii) majority vote of shares other than the control shares. A control share acquisition is any acquisition of ownership or voting power over voting securities resulting in the acquiring shareholder having voting power over more than 20%, more than 33 1/3%, or more than 50% of the outstanding voting securities of an issuing public corporation. The Control Share Act is intended to protect shareholders of Oregon corporations from coercive tender offers. In general, an issuing public corporation is any Oregon corporation that has 100 or more shareholders, provided the corporation has its principal place of business or its principal offices in Oregon or substantial assets in Oregon, and more than 10% of its shareholders resident in Oregon or more than 10% of its shares held by Oregon shareholders. PremierWest Bancorp will be an issuing public corporation.

         The Control Share Act may be made inapplicable to a company by its corporate governance documents. PremierWest Bancorp's Articles of Incorporation and Bylaws do not provide that the Control Share Act will not apply. Therefore, the Control Share Act could apply to a control share acquisition of PremierWest Bancorp stock. Likewise, United Bancorp's Articles of Incorporation and Bylaws do not provide that the Control Share Act will not apply. Therefore, the Control Share Act could apply to a control share acquisition of United Bancorp stock as well. However, the Control Share Act also does not apply in the case of a merger or share exchange undertaken in compliance with the provisions of the Oregon Business Corporation Act governing mergers and share exchanges, provided the issuing public corporation is a party to the merger or share exchange. United Bancorp is a party to the merger, and the Control Share Act therefore does not apply to PremierWest Bancorp's proposed transaction with United Bancorp.

         OREGON MERGER MORATORIUM ACT. Oregon Revised Statutes Section
60.825 through Section 60.845 prevents an issuing public corporation from entering into a business combination transaction with an interested shareholder for a period of 3 years after the date of the transaction in which the person became an interested shareholder. In general, an interested shareholder is one who owns or has voting power over 15% or more of the issuing public corporation's voting stock. If the business combination or the interested shareholder's share acquisition had been approved in advance by the directors, the 3-year moratorium would not apply. The 3-year moratorium also would not apply if (i) the interested shareholder owns at least 85% of shares other than those held by officers who are also directors or by an employee plan, or (ii) the business combination is approved by the board and by at least 2/3 of the voting shares not held by the interested shareholder.

         The Merger Moratorium Act generally does not apply to issuing public corporations whose voting securities are not traded on a national securities exchange or Nasdaq. PremierWest Bancorp common stock is not traded on an exchange or Nasdaq. Although PremierWest Bancorp could later become authorized for trading on Nasdaq, PremierWest Bancorp gives no assurance when or whether that will occur. Accordingly, for the foreseeable future PremierWest Bancorp expects that the Merger Moratorium statute will not apply to business combinations involving PremierWest Bancorp. Like the Control Share Act, the Merger Moratorium statute provides that an issuing public corporation may elect not to be subject to the statute by a specific statement to that effect in the corporation's articles of incorporation or bylaws. PremierWest Bancorp's Articles of Incorporation and Bylaws make no such election.

         REGULATORY APPROVAL OF ACQUISITIONS. Approval of the Federal Reserve Board and the Oregon Department of Consumer and Business Services -- Division of Finance and Corporate Securities is necessary for a company to acquire control of an Oregon bank or bank holding company.

         INDEMNIFICATION. Article VII of PremierWest Bancorp's Articles of Incorporation provides for indemnification of directors, officers, employees and agents. You should consult Article VII for a description of the circumstances under which directors, officers, employees and agents would be entitled to indemnification from PremierWest Bancorp. A copy of the Articles of Incorporation is attached hereto as Appendix G. The indemnification rights set forth in the Articles of Incorporation and in the Oregon Business Corporation Act are not exclusive of any other indemnification rights to which a director or officer may be entitled under any resolution or agreement.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of PremierWest Bancorp or to an affiliate of PremierWest Bancorp under its Articles of Incorporation, Bylaws or otherwise, PremierWest Bancorp has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. Accordingly, it is possible that the indemnification not apply to liabilities arising under the Securities Act of 1933 unless the person to be indemnified is successful on the merits of the claim or proceeding.

                                  LEGAL MATTERS

         The validity of the shares of PremierWest Bancorp common stock to be issued has been passed upon for PremierWest Bancorp by its counsel, Grady & Associates, Cleveland, Ohio. As to certain matters of Oregon law, Grady & Associates relied upon the opinion of Hornecker, Cowling, Hassen & Heysell, L.L.P., Medford, Oregon. Farleigh, Wada & Witt, Portland, Oregon, which acts as counsel to United Bancorp, has also passed upon certain federal tax matters relating to the transaction.

                                     EXPERTS

         The consolidated financial statements of Bank of Southern Oregon as of December 31, 1999 and for the year ended December 31, 1999, have been included herein in reliance upon the report of Symonds, Evans & Larson, P.C., independent public accountants, appearing elsewhere herein and upon the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of Bank of Southern Oregon as of December 31, 1998 and for each of the years in the two-year period ended December 31, 1998, have been included herein in reliance upon the report of Kosmatka Donnelly & Co., LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of United Bancorp as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999 have been included herein in reliance on the report of Knight Vale & Gregory PLLC, independent public accountants, given on the authority of such firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         Bank of Southern Oregon files reports, proxy statements and other information with the FDIC under the Securities Exchange Act of 1934. All information filed by Bank of Southern Oregon with the FDIC under the Securities Exchange Act of 1934 is available for inspection at:

                Registration, Disclosure, and Securities Operations Unit Division of Supervision
                Federal Deposit Insurance Corporation
                550 17th Street, N.W.
                Washington, D.C.  20429

         PremierWest Bancorp has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act of 1933, covering the offer and sale PremierWest Bancorp common stock to United Bancorp shareholders in the merger and to Bank of Southern Oregon shareholders in the holding company reorganization. As permitted by the rules and regulations of the Securities and Exchange Commission, this Prospectus/Joint Proxy Statement omits certain information, exhibits and undertakings contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information. Statements contained herein concerning such documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

         When the transaction is completed, the common stock of PremierWest Bancorp will be registered under the Securities Exchange Act of 1934. PremierWest Bancorp will be subject to the reporting and informational requirements of the Securities Exchange Act of 1934, and Bank of Southern Oregon will not. PremierWest Bancorp will be required to file reports, proxy statements and other information with the Securities and Exchange Commission.

         The Registration Statement and the exhibits thereto, as well as the reports, proxy statements and other information filed hereafter with the Securities and Exchange Commission by PremierWest Bancorp under the Securities Exchange Act of 1934, may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at

                            Room 1024, Judiciary Plaza,
                            450 Fifth Street, N.W.
                            Washington, D.C. 20549

and at the regional offices of the Securities and Exchange Commission located at

        Citicorp Center                             7 World Trade Center
        500 West Madison Street, Suite 1400         13th Floor
        Chicago, Illinois 60661                     New York, New York 10048.

Copies of such material may also be obtained at prescribed rates from the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

                           FORWARD-LOOKING STATEMENTS

         This Prospectus/Joint Proxy Statement contains and incorporates some forward-looking statements, as that term is used in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding "beliefs," "expectations", "anticipations," "intentions" or similar words. Forward-looking statements are also statements that are not statements of historical fact. Forward-looking statements necessarily involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

         (1) expected cost savings from the transaction cannot be fully realized or realized within the expected time frame;

         (2) greater than expected deposit attrition, customer loss or revenue loss following the transaction;

         (3) competitive pressures in the banking industry increase significantly;

         (4) greater than expected costs or difficulties related to regulatory requirements attendant to the consummation of the transaction or the integration of the businesses of United Bancorp and Douglas National Bank;

         (5) actual collection of amounts on liquidation of collateral or enforcement of guaranties is less than expected;

         (6)      changes in the interest rate environment reduce margins;

         (7) general economic conditions, either nationally or regionally, are less favorable than expected, resulting in a deterioration in credit quality, among other things;

         (8) legislation or regulatory requirements or changes adversely affect the businesses in which the combined company would be engaged;

         (9)      changes in business conditions and inflation; and

         (10)     changes in the securities markets.

         If one or more of these risks of uncertainties occurs or if the underlying assumptions prove incorrect, actual results in 2000 and beyond could differ materially from those expressed in or implied by the forward-looking statements.

         The forward-looking statements and estimates included in this Prospectus/Joint Proxy Statement have not been examined or compiled by the independent public accountants of PremierWest Bancorp, Bank of Southern Oregon or United Bancorp, nor have such accountants applied any procedures thereto. Accordingly, the accountants do not express an opinion or any other form of assurance on them.

         WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE TRANSACTION OR OUR COMPANIES THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS/JOINT PROXY STATEMENT. THEREFORE, IF ANYONE GIVES YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS DOCUMENT OR THE SOLICITATION OF PROXIES IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER REPRESENTED BY THIS PROSPECTUS/JOINT PROXY STATEMENT DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS PROSPECTUS/JOINT PROXY STATEMENT SPEAKS ONLY AS OF THE DATE OF THIS PROSPECTUS/JOINT PROXY STATEMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

         ALL INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS/JOINT PROXY STATEMENT HAVING TO DO WITH PREMIERWEST BANCORP AND BANK OF SOUTHERN OREGON WAS SUPPLIED BY PREMIERWEST BANCORP AND BANK OF SOUTHERN OREGON. ALL INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS/JOINT PROXY STATEMENT HAVING TO DO WITH UNITED BANCORP AND ITS SUBSIDIARIES WAS SUPPLIED BY UNITED BANCORP. ALTHOUGH PREMIERWEST BANCORP, BANK OF SOUTHERN OREGON AND UNITED BANCORP DO NOT BELIEVE THAT ANY STATEMENTS OR INFORMATION RELATING TO THE OTHER PARTY CONTAINED HEREIN IS INACCURATE OR INCOMPLETE, PREMIERWEST BANCORP, BANK OF SOUTHERN OREGON AND UNITED BANCORP CANNOT WARRANT THE ACCURACY OR COMPLETENESS OF STATEMENTS OR INFORMATION HAVING TO DO WITH THE OTHER PARTY.

                               PREMIERWEST BANCORP

                              FINANCIAL STATEMENTS

                FOR THE PERIOD FROM NOVEMBER 26, 1999 (INCEPTION)
                            THROUGH DECEMBER 31, 1999

                    REPORT OF SYMONDS, EVANS & LARSON, P.C.,
                              INDEPENDENT AUDITORS


The Board of Directors of
PremierWest Bancorp


We have audited the accompanying balance sheet of PremierWest Bancorp (Bancorp) as of December 31, 1999, and the related statement of operations and changes in shareholder's equity (deficit) for the period from November 26, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of Bancorp's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PremierWest Bancorp as of December 31, 1999, and the results of its operations for the initial period then ended in conformity with generally accepted accounting principles.

/s/ Symonds, Evans & Larson, P.C.


January 14, 2000
Portland, Oregon

                               PREMIERWEST BANCORP

                                  BALANCE SHEET

                                December 31, 1999


                                     ASSETS
Due from Bank of Southern Oregon                                                                    $          2,300
                                                                                                    ================
                          LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Liabilities -
     Accounts payable                                                                               $         17,106
Shareholder's equity (deficit):
   Preferred stock, no par value; 1,000,000 shares authorized; none issued -                                      --
   Common stock, no par value; 20,000,000 shares authorized; 10 shares
         issued and outstanding                                                                                  100
Accumulated deficit                                                                                         (14,906)
                                                                                                    ----------------
Total shareholder's equity (deficit)                                                                        (14,806)
                                                                                                    ----------------
Total liabilities and shareholder's equity (deficit)                                                $          2,300
                                                                                                    ================


                             See accompanying notes.

                               PREMIERWEST BANCORP

                             STATEMENT OF OPERATIONS

   For the period from November 26, 1999 (inception) through December 31, 1999


Organizational costs                                   $       (24,106)
Credit for income taxes                                           9,200
                                                       ----------------
Net loss                                               $       (14,906)
                                                       ================




                             See accompanying notes.

                               PREMIERWEST BANCORP

                             STATEMENT OF CHANGES IN
                         SHAREHOLDER'S EQUITY (DEFICIT)

   For the period from November 26, 1999 (inception) through December 31, 1999


                                                                                                                   Total
                                                    Number of                                                  shareholder's
                                                     common               Common            Accumulated            equity
                                                     shares               stock               deficit            (deficit)
                                                -----------------    ----------------    -----------------    ----------------
Issuance of common stock                        $              10    $            100    $              --    $            100
Net loss                                                       --                  --             (14,906)            (14,906)
                                                -----------------    ----------------    -----------------    ----------------
Balance at December 31, 1999                    $              10    $            100    $        (14,906)    $       (14,806)
                                                =================    ================    =================    ================



                             See accompanying notes.

                               PREMIERWEST BANCORP

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1999

1.       SUMMARY OF ORGANIZATION, BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND DESCRIPTION OF BUSINESS: PremierWest Bancorp (Bancorp) was incorporated in the state of Oregon on November 26, 1999 and has applied for approval from the Board of Governors of the Federal Reserve System to become a holding company for Bank of Southern Oregon (the
         Bank). Currently, Bancorp is a wholly-owned subsidiary of the Bank. However, effective with the anticipated merger between the Bank and United Bancorp (and its wholly-owned subsidiary Douglas National Bank) during the second quarter of 2000, the Bank - by means of a direct share exchange with Bancorp - will become a wholly-owned subsidiary of Bancorp.

         BASIS OF PRESENTATION: The accompanying financial statements only include the accounts and transactions of Bancorp and do not include any of the accounts and transactions of the Bank. Bancorp's fiscal year-end for tax and financial reporting purposes is December 31.

         METHOD OF ACCOUNTING: Bancorp prepares its financial statements in conformity with generally accepted accounting principles. Bancorp utilizes the accrual method of accounting which recognizes income when earned and expenses when incurred. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

         ORGANIZATIONAL COSTS: Costs associated with the organization of Bancorp have been expensed in the period incurred.

         INCOME TAXES: The results of operations of Bancorp are reported for income tax purposes in consolidated income tax returns filed by the Bank. The credit for income taxes in the accompanying statement of operations is computed based upon Bancorp's taxable loss for financial reporting purposes.

         OPERATIONS AND CASH FLOW: During the period from November 26, 1999 (inception) through December 31, 1999, Bancorp had no significant operations other than organizational activities. During this period, the Bank paid expenses on behalf of Bancorp and, therefore, Bancorp had no cash flows. Bancorp intends to use dividends received from the Bank to help fund operations and service any borrowings under Bancorp's line of credit agreement (see Note 2).

2.       LINE OF CREDIT AGREEMENT

         As of December 31, 1999, Bancorp has a line of credit agreement (the Agreement) with West Coast Bank to pay for organizational costs up to $250,000. Borrowings under the Agreement will be unsecured and bear interest at prime rate. As part of the Agreement, certain covenants will be in existence. Interest will be due monthly, and any outstanding principal will be due June 1, 2000.

3.       DUE FROM THE BANK

         The $2,300 due from the Bank as of December 31, 1999 represents Bancorp's $9,200 credit for income taxes for the period from November 26, 1999 (inception) through December 31, 1999 that will be utilized by the Bank, offset by $6,900 in organizational costs paid by the Bank on behalf of Bancorp during this same period.

                             [SOUTHERN OREGON LOGO]

                             BANK OF SOUTHERN OREGON
                                 AND SUBSIDIARY

                                  CONSOLIDATED
                              FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 1999 AND 1998
                        AND FOR EACH OF THE YEARS IN THE
                    THREE-YEAR PERIOD ENDED DECEMBER 31, 1999

                    REPORT OF SYMONDS, EVANS & LARSON, P.C.,
                              INDEPENDENT AUDITORS


To the Board of Directors and
Stockholders of Bank of Southern Oregon

We have audited the accompanying consolidated balance sheet of Bank of Southern Oregon and subsidiaries as of December 31, 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of Bank of Southern Oregon and subsidiary as of December 31, 1998, and for each of the years in the two-year period then ended, were audited by other auditors whose report dated February 26, 1999, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1999 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bank of Southern Oregon and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Symonds, Evans & Larson, P.C.

January 14, 2000
Portland, Oregon

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 1999 and 1998

                               ASSETS                                              1999                     1998
                                                                           --------------------      -------------------
Cash and cash equivalents:
     Cash and due from banks.........................................      $          7,163,535      $         4,578,193
     Interest-bearing deposits with Federal Home Loan Bank...........                 2,851,791               14,836,932
     Federal funds sold..............................................                 4,900,000               10,000,000
     Securities purchased under agreements to resell.................                   498,402                1,538,900
                                                                           --------------------      -------------------
         Total cash and cash equivalents.............................                15,413,728               30,954,025
Investment securities available-for-sale.............................                22,045,199                5,432,042
Interest-bearing deposit with Federal Home Loan Bank.................                 1,000,000                6,000,000
Federal Home Loan Bank stock.........................................                 3,880,700                3,604,200
Loans, net...........................................................               109,628,914               96,773,354
Premises and equipment, net..........................................                 6,068,916                2,907,805
Accrued interest and other assets....................................                 2,946,557                1,178,587
                                                                           --------------------      -------------------
         Total assets................................................      $        160,984,014      $       146,850,013
                                                                           ====================      ===================
                LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
     Demand..........................................................      $         28,184,424      $        20,427,614
     Interest-bearing demand.........................................                63,544,624               59,987,310
     Savings.........................................................                 4,146,873                2,571,111
     Time............................................................                44,108,291               43,643,622
                                                                           --------------------      -------------------
         Total deposits..............................................               139,984,212              126,629,657
Federal Home Loan Bank borrowings....................................                 5,245,161                5,845,161
Accrued interest and other liabilities...............................                   997,971                  531,928
                                                                           --------------------      -------------------
         Total liabilities...........................................               146,227,344              133,006,746
Commitments and contingencies (Notes 1, 9, 15 and 18)................
Stockholders' equity:
     Common stock, no par value; 10,000,000 shares authorized; 4,837,740 shares
          issued and outstanding (4,798,000 in 1998).................                12,451,359               12,314,260
     Retained earnings...............................................                 2,787,275                1,530,128
     Accumulated other comprehensive loss............................                 (481,964)                  (1,121)
                                                                           --------------------      -------------------
         Total stockholders' equity..................................                14,756,670               13,843,267
                                                                           --------------------      -------------------
         Total liabilities and stockholders' equity..................      $        160,984,014      $       146,850,013
                                                                           ====================      ===================


                             See accompanying notes.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                  Years ended December 31, 1999, 1998 and 1997


                                                                     1999                  1998                  1997
                                                               -----------------     -----------------     ----------------
Interest income:
     Interest and fees on loans.............................   $       9,489,825     $       9,915,070     $      9,714,686
     Taxable interest on investment securities..............           1,126,920               476,952              563,566
     Interest-bearing deposits with Federal Home Loan Bank..             721,824               680,156              337,715
     Federal funds sold.....................................             468,490               345,571              374,719
     Dividends on Federal Home Loan Bank stock..............             276,666               259,850              245,386
     Securities purchased under agreements to resell........              32,607                48,795               23,603
                                                               -----------------     -----------------     ----------------

         Total interest income..............................          12,116,332            11,726,394           11,259,675
Interest expense:
     Deposits:
          Interest-bearing demand...........................           2,138,722             2,283,542            2,421,683
          Savings...........................................             109,182                74,370               70,532
          Time..............................................           2,258,864             2,470,052            1,794,487
                                                               -----------------     -----------------     ----------------
         Total interest expense on deposits.................           4,506,768             4,827,964            4,286,702
     Interest on Federal Home Loan Bank borrowings..........             324,466                89,160                   --
                                                               -----------------     -----------------     ----------------
         Total interest expense.............................           4,831,234             4,917,124            4,286,702
                                                               -----------------     -----------------     ----------------
Net interest income.........................................           7,285,098             6,809,270            6,972,973
Loan loss provision.........................................             640,000             1,652,113            1,731,000
                                                               -----------------     -----------------     ----------------
Net interest income after loan loss provision...............           6,645,098             5,157,157            5,241,973
Noninterest income:
     Service charges on deposit accounts....................             364,776               373,716              357,046
     Gains on sales of investment securities, net...........                  --               114,719               34,289
     Other..................................................             127,039                42,912               11,022
                                                               -----------------     -----------------     ----------------
         Total noninterest income...........................             491,815               531,347              402,357
Noninterest expense:
     Salaries and employee benefits.........................           2,767,981             1,898,147            1,693,785
     Professional fees......................................             396,482               431,807              271,037
     Equipment..............................................             337,979               287,343              165,156
     Occupancy, net.........................................             219,496               138,750              134,441
     Data processing........................................             211,531               208,383              174,202
     Advertising............................................             187,818                84,015               51,669
     Other..................................................           1,006,199               709,572              426,241
                                                               -----------------     -----------------     ----------------
         Total noninterest expense..........................           5,127,486             3,758,017            2,916,531
                                                               -----------------     -----------------     ----------------
Income before income taxes..................................           2,009,427             1,930,487            2,727,799
Provision for income taxes..................................             768,000               748,000              986,000
                                                               -----------------     -----------------     ----------------
Net income..................................................   $       1,241,427     $       1,182,487     $      1,741,799
                                                               =================     =================     ================
Earnings per common share:
     Basic..................................................   $            0.26     $            0.25     $           0.37
                                                               =================     =================     ================
     Diluted................................................   $            0.25     $            0.24     $           0.36
                                                               =================     =================     ================


                             See accompanying notes.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  Years ended December 31, 1999, 1998 and 1997



                                                         Number of       Comprehensive         Common
                                                           shares        income (loss)          stock
                                                        ------------    ----------------    -------------
Balances at January 1, 1997                                  782,920                        $   9,799,601
Comprehensive income:
     Net income...................                                --    $      1,741,799               --
     Reclassification adjustment for net
          gains on sales of investment
          securities included in net
          income, net of income taxes of
          approximately $12,000...                                --            (21,911)               --
                                                                        ----------------
Comprehensive income..............                                --    $      1,719,888               --
                                                                        ================
Two-for-one stock split...........                           782,920                                   --
Amortization of stock compensation                                --                                   --
Transfer..........................                                --                            2,100,000
                                                        ------------                        -------------
Balances at December 31, 1997.....                         1,565,840                           11,899,601
Comprehensive income:
     Net income...................                                --    $      1,182,487               --
     Other comprehensive loss--
          unrealized losses on investment
          securities available-for-sale                           --             (1,121)               --
     Reclassification adjustment for net
          gains on sales of investment
          securities available-for-sale
          included in net income, net of
          income taxes of approximately
          $44,000.................                                --            (70,323)               --
                                                                        ----------------
Comprehensive income..............                                --    $      1,111,043               --
                                                                        ================
Three-for-one stock split.........                         3,131,680                        $          --
Amortization of stock compensation                                --                                   --
Stock options exercised...........                           100,480                               96,133
Income tax benefit of stock
     options exercised............                                --                              318,526
                                                        ------------                        -------------
Balances at December 31, 1998.....                         4,798,000                           12,314,260
Comprehensive income:
     Net income...................                                --    $      1,241,427               --
     Other comprehensive loss--
          unrealized losses on investment
          securities available-for-sale, net
          of income taxes of
          approximately $299,000..                                --           (480,843)               --
                                                                        ----------------
Comprehensive income..............                                      $        760,584               --
                                                                        ================
Amortization of stock compensation                                --                                   --
Stock options exercised...........                            39,740                               42,505
Income tax benefit of stock options
     exercised....................                                --                               94,594
                                                        ------------                        -------------
Balances at December 31, 1999.....                         4,837,740                        $  12,451,359
                                                        ============                        =============



                                                                          Accumulated
                                                                             other              Total
                                                          Retained       comprehensive      stockholders'
                                                          earnings           loss              equity
                                                        ------------    ---------------   -----------------
Balances at January 1, 1997                             $    648,200    $            --   $      10,447,801
Comprehensive income:
     Net income...................                         1,741,799                 --           1,741,799
     Reclassification adjustment for net
          gains on sales of investment
          securities included in net
          income, net of income taxes of
          approximately $12,000...                                --                 --                  --

Comprehensive income..............                                --                 --                  --

Two-for-one stock split...........                                --                 --                  --
Amortization of stock compensation                            36,044                 --              36,044
Transfer..........................                       (2,100,000)                 --                  --
                                                        ------------    ---------------   -----------------
Balances at December 31, 1997.....                           326,043                 --          12,225,644
Comprehensive income:
     Net income...................                         1,182,487                 --           1,182,487
     Other comprehensive loss--
          unrealized losses on investment
          securities available-for-sale                           --            (1,121)             (1,121)
     Reclassification adjustment for net
          gains on sales of investment
          securities available-for-sale
          included in net income, net of
          income taxes of approximately
          $44,000.................                                --                 --                  --

Comprehensive income..............                                --                 --                  --

Three-for-one stock split.........                      $         --    $            --   $              --
Amortization of stock compensation                            21,598                 --              21,598
Stock options exercised...........                                --                 --              96,133
Income tax benefit of stock
     options exercised............                                --                 --             318,526
                                                        ------------    ---------------   -----------------
Balances at December 31, 1998.....                         1,530,128            (1,121)          13,843,267
Comprehensive income:
     Net income...................                         1,241,427                 --           1,241,427
     Other comprehensive loss--
          unrealized losses on investment
          securities available-for-sale, net
          of income taxes of
          approximately $299,000..                                --          (480,843)           (480,843)

Comprehensive income..............                                --                 --                  --

Amortization of stock compensation                            15,720                 --              15,720
Stock options exercised...........                                --                 --              42,505
Income tax benefit of stock options
     exercised....................                                --                 --              94,594
                                                        ------------    ---------------   -----------------
Balances at December 31, 1999.....                      $  2,787,275    $     (481,964)   $      14,756,670
                                                        ============    ===============   =================


                             See accompanying notes.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  Years ended December 31, 1999, 1998 and 1997


                                                                              1999                  1998                 1997
                                                                        ----------------      ----------------     ----------------
Cash flows from operating activities:
     Net income.............................................            $      1,241,427      $      1,182,487     $      1,741,799
     Adjustments to reconcile net income to net cash provided by operating activities:
               Depreciation.................................                     313,452               205,917              166,846
               Amortization of premium (accretion of discount) on
                   investment securities, net...............                   (105,898)             (100,655)               33,323
               Dividends on Federal Home Loan Bank stock....                   (276,500)             (259,850)            (245,386)
               Loan loss provision..........................                     640,000             1,652,113            1,731,000
               Gains on sales of investment securities, net.                          --             (114,719)             (34,289)
               Provision (credit) for deferred income taxes.                   (244,688)             (316,102)               71,134
               Amortization of deferred compensation........                      15,720                21,598               36,044
               Decrease (increase) in accrued interest
                   and other assets.........................                       6,456               935,134            (934,226)
               Increase (decrease) in accrued interest and
                   other liabilities........................                     466,043                63,977            (194,230)
                                                                        ----------------      ----------------     ----------------
                         Net cash provided by operating activities             2,056,012             3,269,900            2,372,015
Cash flows from investing activities:
     Purchases of investment securities.....................                (22,777,602)          (10,194,995)            (596,094)
     Proceeds from maturities of investment securities......                   5,490,000                    --            1,000,000
     Proceeds from sales of investment securities...........                          --            11,564,017            1,946,449
     Decrease (increase) in interest-bearing deposit with
          Federal Home Loan Bank............................                   5,000,000           (6,000,000)                   --
     Loan originations, net.................................                (14,631,204)           (7,425,703)          (7,497,788)
     Purchases of premises and equipment, net...............                 (3,474,563)             (392,313)            (138,235)
                                                                        ----------------      ----------------     ----------------
                         Net cash used in investment activities             (30,393,369)          (12,448,994)          (5,285,668)
Cash flows from financing activities:
     Net increase in deposits...............................                  13,354,555             6,888,732           11,335,266
     Net borrowings from (payments to) Federal Home Loan Bank                  (600,000)             5,845,161                   --
     Proceeds from exercise of stock options................                      42,505                96,133                   --
                                                                        ----------------      ----------------     ----------------
                         Net cash provided by financing activities            12,797,060            12,830,026           11,335,266
                                                                        ----------------      ----------------     ----------------
Increase (decrease) in cash and cash equivalents............                (15,540,297)             3,650,932            8,421,613
Cash and cash equivalents at beginning of the year..........                  30,954,025            27,303,093           18,881,480
                                                                        ----------------      ----------------     ----------------
Cash and cash equivalents at end of the year................            $     15,413,728      $     30,954,025     $     27,303,093
                                                                        ================      ================     ================


                             See accompanying notes.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1.       DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION

         The accompanying consolidated financial statements include the accounts of Bank of Southern Oregon, and its wholly-owned subsidiaries, McAndrews Commercial Property, Inc. ("McAndrews") and PremierWest Bancorp ("PremierWest") (collectively, "the Bank"). McAndrews owns certain bank premises. PremierWest was organized effective November 26, 1999 to become the holding company of Bank of Southern Oregon. Management expects that during the second quarter of 2000 there will be a direct share exchange between Bank of Southern Oregon and PremierWest whereby PremierWest will become the holding company for Bank of Southern Oregon and McAndrews. (In addition, see Note 18 regarding the pending merger with United Bancorp.) All significant intercompany accounts and transactions have been eliminated in consolidation.

         DESCRIPTION OF BUSINESS

         The Bank conducts a general banking business and primarily operates in one business segment. Its activities include the usual lending and deposit functions of a commercial bank: commercial, real estate, installment and mortgage loans; checking and savings accounts; automated teller machines (ATMs) and safe deposit facilities.

         METHOD OF ACCOUNTING

         The Bank prepares its consolidated financial statements in conformity with generally accepted accounting principles and prevailing practices within the banking industry. The Bank utilizes the accrual method of accounting which recognizes income when earned and expenses when incurred. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of income and expenses during the reporting periods. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits with Federal Home Loan Bank, federal funds sold (which are generally sold for one-day periods) and securities purchased under agreements to resell.

         Securities purchased under agreements to resell are generally overnight investments fully collateralized by U.S. government securities.

         The Bank maintains balances in correspondent bank accounts which, at times, may exceed federally insured limits. Management believes that its risk of loss associated with such balances is minimal due to the financial strength of the correspondent banks. The Bank has not experienced any losses in such accounts.

         SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

         During 1999 and 1998, noncash transactions resulted from unrealized losses on investment securities available- for-sale, net of income taxes and the income tax benefit of stock options exercised, as disclosed in the accompanying consolidated statements of changes in stockholders' equity. In addition, noncash transactions related to transfers of loans to other real estate totaled approximately $1,136,000, $73,000 and $257,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         During 1999, 1998 and 1997, the Bank paid approximately $4,834,000, $4,950,000 and $4,219,000, respectively, in interest expense.

         INVESTMENT SECURITIES

         Investment securities that management has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

         Investment securities that are purchased and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses included in noninterest income. The Bank had no trading securities as of December 31, 1999 or 1998.

         Investment securities that are not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and are reported at fair value, with unrealized gains and losses excluded from earnings and reported as other comprehensive income or loss, net of income taxes.

         Gains or losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums and discounts on available-for-sale securities are recognized in interest income using the interest method over the period to maturity.

         Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. The related write- downs would be included in earnings as realized losses.

         FEDERAL HOME LOAN BANK STOCK

         The Bank's investment in Federal Home Loan Bank (FHLB) stock is carried at par value, which approximates fair value. As a member of the FHLB system, the Bank is required to maintain a minimum level of investment in FHLB stock based on specific percentages of its outstanding mortgages, total assets or FHLB advances. At December 31, 1999, the Bank's minimum required investment was approximately $483,000. The Bank may request redemption at par value of any FHLB stock in excess of the minimum required investment. Stock redemptions are at the discretion of FHLB.

         LOANS

         Loans are stated at the amount of unpaid principal, reduced by any deferred loan fees and reserve for loan losses. The reserve for loan losses represents management's recognition of the assumed risks of extending credit and the quality of the existing loan portfolio. The reserve is maintained at a level considered adequate to provide for potential loan losses based on management's assessment of various factors affecting the portfolio. Such factors include loss experience; review of problem loans; underlying collateral values and guaranties; current economic conditions; legal representation regarding the potential outcome of pending legal action for collection of loans and related loan guaranties; and an overall evaluation of the quality, risk characteristics and concentration of loans in the portfolio. The reserve is based on estimates, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the periods in which they become known. The reserve is increased by provisions charged to operations and reduced by loans charged-off, net of recoveries.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         The Bank considers loans to be impaired when management believes that it is probable that all amounts due will not be collected according to the contractual terms. An impaired loan must be valued using the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price or the estimated fair value of the loan's underlying collateral or related guaranty. The Bank primarily measures impairment on all large balance nonaccrual loans (typically commercial and commercial real estate loans) based on the estimated fair value of the underlying collateral or related guaranty. In certain other cases, impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. Amounts deemed impaired are either specifically allocated for in the reserve for loan losses or reflected as a partial charge-off of the loan balance. Smaller balance homogeneous loans (typically installment loans) are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual installment loans for impairment disclosures. Generally, the Bank evaluates a loan for impairment when it is placed on nonaccrual status. All of the Bank's impaired loans at December 31, 1999 and 1998 were on nonaccrual status.

         The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to make payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

         Loan origination and commitment fees, net of certain direct loan origination costs, are generally recognized as an adjustment of the yield of the related loan.

         Interest income on all loans is accrued as earned on the simple interest method.

         Various regulatory agencies, as an integral part of their examination process, periodically review the Bank's reserve for loan losses. Such agencies may require the Bank to recognize additions to the reserve based on their judgment of the information available to them at the time of their examinations.

         PREMISES AND EQUIPMENT

         Premises and equipment are stated at cost, less accumulated depreciation. Depreciation on premises and equipment is computed on the straight-line method over the estimated useful lives of the assets.

         OTHER REAL ESTATE

         Other real estate, acquired through foreclosure or deeds in lieu of foreclosure, is carried at the lower of cost or estimated net realizable value. When the property is acquired, any excess of the loan balance over the estimated net realizable value is charged to the reserve for loan losses. Holding costs, subsequent write-downs to net realizable value, if any, or any disposition gains or losses are included in noninterest income and expense. Other real estate at December 31, 1999 and 1998 totaled approximately $1,209,000 and $73,000, respectively.

         STOCKHOLDERS' EQUITY

         The Bank, as a state-chartered bank, is prohibited from declaring or paying any dividend in an amount greater than retained earnings.

         During 1998 and 1997, the Bank declared stock splits. Basic and diluted earnings per common share (see Note 11) and the stock option plan information (see Note 14) have been adjusted to give retroactive effect to the stock splits.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         ADVERTISING

         Advertising costs are generally charged to expense during the year in which they are incurred.

         INCOME TAXES

         Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

         RECENTLY ISSUED ACCOUNTING STANDARDS

         In June 1999, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 137 (SFAS No. 137), "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133," an amendment of SFAS No. 133, which establishes accounting and reporting standards for derivative instruments and hedging activities and requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No. 133, as amended by SFAS No. 137, is effective for all quarterly and annual financial statements of fiscal years beginning after June 15, 2000. The Bank had no significant derivatives as of December 31, 1999, nor does the Bank engage in any hedging activities. Accordingly, the Bank does not anticipate that the adoption of SFAS No. 133, as amended by SFAS No. 137, will have a material effect on its consolidated financial position or results of operations.

         RECLASSIFICATIONS

         Certain amounts in 1998 and 1997 have been reclassified to conform with the 1999 presentation.

2.       CASH AND DUE FROM BANKS

         The Bank is required to maintain an average reserve balance (approximately $600,000 and $683,000 at December 31, 1999 and 1998, respectively) with the Federal Reserve Bank or maintain such reserve balance in the form of cash. This requirement was met by holding cash and maintaining an average reserve balance with the Federal Reserve Bank in excess of this amount.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

3.       INVESTMENT SECURITIES AVAILABLE-FOR-SALE

         Investment securities available-for-sale at December 31, 1999 and 1998 consisted of the following:

                                                               Gross unrealized        Gross unrealized        Estimated fair
                                        Amortized cost              gains                   losses                 value
                                     --------------------    --------------------    ---------------------    ----------------
               1999
U.S. Government agency securities.   $         22,826,663    $                 --    $           (781,464)    $     22,045,199
                                     ====================    ====================    =====================    ================
               1998
U.S. Treasury securities..........   $          2,378,622    $                216    $                  --    $      2,378,838
FHLB Agency Bond..................              3,054,541                      --                  (1,337)           3,053,204
                                     --------------------    --------------------    ---------------------    ----------------
         Total....................   $          5,433,163    $                216    $             (1,337)    $      5,432,042
                                     ====================    ====================    =====================    ================

         No gains or losses were realized on sales of investment securities in 1999. Gross gains of approximately $129,000 and gross losses of approximately $14,000 were realized on sales of investment securities in 1998. Gross gains of approximately $34,000 were realized on sales of investment securities in 1997. There were no gross losses on sales of investment securities in 1997. The provision for income taxes applicable to the net gains on sales of investment securities was approximately $44,000 and $12,000 in 1998 and 1997, respectively.

         Investment securities available-for-sale with an estimated fair value of approximately $4,656,000 and $5,432,000 at December 31, 1999 and 1998,
respectively, were pledged to secure public deposits and for other purposes as required or permitted by law. In addition, an investment security available-for-sale with an estimated fair value of approximately $5,066,000 was pledged to secure FHLB borrowings as of December 31, 1999 (see Note 8).

         All investment securities available-for-sale at December 31, 1999, are due after one year through five years. However, expected maturities will differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

4.       LOANS

         Loans at December 31, 1999 and 1998 consisted of the following:

                                                                  1999                   1998
                                                           -------------------    -------------------
Commercial.............................................    $        22,303,499    $        30,599,262
Real estate - construction.............................             25,415,581             24,879,565
Real estate - other....................................             60,757,825             39,036,714
Consumer installment...................................              3,590,884              4,419,803
Other..................................................                442,494                582,179
                                                           -------------------    -------------------
                                                                   112,510,283             99,517,523
Less:
     Reserve for loan losses...........................              2,396,495              2,278,171
     Deferred loan fees................................                484,874                465,998
                                                           -------------------    -------------------
                                                                     2,881,369              2,744,169
                                                           -------------------    -------------------
Loans, net.............................................    $       109,628,914    $        96,773,354
                                                           ===================    ===================

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

4.       LOANS (CONTINUED)

         As of December 31, 1999 and 1998, the Bank's market area consisted principally of Jackson County, Oregon and, to a lesser extent, Josephine County, Oregon. A substantial portion of the Bank's loans are collateralized by real estate in this geographic area and, accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio is susceptible to changes in the local market conditions.

5.       RESERVE FOR LOAN LOSSES

         Transactions in the reserve for loan losses for the years ended December 31, 1999, 1998 and 1997 were as follows:

                                                       1999                   1998                   1997
                                                ------------------     -------------------     -----------------
Balance at beginning of year................    $        2,278,171     $         1,078,698     $         936,175
Loan loss provision.........................               640,000               1,652,113             1,731,000
Loans charged-off...........................             (740,155)               (559,356)           (1,616,023)
Recovery of loans previously charged-off....               218,479                 106,716                27,546
                                                ------------------     -------------------     -----------------
Balance at end of year......................    $        2,396,495     $         2,278,171     $       1,078,698
                                                ==================     ===================     =================

         At December 31, 1999 and 1998, the Bank had approximately $2,772,000 and $4,946,000, respectively, in impaired loans. Of these impaired loans, approximately $2,772,000 and $4,809,000 had a related valuation allowance of approximately $836,000 and $973,000, respectively. The average recorded investment in impaired loans for 1999, 1998 and 1997 was approximately $4,113,000, $7,200,000 and $2,250,000, respectively. Interest income recognized on impaired loans in 1999, 1998 and 1997 was insignificant.

         Loans on nonaccrual status at December 31, 1999 and 1998 were approximately $2,772,000 and $4,946,000, respectively. Interest income which would have been realized on nonaccrual loans had they remained current was approximately $410,000, $720,000 and $250,000 during 1999, 1998 and 1997, respectively. Loans contractually past due 90 days or more on which the Bank continued to accrue interest at December 31, 1999 and 1998 were insignificant. As of December 31, 1999 and 1998, there were no commitments to lend additional funds to borrowers whose loans had been modified.

6.       PREMISES AND EQUIPMENT

         Premises and equipment at December 31, 1999 and 1998 consisted of the following:

                                               1999                   1998
                                        -------------------    -------------------
Land.................................   $         1,440,151    $           857,651
Land improvements....................               230,644                226,385
Buildings............................             3,405,360              1,423,062
Furniture and equipment..............             2,119,216              1,349,031
                                        -------------------    -------------------
                                                  7,195,371              3,856,129
Less accumulated depreciation........             1,126,455                948,324
                                        -------------------    -------------------
Premises and equipment, net..........   $         6,068,916    $         2,907,805
                                        ===================    ===================

7.       TIME CERTIFICATES OF DEPOSIT

         Time certificates of deposit in excess of $100,000 aggregated approximately $14,560,000 and $14,556,000 at December 31, 1999 and 1998,
respectively. Interest expense on time certificates of deposit in excess of $100,000 was approximately $655,000, $852,000 and $580,000 in 1999, 1998 and
1997, respectively.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

7.       TIME CERTIFICATES OF DEPOSIT (CONTINUED)

         At December 31, 1999, the scheduled annual maturities of all time certificates of deposit were approximately as follows:

     2000.........................      $          34,508,000
     2001.........................                  8,073,000
     2002.........................                  1,081,000
     2003.........................                    231,000
     2004.........................                    212,000
     Thereafter...................                      3,000
                                        ---------------------
                                        $          44,108,000
                                        =====================

8.       BORROWING AGREEMENTS

         The Bank participates in the Cash Management Advance Program (the Program) with FHLB. Under the Program, the Bank has available borrowings of approximately $10,800,000 as of December 31, 1999, with interest at FHLB's cash management rate. Borrowings outstanding under the Program are collateralized by a blanket pledge agreement on FHLB stock, any funds on deposit with FHLB, investment securities and loans.

         On August 28, 1998, the Bank borrowed $6,000,000 from FHLB under a promissory note agreement. The promissory note is due August 28, 2008, and the Bank is required to make monthly principal payments of $50,000, plus interest at a fixed rate of 5.82%. The amount of the promissory note outstanding as of December 31, 1999 and 1998, was $5,245,161 and $5,845,161, respectively. As of
December 31, 1999, an interest-bearing deposit with FHLB of $1,000,000 and an investment security available-for-sale with an estimated fair value of approximately $5,066,000 were pledged as collateral for the promissory note. As of December 31, 1998, an interest-bearing deposit with FHLB of $6,000,000 was pledged as collateral for the promissory note.

         The Bank also maintains federal funds lines with correspondent banks as a back-up source of liquidity. As of December 31, 1999, the Bank had approximately $4,000,000 of federal funds lines available to draw against on an uncollateralized basis.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

9.       OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

         In the normal course of business, the Bank is a party to financial instruments with off-balance sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of amounts recognized in the accompanying consolidated balance sheets. The contract amounts of these instruments reflect the extent of the Bank's involvement in these particular classes of financial instruments. As of December 31, 1999 and 1998, the Bank held no significant derivative financial instruments.

         The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The distribution of commitments to extend credit approximates the distribution of loans outstanding.

         A summary of the Bank's off-balance sheet financial instruments at December 31, 1999 and 1998 is approximately as follows:

                                                   1999                    1998
                                           --------------------    --------------------
Commitments to extend credit.............  $         30,666,000    $         18,914,000
Standby letters of credit................             1,286,000               1,841,000
                                           --------------------    --------------------
Total off-balance sheet financial
  instruments............................  $         31,952,000    $         20,755,000
                                           ====================    ====================

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held for other commitments varies but may include accounts receivable, inventory, property and equipment and income- producing commercial properties.

         Standby letters of credit are conditional commitments issued by the Bank to guaranty the performance of a customer to a third party. These guaranties are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held, if any, varies as specified above.

10.      INCOME TAXES

         The provision (credit) for income taxes for the years ended December 31, 1999, 1998 and 1997 was approximately as follows:

                                                                     1999                  1998                 1997
                                                               -----------------    ------------------    -----------------
Current:
     Federal...............................................    $         878,345    $          880,400    $         822,200
     State.................................................              134,343               183,702               92,666
                                                               -----------------    ------------------    -----------------
                                                                       1,012,688             1,064,102              914,866
Deferred...................................................            (244,688)             (316,102)               71,134
                                                               -----------------    ------------------    -----------------
Provision for income taxes.................................    $         768,000    $          748,000    $         986,000
                                                               =================    ==================    =================

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999



10.      INCOME TAXES (CONTINUED)

         The provision for income taxes results in effective tax rates which are different than the federal income tax statutory rate. The nature of the differences for the years ended December 31, 1999, 1998 and 1997 were approximately as follows:

                                                                     1999                  1998                 1997
                                                               -----------------    ------------------    -----------------
Expected federal income tax at statutory rate of 34%.......    $         683,200    $          656,400    $         927,500
State income taxes, net of federal effect..................               88,400                84,900               66,100
Other, net.................................................              (3,600)                 6,700              (7,600)
                                                               -----------------    ------------------    -----------------
Provision for income taxes.................................    $         768,000    $          748,000    $         986,000
                                                               =================    ==================    =================

         The components of the net deferred tax assets and liabilities at December 31, 1999 and 1998 were approximately as follows:

                                                                                1999                      1998
                                                                         -------------------       ------------------
Assets:
     Loan loss provision........................................         $           568,000       $          477,000
     Net unrealized losses on investment securities
     available-for-sale.........................................                     300,000                       --
     Other......................................................                      23,000                   29,000
                                                                         -------------------       ------------------
         Total deferred tax assets..............................                     891,000                  506,000
Liabilities:
     FHLB stock dividends.......................................                     307,000                  204,000
     Accumulated depreciation...................................                     110,000                   92,000
                                                                         -------------------       ------------------
         Total deferred tax liabilities.........................                     417,000                  296,000
                                                                         -------------------       ------------------
         Net deferred tax assets................................         $           474,000       $          210,000
                                                                         ===================       ==================

         Management believes, primarily based upon the Bank's historical performance, that the net deferred tax assets will be recognized in the normal course of operations and, accordingly, management has not reduced net deferred tax assets by a valuation allowance.

         The Bank made income tax payments of approximately $633,000, $305,000 and $1,460,000 during 1999, 1998 and 1997, respectively.

11.      BASIC AND DILUTED EARNINGS PER COMMON SHARE

         The Bank's basic earnings per common share is computed by dividing net income by the weighted-average number of common shares outstanding during the period. The Bank's diluted earnings per common share is computed by dividing net income by the weighted-average number of common shares outstanding plus dilutive common shares related to stock options.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


11.      BASIC AND DILUTED EARNINGS PER COMMON SHARE (CONTINUED)
         ------------------------------------------------------

         The numerators and denominators used in computing basic and diluted earnings per common share for the years ended December 31, 1999, 1998 and 1997 can be reconciled as follows:

                                                             Net income          Shares          Per-share
                                                            (numerator)       (denominator)       amount
                                                          ----------------   ---------------    -----------
1999
----

Basic earnings per common share -
     Income available to common stockholders..........    $      1,241,427   $     4,815,612    $      0.26
                                                                                                ===========
Effect of assumed conversion of stock options.........                  --           149,469
                                                          ----------------   ---------------
Diluted earnings per common share.....................    $      1,241,427   $     4,965,081    $      0.25
                                                          ================   ===============    ===========
1998
----

Basic earnings per common share -
     Income available to common stockholders..........    $      1,182,487   $     4,747,760    $      0.25
                                                                                                ===========
Effect of assumed conversion of stock options ........                  --           238,048
                                                          ----------------   ---------------
Diluted earnings per common share.....................    $      1,182,487   $     4,985,808    $      0.24
                                                          ================   ===============    ===========
1997
----

Basic earnings per common share -
     Income available to common stockholders..........    $      1,741,799   $     4,697,520    $      0.37
                                                                                                ===========
Effects of assumed conversion of stock options........                  --           198,967
                                                          ----------------   ---------------
Diluted earnings per common share.....................     $     1,741,799   $     4,896,487    $      0.36
                                                          ================   ===============    ===========

12.      TRANSACTIONS WITH RELATED PARTIES

         Some of the officers and directors (and the companies with which they are associated) are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business. In addition, the Bank expects to continue to have such banking transactions in the future. All loans and commitments to loan to such parties are generally made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present any other unfavorable features.

         An analysis of activity with respect to loans to directors and officers of the Bank for the year ended December 31, 1999 was as follows:

Balance at December 31, 1998..............    $         3,659,664
     Additions............................              3,492,519
     Repayments...........................    $       (2,590,865)
                                              -------------------
Balance at December 31, 1999..............    $         4,561,318
                                              ===================

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

13.      401(K) PROFIT SHARING PLAN

         The Bank maintains a 401(k) profit sharing plan (the Plan) that covers substantially all full-time employees over 18 years of age. Employees may make voluntary tax-deferred contributions to the Plan, and Bank contributions to the Plan are at the discretion of the Bank's Board of Directors (the Board), not to exceed the amount deductible for federal income tax purposes. Employees vest in the Bank's contributions over a period of seven years. Bank contributions to the Plan which were charged to operations were approximately $45,000, $32,000 and $69,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

14.      STOCK OPTION PLAN

         The Bank has a stock option plan (the Stock Option Plan), whereby the Bank may grant Incentive Stock Options (ISOs) and Non-qualified Stock Options
(NSOs).

         The option price of ISOs is the fair market value of the Bank's common stock at the date of grant. The option price of NSOs must be at least equal to the book value per share of the Bank's common stock at the date of the Bank's most recently completed fiscal year. All options generally expire in ten years if not exercised; however, the Board has the right to suspend or terminate the Stock Option Plan at any time, except with respect to the remaining options outstanding.

         SFAS No. 123, "Accounting for Stock-Based Compensation," (SFAS No. 123) requires companies, such as the Bank, that use the intrinsic value method to account for employee stock options to provide pro forma disclosures of the net income and earnings per share effect of applying the fair value-based method of accounting for stock options. The effect of applying the fair value-based method to stock options granted in the years ended December 31, 1999 and 1998 resulted in an estimated weighted-average grant date fair value of $4.22 and $2.40, respectively. There were no stock options granted in 1997. Had compensation cost been determined based on the fair value of the options at the date of grant, the Bank's pro forma net income, pro forma basic earnings per common share and pro forma diluted earnings per common share would have been as follows:

                                                                        1999                  1998                 1997
                                                                 ------------------    ------------------   ------------------
Net income                                 As reported........   $        1,241,427    $        1,182,487   $        1,741,799
                                           Pro forma..........            1,160,393             1,089,884            1,730,366
Basic earnings per common share            As reported........   $             0.26    $             0.25   $             0.37
                                           Pro forma..........                 0.24                  0.23                 0.37
Diluted earnings per common share          As reported........   $             0.25    $             0.24   $             0.36
                                           Pro forma..........                 0.23                  0.22                 0.35

         The Bank used the Black-Scholes option-pricing model with the following weighted-average assumptions to value options granted:

                                                            1999               1998
                                                       ---------------    ---------------
Dividend yield.....................................                 0%                 0%
Expected volatility................................              37.0%              27.9%
Risk-free interest rate............................               6.3%               4.6%
Expected option lives..............................            7 years            5 years

         Because SFAS No. 123 is applicable only to options granted subsequent to December 31, 1994, the pro forma effects for 1999, 1998 and 1997 may not be representative of the effects on reported results in future years.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

14.      STOCK OPTION PLAN (CONTINUED)

         At December 31, 1999, 163,230 shares reserved under the Stock Option Plan were available for future grant. Activity related to the Stock Option Plan for the years ended December 31, 1999, 1998 and 1997 was as follows:

                                       1999                                 1998                                 1997
                          -------------------------------    ----------------------------------   ----------------------------------
                                              Weighted                             Weighted                             Weighted
                             Options          average            Options           average            Options            average
                           outstanding     exercise price      outstanding      exercise price      outstanding      exercise price
                          -------------    --------------    ---------------   ----------------   ---------------    ---------------
Balance at beginning of
     year................       361,240    $         4.14            311,220   $           0.99           315,420    $          1.00
Granted..................        25,000              8.25            156,260               8.20                --                 --
Exercised................      (39,740)              1.07          (100,480)               0.86                --                 --
Forfeited................       (2,700)              4.73            (5,760)               1.47           (4,200)               1.07
                          -------------                      ---------------                      ---------------
Balance at end of year...       343,800    $         4.79            361,240   $           4.14           311,220    $          0.99
                          =============    ==============    ===============   ================   ===============    ===============

         Compensation expense for NSOs is recognized over the vesting period based on the difference between the option price and the fair value of the stock options at the date of grant. Compensation expense for the years ended December 31, 1999, 1998 and 1997 was approximately $16,000, $22,000 and $36,000, respectively.

         Information regarding the number, weighted-average exercise price and weighted-average remaining contractual life of options by range of exercise price at December 31, 1999 is as follows:

                                     Options outstanding                            Exercisable options
                  ---------------------------------------------------------    ------------------------------
                                       Weighted-         Weighted-average                        Weighted-
   Exercise         Number of           average        remaining contractual    Number of         average
 price range         options        exercise price         life (years)          options       exercise price
--------------    --------------    ---------------    --------------------    ------------    --------------
$         0.81            84,000    $          0.81             2                    84,000    $         0.81
          1.07            56,220               1.07             4                    56,220              1.07
          1.75            23,820               1.75             6                    11,412              1.75
          7.12             4,760               7.12             8                       952              7.12
          8.25           175,000               8.25             8                        --              8.25
                  --------------                                               ------------
                         343,800    $          4.79            5.8                  152,584    $         1.02
                  ==============    ===============    ====================    ============    ==============

         Exercisable options as of December 31, 1998 and 1997 totaled 172,052 and 248,724, respectively.

15.      CONTINGENCIES

         In the ordinary course of business, the Bank becomes involved in various litigation arising from normal banking activities. In the opinion of management, the ultimate disposition of these actions will not have a material adverse effect on the Bank's consolidated financial position or results of operations at December 31, 1999.

16.      ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS

         The following disclosures are made in accordance with the provisions of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS No.
107), which requires the disclosure of fair value information about financial instruments where it is practicable to estimate that value.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999

16.      ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

         In cases where quoted market values are not available, the Bank primarily uses present value techniques to estimate the fair values of its financial instruments. Valuation methods require considerable judgment, and the resulting estimates of fair value can be significantly affected by the assumptions made and methods used. Accordingly, the estimates provided herein do not necessarily indicate amounts which could be realized in a current market exchange.

         In addition, as the Bank normally intends to hold the majority of its financial instruments until maturity, it does not expect to realize many of the estimated amounts disclosed. The disclosures also do not include estimated fair value amounts for items which are not defined as financial instruments but which have significant value. These include such off-balance sheet items as core deposit intangibles. The Bank does not believe that it would be practicable to estimate a representational fair value for these types of items as of December 31, 1999 and 1998.

         Because SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements, any aggregation of the fair value amounts presented would not represent the underlying value of the Bank.

         The Bank used the following methods and assumptions to estimate the fair value of its financial instruments:

         CASH AND CASH EQUIVALENTS: The carrying amount approximates the estimated fair value of these instruments.

         INVESTMENT SECURITIES AVAILABLE-FOR-SALE: The market value of investment securities available-for-sale, which is based on quoted market values or the market values for comparable securities, represents estimated fair value.

         INTEREST-BEARING DEPOSIT WITH FHLB: The carrying amount approximates the estimated fair value.

         FHLB STOCK: The carrying amount approximates the estimated fair value.

         LOANS: The estimated fair value of loans is calculated by discounting the contractual cash flows of the loans using December 31, 1999 and 1998 origination rates. The resulting amounts are adjusted to estimate the effect of changes in the credit quality of borrowers since the loans were originated.

         DEPOSITS: The estimated fair value of demand deposits, consisting of checking, savings and certain interest- bearing demand deposit accounts, is represented by the amounts payable on demand. The estimated fair value of certificates of deposit is calculated by discounting the scheduled cash flows using the December 31, 1999 and 1998 rates offered on these instruments.

         FHLB BORROWINGS: The estimated fair value of FHLB borrowings is calculated by discounting the scheduled cash flows using quoted rates from FHLB as of December 31, 1999 and 1998.

         OFF-BALANCE SHEET FINANCIAL INSTRUMENTS: The estimated fair value of off-balance sheet financial instruments (primarily commitments to extend credit) is determined based on fees currently charged for similar commitments. Management estimates that these fees approximate $230,000 and $142,000 as of December 31, 1999 and 1998, respectively.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


16.      ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

         The estimated fair values of the Bank's significant on-balance sheet financial instruments at December 31, 1999 and 1998 were as follows:

                                                             1999                                       1998
                                            ---------------------------------------    ---------------------------------------
                                                 Carrying             Estimated             Carrying             Estimated
                                                  value              fair value              value              fair value
                                            ------------------    -----------------    ------------------    -----------------
Financial Assets:
     Cash and cash equivalents..........    $       15,413,728    $      15,414,000    $       30,954,025    $      30,954,000
     Investment securities available-
     for-sale...........................            22,045,199           22,045,000             5,432,042            5,432,000
     Interest-bearing deposit with FHLB.             1,000,000              996,000             6,000,000            6,000,000
     FHLB stock.........................             3,880,700            3,881,000             3,604,200            3,604,000
     Loans, net.........................           109,628,914          109,357,000            96,773,354           98,065,000

Financial Liabilities:
     Deposits...........................           139,984,212          139,956,000           126,629,657          124,959,000
     FHLB borrowings....................             5,245,161            4,990,000             5,845,161            5,845,000

17.      REGULATORY MATTERS

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to average assets (as defined), and Tier 1 and total capital (as defined) to risk-weighted assets (as defined). Management believes that as of December 31, 1999 and 1998, the Bank met or exceeded all relevant capital adequacy requirements.

         As of December 31, 1999, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt correction action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since the notification from the regulators that management believes would change the Bank's regulatory capital categorization.

                    BANK OF SOUTHERN OREGON AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 1999


17.      REGULATORY MATTERS (CONTINUED)

         The Bank's actual and required capital amounts and ratios are presented in the following table (dollars in thousands):

                                                                                                         Regulatory minimum to be
                                                                           Regulatory minimum to         "well capitalized" under
                                                                               be "adequately            prompt corrective action
                                                    Actual                      capitalized"                    provisions
                                          ---------------------------    --------------------------    -----------------------------
                                             Amount          Ratio         Amount          Ratio          Amount           Ratio
                                          ------------    -----------    -----------    -----------    ------------    -------------

December 31, 1999:

Tier 1 capital (to average assets)....    $     15,238           9.5%    $     6,421           4.0%    $      8,026             5.0%
Tier 1 capital (to risk-weighted assets)        15,238          11.9           5,125           4.0            7,688             6.0
Total capital (to risk-weighted assets)         16,849          13.1          10,251           8.0           12,814            10.0

December 31, 1998:

Tier 1 capital (to average assets)....          13,842           9.9           5,593           4.0            6,991             5.0
Tier 1 capital (to risk-weighted assets)        13,842          11.3           4,900           4.0            7,350             6.0
Total capital (to risk-weighted assets)         16,121          13.2           9,800           8.0           12,250            10.0

18.      PENDING MERGER

         Effective October 7, 1999, the Bank entered into a definitive agreement to acquire United Bancorp and its wholly-owned subsidiary, Douglas National Bank (collectively, "United"). As part of the proposed merger, the Bank will reorganize as a subsidiary of PremierWest. Under the terms of the definitive agreement, United shareholders will receive approximately 1.97 shares of PremierWest for each share of United common stock. The proposed merger is expected to be accounted for as a pooling-of-interests to be consummated in the second quarter of 2000.

         In accordance with generally accepted accounting principles, as of December 31, 1999, the Bank has capitalized approximately $87,000 of costs incurred to effect the proposed merger. All merger-related costs will be expensed in the period that the merger is consummated.

                                     United

                                     Bancorp

                                       and

                                  Subsidiaries



                                  CONSOLIDATED

                                    FINANCIAL

                                     REPORT



                                   December 31

                                      1999

CONTENTS
--------------------------------------------------------------------------------


INDEPENDENT AUDITORS' REPORT..............................................F-26


CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets...............................................F-27

Consolidated Statements of Income.........................................F-28

Consolidated Statements of Shareholders' Equity....................F-29 - F-30

Consolidated Statements of Cash Flows..............................F-31 - F-32

Notes to Consolidated Financial Statements.........................F-33 - F-53


SUPPLEMENTARY INFORMATION

Three-Year Summary of Operations..........................................F-54

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
UNITED BANCORP
Roseburg, Oregon


We have audited the accompanying consolidated balance sheets of UNITED BANCORP AND SUBSIDIARIES as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UNITED BANCORP AND SUBSIDIARIES as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. The supplementary information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.










Knight Vale & Gregory PLLC
Tacoma, Washington
January 7, 2000

                                  CONSOLIDATED

                                    FINANCIAL

                                   STATEMENTS

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
(Dollars in Thousands)

United Bancorp and Subsidiaries
December 31, 1999 and 1998

                                                                                          1999                 1998
                                                                                                            (As Restated)
                                                                                                            Note 19

ASSETS
     Cash and due from banks                                                           $    5,429          $    5,349
     Interest-bearing deposits in banks                                                        25               7,075
     Securities available for sale                                                         61,241              57,166

     Loans                                                                                 62,470              43,631
     Allowance for credit losses                                                             (679)               (554)
     NET LOANS                                                                             61,791              43,077

     Premises and equipment                                                                 4,227               3,653
     Accrued interest receivable                                                            1,000                 804
     Other assets                                                                           1,955                 825

     TOTAL ASSETS                                                                        $135,668            $117,949

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
     Deposits:
       Demand                                                                           $  15,605           $  16,077
       Savings and interest-bearing demand                                                 47,627              44,475
       Time                                                                                26,529              27,004
     TOTAL DEPOSITS                                                                        89,761              87,556

     Federal funds purchased and securities sold under
       agreements to repurchase                                                            18,600              11,811
     Short-term note payable                                                               10,000                 - -
     Long-term notes payable                                                                2,157               2,485
     ESOP notes payable                                                                       604                 890
     Accrued interest payable                                                                 276                 182
     Other liabilities                                                                        803                 734

     TOTAL LIABILITIES                                                                    122,201             103,658

SHAREHOLDERS' EQUITY
     Preferred stock, no par value; 1,000,000 shares
       authorized, none issued                                                                - -                 - -
     Common stock (par value:  $2.50); 5,000,000 shares authorized;
       issued and outstanding:  1999 - 1,811,334 shares;
       1998 - 1,760,708 shares; 1997 - 438,929 shares                                       4,528               4,402
     Surplus                                                                                  938                 638
     Retained earnings                                                                      9,923               9,735
     Unearned ESOP compensation                                                              (604)               (890)
     Accumulated other comprehensive income (loss)                                         (1,318)                406
     TOTAL SHAREHOLDERS' EQUITY                                                            13,467              14,291

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                          $135,668            $117,949

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------
(Dollars in Thousands, Except Per Share Amounts)

United Bancorp and Subsidiaries
Years Ended December 31, 1999, 1998 and 1997

                                                                   1999                1998                 1997
                                                                                       (As Restated)        (As Restated)
                                                                                       Note 19              Note 19
INTEREST INCOME
     Loans                                                          $4,980              $4,556               $4,310
     Deposits in banks                                                  23                 224                   86
     Securities available for sale:
       Taxable                                                       2,919               2,963                3,534
       Tax-exempt                                                      774                 551                  459
     TOTAL INTEREST INCOME                                           8,696               8,294                8,389

INTEREST EXPENSE
     Deposits                                                        2,172               1,948                1,712
     Federal funds purchased and securities
       sold under agreements to repurchase                             813                 672                  628
     Notes payable                                                     264                 431                  928
     TOTAL INTEREST EXPENSE                                          3,249               3,051                3,268

     NET INTEREST INCOME                                             5,447               5,243                5,121

PROVISION FOR CREDIT LOSSES                                            195                  50                  140

     NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES           5,252               5,193                4,981

NON-INTEREST INCOME
     Service charges on deposit accounts                               681                 580                  539
     Other service charges, commissions and fees                       549                 497                  284
     Net gains (losses) on sales of securities available for sale        7                 264                   (3)
     Other                                                             351                 290                  293
     TOTAL NON-INTEREST INCOME                                       1,588               1,631                1,113

NON-INTEREST EXPENSE
     Salaries and employee benefits                                  3,608               2,808                2,671
     Net occupancy and equipment                                       996                 869                  673
     Advertising                                                       263                  89                   56
     ATM expenses                                                      163                 139                  152
     Other                                                           1,384               1,399                1,162
     TOTAL NON-INTEREST EXPENSE                                      6,414               5,304                4,714

     INCOME BEFORE INCOME TAXES                                        426               1,520                1,380

INCOME TAXES (BENEFIT)                                                 (61)                466                  376

     NET INCOME                                                     $  487              $1,054               $1,004


EARNINGS PER SHARE
     Basic                                                            $.29                $.65                 $.61
     Diluted                                                           .28                 .61                  .60


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------
(Dollars in Thousands, Except Per Share Amounts)

United Bancorp and Subsidiaries
Years Ended December 31, 1999, 1998 and 1997

                                                                                               ACCUMULATED
                               SHARES OF                                     UNEARNED          OTHER
                               COMMON       COMMON               RETAINED    ESOP              COMPREHENSIVE
                               STOCK        STOCK     SURPLUS    EARNINGS    COMPENSATION      INCOME (LOSS)       TOTAL

Balance at
     December 31, 1996           437,258     $1,093    $3,449     $8,161      ($553)         $      2              $12,152

Comprehensive income:
     Net income                      - -        - -       - -      1,004        - -               - -                1,004
     Other comprehensive income,
       net of tax:
          Change in unrealized gain
             on securities           - -        - -       - -        - -        - -               510                  510
     COMPREHENSIVE INCOME                                                                                            1,514

ESOP compensation expense            - -        - -        69        - -        133               - -                  202
Stock purchased for ESOP             - -        - -       - -        - -       (420)              - -                 (420)
Cash dividends declared
     ($.125 per share)               - -        - -       - -       (220)       - -               - -                 (220)
Dividends reinvested               1,670          4        35        - -        - -               - -                   39
Retired stock                          1        - -       - -        - -        - -               - -                  - -

     BALANCE AT DECEMBER 31,
     1997 (AS RESTATED)          438,929      1,097     3,553      8,945       (840)              512               13,267

Comprehensive income:
     Net income                      - -        - -       - -      1,054        - -               - -                1,054
     Other comprehensive income,
       net of tax:
          Change in unrealized loss
             on securities           - -        - -       - -        - -        - -              (106)                (106)
     COMPREHENSIVE INCOME                                                                                              948

Dividends reinvested               1,248          3        40        - -        - -               - -                   43
Stock split - forward
     4 to 1                    1,320,531      3,302    (3,302)       - -        - -               - -                  - -
ESOP compensation expense            - -        - -       190        - -        254               - -                  444
Stock purchased for ESOP             - -        - -       - -        - -       (304)              - -                 (304)
Cash dividends declared
     ($.15 per share)                - -        - -       - -       (264)       - -               - -                 (264)
Change in stock option plan          - -        - -       157        - -        - -               - -                  157

     BALANCE AT DECEMBER 31,
     1998 (AS RESTATED)        1,760,708      4,402       638      9,735       (890)              406               14,291


(continued)


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------
(concluded) (Dollars in Thousands, Except Per Share Amounts)

United Bancorp and Subsidiaries
Years Ended December 31, 1999, 1998 and 1997


                                                                                               ACCUMULATED
                               SHARES OF                                     UNEARNED          OTHER
                               COMMON       COMMON               RETAINED    ESOP              COMPREHENSIVE
                               STOCK        STOCK     SURPLUS    EARNINGS    COMPENSATION      INCOME (LOSS)       TOTAL

Balance at December 31,
     1998 (as restated)        1,760,708     $4,402    $  638     $9,735      ($890)           $  406              $14,291

Comprehensive income:
     Net income                      - -        - -       - -        487        - -               - -                  487
     Other comprehensive income,
       net of tax:
          Change in unrealized loss
             on securities           - -        - -       - -        - -        - -            (1,724)              (1,724)
     COMPREHENSIVE INCOME                                                                                           (1,237)

ESOP compensation expense            - -        - -        78        - -        286               - -                  364
Income tax benefit from stock
     options exercised               - -        - -        19        - -        - -               - -                   19
Cash dividends declared
     ($.17 per share)                - -        - -       - -       (299)       - -               - -                 (299)
Dividends reinvested               4,626         11        30        - -        - -               - -                   41
Common stock issued               46,000        115       173        - -        - -               - -                  288

     BALANCE AT
     DECEMBER 31, 1999         1,811,334     $4,528    $  938     $9,923      ($604)          ($1,318)             $13,467


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
(Dollars in Thousands)

United Bancorp and Subsidiaries
Years Ended December 31, 1999, 1998 and 1997

                                                                       1999             1998               1997
                                                                                        (As Restated)      (As Restated)
                                                                                        Note 19            Note 19
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                       $    487          $  1,054           $  1,004
     Adjustments to reconcile net income to net cash provided
       by operating activities:
          Provision for credit losses                                      195                50                140
          Depreciation and amortization                                    555               478                339
          Change in stock option plan                                      - -               157                - -
          Securities amortization - net of accretion                        93                41                 42
          Net (gains) losses on sales of securities available for sale      (7)             (264)                 3
          (Gain) loss on sales of premises and equipment                   - -                27                 (3)
          Deferred income tax (benefit)                                      7               151               (172)
          Stock dividends received                                        (136)             (132)              (122)
          (Increase) decrease in interest receivable                      (196)              151               (154)
          Increase (decrease) in interest payable                           94               (38)                32
          Other, net                                                       102              (258)               591
     NET CASH PROVIDED BY OPERATING ACTIVITIES                           1,194             1,417              1,700

CASH FLOWS FROM INVESTING ACTIVITIES
     Net (increase) decrease in interest-bearing deposits in banks       7,050            (3,854)            (2,993)
     Proceeds from maturities of securities available for sale           9,867            15,480              8,575
     Proceeds from sales of securities available for sale                1,464            15,061              3,110
     Purchases of securities available for sale                        (18,153)          (24,280)           (15,808)
     Increase in loans made to customers,
       net of principal collections                                    (18,933)             (255)            (3,567)
     Purchases of premises and equipment                                (1,160)           (1,115)            (1,052)
     Proceeds from sales of premises and equipment                          31               280                 39
     Other   24                                                             76                10
     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               (19,810)            1,393            (11,686)

CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase in deposits                                            2,205            12,949              6,267
     Net increase (decrease) in federal funds purchased and
       securities sold under agreements to repurchase                    6,789            (8,070)             9,337
     Proceeds from short-term note payable                              10,000               - -                - -
     Proceeds from long-term notes payable                                 - -               - -              1,000
     Repayment of long-term notes payable                                 (328)           (6,232)            (5,312)
     Dividends reinvested                                                   41                43                 39
     Proceeds from issuance of common stock                                288               - -                - -
     Cash dividends paid                                                  (299)             (264)              (220)
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                18,696            (1,574)            11,111

     NET INCREASE IN CASH AND DUE FROM BANKS                                80             1,236              1,125

CASH AND DUE FROM BANKS
     Beginning of year                                                   5,349             4,113              2,988

     END OF YEAR                                                      $  5,429          $  5,349           $  4,113


(continued)


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
(concluded) (Dollars in Thousands)

United Bancorp and Subsidiaries
Years Ended December 31, 1999, 1998 and 1997


                                                                   1999                1998                 1997
                                                                                       (As Restated)        (As Restated)
                                                                                       Note 19              Note 19
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Interest paid                                                  $3,155              $3,089               $3,236
     Income taxes paid                                                 - -                 643                  607

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING
   AND FINANCING ACTIVITIES
     Valuation adjustment of securities available for sale,
       net of tax                                                  ($1,724)              ($106)                $510
     Proceeds from issuance of ESOP debt                               - -                 304                  420
     ESOP compensation expense, including principal
       payments on ESOP notes payable                                 (364)               (444)                (202)
     Income tax benefit from stock option exercised                     19                 - -                  - -


See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of United Bancorp (the Company); its wholly owned subsidiary, Douglas National Bank (the Bank); and the Bank's wholly owned subsidiaries, Douglas National Bank Insurance Agency, Inc. and DNB Mortgage Company. All significant intercompany transactions and balances have been eliminated.

NATURE OF OPERATIONS

United Bancorp is a one-bank holding company, with lending and other activities concentrated in and around Douglas County, Oregon. The Bank has eight branches, including its main branch. Its primary source of revenue is providing loans to customers, who are predominately small and middle-market businesses and middle-income individuals.

CONSOLIDATED FINANCIAL STATEMENT PRESENTATION

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and practices within the banking industry. The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, as of the date of the balance sheet, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses and deferred tax assets.

Certain prior year amounts have been reclassified to conform to the 1999 presentation. All dollar amounts, except per share information, are stated in thousands.

SECURITIES AVAILABLE FOR SALE

Securities available for sale consist of debt securities which may be sold to implement the Bank's asset/liability management strategies and in response to changes in interest rates and similar factors, and certain equity securities. Securities available for sale are reported at fair value. Unrealized gains and losses, net of the related deferred tax effect, are reported as a net amount in a separate component of shareholders' equity entitled "accumulated other comprehensive income (loss)." Realized gains and losses on securities available for sale, determined using the specific identification method, are included in earnings. Amortization of premiums and accretion of discounts are recognized in interest income over the period to maturity.


(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

LOANS

Loans are stated at the amount of unpaid principal, reduced by an allowance for credit losses. Interest on loans is accrued daily based on the principal amount outstanding.

Generally, the accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due or when they are past due 90 days as to either principal or interest, unless they are well secured and in the process of collection. When interest accrual is discontinued, all unpaid accrued interest is reversed against current income. If management determines that the ultimate collectibility of principal is in doubt, cash receipts on non-accrual loans are applied to reduce the principal balance.

ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. The allowance is increased by provisions charged to operations and reduced by loans charged off, net of recoveries. The allowance is based on management's periodic evaluation of potential losses in the loan portfolio after consideration of historical loss experience, adverse situations that may affect the borrowers' ability to repay, the estimated value of any underlying collateral, economic conditions, the results of examination of individual loans, the evaluation of the overall portfolio by senior credit personnel and federal and national regulatory agencies, and other risks inherent in the portfolio. This evaluation is inherently subjective, as it requires the use of current estimates, which may vary from the ultimate collectibility experienced in the future. The estimates used are reviewed periodically and, as adjustments become necessary, they are charged to operations in the period in which they become known.

When management determines it is possible that a borrower will be unable to repay all amounts due according to the terms of the loan agreement, including scheduled interest payments, the loan is considered impaired. Loans that experience insignificant payment delays and payment shortfalls are generally not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of shortfall in relation to the principal and interest owed. The amount of impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, when the primary source of repayment is provided by real estate collateral, at the fair value of the collateral less estimated selling costs. The amount of impairment and any subsequent charges are recorded through the provision for credit losses as an adjustment to the allowance for credit losses.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation, which is computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of the lease or the estimated useful life of the improvement, whichever is less. Gains or losses on dispositions are reflected in earnings.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES

Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Subsidiaries provide for tax on a separate company basis and remit to the company amounts currently due.

CASH EQUIVALENTS

The Company considers all amounts included in the balance sheets caption "Cash and due from banks" to be cash equivalents.

STOCK-BASED COMPENSATION

The Company accounts for stock-based awards to employees using the intrinsic value method, in accordance with APB No. 25, Accounting for Stock Issued to Employees. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements. However, the required pro forma disclosures of the effects of all options granted on or after January 1, 1995 have been provided in accordance with SFAS No. 123, Accounting for Stock-Based Compensation.

FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating the fair values of financial instruments disclosed in these financial statements:

         CASH AND SHORT-TERM INSTRUMENTS
         The carrying amounts of cash and short-term instruments approximate their fair value.

         SECURITIES AVAILABLE FOR SALE
         Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

         LOANS
         For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

FAIR VALUES OF FINANCIAL INSTRUMENTS (concluded)

         DEPOSIT LIABILITIES
         The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable rate, fixed term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation based on interest rates currently being offered on similar certificates.

         FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE
         The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

         SHORT-TERM NOTE PAYABLE
         The carrying amounts of short-term notes payable maturing within 90 days approximate their fair value.

         LONG-TERM NOTES PAYABLE
         The fair values of the Company's notes payable are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

EARNINGS PER SHARE

Basic earnings per share exclude dilution and are computed by dividing net income by the weighted average number of common shares outstanding. The weighted average number of common shares is adjusted for unallocated ESOP shares (see
Note 9). Diluted earnings per share reflect the potential dilution that could occur if common shares were issued pursuant to the exercise of options under the Company's stock option plan.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in its balance sheet and measure those instruments at fair value. Under this statement, an entity that elects to apply hedge accounting is required to establish at the inception of the hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk. This statement is effective for all fiscal years beginning after June 15, 2000. The Company had no derivatives as of December 31, 1999, nor does the Company engage in any hedging activities. The Company does not anticipate that the adoption of SFAS No. 133 will have a material effect on its financial position or results of operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 2 - DEBT AND EQUITY SECURITIES

Debt and equity securities have been classified as available for sale according to management's intent. The carrying amount of securities and their approximate fair values were as follows:

                                                                            GROSS            GROSS
                                                           AMORTIZED        UNREALIZED       UNREALIZED          FAIR
                                                           COST             GAINS            LOSSES              VALUES

DECEMBER 31, 1999
     U.S. Government and agency securities                 $18,705            $- -           $  838              $17,867
     Collateralized mortgage obligations and
       mortgage-backed securities                           24,894               5              790               24,109
     Obligations of States and political subdivisions       17,394              42              556               16,880
     Restricted equity securities                            2,090             - -              - -                2,090
     Equity securities                                         295             - -              - -                  295

     TOTAL                                                 $63,378             $47           $2,184              $61,241

DECEMBER 31, 1998
     U.S. Government and agency securities                $  9,227            $162            $  25             $  9,364
     Collateralized mortgage obligations and
       mortgage-backed securities                           31,432             268               49               31,651
     Obligations of States and political subdivisions       13,658             354               51               13,961
     Restricted equity securities                            1,912             - -              - -                1,912
     Equity securities                                         278             - -              - -                  278

     TOTAL                                                 $56,507            $784             $125              $57,166

The carrying amount and approximate market value of debt securities at December 31, 1999 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations, with or without call or prepayment penalties.

                                                                                            AMORTIZED           FAIR
                                                                                            COST                VALUE

Due in one year or less                                                                     $  2,820            $  2,800
Due from one year to five years                                                               26,470              25,862
Due from five to ten years                                                                    29,893              28,469
Due after ten years                                                                            1,810               1,725

     TOTAL                                                                                   $60,993             $58,856

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 2 - DEBT AND EQUITY SECURITIES (concluded)

Gross gains realized on sales of securities were $7, $288 and $13 in 1999, 1998 and 1997, respectively, and gross losses realized were $0, $24 and $16 in 1999, 1998 and 1997, respectively.

Securities carried at approximately $24,370 at December 31, 1999 and $22,581 at December 31, 1998 were pledged to secure public deposits, repurchase agreement deposit accounts, and for other purposes required or permitted by law.


NOTE 3 - LOANS

Loans at December 31 consist of the following:

                                                                                             1999               1998

Commercial and agriculture                                                                   $10,762             $10,699
Real estate mortgage:
     Commercial                                                                               18,816              15,329
     Residential:
       Multi-family                                                                            8,386               2,487
       Single family dwelling                                                                  9,660               5,942
Real estate construction loans                                                                 9,428               4,915
Consumer                                                                                       5,418               4,259

     TOTAL LOANS                                                                             $62,470             $43,631

Changes in the allowance for credit losses for the years ended December 31 are as follows:

                                                                           1999                1998                1997

Balance at beginning of year                                                $554                $491                $511
Provision for credit losses                                                  195                  50                 140

Charge-offs                                                                  (94)                (63)               (170)
Recoveries                                                                    24                  76                  10
     NET (CHARGE-OFFS) RECOVERIES                                            (70)                 13                (160)

     BALANCE AT END OF YEAR                                                 $679                $554                $491


(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999, 1998 and 1997


NOTE 3 - LOANS (concluded)

Following is a summary of information pertaining to impaired loans:

                                                                                                1999               1998

DECEMBER 31
     Impaired loans without a valuation allowance                                               $  2                 $57
     Impaired loans with a valuation allowance                                                   - -                 - -

     TOTAL IMPAIRED LOANS                                                                       $  2                 $57

     VALUATION ALLOWANCE RELATED TO IMPAIRED LOANS                                              $- -                $- -

YEARS ENDED DECEMBER 31
     Average investment in impaired loans                                                        $30                 $29
     Interest income recognized on a cash basis on impaired loans                                  5                   4


At December 31, 1999, there were no commitments to lend additional funds to borrowers whose loans had been modified. Loans 90 days and over past due still accruing interest totaled $67 and $200 at December 31, 1999 and 1998, respectively. There were no such loans at December 31, 1997.

Certain related parties of the Bank, principally Bank Directors and their associates, were loan customers of the Bank in the ordinary course of business. Total loans outstanding at December 31, 1999 and 1998 to key officers and Directors were $2,412 and $2,427, respectively. During 1999, loan advances totaled $279, and loan repayments totaled $294 on these loans.

Commitments to extend credit to related parties were approximately $20 and $198 at December 31, 1999 and 1998, respectively.


NOTE 4 - PREMISES AND EQUIPMENT

The components of premises and equipment at December 31 are as follows:

                                                                                              1999                1998

Land, buildings and improvements                                                              $4,499              $4,058
Furniture and equipment                                                                        2,870               2,417
                                                                                               7,369               6,475
Less accumulated depreciation and amortization                                                (3,142)             (2,822)

     TOTAL PREMISES AND EQUIPMENT                                                             $4,227              $3,653

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 5 - DEPOSITS

The aggregate amount of certificates of deposit with balances in excess of one hundred thousand dollars was approximately $3,521 and $5,881 at December 31, 1999 and 1998, respectively.

At December 31, 1999, the scheduled maturities of certificates of deposit are as follows:


     2000                                                                                                        $22,386
     2001                                                                                                          2,354
     2002                                                                                                            821
     2003                                                                                                            363
     2004 and thereafter                                                                                             605

                                                                                                                 $26,529


NOTE 6 - FEDERAL FUNDS PURCHASED

Federal funds purchased generally mature within one to four days from the transaction date. Information concerning federal funds purchased is summarized as follows:

                                                                                              1999                 1998

Average balance during the year                                                               $2,538                $232
Average interest rate during the year                                                           5.39%                6.0%
Maximum month-end balance during the year                                                     $6,380                $330


NOTE 7 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase represent short-term borrowings with maturities which do not exceed 120 days. The following is a summary of such short-term borrowings for the years ended December 31:

                                                                                             1999                1998

Average balance during the year                                                              $15,041             $14,076
Average interest rate during the year                                                           4.50%               4.67%
Maximum month-end balance during the year                                                    $17,883             $16,013

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 8 - NOTES PAYABLE

Notes payable at December 31 are summarized as follows:


                                                                                             1999                  1998

BANK - SHORT-TERM

An advance from the Federal Home Loan Bank of Seattle, bearing interest at
4.95%, with a seven-day maturity, maturing in January 2000; collateralized by a blanket pledge arrangement which requires the Bank to maintain unencumbered collateral (FHLB stock, securities
and loans); subject to penalties for prepayments.                                            $10,000           $      --

BANK - LONG-TERM

Advances from the Federal Home Loan Bank of Seattle, bearing interest at 5.6% to
7.8%, with maturity of individual advances between 2001 and 2014; collateralized by a blanket pledge arrangement which requires the Bank to maintain unencumbered collateral (FHLB stock,
securities and loans); subject to penalties for prepayments.                                   2,157               2,289

Note payable from a third party individual, bearing interest at 7.75%; monthly principal and interest payments totaling $17 annually through August 2006;
collateralized by other assets, paid in full
during 1999.                                                                                     - -                 196

     TOTAL BANK NOTES PAYABLE                                                                 12,157               2,485

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

Notes payable to Bank of America in quarterly installments totaling $44 annually, with interest at 90% of the lender's prime rate,
secured by Company stock, paid in full during 1999.                                              - -                  44

Note payable to Key Bank in quarterly installments totaling $110 annually through March 2002, with interest at 7.7%, secured by
Company stock.                                                                                   264                 374

Note payable to Key Bank in quarterly installments totaling $50 annually through
December 2002, with interest at 7%, secured by
Company stock.                                                                                   142                 192

Note payable to Key Bank in quarterly installments totaling $61 annually through
June 2003, with interest at 7.39%, secured by
Company stock.                                                                                   198                 280

     TOTAL ESOP NOTES PAYABLE                                                                    604                 890

     TOTAL NOTES PAYABLE                                                                     $12,761              $3,375


(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 8 - NOTES PAYABLE (concluded)

The approximate aggregate maturities of long-term notes payable for future years ending December 31 are as follows:

     2000                                                            $  352
     2001                                                               440
     2002                                                               375
     2003                                                             1,281
     2004                                                                62
     Thereafter                                                         251

                                                                     $2,761


NOTE 9 - EMPLOYEE BENEFIT PLANS

PROFIT SHARING PLAN

The Company's Employee Profit Sharing Plan covers substantially all employees of the Company. Annual contributions are determined by the Board of Directors. During 1999, 1998 and 1997, contributions to the plan were $29, $25 and $25, respectively.

EXECUTIVE INCENTIVE PLAN

The Executive Incentive Plan rewards key officers for performance and continuity of service. Awards earned under the plan in years prior to 1998 vest ratably over four years, earning a prevailing market rate of interest over the vesting period. Awards earned subsequent to 1998 vest immediately. There were no awards earned in 1999. Awards earned under the plan were $30 and $29 in 1998 and 1997, respectively. Expenses recognized under the plan were $11, $51 and $32 in 1999, 1998 and 1997, respectively.

EMPLOYEE STOCK OWNERSHIP PLAN AND DEBT

The Company sponsors a leveraged employee stock ownership plan (ESOP) that covers substantially all employees of the Company. The Company makes annual contributions to the ESOP. The amount of the annual contribution is discretionary, except that it must be sufficient to enable the ESOP to service its debt. The initial ESOP shares were pledged as collateral for the debt. As the debt is repaid, shares are released and allocated to active employees, based on the proportion of debt paid. The debt of the ESOP is recorded as a liability, and the shares pledged as collateral are reported as unearned ESOP compensation in the equity section of the balance sheet. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares for all shares acquired by the ESOP. The difference between the allocated shares' market value and the cost of the allocated shares in 1999, 1998 and 1997 was $78, $190 and $69, respectively, and is reflected as compensation expense in the consolidated statements of income and in surplus in the consolidated statements of shareholders' equity. ESOP compensation expense related to the payment of debt was $286, $254 and $202 in 1999, 1998 and 1997, respectively. The shares become outstanding for earnings-per-share computations at the time of allocation to the active employees. Cash dividends paid on unallocated shares which are collateral for debt are paid to the principal of the debt. Dividends paid on allocated shares are distributed to the employee account.


(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 9 - EMPLOYEE BENEFIT PLANS (concluded)

Shares held by the ESOP as of December 31 were classified as follows:

                                                                                             1999                  1998

Allocated shares:
     Prior to January 1, 1993                                                                 31,286              31,286
     Subsequent to December 31, 1992                                                         188,246             156,892
                                                                                             219,532             188,178

Unallocated shares:                                                                           80,213*            122,590*

     TOTAL ESOP SHARES                                                                       299,745             310,768

* The approximate fair market value for the Company's unallocated shares at December 31, 1999 and 1998 is $842 and $1,134, respectively.


NOTE 10 - INCOME TAXES

Income taxes are comprised of the following for the years ended December 31:

                                                                            1999               1998                1997

Current:
     Federal (benefit)                                                      ($99)               $208                $468
     State                                                                    31                 107                  80
Deferred (benefit)                                                             7                 151                (172)

     TOTAL INCOME TAXES (BENEFIT)                                           ($61)               $466                $376

The following is a reconciliation between the statutory and the effective federal income tax rate for the years ended December 31:

                                                1999                      1998                      1997
                                                            PERCENT                   PERCENT                 PERCENT
                                                            OF PRE-TAX                OF PRE-TAX              OF PRE-TAX
                                                AMOUNT      INCOME        AMOUNT      INCOME        AMOUNT    INCOME

Income tax at statutory rates                   $145        34.00%        $517        34.00%         $469       34.00%
Increase (decrease) resulting from:
     State income tax, net of federal
       income tax benefit                         20         4.69           71         4.67            53        3.84
     Tax-exempt income                          (232)      (54.42)        (196)      (12.89)         (155)     (11.23)
     Other                                         6         1.41           74         4.88             9         .64

     TOTAL INCOME TAX EXPENSE (BENEFIT)       ($  61)      (14.32%)       $466        30.66%         $376       27.25%

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 10 - INCOME TAXES (concluded)

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31 are:

                                                                          1999                 1998                1997
DEFERRED TAX ASSETS
     Accumulated depreciation                                             $  144                $150                $173
     Benefit plans                                                           222                 229                 326
     Allowance for credit losses                                             150                  72                  50
     Other                                                                     2                  19                  13
     Unrealized loss on securities available for sale                        821                 - -                 - -
     TOTAL DEFERRED TAX ASSETS                                             1,339                 470                 562

DEFERRED TAX LIABILITIES
     Federal Home Loan Bank stock dividends                                  301                 246                 187
     Unrealized gain on securities available for sale                        - -                 253                 317
     TOTAL DEFERRED TAX LIABILITIES                                          301                 499                 504

     NET DEFERRED TAX ASSETS (LIABILITIES)                                $1,038               ($ 29)               $ 58


NOTE 11 - STOCK SPLIT

On March 25, 1998, the shareholders of the Company approved a 4 to 1 forward stock split of the outstanding shares of common stock of the Company for shareholders of record on April 3, 1998. The Company's outstanding shares were increased to 1,760,708. This transaction also increased common stock by $3,302 and decreased surplus by the same amount. All references to the number of common shares and all per share data in these consolidated financial statements have been restated to reflect the stock split.


NOTE 12 - COMMITMENTS AND CONTINGENCIES

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 12 - COMMITMENTS AND CONTINGENCIES (concluded)

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of the Bank's commitments at December 31 is as follows:

                                                1999                 1998

Commitments to extend credit                    $9,599              $5,942
Credit card lines of credit                      2,438               2,326
Standby letters of credit                          886                 580

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank's experience has been that approximately 80% to 85% of loan commitments are drawn upon by customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above, and is required in instances where the Bank deems necessary.

The Bank has agreements with commercial banks for lines of credit totaling $11,000, of which $1,300 was drawn at December 31, 1999. There were no draws on these credit lines at December 31, 1998 or 1997. The Bank also has a credit line with the Federal Home Loan Bank totaling 20% of assets, of which approximately $12,157 and $2,289 had been drawn at December 31, 1999 and 1998, respectively, (see Note 8).

The Company has entered into an employment contract with its former president, providing compensation subsequent to retirement. The accrued liability for these benefits was $555 and $559 at December 31, 1999 and 1998, respectively. The Company also has a settlement agreement with its former President. An additional liability of $115 was provided as a result of this agreement, of which $15 was paid in 1999, and $100 was paid in 1998.

Because of the nature of its activities, the Company is subject to various pending and threatened legal actions which arise in the ordinary course of business. In the opinion of management, liabilities arising from these claims, if any, will not have a material effect on the financial position of the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 13 - SIGNIFICANT CONCENTRATIONS OF CREDIT RISK

Most of the Company's business activity is with customers located in the State of Oregon. Investments in state and municipal securities involve governmental entities primarily within the state. Loans are generally limited, by federal and state banking regulations, to 15% of the Company's shareholders' equity, excluding accumulated other comprehensive income (loss).


NOTE 14 - STOCK OPTIONS

During 1996, the Company approved an incentive stock option plan for key employees and a nonqualified stock option plan for directors of the Company. The Company applies APB Opinion No. 25 and related interpretations in accounting for this plan. Had compensation cost for the Company's stock option plan been determined based upon the fair value at the grant date for awards granted in 1997 under this plan, consistent with the method of FASB 123, the Company's net income and earnings per share would have been reduced to these pro forma amounts at December 31:

                                 1999               1998                 1997

Net income:
     As reported                  $487              $1,054              $1,004
     Pro forma                      44                 944                 592

Earnings per share:
     Basic:
       As reported                $.29                $.65                 $.61
       Pro forma                   .26                 .58                  .36
     Diluted:
       As reported                 .28                 .61                  .60
       Pro forma                   .26                 .55                  .35

Under the plans, the Company may grant options for up to 368,000 shares of its common stock, of which 168,000 shares are reserved for issuance to the Company's directors and 200,000 shares are reserved for issuance to key employees. The exercise price of each option equals the fair market value of the Company's stock on the date of grant. At the date of grant, 16.67% of each option is exercisable; the remaining portion of each option is exercisable at the rate of 16.67% after each succeeding 12 months of continuous service to the Company. Options granted to key employees subsequent to July 1, 1999 vest as follows: at the date of grant 10% of each option is exercisable; the remaining portion of each option is exercisable at a rate of 10% after each succeeding 12 months of continuing service to the Company. In the case of options granted to directors, directors are credited for prior service so that, for each twelve months of service to the Company prior to the effective date of the option grant, the vesting schedule is accelerated by 16.67%. During 1998, the vesting schedule was accelerated by 50% in exchange for key employees waiving their right to cash distributions for stock options granted in 1997. Stock options exercisable at December 31, 1999 were 136,399, remaining options vest: 18,400 in 2000 and 18,399 in 2001.

(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 14 - STOCK OPTIONS (concluded)

The fair value of each option granted is estimated on the date of grant, based on the Black-Scholes option-pricing model and using the following weighted-average assumptions: dividend yield of 1.47%; risk-free interest rate of 5.76% for options granted in 1999 and 6.56% in 1997; and expected lives of five and ten years. The weighted average fair value of options granted during 1999 was $1.84. The weighted average fair value of options granted during 1997 was $1.20 for employee options and $2.12 for director options. Management believes that the assumptions used in the option-pricing model are highly subjective and represent only one estimate of possible value, as there is no active market for options granted. No stock options were granted in 1998.

A summary of the status of the Company's stock option plans as of December 31, 1999, 1998 and 1997, and changes during the years ending on those dates, is presented below:

                                         1999                          1998                       1997
                                                       WEIGHTED                      WEIGHTED                  WEIGHTED
                                                       AVERAGE                       AVERAGE                   AVERAGE
                                                       EXERCISE                      EXERCISE                  EXERCISE
                                         SHARES        PRICE           SHARES        PRICE        SHARES       PRICE

Outstanding at beginning of year          204,000       $6.25          260,000       $6.25             - -      $ - -
Granted                                    80,000        7.78              - -        - -          280,000        6.25
Exercised                                 (46,000)       6.25              - -        - -              - -        - -
Forfeited                                  (6,000)       6.25          (56,000)       6.25         (20,000)       6.25

     OUTSTANDING AT END OF YEAR           232,000        6.78          204,000        6.25         260,000        6.25

Exercisable                               136,399                      173,000                     158,672

The following summarizes information about stock options outstanding and exercisable at December 31, 1999:

                                                              WEIGHTED
                                                              AVERAGE                                     WEIGHTED
                                                              REMAINING                                    AVERAGE
                EXERCISE                 NUMBER               CONTRACTUAL            NUMBER               EXERCISE
                PRICE                    OUTSTANDING          LIFE (YEARS)           EXERCISABLE           PRICE

                $6.25 - $8.25             219,000              8                      134,233              $6.60
                $8.75 - $10.50             13,000             10                        2,166               9.83

                                          232,000                                     136,399               6.78

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 15 - REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines of the regulatory framework for prompt corrective action, the Company must meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to total average assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined). Management believes, as of December 31, 1999, that the Company and the Bank meet all capital requirements to which they are subject.

As of December 31, 1999, the most recent notification from the Bank's regulator categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

Actual capital amounts and ratios are also presented in the table:

                                                                                                  TO BE WELL CAPITALIZED
                                                                                                  UNDER PROMPT
                                                                          CAPITAL ADEQUACY        CORRECTIVE ACTION
                                                 ACTUAL                   PURPOSES                PROVISIONS
                                                 AMOUNT       RATIO       AMOUNT       RATIO      AMOUNT            RATIO

DECEMBER 31, 1999
     Tier 1 capital (to average assets):
       Consolidated                              $15,390      12.16%       $5,063      4.00%          N/A            N/A
       Douglas National Bank                      12,810      10.49         4,883      4.00        $6,103           5.00%
     Tier 1 capital (to risk-weighted assets):
       Consolidated                               15,390      18.35         3,355      4.00           N/A            N/A
       Douglas National Bank                      12,810      15.27         3,355      4.00         4,194           5.00
     Total capital (to risk-weighted assets):
       Consolidated                               16,069      19.16         6,711      8.00           N/A            N/A
       Douglas National Bank                      13,489      16.08         6,711      8.00         8,389          10.00


(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 15 - REGULATORY MATTERS (concluded)

                                                                                                  TO BE WELL CAPITALIZED
                                                                                                  UNDER PROMPT
                                                                          CAPITAL ADEQUACY        CORRECTIVE ACTION
                                                 ACTUAL                   PURPOSES                PROVISIONS
                                                 AMOUNT       RATIO       AMOUNT       RATIO      AMOUNT            RATIO

DECEMBER 31, 1998
     Tier 1 capital (to average assets):
       Consolidated                              $14,775      13.04%       $4,530      4.00%          N/A            N/A
       Douglas National Bank                      11,170       9.93         4,497      4.00        $5,621           5.00%
     Tier 1 capital (to risk-weighted assets):
       Consolidated                               14,775      22.70         2,604      4.00           N/A            N/A
       Douglas National Bank                      11,170      17.16         2,604      4.00         3,255           5.00
     Total capital (to risk-weighted assets):
       Consolidated                               15,329      23.55         5,208      8.00           N/A            N/A
       Douglas National Bank                      13,294      20.43         5,208      8.00         6,510          10.00

RESTRICTIONS ON RETAINED EARNINGS

The Bank, as a National Bank, is subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Bank may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years.


NOTE 16 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The estimated fair values of the Company's financial instruments at December 31 were as follows:

                                                    1999                                     1998
                                                    CARRYING            FAIR                 CARRYING          FAIR
                                                    AMOUNT              VALUE                AMOUNT            VALUE

FINANCIAL ASSETS
     Cash and due from banks and
       interest bearing deposits
       with banks                                   $  5,454            $  5,454             $12,424             $12,424
     Securities available for sale                    61,241              61,241              57,166              57,166
     Loans receivable, net                            61,791              61,352              43,077              43,814


(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 16 - FAIR VALUES OF FINANCIAL INSTRUMENTS (concluded)

The estimated fair values of the Company's financial instruments at December 31 were as follows:

                                                    1999                                     1998
                                                    CARRYING            FAIR                 CARRYING          FAIR
                                                    AMOUNT              VALUE                AMOUNT            VALUE
FINANCIAL LIABILITIES
     Deposits                                        $89,761             $89,850             $87,556             $86,258
     Federal funds and repurchase
       agreements                                     18,600              18,600              11,811              11,811
     Notes payable:
       Short-term                                     10,000              10,000                 - -                 - -
       Long-term                                       2,157               2,109               2,485               2,551
       ESOP                                              604                 603                 890                 897


NOTE 17 - EARNINGS PER SHARE DISCLOSURES

Following is information regarding the calculation of basic and diluted earnings per share for the years indicated.

                                                               NET INCOME           SHARES                PER SHARE
                                                               (NUMERATOR)          (DENOMINATOR)         AMOUNT

YEAR ENDED DECEMBER 31, 1999 Basic earnings per share:
       NET INCOME                                                 $487               1,680,151            $.29
     Effect of dilutive securities:
       Options                                                     - -                  48,663            (.01)
     Diluted earnings per share:
       NET INCOME                                                 $487               1,728,814            $.28

YEAR ENDED DECEMBER 31, 1998 Basic earnings per share:
       NET INCOME                                               $1,054               1,629,129            $.65
     Effect of dilutive securities:
       Options                                                     - -                  87,696            (.04)
     Diluted earnings per share:
       NET INCOME                                               $1,054               1,716,825            $.61

YEAR ENDED DECEMBER 31, 1997 Basic earnings per share:
       NET INCOME                                               $1,004               1,642,322            $.61
     Effect of dilutive securities:
       Options                                                     - -                  44,436            (.01)
     Diluted earnings per share:
       NET INCOME                                               $1,004               1,686,758            $.60

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 18 - COMPREHENSIVE INCOME

Net unrealized gains (losses) for 1999, 1998 and 1997 are as follows:

                                                                                          TAX
                                                                      BEFORE-TAX          (EXPENSE)        NET-OF-TAX
                                                                      AMOUNT              BENEFIT          AMOUNT

1999
Unrealized holding losses arising during the year, net               ($2,806)              $1,078          ($1,728)
Less reclassification adjustments for gains realized
     in net income, net                                                   (7)                   3               (4)

     NET UNREALIZED LOSSES                                           ($2,799)              $1,075          ($1,724)

1998
Unrealized holding gains arising during the year, net                  $  94               ($  36)           $  58
Less reclassification adjustments for gains realized
     in net income, net                                                 (264)                 100             (164)

     NET UNREALIZED LOSSES                                             ($170)               $  64            ($106)

1997
Unrealized holding gains arising during the year                        $825                ($313)            $512
Less reclassification adjustments for losses realized
     in net income                                                        (3)                   1               (2)

     NET UNREALIZED GAINS                                               $822                ($312)            $510


NOTE 19 - RESTATEMENT OF FINANCIAL STATEMENTS

The financial statements of the Company have been restated to incorporate the cash out feature of the Company's stock option plan and adjust the accrual for consulting services. In 1997, the expense related to the cash out feature resulted in an increase in expense of $357, and adjusting the accrual for consulting expenses resulted in a decrease in expense of $115. An accrued liability for $242 was recorded. Income tax expense was decreased by $93.

The option plan was amended during 1998 to remove the cash out feature. As a result of this, 1998 expense was increased by $13, income tax expense decreased by $5, and surplus increased by $157.

Net income in 1997 was reduced by $149 ($.09 per share) and net income in 1998 was decreased by $8 (no impact on per share). Shareholders' equity at December 31, 1997 was decreased by $149. Shareholders' equity previously reported for December 31, 1998 was not impacted.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 20 - MERGER TRANSACTION

On October 7, 1999 the Company entered into an Agreement and Plan of Merger (Merger Agreement) with Bank of Southern Oregon. Under the terms of the Merger Agreement, shareholders of the Company will receive 1.971 shares of Bank of Southern Oregon stock for each share of the Company's stock they own. It is anticipated that the merger will be accounted for as a pooling of interests. The merger is subject to approval by the shareholders of both companies and by federal and state regulatory agencies. The merger is expected to close in the second quarter of 2000.


NOTE 21 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY

CONDENSED BALANCE SHEETS - DECEMBER 31

                                                                                             1999              1998

ASSETS
     Cash                                                                                   $    253            $    340
     Investment in subsidiaries                                                               11,602              13,147
     Premises and equipment                                                                    1,401               1,199
     Other assets                                                                                871                 846

     TOTAL ASSETS                                                                            $14,127             $15,532

LIABILITIES AND SHAREHOLDERS' EQUITY
     ESOP notes payable                                                                     $    604            $    890
     Notes payable to Bank                                                                       - -                 248
     Other liabilities                                                                            56                 103
     Shareholders' equity                                                                     13,467              14,291

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                              $14,127             $15,532


CONDENSED STATEMENTS OF INCOME - YEARS ENDED DECEMBER 31

OPERATING INCOME                                                                                $196              $  215

DIVIDENDS FROM BANK                                                                              416               1,344

OPERATING EXPENSE                                                                                327                 714

     INCOME BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARIES               285                 845

INCOME TAXES (BENEFIT)                                                                           (43)               (131)

     INCOME BEFORE EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARIES                                328                 976

EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARIES                                                   159                  77

     NET INCOME                                                                                 $487              $1,053


(continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


United Bancorp and Subsidiaries
December 31, 1999 and 1998


NOTE 21 - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY (concluded)

CONDENSED STATEMENTS OF CASH FLOWS - YEARS ENDED DECEMBER 31

                                                                                               1999               1998
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                                 $487              $1,053
     Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation and amortization                                                           57                  14
          ESOP shares earned                                                                     364                 444
          Equity in undistributed income of subsidiaries                                        (159)                (77)
          Change in stock option plan                                                            - -                 157
          Deferred income tax (benefit)                                                            6                 (93)
          Other, net                                                                              73                (121)
     NET CASH PROVIDED BY OPERATING ACTIVITIES                                                   828               1,377

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of premises and equipment                                                        (411)               (637)
     Proceeds from sales of premises and equipment                                               - -                 280
     NET CASH USED IN INVESTING ACTIVITIES                                                      (411)               (357)

CASH FLOWS FROM FINANCING ACTIVITIES
     Repayment of note payables to bank                                                         (248)               (288)
     Repayment of ESOP notes payable                                                            (286)               (254)
     Proceeds from the issuance of common stock                                                  288                 - -
     Dividends reinvested                                                                         41                  43
     Cash dividends paid                                                                        (299)               (264)
     NET CASH USED IN FINANCING ACTIVITIES                                                      (504)               (763)

     NET INCREASE (DECREASE) IN CASH                                                             (87)                257

CASH
     Beginning of year                                                                           340                  83

     END OF YEAR                                                                                $253              $  340

                                  SUPPLEMENTARY

                                   INFORMATION

THREE-YEAR SUMMARY OF OPERATIONS
--------------------------------------------------------------------------------
(Dollars in Thousands, Except Per Share Amounts)

United Bancorp and Subsidiaries
Years Ended December 31, 1999 and 1998



                                                                         1999                 1998                1997

Interest income                                                           $8,696              $8,294              $8,389
Interest expense                                                          (3,249)             (3,051)             (3,268)

     NET INTEREST INCOME                                                   5,447               5,243               5,121

Provision for credit losses                                                 (195)                (50)               (140)

     NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES                 5,252               5,193               4,981

Non-interest income                                                        1,588               1,631               1,113
Non-interest expense                                                      (6,414)             (5,304)             (4,714)

     INCOME BEFORE INCOME TAXES                                              426               1,520               1,380

INCOME TAXES (BENEFIT)                                                       (61)                466                 376

     NET INCOME                                                           $  487              $1,054              $1,004


Per share (adjusted for stock split):
     Net income - basic                                                   $  .29              $  .65              $  .61
     Shareholders' equity                                                   8.02                8.77                8.08
     Dividends                                                               .17                 .15                .125

Average number of shares outstanding                                   1,680,151           1,629,129           1,642,322

Dividends declared                                                          $299                $264                $220

Average assets                                                          $123,573            $113,258            $112,033

                                                                      APPENDIX A
                 AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE

         THIS AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE dated as of October 7, 1999 (this "Agreement") is made by and among Bank of Southern Oregon, an Oregon-chartered bank, PremierWest Bancorp, a wholly owned subsidiary of Bank of Southern Oregon in formation under Oregon law, United Bancorp, an Oregon corporation, and Douglas National Bank, a national banking association and wholly owned subsidiary of United Bancorp.

         WHEREAS, the respective Boards of Directors of Bank of Southern Oregon, United Bancorp and Douglas National Bank have each determined that it is in the best interests of their respective shareholders for United Bancorp to merge with and into PremierWest Bancorp and for Douglas National Bank to merge with and into Bank of Southern Oregon upon the terms and subject to the conditions set forth herein;

         WHEREAS, the respective Boards of Directors of Bank of Southern Oregon, United Bancorp and Douglas National Bank have each approved the mergers of United Bancorp with and into PremierWest Bancorp and Douglas National Bank with and into Bank of Southern Oregon upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of Bank of Southern Oregon has determined that it is in the best interests of Bank of Southern Oregon and its shareholders for Bank of Southern Oregon to become a wholly owned subsidiary of the corporation resulting from the merger of PremierWest Bancorp and United Bancorp, and for shareholders of Bank of Southern Oregon to exchange their shares for shares of common stock of the corporation resulting from such merger;

         WHEREAS, as a result of completion of the transactions contemplated hereby, each share of Bank of Southern Oregon common stock will be exchanged for one share of common stock of the corporation resulting from the merger of United Bancorp with and into PremierWest Bancorp; the shares of PremierWest Bancorp common stock held by Bank of Southern Oregon will be cancelled; Bank of Southern Oregon will then be a wholly owned subsidiary of the corporation resulting from the merger of United Bancorp with and into PremierWest Bancorp; and shareholders of United Bancorp will be shareholders of the corporation resulting from the merger of United Bancorp with and into PremierWest Bancorp;

         WHEREAS, the parties to this Agreement intend that the mergers and share exchange qualify as "reorganizations" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the mergers and share exchange qualify for "pooling of interests" accounting treatment; and

         WHEREAS, on or before the date hereof, the Board of Directors of each of Bank of Southern Oregon, United Bancorp and Douglas National Bank has approved, adopted and recommended this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

                                    ARTICLE 1
                          THE MERGER AND SHARE EXCHANGE

         1.1.     MERGER AND SHARE EXCHANGE

                  1.1.1. MERGER AND SHARE EXCHANGE. Upon the terms and conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), (a) PremierWest Bancorp shall acquire all of the issued and outstanding shares of Bank of Southern Oregon common stock, without par value, and the holders of shares of Bank of Southern Oregon common stock issued and outstanding immediately before the Effective Time shall, without any further action on their part or on the part of PremierWest Bancorp or any other party, automatically and by operation of law cease to own such shares and shall instead be and become owners of one share of common stock of the surviving corporation in the merger of United Bancorp with and into PremierWest Bancorp for each share of Bank of Southern Oregon common stock held by them immediately before the Effective Time (the "Share Exchange"), (b) United Bancorp shall be merged with and into PremierWest Bancorp (the "Merger") and (c) Douglas National Bank shall be merged with and into Bank of Southern Oregon (the "Subsidiary Merger"), all in accordance with the applicable provisions of the Oregon Revised Statutes (the "ORS"), including Section 60.481, Section 60.484 and Section 711.125. The Merger and the Subsidiary Merger shall have the effects specified in the ORS. PremierWest Bancorp shall be the surviving corporation in the Merger, and PremierWest Bancorp will continue after the Merger to be incorporated under the laws of the State of Oregon (the "Resulting Corporation"). The name of the surviving corporation in the Merger shall be "PremierWest Bancorp." Bank of Southern Oregon shall be the surviving corporation in the Subsidiary Merger, and Bank of Southern Oregon will continue after the Subsidiary Merger to be incorporated under the laws of the State of Oregon. The name of the surviving corporation in the Subsidiary Merger shall be "PremierWest Bank."

         This Agreement is intended to constitute both a plan of merger with respect to the Merger and the Subsidiary Merger and a plan of share exchange with respect to the Share Exchange.

                  1.1.2. EFFECTIVE TIME. As soon as practicable following the Closing (as hereinafter defined), PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank (the "Constituent Corporations") shall cause articles of merger and articles of share exchange complying with the requirements of Section 60.494 of the ORS to be filed with the Secretary of State of Oregon, and shall cause the plan of merger represented by this Agreement and complying with the requirements of Chapter 711 of the ORS, and the plan of share exchange represented by this Agreement and complying with the requirements of Chapter 711 of the ORS, to be filed with the Director of the Department of Consumer and Business Services for the State of Oregon. The Merger and the Share Exchange will become effective at the later of (i) the time and date the articles of merger are filed with the Oregon Secretary of State or (ii) the date set forth in the Certificate of Merger issued by the Director of the Department of Consumer and Business Services upon approval of the plan of merger and plan of share exchange represented by this Agreement (the "Effective Time").

                  1.1.3. CONSUMMATION OF THE MERGERS AND SHARE EXCHANGE. Provided that this Agreement is not earlier terminated pursuant to Section 8.1 hereof, the closing of the Merger, the Subsidiary Merger and the Share Exchange (the "Closing") will occur (i) at 10:00 a.m. (local time) at the principal executive offices of Bank of Southern Oregon as promptly as practicable after the date on which all of the conditions set forth in Article 6 of this Agreement are satisfied or duly waived, but not before at least fifteen days have elapsed since all required Consents (as hereinafter defined) that are necessary for the consummation of Merger, the Subsidiary Merger and the Share Exchange shall have been obtained, or (ii) at such other time and place and on such other date as PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank may agree.

                  1.1.4. ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of PremierWest Bancorp in effect immediately before the Effective Time shall be the Articles of Incorporation and Bylaws of the Resulting Corporation after the Effective Time, until duly amended in accordance with their respective terms and the ORS. The Articles of Incorporation and Bylaws of Bank of Southern Oregon in effect immediately before the Effective Time shall be the Articles of Incorporation and Bylaws of Bank of Southern Oregon as the resulting corporation in the Subsidiary Merger after the Effective Time, until duly amended in accordance with their respective terms and the ORS, except that Article I of the Articles of Incorporation of Bank of Southern Oregon shall be amended to change its name to "PremierWest Bank."

                  1.1.5. DIRECTORS AND OFFICERS. The initial Board of Directors of the Resulting Corporation at and after the Effective Time shall consist of eight persons, three of whom shall be selected by United Bancorp (and these same three persons shall also serve as three of the five directors to be selected by United Bancorp for the Board of Directors of the surviving corporation in the Subsidiary Merger), the remainder selected by Bank of Southern Oregon. Such persons shall serve as directors of the Resulting Corporation after the Effective Time and until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Resulting Corporation's Articles of Incorporation and Bylaws and the ORS. The initial Board of Directors of the surviving corporation in the Subsidiary Merger at and after the Effective Time shall consist of 14 persons, five of whom shall be selected by United Bancorp, the remainder selected by Bank of Southern Oregon. Such persons shall serve as directors of the surviving corporation in the Subsidiary Merger after the Effective Time and until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the surviving corporation's Articles of Incorporation and Bylaws and the ORS.

                  The President and Chief Executive Officer of Bank of Southern Oregon and the Executive Vice President, Chief Operating Officer and Secretary of Bank of Southern Oregon shall serve in the same capacities as officers of the Resulting Corporation and the surviving corporation in the Subsidiary Merger after the Effective Time and until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Resulting Corporation's Articles of Incorporation and Bylaws, or the Articles of Incorporation and Bylaws of the surviving corporation in the Subsidiary Merger, as the case may be, and the ORS. The Executive Vice President of United Bancorp shall serve as Executive Vice President and Chief Administrative Officer of the Resulting Corporation and the surviving corporation in the Subsidiary Merger after the Effective Time, and the Chief Financial Officer of United Bancorp shall serve as Vice President and Financial Services Director of the Resulting Corporation and the surviving corporation in the Subsidiary Merger after the Effective Time, each until his or her successor shall have been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the terms of the Resulting Corporation's Articles of Incorporation and Bylaws, or the Articles of Incorporation and Bylaws of the surviving corporation in the Subsidiary Merger, as the case may be, and the ORS.

         1.2. TAX AND ACCOUNTING TREATMENT. The parties intend that the Merger, the Subsidiary Merger and the Share Exchange qualify as a "reorganization" within the meaning of Section 368(a) of the Code. This Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under the Code and for purposes of Section 354 and 361 of the Code. The Merger, the Subsidiary Merger and the Share Exchange are intended to qualify for "pooling of interests" accounting treatment.

         1.3. CHANGES TO FORM OF MERGER. Whether before or after the Effective Time, each of the parties hereto, meaning PremierWest Bancorp and Bank of Southern Oregon on one hand, and United Bancorp and Douglas National Bank on the other, agrees to cooperate and take such actions as the other party, in its good faith judgment for commercial, regulatory, tax, accounting or other reasons, reasonably requests to merge or otherwise consolidate legal entities (effective at or after the Effective Time); provided, however, that no party shall be obliged under this provision to change this transaction or take any action requested by the other party, which is not expressly provided for in this Agreement, if it would (A) materially alter or change the amount of consideration for the Merger or provide that such consideration shall take any form except stock (and cash in lieu of fractional shares), (B) adversely affect the tax treatment of the Merger, or
(C) materially impede or delay receipt of any approvals referred to herein or the consummation of the transactions contemplated hereby.

         1.4. FURTHER ACTIONS. From time to time as and when requested by the Resulting Corporation, or by its successors or assigns, the officers and directors of United Bancorp, Douglas National Bank and Bank of Southern Oregon in office immediately before the Effective Time shall execute and deliver such instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in the Resulting Corporation or to confirm of record or otherwise, title to, and possession of, all the assets, property, interests, rights, privileges, immunities, powers, franchises and authority of United Bancorp, Douglas National Bank and Bank of Southern Oregon and otherwise to carry out the purposes of this Agreement.

                                    ARTICLE 2
                        CONVERSION AND EXCHANGE OF SHARES

         2.1. CONVERSION AND EXCHANGE OF SHARES. At the Effective Time, by virtue of the Merger, the Subsidiary Merger and the Share Exchange and without any action on the part of any party or any shareholder, the following shall occur:

                  2.1.1. Subject to the provisions of this Agreement, without any further action on PremierWest Bancorp's part or on the part of holders of Bank of Southern Oregon common stock, at the Effective Time PremierWest Bancorp shall automatically and by operation of law acquire and become the owner for all purposes of all of the shares of Bank of Southern Oregon common stock, without par value, issued and outstanding immediately before the Effective Time, and the holders of shares of Bank of Southern Oregon common stock issued and outstanding immediately before the Effective Time shall cease to own such shares and shall instead be and become owners of one share of Resulting Corporation common stock, without par value, for each share of Bank of Southern Oregon common stock held by them immediately before the Effective Time. At the Effective Time, each share of PremierWest Bancorp common stock issued and outstanding or held in treasury immediately before the Effective Time shall be canceled and extinguished.

                  2.1.2. Subject to the provisions of this Agreement, at the Effective Time each share of United Bancorp common stock, par value $2.50 per share, that is issued and outstanding immediately before the Effective Time (excluding treasury shares) shall, by virtue of the Merger and without further action, be converted into 1.971 shares of common stock of the Resulting Corporation (the "Exchange Ratio"), or cash in lieu thereof for fractional shares, if any, as described in Section 2.2 below, subject to adjustment as provided in Section 2.5 below. At the Effective Time, all shares of United Bancorp common stock held as treasury shares and any shares of United Bancorp common stock owned by PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries (other than in a fiduciary, custodial or similar capacity or owned as a result of a debt previously contracted) shall be canceled and terminated and no shares of the Resulting Corporation common stock or other consideration will be issued in exchange therefor. The Resulting Corporation common stock issuable upon consummation of the Merger to former shareholders of United Bancorp is hereinafter sometimes referred to as the "Merger Consideration."

                  2.1.3 Subject to the provisions of this Agreement, at the Effective Time each share common stock, par value $2.50 per share, each share of Series A preferred stock, par value $100 per share, and each share of Series B preferred stock, par value $100 per share, of Douglas National Bank issued and outstanding or held in treasury shall be canceled and extinguished.

                  2.1.4. At the Effective Time, all of the shares of United Bancorp common stock, whether issued or unissued (including treasury shares), will be canceled and extinguished and the holders of certificates for shares thereof shall cease to have any rights as shareholders of United Bancorp, other than the right to receive any dividend or other distribution with respect to such United Bancorp common stock with a record date occurring prior to the Effective Time and the right to receive the Merger Consideration. After the Effective Time, there shall be no transfers on the stock transfer books of United Bancorp of shares of United Bancorp common stock.

         2.2. FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of the Resulting Corporation common stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued. Instead, the Resulting Corporation will pay to each holder of United Bancorp common stock who would otherwise be entitled to a fractional share of the Resulting Corporation common stock an amount in cash (without interest) determined by multiplying such fraction by the average of the mean between the closing bid and asked prices of Bank of Southern Oregon common stock, as reported in the OTC Bulletin Board (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the ten trading days immediately preceding the Effective Time on which trades occurred or for which such bid and asked information is reported.

         2.3.     EXCHANGE PROCEDURES.

                  2.3.1. At or promptly after the Effective Time, the Resulting Corporation shall deposit or cause to be deposited with the Exchange Agent for the benefit of the holders of certificates for United Bancorp common stock, for exchange in accordance with this Article 2, certificates representing the shares of the Resulting Corporation common stock ("New Certificates") in exchange for outstanding shares of United Bancorp common stock in connection with the Merger, and certificates representing the shares of the Resulting Corporation common stock issuable in exchange for shares of Bank of Southern Oregon common stock in connection with the Share Exchange.

                  2.3.2. As promptly as practicable after the Effective Time, the Exchange Agent shall send or cause to be sent to each holder of record of United Bancorp common stock (other than treasury shares or Dissenting Shares) transmittal materials for use in exchanging such shareholders' United Bancorp common stock certificates for the consideration set forth in this Article 2. The Resulting Corporation shall cause the New Certificates into which a shareholder's United Bancorp common stock is converted at the Effective Time, and checks for fractional share interests or dividends or distributions such person shall be entitled to receive, to be delivered to such shareholder upon delivery to the Exchange Agent of certificates representing such United Bancorp common stock (or indemnity reasonably satisfactory to the Resulting Corporation and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such holder. No interest will be paid on any such cash to be paid pursuant to this Article 2 upon such delivery. The transmittal materials will specify that delivery of certificates theretofore representing United Bancorp common stock shall be effected, and risk of loss and title to the United Bancorp common stock certificates will pass, if and only if proper delivery of such certificates is made to the Exchange Agent.

                  2.3.3. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of United Bancorp common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  2.3.4. No dividends or other distributions with respect to the Resulting Corporation common stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered certificates representing shares of United Bancorp common stock converted in the Merger into shares of the Resulting Corporation common stock until the holder thereof shall surrender such certificates in accordance with this Article 2. After the surrender in accordance with this Article 2, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of the Resulting Corporation common stock represented by such certificate.

                  2.3.5. Any portion of the exchange fund that remains unclaimed for twelve months after the Effective Time shall be paid to the Resulting Corporation, PremierWest Bancorp. Any holders of United Bancorp common stock who have not theretofore complied with this Article 2 shall thereafter look to PremierWest Bancorp only for payment of the Merger Consideration and unpaid dividends and distributions (if any) on the common stock deliverable in respect of United Bancorp common stock such shareholder holds as determined pursuant to this Agreement, in each case without any interest thereon.

                  2.3.6. At the Effective Time, holders of shares of common stock of Bank of Southern Oregon immediately before the Effective Time shall automatically and without any further action on their part become holders of a like number of shares of the Resulting Corporation common stock, and their certificates formerly representing shares of Bank of Southern Oregon common stock shall automatically represent an identical number of shares of the Resulting Corporation common stock. After the Effective Time, as certificates formerly representing shares of Bank of Southern Oregon common stock are presented to the Exchange Agent or the Resulting Corporation for transfer, or upon the request of any holder of certificates for the Resulting Corporation common stock, new certificates representing shares of the Resulting Corporation common stock shall be issued in exchange for certificates formerly representing shares of Bank of Southern Oregon common stock.

         2.4.     DISSENTERS' RIGHTS.

                  2.41. To the extent provided by the ORS, holders of any shares of United Bancorp common stock who shall have exercised and perfected dissenters' rights at the time and in the manner required by ORS Section 60.561 through Section 60.587 ("Dissenting Shares") shall cease at the Effective Time to have any of the rights of a shareholder in respect of such shares, such Dissenting Shares shall not be converted into or be exchangeable for the right to receive the Merger Consideration (unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their dissenters' rights under the ORS), and such holders shall merely have the right to be paid the fair value of such shares under the applicable provisions of the ORS, plus accrued interest. Any former holder of United Bancorp common stock who after the Effective Time (i) surrenders his certificates representing shares of United Bancorp common stock for exchange pursuant to Section 2.3 hereof, or (ii) validly withdraws his written demand for payment of the fair value of such shares under the applicable provisions of the ORS, will thereupon be entitled to receive the Merger Consideration (without interest) as of the Effective Time pursuant to this Agreement. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such dissenters' rights, such holder's shares of United Bancorp common stock shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration, without any interest thereon, as provided in Section 2.3.

                  2.4.2 United Bancorp shall give PremierWest Bancorp and Bank of Southern Oregon (i) prompt notice of any written demands for payment for any United Bancorp common stock under the ORS, attempted withdrawals of such demands, and any other instruments served pursuant to the ORS and received by United Bancorp relating to dissenters' rights, and (ii) the opportunity to participate in all negotiations and proceedings with respect to the exercise of dissenters' rights under the ORS. United Bancorp agrees to consult with PremierWest Bancorp and Bank of Southern Oregon before United Bancorp makes or agrees to make any payment with respect to any demands for payment for United Bancorp common stock under the ORS, offers to settle or settles any such demands or approves any withdrawal of any such demands.

                  2.4.3 To the extent provided by the ORS, holders of any shares of Bank of Southern Oregon common stock who shall have exercised and perfected dissenters' rights at the time and in the manner required by ORS Chapter 711 shall cease at the Effective Time to have any of the rights of a shareholder in respect of such shares, such holders shall merely have the right to be paid the fair value of such shares, plus accrued interest, under the applicable provisions of the ORS (unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their dissenters' rights under the ORS) and the shares of Bank of Southern Oregon common stock with respect to which such holder shall have exercised dissenters' rights shall no longer be deemed to be issued and outstanding. If any such holder validly withdraws his written demand for payment of the fair value of such shares or fails to exercise and perfect his dissenters' rights at the time and in the manner required under the ORS, such holder's shares of Bank of Southern Oregon common stock shall thereupon be converted into and become exchangeable for the right to receive one share of the Resulting Corporation common stock for each share of Bank of Southern Oregon common stock held immediately before the Effective Time.

                  2.4.4 Bank of Southern Oregon shall give United Bancorp and Douglas National Bank (i) prompt notice of any written demands for payment for any Bank of Southern Oregon common stock under the ORS, attempted withdrawals of such demands, and any other instruments served pursuant to the ORS and received by Bank of Southern Oregon relating to dissenters' rights, and (ii) the opportunity to participate in all negotiations and proceedings with respect to the exercise of dissenters' rights under the ORS. Bank of Southern Oregon agrees to consult with United Bancorp and Douglas National Bank before Bank of Southern Oregon makes or agrees to make any payment with respect to demands for payment for Bank of Southern Oregon common stock under the ORS, offers to settle or settles any such demands or approves any withdrawal of any such demands.

         2.5. ANTIDILUTION PROVISIONS. If Bank of Southern Oregon changes (or establishes a record date for changing) the number of shares of Bank of Southern Oregon common stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Bank of Southern Oregon common stock and the record date therefor shall be prior to the Effective Date, or exchanges Bank of Southern Oregon common stock for a different number or kind of shares or securities or is involved in any transaction resulting in any of the foregoing, the Exchange Ratio for the Resulting Corporation common stock in the Merger shall be proportionately adjusted, but each share of Bank of Southern Oregon common stock shall continue to be exchangeable for one share of the Resulting Corporation common stock in the Share Exchange.

         2.6 TREATMENT OF OPTIONS. Within 14 days after the date hereof, United Bancorp and Bank of Southern Oregon shall reach agreement concerning the treatment of options and rights to purchase shares of either of United Bancorp or Bank of Southern Oregon, whether issued or to be issued by United Bancorp or Bank of Southern Oregon pursuant to stock option plans or otherwise. Each of United Bancorp and Bank of Southern Oregon shall use its best efforts to reach agreement concerning the treatment of such options and rights that is both fair to the parties hereto and to holders of options and that does not adversely affect the ability of the Resulting Corporation to treat the Merger, the Subsidiary Merger and the Share Exchange as a pooling of interests for accounting purposes or the characterization of the Merger, the Subsidiary Merger and the Share Exchange as a tax- free reorganization under Section 368(a) of the Code.

                                    ARTICLE 3
     REPRESENTATIONS AND WARRANTIES OF PREMIERWEST BANCORP AND BANK OF SOUTHERN OREGON

         PremierWest Bancorp and Bank of Southern Oregon hereby represent and warrant to United Bancorp and Douglas National Bank that:

         3.1. CORPORATE ORGANIZATION. Bank of Southern Oregon is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. Bank of Southern Oregon is duly licensed as a bank under Oregon law and has all authority necessary under Oregon law to conduct a banking business. Bank of Southern Oregon is an insured depository institution under
Section 5 of the Federal Deposit Insurance Act, 12 U.S.C. Section 1815. Bank of Southern Oregon is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined) on PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries, taken as a whole. Bank of Southern Oregon has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

                  Bank of Southern Oregon has no subsidiaries other than McAndrews Commercial Property, Inc. and PremierWest Bancorp (in formation). McAndrews Commercial Property, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. McAndrews Commercial

Property, Inc. is a wholly owned subsidiary of Bank of Southern Oregon. McAndrews Commercial Property, Inc. is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined) on McAndrews Commercial Property, Inc., PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, taken as a whole. McAndrews Commercial Property, Inc. has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

                  PremierWest Bancorp is in formation under Oregon law as a wholly owned subsidiary of Bank of Southern Oregon. Upon completion of its formation, PremierWest Bancorp will (i) be a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon, (ii) be duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which its ownership or lease of property or the nature of the business conducted or to be conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined) on PremierWest Bancorp, Bank of Southern Oregon and subsidiaries, taken as a whole, and (iii) have the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted or as it is proposed to be conducted.

         3.2.     AUTHORITY.

                  3.2.1 Bank of Southern Oregon has the requisite corporate power and authority to execute and deliver this Agreement and, except for any required approval of Bank of Southern Oregon's shareholders and the approval of the applicable Governmental Entities (as defined hereinafter), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Bank of Southern Oregon, including provisions for the resolution of certain issues by management, and no other corporate proceedings on the part of Bank of Southern Oregon are necessary to authorize this Agreement or to consummate the transactions so contemplated, except for approval by the shareholders of Bank of Southern Oregon as provided in Article 6. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Bank of Southern Oregon, enforceable in accordance with its terms, except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought.

                  3.2.2 Upon completion of its formation, PremierWest Bancorp will have the requisite corporate power and authority to execute and deliver this Agreement and, except for the approval of the applicable Governmental Entities, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will, upon formation of PremierWest Bancorp, be duly authorized and approved by the Board of Directors of PremierWest Bancorp, and no other corporate proceedings will be necessary to authorize this Agreement or to consummate the transactions so contemplated, except for approval by Bank of Southern Oregon as sole shareholder of PremierWest Bancorp. Upon formation of PremierWest Bancorp, this Agreement will have been duly executed and delivered by, and will constitute a valid and binding obligation of, PremierWest Bancorp, enforceable in accordance with its terms, except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought.

         3.3.     CAPITALIZATION.

                  3.3.1 The authorized capital stock of Bank of Southern Oregon consists of 10,000,000 shares of common stock, without par value. As of June 30, 1999, 4,810,740 shares of Bank of Southern Oregon common stock were issued and outstanding (with no shares held in treasury). The issued and outstanding shares of Bank of Southern Oregon common stock are validly issued and fully paid and were not issued in violation of any preemptive right of any shareholder of Bank of Southern Oregon. Since June 30, 1999 and through the date of this Agreement, Bank of Southern Oregon has not issued any additional shares of Bank of Southern Oregon common stock, other than any shares of Bank of Southern Oregon common stock issued pursuant to the exercise of stock options under the stock option plan(s) of Bank of Southern Oregon outstanding on June 30, 1999. Except as contemplated by this Agreement or as may be set forth in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter (which letter is dated the date of this Agreement, from PremierWest Bancorp and Bank of Southern Oregon to United Bancorp and Douglas National Bank, such letter being identified by United Bancorp and Douglas National Bank executing a copy thereof), as of the date of this Agreement there are no shares of capital stock of Bank of Southern Oregon authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, scrip, rights, calls, convertible securities or any other similar agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other securities of Bank of Southern Oregon obligating, or that may obligate, Bank of Southern Oregon to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Bank of Southern Oregon or obligating, or that may obligate, Bank of Southern Oregon to grant, extend or enter into any subscription, option, warrant, scrip, right, call, convertible security or other similar agreement, arrangement or commitment. Except as may be set forth in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, there are no voting trusts or other similar agreements, arrangements or commitments to which Bank of Southern Oregon is a party with respect to the voting of the capital stock of Bank of Southern Oregon.

                  3.3.2 Upon completion of its formation, the authorized capital stock of PremierWest Bancorp will consist of 10,000,000 shares of common stock, without par value. Upon completion of formation of PremierWest Bancorp, 100 shares of PremierWest Bancorp common stock will be issued and outstanding (with no shares held in treasury), all of which will be validly issued and fully paid, none of which will be issued in violation of any preemptive right of any shareholder, and all of which will be issued to and held by Bank of Southern Oregon. At the Effective Time, all of the shares of PremierWest Bancorp common stock issued and outstanding immediately before the Effective Time will be cancelled and extinguished. All of the shares of PremierWest Bancorp common stock issuable in exchange for the United Bancorp common stock or Bank of Southern Oregon common stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of or subject to preemptive rights. Upon completion of its formation, PremierWest Bancorp will have reserved for issuance the number of shares of PremierWest Bancorp common stock necessary to satisfy PremierWest Bancorp's obligations under Section 2.1.

                  3.3.3 As of the date of this Agreement, there were issued and outstanding options to acquire a total of 358,680 shares of Bank of Southern Oregon common stock, consisting of (i) options to acquire 99,600 shares of Bank of Southern Oregon common stock exercisable at $0.81 per share, all of which are exercisable, (ii) options to acquire 56,400 shares of Bank of Southern Oregon common stock exercisable at $1.07 per share, of which 45,120 are exercisable,
(iii) options to acquire 22,920 shares of Bank of Southern Oregon common stock exercisable at $1.75 per share, of which 10,152 are exercisable, (iv) options to acquire 4,760 shares of Bank of Southern Oregon common stock exercisable at $7.12 per share, of which 952 are exercisable, and (v) options to acquire 175,000 shares of Bank of Southern Oregon common stock exercisable at $8.25 per share, none of which are exercisable. Bank of Southern Oregon has previously provided to United Bancorp or provided with the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter a copy of the stock option plan(s) under which the foregoing options were issued or granted, and a copy of each agreement whereby options were issued or granted (including but not limited to those that remain outstanding as of the date hereof). Neither PremierWest Bancorp nor Bank of Southern Oregon has entered into or granted any options other than those disclosed herein. Through the date hereof, Bank of Southern Oregon has not breached, violated or otherwise failed to fulfill any of its obligations under the terms of any option agreements, nor to the best of their knowledge has any holder of any such options asserted that Bank of Southern Oregon has breached, violated or otherwise failed to fulfill any of its obligations under such option agreements.

         3.4. INFORMATION IN PROSPECTUS/JOINT PROXY STATEMENT. None of the information concerning PremierWest Bancorp or Bank of Southern Oregon provided by PremierWest Bancorp or Bank of Southern Oregon for inclusion in (i) the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission for the purpose of registering the offer and sale of shares of PremierWest Bancorp common stock to be issued in the Merger or the Share Exchange (the "Registration Statement"), and (ii) the Prospectus/Joint Proxy Statement (as hereinafter defined) to be mailed to Bank of Southern Oregon shareholders in connection with the Merger, the Subsidiary Merger and the Share Exchange will, in the case of the Prospectus/Joint Proxy Statement, at the time of mailing of the Prospectus/Joint Proxy Statement to shareholders of Bank of Southern Oregon and at the time of the meeting of Bank of Southern Oregon shareholders at which the Merger and the Share Exchange will be considered and voted upon, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act of 1933 and the rules and regulations promulgated thereunder. Insofar as information about PremierWest Bancorp or Bank of Southern Oregon is concerned, the Prospectus/Joint Proxy Statement will comply as to form in all material respects with the applicable provisions of the Securities Act of 1933 and Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

         3.5. CONSENTS AND APPROVALS; NO VIOLATION. Except as may be set forth in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, neither the execution and delivery of this Agreement by PremierWest Bancorp or Bank of Southern Oregon, nor consummation by PremierWest Bancorp or Bank of Southern Oregon of the transactions contemplated hereby or compliance by PremierWest Bancorp or Bank of Southern Oregon with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of PremierWest Bancorp or Bank of Southern Oregon,
(b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of PremierWest Bancorp or Bank of Southern Oregon under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which either of PremierWest Bancorp or Bank of Southern Oregon is a party or to which either of them or any of their properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, individually or in the aggregate, will not have a Material Adverse Effect on PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, taken as a whole, (c) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to PremierWest Bancorp or Bank of Southern Oregon or any of their properties or assets, except for such violations which, individually or in the aggregate, will not have a Material Adverse Effect on PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, taken as a whole, or (d) require any consent, approval, authorization or permit of or from, or filing with or notification to, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity"), except (i) pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, (ii) filing articles of merger, articles of exchange, a plan of merger or plan of share exchange pursuant to the ORS, (iii) filings required under the securities or blue sky laws of the various states, (iv) filings with, and approval by, the Board of Governors of the Federal Reserve System (the "FRB"), (v) filings with, and approval by, the Federal Deposit Insurance Corporation (the "FDIC"), (vi) filings with, and approval by, the Office of the Comptroller of the Currency (the "OCC"), (vii) filings with, and approval by, the Oregon Department of Consumer and Business Services, (viii) filings and approvals pursuant to any applicable state takeover laws ("State Takeover Approvals"), (ix) consents, approvals, authorizations, permits, filings or notifications in connection with compliance with applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisors, or stock transfer agents, or (x) consents, approvals, authorizations, permits, filings or notifications which have either been obtained or made prior to the Closing or which, if not obtained or made, will neither, individually or in the aggregate, have a Material Adverse Effect on PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, taken as a whole, nor restrict PremierWest Bancorp's or Bank of Southern Oregon's legal authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

         3.6. REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1999 Bank of Southern Oregon has timely filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the FDIC under the Securities Exchange Act of 1934, including but not limited to Forms 10- SB, 10-KSB, Forms 10-QSB, Forms 8-K and proxy statements (collectively, the "Bank of Southern Oregon Reports"). As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Bank of Southern Oregon Reports complied or, insofar as Bank of Southern Oregon Reports filed after the date of this Agreement are concerned, will comply in all material respects with all the rules and regulations of the FDIC and did not contain or, insofar as Bank of Southern Oregon Reports filed after the date of this Agreement are concerned, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Bank of Southern Oregon included in the Registration Statement and Prospectus/Joint Proxy Statement (the "Bank of Southern Oregon Financial Statements") were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Bank of Southern Oregon at the dates thereof and the consolidated results of operations and cash flows for the periods then ended, subject (in the case of the unaudited interim financial statements) to normal year-end audit adjustments, any other adjustments described therein and the absence of footnotes.

         Except as disclosed in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, none of PremierWest Bancorp, Bank of Southern Oregon or their respective subsidiaries has any debt, obligation, guarantee or liability as of the date of the Bank of Southern Oregon Financial Statements for the quarter ended June 30, 1999 (the "Bank of Southern Oregon Balance Sheet Date"), whether absolute, accrued, contingent or otherwise in excess of $50,000 in the aggregate, which is not adequately reflected and reserved in the Bank of Southern Oregon Financial Statements for the quarter ended June 30, 1999. Except as disclosed in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, all debts, liabilities, guarantees and obligations of PremierWest Bancorp, Bank of Southern Oregon or their respective subsidiaries incurred since the Bank of Southern Oregon Balance Sheet Date have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

         3.7. MATERIAL CONTRACTS AND INSURANCE. Except as may be set forth in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter or disclosed in the Bank of Southern Oregon Reports, as of the date of this Agreement none of PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries is a party to or bound by (a) any material lease not made in the ordinary course of business of PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries, (b) any agreement, arrangement, or commitment not made in the ordinary course of business which materially restricts the conduct of any line of business that is material to PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries, (c) any material agreement, indenture or other instrument not specifically disclosed in the Bank of Southern Oregon Financial Statements relating to the borrowing of money by PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries or the guarantee by PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business), (d) any agreement, arrangement or commitment with or to a labor union, or (e) any other contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-KSB filed by Bank of Southern Oregon with the FDIC as of the date of this Agreement (the "Bank of Southern Oregon Contracts"). Without in any way limiting the generality of the foregoing, the Bank of Southern Oregon Contracts shall be deemed to include any material agreement or agreements for data processing or similar services. None of PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries is in default under any Bank of Southern Oregon

Contracts, which default is reasonably likely to have, either individually or in the aggregate with all other such defaults, a Material Adverse Effect on PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, taken as a whole, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

         Copies of all insurance policies maintained by PremierWest Bancorp or Bank of Southern Oregon on their business or material properties and assets, as well as a copy of any director and officer liability insurance policy(ies) maintained by PremierWest Bancorp or Bank of Southern Oregon, are included as attachments to or provided with the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter.

         3.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as may be set forth in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter or disclosed in Bank of Southern Oregon Reports filed by Bank of Southern Oregon with the FDIC prior to the date of this Agreement, since January 1, 1999 to the date of this Agreement, there has not been any change in the financial condition, results of operations or business of PremierWest Bancorp, Bank of Southern Oregon or any of their subsidiaries that either individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect on PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, taken as a whole. Since June 30, 1999, Bank of Southern Oregon has maintained an adequate reserve for possible loan losses.

         3.9. LITIGATION. Except as may be disclosed in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter or in Bank of Southern Oregon Reports filed by Bank of Southern Oregon with the FDIC prior to the date of this Agreement, there is no litigation, action, arbitration or proceeding pending, or, to the best knowledge of PremierWest Bancorp and Bank of Southern Oregon, threatened against or affecting PremierWest Bancorp, Bank of Southern Oregon or any of their subsidiaries that, either individually or in the aggregate, is having, or insofar as reasonably can be foreseen, will have, a Material Adverse Effect on PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, taken as a whole, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator, outstanding against PremierWest Bancorp, Bank of Southern Oregon or any of their subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

         3.10. COMPLIANCE WITH LAWS AND ORDERS. Except as may be disclosed in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter or in Bank of Southern Oregon Reports filed by Bank of Southern Oregon with the FDIC prior to the date of this Agreement, the business of PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries is not being conducted, and has not been conducted since January 1, 1999, in violation of any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity (including, without limitation, zoning ordinances, building codes, and environmental, civil rights, and occupational health and safety laws and regulations and, in the case of Bank of Southern Oregon, all statutes, rules and regulations pertaining to the conduct of such business), except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, taken as a whole. Except as may be set forth in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, no investigation or review by any Governmental Entity with respect to PremierWest Bancorp, Bank of Southern Oregon or any of their subsidiaries outside the ordinary course of business and not generally applicable to entities engaged in the same business is pending or, to the knowledge of PremierWest Bancorp and Bank of Southern Oregon, threatened, and no Governmental Entity has indicated an intention to conduct the same in each case other than those the outcome of which will not have a Material Adverse Effect on PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, taken as a whole.

         Except as may be disclosed in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, Bank of Southern Oregon has taken or caused to be taken all actions required to be taken in order to ensure that all mission-critical internal and external systems of Bank of Southern Oregon are substantially Year 2000 compliant. Bank of Southern Oregon has not received a rating of less than satisfactory as a result of any regulatory examination or assessment of Bank of Southern Oregon's Year 2000 compliance, and any deficiencies noted in any report of regulatory examination or assessment of Bank of Southern Oregon have been or are being addressed in the manner and within the time frames required by such report.

         3.11. AGREEMENTS WITH BANK REGULATORS. As of the date of this Agreement, except as may be set forth in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter or the Bank of Southern Oregon Reports filed by Bank of Southern Oregon with the FDIC prior to the date of this Agreement, none of PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity outside the ordinary course of business and not generally applicable to entities engaged in the same business, including, without limitation, cease-and-desist or other orders of any bank regulatory authority, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries been advised by any Governmental Entity that it is contemplating issuing, requiring or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertaking. Except as may be set forth in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, there are no (i) material violations or (ii) violations with respect to which refunds or restitutions may be required that are material in amount to PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, taken as a whole, cited in any compliance report to Bank of Southern Oregon as a result of an examination by any bank regulatory authority.

         3.12. OWNERSHIP OF STOCK. Neither PremierWest Bancorp nor Bank of Southern Oregon or, to the best of their knowledge, any of their subsidiaries, affiliates or associates (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or commitment for the purpose of acquiring, holding, voting or disposing of, in each case, shares of United Bancorp common stock (other than any shares of United Bancorp common stock held in a fiduciary, trust, custodial or agency capacity) which in the aggregate, represent 1% or more of the outstanding shares of United Bancorp common stock.

         3.13. FEES. Neither PremierWest Bancorp nor Bank of Southern Oregon has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement, except fees paid or payable to Pacific Crest Securities Inc as financial advisor.

         3.14. CORPORATE ACTIONS. The Board of Directors of Bank of Southern Oregon (at a meeting duly called and held) has by the requisite vote (i) determined that the Merger and the other transactions contemplated hereby are advisable and in the best interests of Bank of Southern Oregon and its shareholders and (ii) authorized and approved this Agreement and the transactions contemplated hereby, and (iii) directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the holders of Bank of Southern Oregon common stock entitled to vote thereon at a meeting of Bank of Southern Oregon's shareholders. The affirmative vote of the holders of shares entitling them to exercise two thirds of the voting power of the outstanding shares of Bank of Southern Oregon common stock is the only vote of the holders of any class or series of Bank of Southern Oregon capital stock necessary to approve this Agreement and the transactions contemplated hereby. Upon completion of formation of PremierWest Bancorp, the Board of Directors of PremierWest Bancorp (at a meeting duly called and held or by unanimous written consent) by the requisite vote will have (i) determined that the Merger, the Subsidiary Merger and the Share Exchange is advisable and in the best interests of PremierWest Bancorp and its shareholders and (ii) authorized and approved this Agreement and the transactions contemplated hereby, and (iii) directed that the Merger and the Share Exchange be submitted for consideration by the holder(s) of PremierWest Bancorp common stock entitled to vote thereon at a meeting or by unanimous written consent.

         3.15. TAXES. Except as may be set forth in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, each of PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries has prepared in good faith and duly and timely filed or caused to be duly and timely filed all federal, state, local and foreign income, franchise, sales, real and personal property and other tax returns and reports required to be filed by it on or before the date of this Agreement, except where the failure to file would not have a Material Adverse Effect on PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, taken as a whole. Except as may be set forth in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, each of PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries has paid or has adequately reserved or has made adequate accruals (in accordance with generally accepted accounting principles) with respect to all taxes, interest and penalties shown to be owing on all such returns and reports. The PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter sets forth, as of the date of this Agreement, the following information with respect to PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries: (i) the most recent tax year through which the IRS has completed its examination of such corporation, (ii) whether there is an examination pending by the IRS with respect to such corporation and, if so, the tax years involved, (iii) whether such corporation has executed or filed with the IRS any agreement which is still in effect extending the period for assessment and collection of any federal tax and, if so, the tax years covered by such agreement and the expiration date of such extension, and (iv) whether there are any existing material disputes as to state, local or foreign taxes. Except as may be set forth in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, there are no liens for federal, state, local or foreign taxes upon the assets of PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries, except for statutory liens for taxes and assessments not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings. Except as may be set forth in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, none of PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries is a party to any action or proceeding, nor to the best of PremierWest Bancorp's and Bank of Southern Oregon's knowledge is any such action or proceeding threatened, by any Governmental Entity for the assessment or collection of taxes which are material in amount, and no deficiency notices or reports have been received by PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries in respect of any material deficiencies for any tax, assessment, or government charges.

         After the date of this Agreement, PremierWest Bancorp and Bank of Southern Oregon will promptly notify United Bancorp and Douglas National Bank of
(i) the commencement or threat of any such action or proceeding involving an amount of taxes material to PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, taken as a whole, and (ii) the receipt by PremierWest Bancorp or Bank of Southern Oregon of any such deficiency notices or reports in respect of any material deficiencies.

         3.16. EMPLOYEE PLANS; EMPLOYEES. All employee bonus, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase, employee stock ownership, stock appreciation rights, savings, consulting, severance, collective bargaining, group insurance, fringe benefit and other employee benefit, incentive and welfare plans, policies, contracts and arrangements and all trust agreements related thereto, now in effect and relating to any present or former directors, officers or employees of PremierWest Bancorp, Bank of Southern Oregon or subsidiaries, regardless of whether described in Section 3(3) of the Employee Retirement Income Security Act ("ERISA") ("Bank of Southern Oregon Employee Plans"), are identified in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter or in the Bank of Southern Oregon Reports. PremierWest Bancorp and Bank of Southern Oregon have delivered to United Bancorp and Douglas National Bank with the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter copies of all Bank of Southern Oregon Employee Plans, in each case as in effect on the date of this Agreement.

         All Bank of Southern Oregon Employee Plans have been maintained, operated and administered in substantial compliance with their terms, and PremierWest Bancorp, Bank of Southern Oregon and subsidiaries and all of the Bank of Southern Oregon Employee Plans currently comply and have at all relevant times complied in all material respects with ERISA, the Internal Revenue Code of 1986 (the "Code"), and any other applicable laws. With respect to each Bank of Southern Oregon Employee Plan that is a pension plan (as defined in Section 3(2) of ERISA): (a) except as may be set forth in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, each pension plan as amended (and any trust relating thereto) intended to be a qualified plan under Section 401(a) of the Code either has been determined by the IRS to be so qualified or is the subject of a pending application for such determination that was timely filed, (b) except as may be set forth in the PremierWest

Bancorp and Bank of Southern Oregon Disclosure Letter, would be fully funded (calculated using the interest rate and other actuarial assumptions mandated by the Pension Benefit Guaranty Corporation ("PBGC")) if terminated at the Effective Time, and there is no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS, (c) no reportable event described in Section 4043 of ERISA has occurred, (d) except as may be set forth in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, no defined benefit plan has been terminated, nor has the PBGC instituted proceedings to terminate a defined benefit plan or to appoint a trustee or administrator of a defined benefit plan, and no circumstances exist that constitute grounds under Section 4042 of ERISA entitling the PBGC to institute any such proceedings, and (e) no pension plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA. With respect to any qualified benefit plan purporting to be an employee stock ownership plan (as defined in Section 4975(e)(7) of the Code) (a "Bank of Southern Oregon ESOP Qualified Benefit Plan"), such Bank of Southern Oregon ESOP Qualified Benefit Plan satisfies the requirements of Section 4975(e)(7) of the Code and is in material compliance with the applicable qualification requirements of Section 409 of the Code. Any capital stock of Bank of Southern Oregon acquired by a Bank of Southern Oregon ESOP Qualified Benefit Plan meets the definition of "employer securities" set forth in Sections 409(l) and 4975 of the Code.

         Except as may be set forth in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, no Bank of Southern Oregon Employee Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service (other than (i) temporary coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of PremierWest Bancorp or Bank of Southern Oregon, or (iv) benefits the full cost of which are borne by the current or former employee (or his or her beneficiary)).

         Except as may be set forth in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, all employees of PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries are "at will" and there are no employment, consulting, severance or like agreements, written or oral, expressed or implied. Copies of all written employment, consulting, severance or similar contracts between any of PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, on one hand, and any officer, employee or consultant of PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries, on the other, are included as attachments to the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter. The PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter contains a summary of the material terms of any and all such contracts that are not in writing.

         3.17. ENVIRONMENTAL MATTERS. The term "loan portfolio properties and other properties owned" means those properties owned, operated or managed (including those held in trust) by Bank of Southern Oregon, as the case may be. For purposes of this Agreement, the following terms shall have the indicated meanings:

                  "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, ground water, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes, without limitation; the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances

         Control Act, as amended, 125 U.S.C. Section 9601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.; all comparable state and local laws; and any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

                  "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include, without limitation, petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

Except as may be set forth in PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, to the best of PremierWest Bancorp's and Bank of Southern Oregon's knowledge: (i) none of PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries has been and neither is in violation of or liable under any Environmental Law, except for any such violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, taken as a whole; and (ii) none of the loan portfolio properties and other properties owned by PremierWest Bancorp, Bank of Southern Oregon or subsidiaries has, since such properties have been owned, operated or managed by any of PremierWest Bancorp, Bank of Southern Oregon or their subsidiaries, been in violation of any Environmental Law, except for any such violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, taken as a whole. Except as may be set forth in PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, there are no actions, suits, demands, notices, claims, investigations or proceedings pending, or to the best of PremierWest Bancorp's and Bank of Southern Oregon's knowledge threatened, relating to the liability of the loan portfolio properties and other properties owned by any of PremierWest Bancorp, Bank of Southern Oregon or subsidiaries under any Environmental Law, including, without limitation, any notices, demand letters or requests for information from any federal, state or local environmental agency relating to any such liabilities under or violations of Environmental Law.

         3.18. CONDUCT OF BUSINESS. Except as may be disclosed in the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, from and after December 31, 1998 to the date of this Agreement: (a) Bank of Southern Oregon and its subsidiary have carried on their respective businesses in the ordinary and usual course consistent with their current practices, (b) Bank of Southern Oregon has not issued or sold any of its capital stock or any corporate debt securities which would be classified as long-term debt on the balance sheets of Bank of Southern Oregon, (c) Bank of Southern Oregon has not granted any option or issued, sold or granted any warrants to acquire any of its capital stock, effected any stock split, or otherwise changed its authorized capitalization, (d) Bank of Southern Oregon has not declared, set aside, or paid any dividend or other distribution in respect of its capital stock, or, directly or indirectly, redeemed or otherwise acquired any of its capital stock, except regular quarterly cash dividends (based upon historic precedent), (e) Bank of Southern Oregon has neither incurred nor prepaid any corporate debt securities or instruments which are or would be classified as long-term debt on the balance sheet of Bank of Southern Oregon, (f) neither Bank of Southern Oregon nor its subsidiary has sold, assigned, transferred, or otherwise disposed of to a third party (i) equity securities in or issued by Bank of Southern Oregon, (ii) branch offices of Bank of Southern Oregon, (iii) assets constituting any other line of business, or (iv) any of its other material properties or assets other than for a fair consideration in the ordinary course of business, (g) neither Bank of Southern Oregon nor its subsidiary has purchased or otherwise acquired from a third party equity securities in or issued by such third party other than in the ordinary course of business, branch offices of such third party, assets constituting any other line of business, or any other material properties or assets outside the ordinary course of its business, (h) neither Bank of Southern Oregon nor its subsidiary has: increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except under existing plans and policies, entered into any new, or amended or supplemented any existing, or secured, collateralized, or funded any, employment, management, consulting, deferred compensation, severance, or other similar contract, entered into, terminated, or substantially modified any Bank of Southern Oregon Employee Plan in respect of any of its present or former directors, officers, or other employees, or agreed to do any of the foregoing, and (i) neither Bank of Southern Oregon nor its subsidiary has entered into any material transaction, contract, lease, agreement or commitment requiring the approval of their respective Boards of Directors, or amended, modified or terminated any contract, lease or other agreement to which it is a party in a manner requiring the approval of their respective Boards of Directors.

                                    ARTICLE 4
   REPRESENTATIONS AND WARRANTIES OF UNITED BANCORP AND DOUGLAS NATIONAL BANK

         United Bancorp and Douglas National Bank hereby represent and warrant to PremierWest Bancorp and Bank of Southern Oregon that:

         4.1. CORPORATE ORGANIZATION. United Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on United Bancorp. United Bancorp is registered as a bank holding company under the Bank Holding Company Act of 1956 with the FRB. United Bancorp has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, as described in the Prospectus/Joint Proxy Statement (as hereinafter defined). United Bancorp has delivered to PremierWest Bancorp and Bank of Southern Oregon as attachments to the United Bancorp and Douglas National Bank Disclosure Letter (as hereinafter defined) true and complete copies of its Articles of Incorporation, as amended, and its Bylaws, each as currently in effect.

         4.2. AUTHORITY. Each of United Bancorp and Douglas National Bank has the requisite corporate power and authority to execute and deliver this Agreement and, except for any required approval of United Bancorp's shareholders and the approval of the applicable Governmental Entities, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of each of United Bancorp and Douglas National Bank. No other corporate proceedings on the part of United Bancorp or Douglas National Bank are necessary to authorize this Agreement or to consummate the transactions so contemplated, except for approval by the shareholders of United Bancorp as provided in Article 6 and approval by United Bancorp as the sole shareholder of Douglas National Bank. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, each of United Bancorp and Douglas National Bank, enforceable against each of United Bancorp and Douglas National Bank in accordance with the terms hereof, except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought, and except as enforceability hereof may be limited by laws relating to the safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 18(b) or to the appointment of a conservator or receiver by the FDIC or OCC.

         4.3. CAPITALIZATION. The authorized capital stock of United Bancorp consists solely of (i) 5,000,000 shares of common stock, par value $2.50 per share and (ii) 1,000,000 shares of preferred stock, without par value. As of the date of this Agreement, (i) 1,799,334 shares of United Bancorp common stock are issued and outstanding and (ii) no shares of United Bancorp preferred stock are issued or outstanding. The issued and outstanding shares of United Bancorp common stock are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive right of any United Bancorp shareholder.

         Except as contemplated by this Agreement or in the United Bancorp and Douglas National Bank Disclosure Letter (which letter is dated the date of this Agreement, from United Bancorp and Douglas National Bank to PremierWest Bancorp and Bank of Southern Oregon, such letter being identified by PremierWest Bancorp and Bank of Southern Oregon executing a copy thereof), there are no shares of capital stock of United Bancorp authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, scrip, rights, calls, convertible securities or any other similar agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other securities of United Bancorp obligating, or which may obligate, United Bancorp to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of United Bancorp or obligating, or which may obligate, United Bancorp to grant, extend or enter into any subscription, option, warrant, scrip, right, call, convertible security or other similar agreement, arrangement or commitment. Except as may be set forth in the United Bancorp and Douglas National Bank Disclosure Letter, there are no voting trusts or other similar agreements, arrangements, or commitments to which United Bancorp or Douglas National Bank is a party with respect to voting of the capital stock of United Bancorp.

         As of the date of this Agreement, there were issued and outstanding options to acquire a total of 236,000 shares of United Bancorp common stock, all of which are currently exercisable, consisting of (i) options to acquire 164,000 shares of United Bancorp common stock exercisable at $6.25 per share, (ii) options to acquire 49,000 shares of United Bancorp common stock exercisable at $7.25 per share, (iii) options to acquire 10,000 shares of United Bancorp common stock exercisable at $7.37 per share, (iv) options to acquire 8,000 shares of United Bancorp common stock exercisable at $8.25 per share and (v) options to acquire 5,000 shares of United Bancorp common stock exercisable at $8.75 per share. United Bancorp has previously provided to Bank of Southern Oregon a copy of the stock option plan(s) under which the foregoing options were issued or granted, and a copy of each agreement whereby options were issued or granted (including but not limited to those that remain outstanding as of the date hereof). United Bancorp has not entered into or granted any options other than those disclosed herein. The United Bancorp and Douglas National Bank Disclosure Letter includes a schedule showing all options granted and option agreements entered into by United Bancorp, identifying (i) the party to whom such options were issued or granted, (ii) the number of shares acquirable upon exercise thereof, (iii) the exercise prices thereof, (iv) any conversions or adjustments that have occurred in the number of shares acquirable upon exercise thereof or the exercise price therefor as a result of any change in capitalization or any reorganization or similar event for which a change or adjustment has been made pursuant to the option agreements' terms (or, if true, an affirmative statement that no such conversions, changes or adjustments have been made or required to be made), showing the date(s) of such event(s) and a summary of the change(s) or adjustment(s), and (v) the number of shares of United Bancorp common stock that have been issued in respect of the exercise of any such options through the date hereof. Through the date hereof, United Bancorp has not breached, violated or otherwise failed to fulfill any of its obligations under the terms of any option agreements, nor to the best of their knowledge has any holder of any such options asserted that United Bancorp has breached, violated or otherwise failed to fulfill any of its obligations under such option agreements.

         4.4.     SUBSIDIARIES.

                  4.4.1. The sole banking subsidiary of United Bancorp is Douglas National Bank. Douglas National Bank is a nationally chartered bank duly organized, validly existing and in good standing under the National Bank Act and the rules and regulations of the OCC. Douglas National Bank is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole. Douglas National Bank has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, as described in the Prospectus/Joint Proxy Statement. United Bancorp and Douglas National Bank have delivered to Bank of Southern Oregon as attachments to the United Bancorp and Douglas National Bank Disclosure Letter true and complete copies of Douglas National Bank's Articles of Association and Bylaws, each as amended and restated and as currently in effect as of the date of this Agreement.

                  4.4.2. The authorized capital stock of Douglas National Bank consists of (i) 288,401 shares of common stock, par value $2.50 per share, of which 288,401 shares are issued and outstanding, and none are held in treasury,
(ii) 7,500 shares of Series A preferred stock, par value $100 per share, of which 7,500 shares are issued and outstanding, and none are held in treasury, and (iii) 8,202 shares of Series B preferred stock, par value $100 per share, of which 8,202 shares are issued and outstanding, and none are held in treasury. All of the issued and outstanding shares of capital stock of Douglas National Bank are owned beneficially and of record by United Bancorp, free and clear of all liens, claims, charges, options, encumbrances or agreements with respect thereto. All of such shares are validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive right. Except as may be set forth herein or in the United Bancorp and Douglas National Bank Disclosure Letter, as of the date of this Agreement neither United Bancorp nor Douglas National Bank owns beneficially more than 5% of any class of equity securities or any similar interests of any corporation, bank, business, trust, association or similar organization. As of the date of this Agreement, there are no outstanding subscriptions, options, warrants, scrip, rights, calls, convertible securities or any other similar agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other securities of Douglas National Bank obligating, or which may obligate, Douglas National Bank to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating, or which may obligate, Douglas National Bank to grant, extend or enter into any subscription, option, warrant, scrip, right, call, convertible security or other similar agreement, arrangement or commitment.

                  4.4.3. Douglas National Bank is an insured depository institution under Section 5 of the Federal Deposit Insurance Act, 12 U.S.C.
Section 1815.

                  4.4.4. United Bancorp's only other subsidiary is DNB Mortgage Company, which is wholly owned by United Bancorp. DNB Mortgage Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole. DNB Mortgage Company has all licenses and authorizations required to be obtained by it under applicable law in order to conduct the business conducted by it, and has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, all as described in the Prospectus/Joint Proxy Statement. United Bancorp has delivered to Bank of Southern Oregon as attachments to the United Bancorp and Douglas National Bank Disclosure Letter true and complete copies of the Articles of Incorporation, as amended, and Bylaws of DNB Mortgage Company. As of the date of this Agreement, there are no outstanding subscriptions, options, warrants, scrip, rights, calls, convertible securities or any other similar agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other securities of DNB Mortgage Company obligating, or which may obligate, DNB Mortgage Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating, or which may obligate, DNB Mortgage Company to grant, extend or enter into any subscription, option, warrant, scrip, right, call, convertible security or other similar agreement, arrangement or commitment.

                  4.4.5. Douglas National Bank's sole subsidiary is Douglas National Bank Insurance Agency, Inc., which is wholly owned by Douglas National Bank. Douglas National Bank Insurance Agency, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole. Douglas National Bank Insurance Agency, Inc. has all licenses and authorizations required to be obtained by it under applicable law in order to conduct the insurance agency business conducted by it, and has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, all as described in the Prospectus/Joint Proxy Statement. United Bancorp has delivered to Bank of Southern Oregon as attachments to the United Bancorp and Douglas National Bank Disclosure Letter true and complete copies of the Articles of Incorporation, as amended, and Bylaws of Douglas National Bank Insurance Agency, Inc. As of the date of this Agreement, there are no outstanding subscriptions, options, warrants, scrip, rights, calls, convertible securities or any other similar agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other securities of Douglas National Bank Insurance Agency, Inc. obligating, or which may obligate, Douglas National Bank Insurance Agency, Inc. to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating, or which may obligate, Douglas National Bank Insurance Agency, Inc. to grant, extend or enter into any subscription, option, warrant, scrip, right, call, convertible security or other similar agreement, arrangement or commitment.

         4.5. INFORMATION IN PROSPECTUS/JOINT PROXY STATEMENT. None of the information concerning United Bancorp, Douglas National Bank or their subsidiaries provided by United Bancorp or Douglas National Bank for inclusion in the Registration Statement or the Prospectus/Joint Proxy Statement will, in the case of the Registration Statement, at the time it becomes effective, or, in the case of the Prospectus/Joint Proxy Statement, at the time of mailing of the Prospectus/Joint Proxy Statement to shareholders of United Bancorp and at the time of the United Shareholders' Meeting (as hereinafter defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Insofar as information about United Bancorp, Douglas National Bank and their subsidiaries is concerned, the Prospectus/Joint Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (regardless of whether United Bancorp is required to file periodic or other reports under the Securities Exchange Act of 1934).

         4.6. CONSENT AND APPROVALS; NO VIOLATION. Except as may be set forth in the United Bancorp and Douglas National Bank Disclosure Letter, neither the execution and delivery of this Agreement by United Bancorp and Douglas National Bank nor consummation by them of the transactions contemplated hereby or compliance by them with any of the provisions hereof will (a) conflict with or result in any breach of any provision of their Articles of Incorporation, Articles of Association or Bylaws, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of United Bancorp or Douglas National Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which United Bancorp, Douglas National Bank or any of their respective subsidiaries is a party or to which they or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances as are set forth in the United Bancorp and Douglas National Bank Disclosure Letter or which, individually or in the aggregate, will not have a Material Adverse Effect on United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole, (c) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to United Bancorp, Douglas National Bank, any of their subsidiaries, or any of their respective properties or assets, except for such violations which, individually or in the aggregate, will not have a Material Adverse Effect on United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole, or (d) require any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Entity, except (i) pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934,
(ii) filing articles of merger or a plan of merger pursuant to the ORS, (iii) filings required under the securities or blue sky laws of the various states,
(iv) filings with, and approval by, the FRB, (v) filings with, and approval by, the FDIC, (vi) filings with, and approval by, the OCC, (vii) filings with, and approval by the Department of Consumer and Business Services, (viii) filings and approvals pursuant to any applicable State Takeover Approvals,(ix) consents, approvals, authorizations, permits, filings or notifications in connection with compliance with applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisors, or stock transfer agents, or (x) consents, approvals, authorizations, permits, filings or notifications which have either been obtained or made prior to the Closing or which, if not obtained or made, will neither, individually or in the aggregate, have a Material Adverse Effect on United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole, nor restrict the legal authority of either United Bancorp or Douglas National Bank to execute and deliver this Agreement and consummate the transactions contemplated hereby.

         4.7.     REPORTS AND FINANCIAL STATEMENTS.

                  4.7.1 Neither United Bancorp nor Douglas National Bank is required to file any reports under the Securities Exchange Act of 1934. The audited consolidated financial statements and unaudited interim financial statements of United Bancorp included in the Registration Statement and Prospectus/Joint Proxy Statement (the "United Bancorp Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of United Bancorp as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended, subject (in the case of the unaudited interim financial statements) to normal year-end audit adjustments, any other adjustments described therein and the absence of footnotes.

                  4.7.2 All actions taken by United Bancorp under the Securities Exchange Act of 1934 and Oregon corporate law in connection with suspension of United Bancorp's reporting obligation under the Securities Exchange Act of 1934 were legally and validly taken; the suspension of United Bancorp's reporting obligation has remained in effect since September 5, 1996, the date on which United Bancorp's certification on Form 15 was filed with the Securities and Exchange Commission; such certification on Form 15 has not been withdrawn by United Bancorp or denied by the Securities and Exchange Commission; and United Bancorp has, and on the first day of each fiscal year beginning after September 5, 1996 has had, fewer than 300 shareholders of record, as defined in Rule 12g5-1 of the Securities and Exchange Commission.

                  4.7.3 Except as disclosed in the United Bancorp and Douglas National Bank Disclosure Letter, none of United Bancorp, Douglas National Bank or their respective subsidiaries has any debt, obligation, guarantee or liability as of the date of the United Bancorp Financial Statements for the quarter ended June 30, 1999 (the "United Bancorp Balance Sheet Date"), whether absolute, accrued, contingent or otherwise in excess of $50,000, which is not adequately reflected and reserved in the United Bancorp Financial Statements for the quarter ended June 30, 1999. Except as disclosed in the United Bancorp and Douglas National Bank Disclosure Letter, all debts, liabilities, guarantees and obligations of United Bancorp, Douglas National Bank or their respective subsidiaries incurred since the United Bancorp Balance Sheet Date have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

         4.8. TAXES. Except as may be set forth in the United Bancorp and Douglas National Bank Disclosure Letter, United Bancorp, Douglas National Bank and their respective subsidiaries have prepared in good faith and duly and timely filed or caused to be duly and timely filed all federal, state, local and foreign income, franchise, sales, real and personal property and other tax returns and reports required to be filed by them on or before the date of this Agreement, except where the failure to file would not have a Material Adverse Effect on United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole. Except as may be set forth in the United Bancorp and Douglas National Bank Disclosure Letter, United Bancorp, Douglas National Bank and their respective subsidiaries have paid or have adequately reserved or have made adequate accruals (in accordance with generally accepted accounting principles) with respect to all taxes, interest and penalties shown to be owing on all such returns and reports. The United Bancorp and Douglas National Bank Disclosure Letter sets forth, as of the date of this Agreement, the following information with respect to United Bancorp, Douglas National Bank and their respective subsidiaries: (i) the most recent tax year through which the IRS has completed its examination of such corporation, (ii) whether there is an examination pending by the IRS with respect to such corporation and, if so, the tax years involved, (iii) whether such corporation has executed or filed with the IRS any agreement which is still in effect extending the period for assessment and collection of any federal tax and, if so, the tax years covered by such agreement and the expiration date of such extension, and (iv) whether there are any existing material disputes as to state, local or foreign taxes. Except as may be set forth in the United Bancorp and Douglas National Bank Disclosure Letter, there are no liens for federal, state, local or foreign taxes upon the assets of United Bancorp, Douglas National Bank or their respective subsidiaries, except for statutory liens for taxes and assessments not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings. Except as may be set forth in the United Bancorp and Douglas National Bank Disclosure Letter, none of United Bancorp, Douglas National Bank or any of their respective subsidiaries is a party to any action or proceeding, nor to the best of their knowledge is any such action or proceeding threatened, by any Governmental Entity for the assessment or collection of taxes which are material in amount, and no deficiency notices or reports have been received by United Bancorp, Douglas National Bank or any of their respective subsidiaries in respect of any material deficiencies for any tax, assessment, or government charges.

         After the date of this Agreement, United Bancorp and Douglas National Bank will promptly notify PremierWest Bancorp and Bank of Southern Oregon of (i) the commencement or threat of any such action or proceeding involving an amount of taxes material to United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole, and (ii) the receipt by United Bancorp, Douglas National Bank or any of their respective subsidiaries of any such deficiency notices or reports in respect of any material deficiencies.

         4.9.     EMPLOYEE PLANS; EMPLOYEES.

                  4.9.1. All employee bonus, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase, employee stock ownership, stock appreciation rights, savings, consulting, severance, collective bargaining, group insurance, fringe benefit and other employee benefit, incentive and welfare plans, policies, contracts and arrangements and all trust agreements related thereto, now in effect and relating to any present or former directors, officers or employees of United Bancorp, Douglas National Bank or their respective subsidiaries, regardless of whether described in Section 3(3) of ERISA ("United Bancorp Employee Plans"), are identified in the United Bancorp and Douglas National Bank Disclosure Letter. United Bancorp and Douglas National Bank have delivered to PremierWest Bancorp and Bank of Southern Oregon with the United Bancorp and Douglas National Bank Disclosure Letter copies of all United Bancorp Employee Plans, in each case as in effect on the date of this Agreement.

                  4.9.2. Except as may be set forth in the United Bancorp and Douglas National Bank Disclosure Letter, all United Bancorp Employee Plans have been maintained, operated and administered in substantial compliance with their terms, and United Bancorp, Douglas National Bank, their respective subsidiaries and all of the United Bancorp Employee Plans currently comply and have at all relevant times complied in all material respects with ERISA, the Code, and any other applicable laws. With respect to each United Bancorp Employee Plan that is a pension plan (as defined in Section 3(2) of ERISA): (a) except as may be set forth in the United Bancorp and Douglas National Bank Disclosure Letter, each pension plan (and any trust relating thereto) intended to be a qualified plan under Section 401(a) of the Code either has been determined by the IRS to be so qualified or is the subject of a pending application for such determination that was timely filed, (b) except as may be set forth in the United Bancorp and Douglas National Bank Disclosure Letter, would be fully funded (calculated using the interest rate and other actuarial assumptions mandated by the PBGC) if terminated at the Effective Time, and there is no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS, (c) no reportable event described in Section 4043 of ERISA has occurred, (d) except as may be set forth in the United Bancorp and Douglas National Bank Disclosure Letter, no defined benefit plan has been terminated, nor has the PBGC instituted proceedings to terminate a defined benefit plan or to appoint a trustee or administrator of a defined benefit plan, and no circumstances exist that constitute grounds under Section 4042 of ERISA entitling the PBGC to institute any such proceedings, and (e) no pension plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA. With respect to any qualified benefit plan purporting to be an employee stock ownership plan (as defined in Section 4975(e)(7) of the Code) (an "ESOP Qualified Benefit Plan"), such ESOP Qualified Benefit Plan satisfies the requirements of Section 4975(e)(7) of the Code and is in material compliance with the applicable qualification requirements of Section 409 of the Code. Any capital stock of United Bancorp acquired by an ESOP Qualified Benefit Plan meets the definition of "employer securities" set forth in Sections 409(l) and 4975 of the Code.

                  4.9.3. Except as may be set forth in the United Bancorp and Douglas National Bank Disclosure Letter, no United Bancorp Employee Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service (other than (i) temporary coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of United Bancorp or Douglas National Bank, or (iv) benefits the full cost of which are borne by the current or former employee (or his or her beneficiary)).

                  4.9.4. United Bancorp has not defaulted in any of its material obligations to the United Bancorp Employee Stock Ownership Plan, and the United Bancorp Employee Stock Ownership Plan has not defaulted in any obligations to which it may be subject, whether as a result of borrowings or otherwise. All principal, interest and other payments required to be made by the United Bancorp Employee Stock Ownership Plan under borrowings or other agreements to which it may be subject have been made as and when due. Except as may be set forth in the United Bancorp and Douglas National Bank Disclosure Letter, the execution and delivery of this Agreement by United Bancorp and Douglas National Bank, consummation by them of the transactions contemplated hereby or compliance by them with any of the provisions hereof will not (a) conflict with or result in any breach of any provision of the United Bancorp Employee Stock Ownership Plan and related trust, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the United Bancorp Employee Stock Ownership Plan and related trust under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the United Bancorp Employee Stock Ownership Plan is a party or to which it or any of its properties or assets may be subject, or (c) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the United Bancorp Employee Stock Ownership Plan or any of its properties or assets. Consistent with Article 5 of this Agreement, the United Bancorp Employee Stock Ownership Plan and Trust shall be terminated as promptly as practicable after execution of this Agreement.

                  4.9.5. Except as may be set forth in the United Bancorp and Douglas National Bank Disclosure Letter, all employees of United Bancorp, Douglas National Bank and each of their respective subsidiaries are "at will" and there are no employment, consulting, severance or like agreements, written or oral, expressed or implied. Copies of all written employment, consulting, severance or similar contracts between United Bancorp, Douglas National Bank or any of their respective subsidiaries, on one hand, and any officer, employee or consultant of United Bancorp, Douglas National Bank or any of their respective subsidiaries, on the other, are included as attachments to the United Bancorp and Douglas National Bank Disclosure Letter. The United Bancorp and Douglas National Bank Disclosure Letter contains a summary of the material terms of any and all such contracts that are not in writing.

         4.10. MATERIAL CONTRACTS AND INSURANCE. Except as may be set forth in the United Bancorp and Douglas National Bank Disclosure Letter, none of United Bancorp, Douglas National Bank or any of their respective subsidiaries is, as of the date of this Agreement, a party to, or is bound by, (a) any material lease not made in the ordinary course of business, (b) any agreement, arrangement, or commitment not made in the ordinary course of business which materially restricts the conduct of any line of business that is material to United Bancorp, Douglas National Bank or any of their respective subsidiaries, (c) any benefit agreements providing for aggregate payments to any person in any calendar year in excess of $10,000, (d) any material agreement, indenture or other instrument not specifically disclosed in the United Bancorp Financial Statements relating to the borrowing of money by United Bancorp, Douglas National Bank or any of their respective subsidiaries or the guarantee by United Bancorp, Douglas National Bank or any of their respective subsidiaries of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business), (e) any agreement, arrangement or commitment with or to a labor union or (f) any other contract or agreement or amendment thereto of a kind that would be required to be filed as an exhibit to a Form 10-K with the Securities and Exchange Commission by United Bancorp if United Bancorp's duty to file such reports had not been suspended (the agreements and other documents referred to in clauses
(a) through (e) of this sentence, collectively, the "United Bancorp Contracts"). Without in any way limiting the generality of the foregoing, the United Bancorp Contracts shall be deemed to include any material agreement or agreements for data processing or similar services. Except as stated in the United Bancorp and Douglas National Bank Disclosure Letter, none of United Bancorp, Douglas National Bank or any of their respective subsidiaries is in default under any United Bancorp Contract, which default is reasonably likely to have, either individually or in the aggregate with all other such defaults, a Material Adverse Effect on United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

         Copies of all insurance policies maintained by United Bancorp or Douglas National Bank on their business or material properties and assets, as well as a copy of any director and officer liability insurance policy(ies) maintained by United Bancorp or Douglas National Bank, are included as attachments to the United Bancorp and Douglas National Bank Disclosure Letter.

         4.11. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as may be set forth in the United Bancorp and Douglas National Bank Disclosure Letter, since December 31, 1998 to the date of this Agreement, there has not been any change in the financial condition, results of operations or business of United Bancorp, Douglas National Bank or any of their respective subsidiaries that either individually or in the aggregate has had or is reasonably expected to have a Material Adverse Effect on United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole. Since June 30, 1999, Douglas National Bank has maintained an adequate reserve for possible loan losses.

         4.12. LITIGATION. Except as may be disclosed in the United Bancorp and Douglas National Bank Disclosure Letter, there is no litigation, action, arbitration or proceeding pending or, to the best knowledge of United Bancorp and Douglas National Bank, threatened against or affecting United Bancorp, Douglas National Bank or any of their respective subsidiaries which, either individually or in the aggregate, is having, or insofar as reasonably can be foreseen will have, a Material Adverse Effect on United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator, outstanding against United Bancorp, Douglas National Bank or any of their respective subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

         4.13. COMPLIANCE WITH LAWS AND ORDERS. Except as may be disclosed in the United Bancorp and Douglas National Bank Disclosure Letter, the businesses of United Bancorp, Douglas National Bank and their respective subsidiaries are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity (including, without limitation, zoning ordinances, building codes, and environmental, civil rights, and occupational health and safety laws and regulations and, in the case of Douglas National Bank, all statutes, rules and regulations pertaining to the conduct of such business), except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole. Except as may be set forth in the United Bancorp and Douglas National Bank Disclosure Letter, no investigation or review by any Governmental Entity with respect to United Bancorp, Douglas National Bank or any of their respective subsidiaries outside the ordinary course of business and not generally applicable to entities engaged in the same business is pending or, to the knowledge of United Bancorp and Douglas National Bank, threatened, nor has any Governmental Entity indicated an intention to conduct the same in each case other than those the outcome of which will not have a Material Adverse Effect on United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole.

         Except as may be disclosed in the United Bancorp and Douglas National Bank Disclosure Letter, each of United Bancorp, Douglas National Bank and their respective subsidiaries has taken or caused to be taken all actions required to be taken in order to ensure that their mission-critical internal and external systems are substantially Year 2000 compliant. Douglas National Bank has not received a rating of less than satisfactory as a result of any regulatory examination or assessment of Douglas National Bank's Year 2000 compliance, and any deficiencies noted in any report of regulatory examination or assessment of Douglas National Bank have been or are being addressed in the manner and within the time frames required by such report.

         4.14. AGREEMENTS WITH REGULATORS. As of the date of this Agreement, except as may be disclosed in the United Bancorp and Douglas National Bank Disclosure Letter, none of United Bancorp, Douglas National Bank or any of their respective subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity outside the ordinary course of business and not generally applicable to entities engaged in the same business, including, without limitation, cease- and-desist orders of any regulatory authority, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of United Bancorp, Douglas National Bank or any of their respective subsidiaries been advised by any Governmental Entity that it is contemplating issuing, requiring, or requesting (or is considering the appropriateness of issuing, requiring or requesting) any such order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertaking. Except as set forth in the United Bancorp and Douglas National Bank Disclosure Letter, there are no (i) material violations, or (ii) violations with respect to which refunds or restitutions which are material in amount to United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole, may be required, cited in any compliance report to United Bancorp, Douglas National Bank or their respective subsidiaries as a result of an examination by any regulatory authority.

         4.15. OWNERSHIP OF BANK OF SOUTHERN OREGON STOCK. Except as may be disclosed in the United Bancorp and Douglas National Bank Disclosure Letter, as of the date of this Agreement, none of United Bancorp, Douglas National Bank or any of their respective subsidiaries nor, to the best of United Bancorp and Douglas National Bank's knowledge, any of their affiliates or associates (i) beneficially owns directly or indirectly, or (ii) are parties to any agreement, arrangement or commitment for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Bank of Southern Oregon common stock (other than any shares of Bank of Southern Oregon common stock held in a fiduciary, trust, custodial or agency capacity by Douglas National Bank) which in the aggregate, represent 1% or more of the outstanding shares of Bank of Southern Oregon common stock.

         4.16. FEES. Except for fees paid and payable to Hoefer & Arnett Incorporated, neither United Bancorp nor Douglas National Bank has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

         4.17. UNITED BANCORP AND DOUGLAS NATIONAL BANK BOARD AND SHAREHOLDER ACTIONS; FAIRNESS OPINION; ANTITAKEOVER PROVISIONS.

                  4.17.1. At a meeting duly called and held, the Board of Directors of each of United Bancorp and Douglas National Bank has by the requisite vote (i) determined that the Merger and the other transactions contemplated hereby are advisable and in the best interests of United Bancorp, Douglas National Bank and their shareholders, (ii) authorized and approved this Agreement and the transactions contemplated hereby, and (iii) directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the holders of United Bancorp common stock entitled to vote thereon at the United Bancorp Shareholders' Meeting, and by United Bancorp as sole shareholder of Douglas National Bank.

                  4.17.2. Hoefer & Arnett Incorporated, United Bancorp's financial advisor, has provided the Board of Directors of United Bancorp with its written opinion that, as of the date of the Board meeting, the Merger Consideration is fair from a financial point of view to the shareholders of United Bancorp.

                  The written opinion of Hoefer & Arnett Incorporated shall be updated to the date of the Prospectus/Joint Proxy Statement, and it shall be included in the Registration Statement as an attachment to such Prospectus/Joint Proxy Statement and delivered therewith to shareholders of United Bancorp.

                  4.17.3. United Bancorp and its Board of Directors have taken all requisite action such that the provisions of any applicable "freezeout," "fair price," "moratorium," "control share acquisition," "business combination" or other similar antitakeover statute or regulation enacted under the laws of Oregon, or similar provisions of United Bancorp's Articles of Incorporation, as amended, or Bylaws, including but not limited to "fair- price" provisions and shareholder rights plans, are not applicable to this Agreement or the transactions contemplated by this Agreement. There is no agreement to which United Bancorp is a party that (i) prohibits or restricts United Bancorp's ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, or (ii) would have the effect of invalidating or voiding this Agreement or any provisions hereof.

         4.18. VOTE REQUIRED. The affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the outstanding shares of United Bancorp common stock is the only vote of the holders of any class or series of United Bancorp capital stock necessary to approve this Agreement and the transactions contemplated hereby. The affirmative vote or written consent of United Bancorp as sole shareholder of Douglas National Bank is the only shareholder action necessary to approve this Agreement and the transactions contemplated hereby on the part of Douglas National Bank.

         4.19. CONDUCT OF BUSINESS. Except as may be disclosed in the United Bancorp and Douglas National Bank Disclosure Letter, from and after December 31, 1998 to the date of this Agreement: (a) United Bancorp, Douglas National Bank and their respective subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their current practices, (b) United Bancorp has not issued or sold any of its capital stock or any corporate debt securities which would be classified as long-term debt on the balance sheets of United Bancorp, (c) United Bancorp has not granted any option or issued, sold or granted any warrants to acquire any of its capital stock, effected any stock split, or otherwise changed its authorized capitalization,
(d) United Bancorp has not declared, set aside, or paid any dividend or other distribution in respect of its capital stock, or, directly or indirectly, redeemed or otherwise acquired any of its capital stock, except regular quarterly cash dividends (based upon historic precedent and consistent with past practice), (e) United Bancorp has neither incurred nor prepaid any corporate debt securities or instruments which are or would be classified as long-term debt on the balance sheet of United Bancorp, (f) none of United Bancorp, Douglas National Bank or any of their respective subsidiaries has sold, assigned, transferred, or otherwise disposed of to a third party (i) equity securities in or issued by Douglas National Bank, (ii) branch offices of Douglas National Bank, (iii) assets constituting any other line of business, or (iv) any of its other material properties or assets other than for a fair consideration in the ordinary course of business, (g) none of United Bancorp, Douglas National Bank or any of their respective subsidiaries has purchased or otherwise acquired from a third party equity securities in or issued by such third party other than in the ordinary course of business, branch offices of such third party, assets constituting any other line of business, or any other material properties or assets outside the ordinary course of its business, (h) none of United Bancorp, Douglas National Bank or any of their respective subsidiaries has: increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except under existing plans and policies and consistent with past practices, entered into any new, or amended or supplemented any existing, or secured, collateralized, or funded any, employment, management, consulting, deferred compensation, severance, or other similar contract, entered into, terminated, or substantially modified any United Bancorp Employee Plan in respect of any of its present or former directors, officers, or other employees, or agreed to do any of the foregoing, and (i) none of United Bancorp, Douglas National Bank or any of their respective subsidiaries has entered into any material transaction, contract, lease, agreement or commitment requiring the approval of their respective Boards of Directors, or amended, modified or terminated any material contract, lease or other agreement to which it is a party in a manner requiring the approval of their respective Boards of Directors.

         4.20. ENVIRONMENTAL MATTERS. When used in this Section, the term loan portfolio properties and other properties owned means those properties owned, operated or managed (including those held in trust) by United Bancorp, Douglas National Bank or any of their respective subsidiaries.

         Except as may be set forth in United Bancorp and Douglas National Bank Disclosure Letter, to the best of United Bancorp and Douglas National Bank's knowledge: (i) none of United Bancorp, Douglas National Bank or any of their respective subsidiaries has been or is in violation of or liable under any Environmental Law, except for any such violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole; and (ii) none of the loan portfolio properties and other properties owned by United Bancorp, Douglas National Bank or their respective subsidiaries is, or since such properties have been owned, operated or managed by United Bancorp, Douglas National Bank or their respective subsidiaries have been, in violation of any Environmental Law, except for any such violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole. Except as may be set forth in United Bancorp and Douglas National Bank Disclosure Letter, there are no actions, suits, demands, notices, claims, investigations or proceedings pending, or to the best of United Bancorp and Douglas National Bank's knowledge threatened, relating to the liability of the loan portfolio properties and other properties owned by United Bancorp, Douglas National Bank or their respective subsidiaries under any Environmental Law, including, without limitation, any notices, demand letters or requests for information from any federal, state or local environmental agency relating to any such liabilities under or violations of Environmental Law.

         4.21. MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in the United Bancorp and Douglas National Bank Disclosure Letter, no officer or director of either of United Bancorp or Douglas National Bank, or any "associate" (as such term is defined in Rule 14a-1 under the Securities Exchange Act of 1934) of any such officer or director, has any material interest in any material contracts or property (real or personal), tangible or intangible, used in or pertaining to the business of United Bancorp, Douglas National Bank or their respective subsidiaries.

                                    ARTICLE 5
                                    COVENANTS

         5.1.     ACQUISITION PROPOSALS AND NEGOTIATIONS.

         (a) From and after the date hereof, United Bancorp and Douglas National Bank shall not, directly or indirectly, solicit, initiate, discuss or negotiate any proposals or offers from any person other than Bank of Southern Oregon relating to any acquisition or purchase of all or a material amount of the assets of, or any equity securities of, or any merger, consolidation or business combination with, United Bancorp or Douglas National Bank (such transactions being referred to herein as "Acquisition Transactions"), and each of United Bancorp and Douglas National Bank shall instruct and otherwise use its diligent efforts to cause their respective officers, directors, employees, agents, affiliates and advisors not to, directly or indirectly, solicit, initiate, discuss or negotiate any Acquisition Transactions except with PremierWest Bancorp and Bank of Southern Oregon; provided, however, that nothing contained in this Section shall prohibit:

                  (i) United Bancorp from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited proposal of an Acquisition Transaction if and to the extent that,

                           (a) the Board of Directors of United Bancorp, after consultation with United Bancorp's counsel and financial advisor, has determined in good faith that such action is or may reasonably be required for the directors of United Bancorp to fulfill their fiduciary duties and obligations to United Bancorp shareholders under Oregon law, taking into consideration the acquisition process and the transactions contemplated hereby, and

                           (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, United Bancorp provides immediate written notice to PremierWest Bancorp and Bank of Southern Oregon at least two business days prior to furnishing information to, or entering into discussions or negotiations with, such a person or entity, or

                  (ii) the Board of Directors of United Bancorp from failing to make, withdrawing or modifying its recommendation referred to in Section 5.14 following receipt of a proposal for an Acquisition Transaction if the Board of Directors of United Bancorp, after consultation with United Bancorp's counsel and financial advisor, has determined in good faith that such action is or may reasonably be required for the directors of United Bancorp to fulfill their fiduciary duties and obligations to United Bancorp shareholders under Oregon law, taking into consideration the acquisition process and the transactions contemplated hereby.

         If United Bancorp, Douglas National Bank or any of their officers, directors or representatives receives any contact, either oral or written, from a third party or its representative regarding an Acquisition Transaction after the date of this Agreement and until May 1, 2000, United Bancorp and Douglas National Bank shall immediately notify PremierWest Bancorp and Bank of Southern Oregon of such contact, and provide such information requested by PremierWest Bancorp or Bank of Southern Oregon, including but not limited to the name of the party or parties, and all details related thereto. United Bancorp and Douglas National Bank shall have a continuing obligation to provide information to PremierWest Bancorp and Bank of Southern Oregon regarding any additional or continuing contacts. Any writings received by United Bancorp or Douglas National Bank or by any officer, director or representative thereof, shall be immediately provided to PremierWest Bancorp and Bank of Southern Oregon by facsimile, regardless of such writing being marked confidential or otherwise.

         If United Bancorp receives an opinion from United Bancorp's counsel pursuant to this Section 5.1(a), United Bancorp shall provide a copy of such opinion to PremierWest Bancorp and Bank of Southern Oregon, unless United Bancorp and its counsel determine that such opinion is protected by the attorney-client privilege.

         For purposes of this Section 5.1, the term "discussions" does not include conversations at the meeting in which an unsolicited acquisition offer is first delivered to United Bancorp by a third party.

         (b) If, within six months after the date hereof, the Board of Directors of United Bancorp or Douglas National Bank accepts in any manner a proposal for an Acquisition Transaction (including any acceptance occurring after the termination of this Agreement, unless this Agreement is terminated pursuant to
Section 8.1.1(a) through (d), Section 8.1.1(f) or Section 8.1.2), United Bancorp shall pay to PremierWest Bancorp and Bank of Southern Oregon an aggregate of $2,000,000 in immediately available federal funds upon the execution of any agreement with a third party for an Acquisition Transaction (regardless of when the consummation of such Acquisition Transaction occurs). This payment shall be in lieu of any other claim against United Bancorp, Douglas National Bank or their subsidiaries that PremierWest Bancorp or Bank of Southern Oregon may have at law or in equity arising out of or in connection with this Agreement. If requested by United Bancorp and Douglas National Bank, PremierWest Bancorp and Bank of Southern Oregon shall execute and deliver a release of all claims against United Bancorp, Douglas National Bank and their respective subsidiaries at the time of such payment by United Bancorp.

         5.2. INTERIM OPERATIONS OF UNITED BANCORP AND DOUGLAS NATIONAL BANK. During the period from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement, as required by law, as set forth in the United Bancorp and Douglas National Bank Disclosure Letter, or as otherwise approved in writing by PremierWest Bancorp and Bank of Southern Oregon (which approval shall not be unreasonably withheld):

                  5.2.1. CONDUCT OF BUSINESS. United Bancorp and Douglas National Bank shall, and shall cause their respective subsidiaries to, conduct their respective businesses only in, and not take any action except in, the ordinary course of business substantially consistent with current practices (which practices include any workout arrangements for troubled loans and real estate development assets). United Bancorp and Douglas National Bank shall use all reasonably diligent efforts to (i) maintain and preserve intact the business organization of United Bancorp and Douglas National Bank, keep available the services of its and their present officers and employees, and keep the branch operations fully staffed with competent employees, (ii) preserve the goodwill of those having business relationships with United Bancorp or Douglas National Bank, (iii) maintain and keep their properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear, (iv) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it; provided, however, if any such insurance (including, without limitation, directors' and officers' liability insurance) is canceled or not renewable at its expiration at current or standard rates, United Bancorp and Douglas National Bank shall consult with Bank of Southern Oregon to determine whether to exercise United Bancorp and Douglas National Bank's right to extend the discovery period and in evaluating available alternatives to replace the current insurance; and provided further, that United Bancorp and Douglas National Bank shall take such action as is reasonably necessary to cause the directors' and officers' liability insurance coverage of United Bancorp and Douglas National Bank to include coverage of claims arising from factors or events that occurred on or before the Effective Time, including but not limited to claims arising from the transactions contemplated by this Agreement (and with a rider insuring such persons for any claim arising under the securities laws),
(v) perform in all material respects all obligations required to be performed by United Bancorp, Douglas National Bank and their respective subsidiaries under all material contracts, leases and documents relating to or affecting their assets, properties, and business, and (vi) comply with and perform in all material respects all obligations and duties imposed by all material federal, state, municipal, and local laws, and all rules, regulations and orders imposed by federal, state, municipal or local governmental agencies.

                  5.2.2. NEGATIVE COVENANTS. Except as necessary to perform its obligations under this Agreement, neither United Bancorp nor Douglas National Bank shall make any change or amendment to, or to repeal, their articles of incorporation, articles of association or bylaws. From and after the date of this Agreement, neither United Bancorp nor Douglas National Bank shall enter into any loan or credit commitment (including standby letters of credit) with any person or entity if such loan or commitment would exceed (i) $250,000 as an unsecured loan or investment, or (ii) $500,000 as a residential, commercial or commercial real estate loan without first consulting with PremierWest Bancorp and Bank of Southern Oregon; provided, however, that nothing in this paragraph shall prohibit United Bancorp or Douglas National Bank from honoring any contractual obligation in existence on the date of this Agreement. From and after the date of this Agreement, neither United Bancorp nor Douglas National Bank shall enter into any venture capital or similar investment, other than the purchase of mortgage-backed securities from Freddie Mac, Fannie Mae or Ginnie Mae. After the date upon which all conditions to the obligations of United Bancorp and Douglas National Bank to consummate the Merger have been waived or satisfied by the appropriate party, neither United Bancorp, Douglas National Bank nor DNB Mortgage Company shall enter into any consumer loan or consumer credit commitment except on a basis that is consistent with the consumer loan underwriting standards of Bank of Southern Oregon.

                  Neither United Bancorp nor Douglas National Bank shall sell, assign, transfer or otherwise dispose of to a third party, (i) branch offices of Douglas National Bank, or (ii) any of its material properties or assets outside of the ordinary course of business. Neither United Bancorp nor Douglas National Bank shall purchase or otherwise acquire from a third party, branch offices of such third party, assets constituting any other line of business, or any other material properties or assets outside the ordinary course of its business. None of United Bancorp, Douglas National Bank or any of their respective subsidiaries shall enter into any transaction, contract, lease, agreement or commitment (or any amendment to any transaction, contract, lease, agreement or commitment) outside of the ordinary course of business which is material to United Bancorp, Douglas National Bank and their respective subsidiaries, taken as a whole; provided, however, that nothing in this paragraph shall prohibit United Bancorp or Douglas National Bank from honoring any contractual commitment in existence on the date of this Agreement.

                  5.2.3. CAPITAL STOCK. Other than the issuance of United Bancorp common stock upon exercise of outstanding options, as set forth in the Prospectus/Joint Proxy Statement, United Bancorp and Douglas National Bank shall not issue or sell any shares of capital stock or any other securities of either of them or issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, commitment or arrangement with respect to the issuance of, any shares of capital stock or any other securities of either of them or enter into any arrangement, contract or commitment with respect to the purchase or voting of shares of their capital stock, or adjust, split, combine or reclassify any of their capital stock or other securities or make any other changes in their capital structures; provided, however, that nothing in this Agreement shall be deemed to prohibit
(i) issuance of shares of United Bancorp common stock upon the valid exercise of options, to the extent such options were issued and outstanding on the date hereof, or (ii) granting in the normal course of business consistent with past practice of United Bancorp options to acquire up to 32,000 shares of common stock of United Bancorp to certain directors. None of United Bancorp, Douglas National Bank or any of their respective subsidiaries shall acquire beneficial ownership of any class of equity securities or any similar interests of any corporation, bank, business, trust, association or similar organization.

                  5.2.4. DIVIDENDS. United Bancorp and Douglas National Bank shall not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock of either of them, except (to the extent legally permitted) for dividends paid by Douglas National Bank to United Bancorp with respect to Douglas National Bank's capital stock consistent with past practice. From the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, United Bancorp shall not, without the prior written consent of PremierWest Bancorp and Bank of Southern Oregon, make any changes in its dividend policies.

                  5.2.5. EMPLOYEE PLANS, COMPENSATION AND BONUSES. (a) Except as is necessary to comply with the Code or as contemplated in this Agreement, United Bancorp and Douglas National Bank shall not: adopt or amend any employee bonus, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase, employee stock ownership, stock appreciation rights, savings, consulting, severance, collective bargaining, group insurance, fringe benefit or other employee benefit, incentive and welfare plans, policies, contracts and arrangements and trust agreements related thereto, employment or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any present or former director, officer or employee of United Bancorp or Douglas National Bank; increase the compensation or fringe benefits of any present or former director, officer or employee; pay any bonus, compensation or benefit not required by any existing plan or arrangement or in a manner inconsistent with past practices (including, without limitation, the granting of stock options or stock rights) take any action or grant any benefit not required under the terms of any existing agreements, trusts, plans, funds or other such arrangements, except as set forth in the United Bancorp and Douglas National Bank Disclosure Letter; or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                  Notwithstanding the restrictions contained in this Section, United Bancorp and Douglas National Bank may grant individual annual increases to officers and employees in accordance with past practices, up to a total of 3% of the total annual compensation of all officers and employees, excluding from such total the aggregate of the compensation for employees of United Bancorp or Douglas National Bank who are parties to an employment agreement.

                  (b) If PremierWest Bancorp or Bank of Southern Oregon so requests, United Bancorp and Douglas National Bank shall develop a plan and timetable for terminating any or all of the United Bancorp Employee Plans, and, with the advance written approval of PremierWest Bancorp and Bank of Southern Oregon, shall proceed with the implementation of said termination plan and timetable; provided, however, that such terminations will not adversely affect qualification of such plans under the Code.

                  (c) At least sixty (60) days prior to the Effective Time, United Bancorp and Douglas National Bank shall provide to PremierWest Bancorp and Bank of Southern Oregon documentation reasonably satisfactory to PremierWest Bancorp and Bank of Southern Oregon demonstrating that the applicable requirements of Sections 404, 412, 415, 416, 401(k) and (m) of the Code have been satisfied by all of United Bancorp Employee Plans for the 1996, 1997 and 1998 plan years.

                  (d) With respect to any United Bancorp Employee Plan that provides for vesting of benefits, there shall be no discretionary acceleration of vesting without PremierWest Bancorp's and Bank of Southern Oregon's consent, regardless of whether such discretionary acceleration of vesting is provided under the terms of the plan; provided, however, that a United Bancorp Employee Plan providing by its terms for an acceleration of vesting upon a change in control of United Bancorp shall not be deemed to involve a discretionary acceleration of vesting and vesting thereunder shall accelerate as of the Effective Time or any later date as provided therein.

                  (e) If the United Bancorp Employee Stock Ownership Plan has not been previously terminated, United Bancorp and Douglas National Bank shall take all actions necessary to freeze the plan as of a date at least thirty (30) days prior to the Effective Time, such that no further contributions (including employee 401(k) contributions) shall be made under the plan, and to terminate the plan and cause distribution of plan assets to beneficiaries prior to the Effective Time.

                  5.2.6. CONFORMING ACCOUNTING AND RESERVE POLICIES; EXPENSES. After the shareholders of Bank of Southern Oregon and United Bancorp have approved and adopted this Agreement and the transactions contemplated hereby and after the receipt of necessary regulatory approvals, on or before the Closing, and at Bank of Southern Oregon's request, United Bancorp and Douglas National Bank shall cause Douglas National Bank to promptly establish and take such reserves and accruals to conform the Douglas National Bank's loan, accrual and reserve policies to Bank of Southern Oregon's policies; shall cause Douglas National Bank to promptly establish and take such accruals, reserves and charges in order to implement such polices in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write down of various assets and other appropriate accounting adjustments; and Douglas National Bank shall promptly recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, to the extent permitted by law and consistent with generally accepted accounting principles and with the fiduciary duties of the officers and directors of United Bancorp and Douglas National Bank.

         5.3. INTERIM OPERATIONS OF BANK OF SOUTHERN OREGON. During the period from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement, as required by law, or as otherwise approved by United Bancorp and Douglas National Bank (which shall not be unreasonably withheld) in writing, each of PremierWest Bancorp and Bank of Southern Oregon shall conduct its business in such a manner so as not to materially interfere with PremierWest Bancorp's or Bank of Southern Oregon's ability to consummate the Merger, the Subsidiary Merger and the Share Exchange, delay the Effective Time or have a Material Adverse Effect upon the transactions contemplated by the Agreement, and shall conduct business only in, and not take any action except in, the ordinary course of business substantially consistent with current practices (which practices include any workout arrangements for troubled loans and real estate development assets). PremierWest Bancorp and Bank of Southern Oregon shall use all reasonably diligent efforts to (i) maintain and preserve intact the business organization of PremierWest Bancorp and Bank of Southern Oregon, keep available the services of its and their present officers and employees, and keep the branch operations fully staffed with competent employees, (ii) preserve the goodwill of those having business relationships with PremierWest Bancorp and Bank of Southern Oregon, (iii) maintain and keep their properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear, (iv) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it, (v) perform in all material respects all obligations required to be performed by PremierWest Bancorp and Bank of Southern Oregon and their subsidiaries under all material contracts, leases and documents relating to or affecting their assets, properties, and business, and (vi) comply with and perform in all material respects all obligations and duties imposed by all material federal, state, municipal, and local laws, and all rules, regulations and orders imposed by federal, state, municipal or local governmental agencies.

         5.4. EMPLOYMENT MATTERS. Neither PremierWest Bancorp nor Bank of Southern Oregon is required to hire any employees of United Bancorp or Douglas National Bank, but may if it so desires; provided, however, that PremierWest Bancorp and Bank of Southern Oregon shall enter into employment agreements with up to three officers of United Bancorp designated by United Bancorp to serve as officers of PremierWest Bancorp and Bank of Southern Oregon after the Effective Time, and the President and Chief Executive Officer and the Executive Vice President, Chief Operating Officer and Secretary of Bank of Southern Oregon shall continue to serve in those capacities with PremierWest Bancorp and Bank of Southern Oregon after the Effective Time. All persons employed by PremierWest Bancorp or Bank of Southern Oregon as of the Effective Time who do not have an employment agreement with PremierWest Bancorp or Bank of Southern Oregon will remain "at will" employees, meaning that their employment can be terminated for any reason or no reason.

                  Following the Effective Time, the employee benefit programs to be available and applicable to the persons who were employees of United Bancorp or Douglas National Bank, and who become employees of Bank of Southern Oregon, are as follows:

                  (i) Savings Plans. Bank of Southern Oregon maintains the Bank of Southern Oregon 401(k) Profit Sharing Plan (the "Bank of Southern Oregon 401K Plan"). At the Effective Time, Bank of Southern Oregon will credit the United Bancorp and Douglas National Bank employees who become employees of Bank of Southern Oregon, for purposes of the Bank of Southern Oregon 401K Plan, with all service with United Bancorp or Douglas National Bank for purposes of determining their eligibility to participate in such plan and the vested portion of their respective accrued benefits under such plan.

                  (ii) Health Care Plans. At such time on or after the Effective Time as Bank of Southern Oregon shall deem appropriate, Bank of Southern Oregon will provide United Bancorp and Douglas National Bank employees hired by Bank of Southern Oregon with such coverage under the Bank of Southern Oregon health care plan as Bank of Southern Oregon then provides its employees, with all service with United Bancorp and Douglas National Bank credited for purposes of determining such employee's eligibility to participate in such plan and without any "prior existing condition" exclusion.

                  No benefits currently provided United Bancorp or Douglas National Bank employees that exceed benefits provided by Bank of Southern Oregon will be grandfathered or provided, unless otherwise specifically agreed to by Bank of Southern Oregon in writing or unless required by law. Other than otherwise expressly stated herein, Bank of Southern Oregon shall not assume any other health care benefit plans or benefits. Bank of Southern Oregon retains any existing right to amend or terminate any such plan, provided such right has been reserved by the plan sponsor in the plan document or otherwise and provided that such right currently exists.

                  (iii) Other Benefit Plans. At such time on or promptly after the Effective Time as Bank of Southern Oregon shall deem appropriate, Bank of Southern Oregon shall provide former United Bancorp or Douglas National Bank employees with such coverage under the Bank of Southern Oregon benefit plans and programs as are generally provided to all employees of Bank of Southern Oregon. All service with United Bancorp or Douglas National Bank shall be credited for purposes of vesting and determining a former United Bancorp or Douglas National Bank employee's eligibility to participate in such other benefit plans. No benefits currently provided to United Bancorp or Douglas National Bank employees that exceed the benefits provided by Bank of Southern Oregon will be grandfathered or provided, unless otherwise specifically agreed to by Bank of Southern Oregon in writing or unless required by law.

         Notwithstanding anything contained herein to the contrary, no third party shall have a right to enforce the provisions of this Section 5.4 or assert any claim hereunder.

         5.5. ACCESS, INFORMATION AND CONFIDENTIALITY. (a) The parties hereto acknowledge that the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter and the United Bancorp and Douglas National Bank Disclosure Letter are incomplete and have not been delivered as of the date of this Agreement, and with limited opportunity to conduct customary due diligence investigations of each other, the parties hereto have relied principally or exclusively upon publicly available information. PremierWest Bancorp and Bank of Southern Oregon shall complete and deliver to United Bancorp and Douglas National Bank the PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter no later than 21 days after the date of execution of this Agreement. United Bancorp and Douglas National Bank shall complete and deliver to PremierWest Bancorp and Bank of Southern Oregon the United Bancorp and Douglas National Bank Disclosure Letter no later than 21 days after the date of execution of this Agreement. During that 21-day period, each of United Bancorp and Douglas National Bank, on one hand, and PremierWest Bancorp and Bank of Southern Oregon, on the other, may conduct such due diligence investigations of the other as reasonably requested, during normal business hours. Conduct of such investigations by United Bancorp or Douglas National Bank shall not relieve PremierWest Bancorp or Bank of Southern Oregon of their obligation to provide to United Bancorp and Douglas National Bank an accurate and complete PremierWest Bancorp and Bank of Southern Oregon Disclosure Letter, and conduct of such investigations by PremierWest Bancorp and Bank of Southern Oregon shall not relieve United Bancorp and Douglas National Bank of their obligation to provide to PremierWest Bancorp and Bank of Southern Oregon an accurate and complete United Bancorp and Douglas National Bank Disclosure Letter. Provided the parties' respective disclosure letters are delivered on or before the 21st day after execution of this Agreement, (i) the representations and warranties in this Agreement that are qualified by reference to the disclosure letters shall, to that extent, not be deemed to have been breached if information in the disclosure letters is inconsistent with such representations and warranties, and (ii) the representations and warranties in this Agreement that are qualified by reference to the disclosure letters shall, to that extent, be deemed to have been made anew on and as of the date of delivery of such disclosure letters.

         (b) Without limiting the generality of the foregoing, United Bancorp and Douglas National Bank shall grant to PremierWest Bancorp and Bank of Southern Oregon and their representatives (including, without limitation, directors, officers and employees of PremierWest Bancorp or Bank of Southern Oregon, their counsel, accountants, environmental consultants and other professionals retained by PremierWest Bancorp or Bank of Southern Oregon) full access during normal business hours throughout the period prior to the Effective Time to the books, contracts, records (including, without limitation, tax returns), shareholder and customer information, properties, personnel and other information and documents of United Bancorp and Douglas National Bank. With prior notice to United Bancorp and Douglas National Bank, PremierWest Bancorp or Bank of Southern Oregon may have environmental assessments conducted on any properties owned, managed or controlled by United Bancorp or Douglas National Bank. PremierWest Bancorp and Bank of Southern Oregon shall grant to United Bancorp and Douglas National Bank and their representatives (including, without limitation, directors, officers and employees of United Bancorp or Douglas National Bank, their counsel, accountants, environmental consultants and other professionals retained by United Bancorp or Douglas National Bank) full access during normal business hours throughout the period prior to the Effective Time to the books, contracts, records (including, without limitation, tax returns), shareholder and customer information, properties, personnel and other information and documents of PremierWest Bancorp and Bank of Southern Oregon. With prior notice to PremierWest Bancorp and Bank of Southern Oregon, United Bancorp and Douglas National Bank may have environmental assessments conducted on any properties owned, managed or controlled by PremierWest Bancorp or Bank of Southern Oregon.

         (c) All information furnished by one party to another party in connection with this Agreement and the transactions contemplated hereby that is regarded by such furnishing party as confidential (and all information that is subject to confidentiality requirements under the separate confidentiality agreement executed by the parties hereto) shall be kept confidential by the other party and its representatives (including, without limitation, directors, officers and employees, its counsel, accountants and other professionals retained by such party) and will be used only in connection with this Agreement and the transactions contemplated hereby. Nothing contained in this Section shall restrict or prohibit United Bancorp and Douglas National Bank or PremierWest Bancorp and Bank of Southern Oregon from disclosing information required to be disclosed in any document filed with the FRB, FDIC, OCC, Department of Consumer and Business Services and other Governmental Entities and bodies. So long as this Agreement has not been terminated pursuant to Article 8 hereof, PremierWest Bancorp and Bank of Southern Oregon may, notwithstanding this confidentiality provision, disclose such information as PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank agree in writing is necessary or advisable in connection with explaining or providing background information to securities analysts and others concerning the transactions contemplated by this Agreement.

         5.6. CERTAIN FILINGS; CONSENTS AND ARRANGEMENTS. PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank shall (a) promptly file all reports and applications required to be filed with the FRB, FDIC, OCC, Department of Consumer and Business Services and such other Governmental Entities as may have jurisdiction for such approvals as may be required to be obtained from such Governmental Entities in order to carry out the transactions contemplated by this Agreement, (b) cooperate with one another
(i) in promptly determining whether any other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other federal, state or foreign law or regulation, and (ii) in promptly making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, permits or authorizations, and (c) deliver to the other parties to this Agreement copies of all such applications and reports promptly after they are filed. PremierWest Bancorp and Bank of Southern Oregon shall use reasonable efforts to (i) file with the FRB, FDIC, OCC and Department of Consumer and Business Services within 60 days after the date of this Agreement applications for such approvals as may be required to be obtained to carry out the transactions contemplated by this Agreement, and (ii) secure such approvals of the FRB, FDIC, OCC and Department of Consumer and Business Services as are required.

         In no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in any filing made with any Governmental Entity pursuant to this Section made in reliance upon, and in conformity with, written information concerning another party hereto furnished by such other party specifically for use in such filing. Each party hereto shall advise the other parties promptly of the existence or occurrence of any fact or event making untrue or misleading any statement of a material fact contained in any such filing or any amendment or supplement thereto or that requires a change in any such filing or any amendment or supplement thereto in order to make any material statement therein accurate and complete in all material respects.

         5.7. TAKEOVER STATUTES AND PROVISIONS. United Bancorp and Douglas National Bank shall use diligent efforts to (i) exempt United Bancorp and Douglas National Bank, this Agreement, the Merger and the other transactions contemplated hereby and thereby from the requirements of any state takeover law (including without limitation, statutes relating to business combinations, freezeouts, fair price, merger moratorium, control share acquisitions or other similar antitakeover statutes or regulations enacted under the laws of Oregon) and from any similar provisions (including but not limited to "fair-price" provisions and shareholder rights plans) of the Articles of Incorporation, Articles of Association or Bylaws of either of them, as applicable, by action of United Bancorp's and Douglas National Bank's Board of Directors, shareholders or otherwise, and (ii) assist PremierWest Bancorp or Bank of Southern Oregon in challenging the applicability of any Oregon takeover law to the Merger, the Subsidiary Merger or the Share Exchange.

         5.8.     INDEMNIFICATION AND INSURANCE.

                  5.8.1. (a) From and after the Effective Time, PremierWest Bancorp and Bank of Southern Oregon shall assume the obligations of United Bancorp and Douglas National Bank arising under applicable Oregon law or federal law in existence as of the date hereof, or as amended prior to the Effective Time, and under United Bancorp's Articles of Incorporation and Bylaws or Douglas National Bank's Articles of Association and Bylaws as in effect on the date hereof, to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes, prior to the Effective Time, an officer, director or trustee of United Bancorp or Douglas National Bank and their respective subsidiaries and employee stock ownership plan (the "Indemnified Parties") against losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts paid in settlement (which settlement shall require the prior written consent of PremierWest Bancorp and Bank of Southern Oregon) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of United Bancorp or Douglas National Bank if such Claim pertains to any act, matter or fact arising, existing or occurring prior to the Effective Time (including, without limitation, the Merger and the transactions contemplated by this Agreement), regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time. PremierWest Bancorp and Bank of Southern Oregon shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law and under United Bancorp's Articles of Incorporation or Bylaws or Douglas National Bank's Articles of Association or Bylaws. PremierWest Bancorp's and Bank of Southern Oregon's assumption of the indemnification obligations of United Bancorp or Douglas National Bank as provided herein shall continue for a period of two years or for any applicable statutes of limitations, whichever is longer, after the Effective Time or, in the case of claims asserted before the second anniversary of the Effective Time, until such matters are finally resolved. Any Indemnified Party wishing to claim indemnification under this provision, upon learning of any Claim shall notify PremierWest Bancorp and Bank of Southern Oregon (but the failure to so notify PremierWest Bancorp and Bank of Southern Oregon shall not relieve PremierWest Bancorp and Bank of Southern Oregon from any liability under this section, except to the extent PremierWest Bancorp or Bank of Southern Oregon is materially prejudiced thereby). Notwithstanding the foregoing, the Indemnified Parties as a group may retain only one law firm to represent them with respect to each matter under this section unless there is, under applicable standards of professional conduct, a conflict on any one significant issue between the positions of any two or more Indemnified Parties.

                           (b) From and after the Effective Time, the directors,
officers and employees of United Bancorp or Douglas National Bank who become directors, officers or employees of PremierWest Bancorp or Bank of Southern Oregon, except for the indemnification rights set forth in subparagraph (a) above, shall have indemnification rights with prospective application only. The prospective indemnification rights shall consist of such rights to which directors, officers or employees of PremierWest Bancorp or Bank of Southern Oregon are entitled under the provisions of the Articles of Incorporation of PremierWest Bancorp or Bank of Southern Oregon or similar governing documents of PremierWest Bancorp or Bank of Southern Oregon, as in effect from time to time after the Effective Time, as applicable, and provisions of applicable law as in effect from time to time after the Effective Time.

                           (c) The obligations of PremierWest Bancorp and Bank
of Southern Oregon provided under this Section 5.8.1 are intended to benefit, and be enforceable against PremierWest Bancorp and Bank of Southern Oregon directly by, the Indemnified Parties, and shall be binding on all respective successors of PremierWest Bancorp and Bank of Southern Oregon.

                  5.8.2. For a period of three years following the Effective Time, PremierWest Bancorp and Bank of Southern Oregon will maintain in effect the current insurance policies maintained by United Bancorp and Douglas National Bank (or substitute policies with substantially the same coverage and terms) covering directors', officers' and trustees' liability with respect to claims arising from acts, factors or events that occurred before the Effective Time, but only to the extent such insurance may be purchased or kept in full force on commercially reasonable terms, taking into account the cost thereof and the benefits provided thereby. It is agreed that such costs shall be commercially reasonable so long as they do not exceed 150% of the costs currently paid for such coverage by United Bancorp and Douglas National Bank. United Bancorp and Douglas National Bank shall notify PremierWest Bancorp and Bank of Southern Oregon prior to purchasing or continuing any insurance to cover the matters contained herein. To the extent insurance is available under any of the provisions in this Section to cover such claims and costs, such insurance shall be the primary source of funding these obligations.

         5.9. ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonably diligent efforts promptly to take or cause to be taken all actions necessary, proper or advisable under applicable laws to consummate the transactions contemplated by this Agreement. In addition, without limitation, each party shall from time to time execute such certificates as to factual matters necessary, proper or advisable in order to receive the opinions contemplated by Article 6 or Article 7 of this Agreement.

         If at any time after the Effective Time the resulting corporation in the Merger or the Subsidiary Merger considers or is advised that any further deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record its right, title or interest in and to any of the rights, properties or assets of United Bancorp or Douglas National Bank acquired or to be acquired by the resulting corporation in the Merger or the Subsidiary Merger, United Bancorp, Douglas National Bank and their respective officers and directors shall be deemed to have granted to PremierWest Bancorp, as Resulting Corporation in the Merger, and Bank of Southern Oregon, as the corporation resulting from the Subsidiary Merger (and then known as PremierWest Bank), an irrevocable power of attorney to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in and to such rights, properties or assets.

         5.10. COMPLIANCE WITH ANTITRUST LAWS. Each of PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank shall use diligent efforts to resolve such objections, if any, as may be asserted with respect to the Merger by the FRB, the Department of Justice, the FDIC, the OCC or any other Governmental Entity (including, without limitation, objections under any antitrust laws and any applicable laws or regulations). If a suit is threatened or instituted challenging the Merger as violative of the antitrust laws, each of PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank shall use reasonably diligent efforts to resist, resolve or avoid the filing of such suit. PremierWest Bancorp, Bank of

Southern Oregon, United Bancorp and Douglas National Bank shall use their reasonably diligent efforts to take such action as may be required: (a) by the FRB, the Department of Justice, or any other Governmental Entity in order to resolve such objections as any of them may have to the Merger, or (b) by any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the Merger as violative of any antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order which has the effect of preventing the consummation of the Merger.

         5.11. PUBLICITY. The initial press release announcing this Agreement shall be a joint press release in form and substance mutually agreed upon by the parties. Thereafter, except as required by law, United Bancorp, PremierWest Bancorp and Bank of Southern Oregon shall consult with each other and obtain the consent as to form and substance of any subsequent press release, and provide a written copy to the other prior to issuing any press releases, or otherwise making public statements, with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity.

         5.12. PROSPECTUS/JOINT PROXY STATEMENT; COMFORT LETTERS AND BLUE SKY COMPLIANCE.

         (a) PremierWest Bancorp and Bank of Southern Oregon shall prepare and file with the Securities and Exchange Commission the Registration Statement (including the Prospectus/Joint Proxy Statement (as hereinafter defined) forming
Part I thereof), together with any amendments required to be made thereto. PremierWest Bancorp and Bank of Southern Oregon shall use reasonable efforts to
(i) file the Registration Statement with the Securities and Exchange Commission within 90 days after the date of this Agreement, and (ii) have the Registration Statement, as the same may be amended, declared effective by the Securities and Exchange Commission as promptly as practicable thereafter.

         (b) Within 60 days after the date hereof, United Bancorp shall prepare appropriate proxy materials for the United Bancorp Shareholders' Meeting (as hereinafter defined), which proxy materials shall conform in all material respects to the provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, and which will include, without limitation, a proxy statement of United Bancorp, a Notice of Meeting and form of proxy (collectively, the "Proxy Statement"). The Proxy Statement shall be issued by United Bancorp to United Bancorp shareholders together with (i) a prospectus of PremierWest Bancorp relating to the offer and sale of PremierWest Bancorp common stock to United Bancorp shareholders in connection with the Merger and to Bank of Southern Oregon shareholders in connection with the Share Exchange (the "Prospectus"), and (ii) a proxy statement prepared by Bank of Southern Oregon for use in connection with the meeting of Bank of Southern Oregon's shareholders at which they will be asked to consider and vote upon the Merger and the Share Exchange (such proxy statement, together with United Bancorp's Proxy Statement, being referred to herein as the "Joint Proxy Statement," and the Prospectus and Joint Proxy Statement being referred to herein as the "Prospectus/Joint Proxy Statement"). United Bancorp shall furnish PremierWest Bancorp and Bank of Southern Oregon all information concerning United Bancorp, Douglas National Bank and their respective subsidiaries, the United Bancorp Shareholders' Meeting and the holders of its capital stock that is necessary for inclusion in or for preparation and mailing of the Prospectus/Joint Proxy Statement, and shall promptly take any necessary action in connection therewith.

         (c) Each of PremierWest Bancorp and Bank of Southern Oregon, on one hand, and United Bancorp and Douglas National Bank, on the other, agrees to (i) cooperate with the other in preparation of the Registration Statement and Prospectus/Joint Proxy Statement and (ii) take such other action so that the Registration Statement may be filed with and declared effective by the Securities and Exchange Commission as promptly as practicable and the Prospectus/Joint Proxy Statement included therein may be mailed to United Bancorp's shareholders and Bank of Southern Oregon's shareholders promptly thereafter.

         (d) Each of PremierWest Bancorp, Bank of Southern Oregon and United Bancorp shall cause its respective independent auditors to issue a letter addressed to PremierWest Bancorp, Bank of Southern Oregon and United Bancorp, within three business days prior to the effective date of the Registration Statement and also as of

Closing, stating among other things, the following: (i) such accountants are independent public accountants within the meaning of the Securities Act and the rules and regulations promulgated thereunder; (ii) in the opinion of such accountants, the financial statements included in the Prospectus/Joint Proxy Statement and reported on therein by such accountants comply as to form in all material respects with applicable accounting requirements and Securities and Exchange Commission Regulation S-X; (iii) on the basis of specified limited procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards), including a reading of the latest available unaudited financial statements and inquiries of officials responsible for financial and accounting matters, nothing came to their attention which caused them to believe that, during the period subsequent to December 31, 1998, to a specified date not more than three business days prior to the effective date of the Registration Statement and to a specified date not more than three business days prior to Closing, there was any change in the shares of its capital stock or long-term debt, if any, (other than changes due to payments in accordance with the terms of such debt, or in the event of any such change in long-term debt, the amount thereof) or any decrease (increase) in the total or per share amount of its net income (net loss) as compared with the corresponding period in the preceding year, except in all instances for changes or decreases (increases) which the Prospectus/Joint Proxy Statement discloses have occurred or may occur; and (iv) such accountants have read the other data included in the Prospectus/Joint Proxy Statement with respect to the financial condition and operations of their respective clients and they find such data to be correctly computed and in agreement with the respective books and records of PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank.

         (e) PremierWest Bancorp and Bank of Southern Oregon shall also take any action required to be taken under any applicable state securities or Blue Sky laws in connection with the issuance of PremierWest Bancorp common stock pursuant to the Merger and the Share Exchange. United Bancorp and Douglas National Bank shall take such action, and furnish PremierWest Bancorp and Bank of Southern Oregon all information concerning United Bancorp, Douglas National Bank, their respective subsidiaries and the holders of United Bancorp's capital stock, as PremierWest Bancorp or Bank of Southern Oregon may reasonably request in connection with the issuance, qualification or registration of PremierWest Bancorp common stock under applicable state securities or Blue Sky laws.

         5.13.    AFFILIATES' SHARES.

         (a) Within 30 days after the date of this Agreement, United Bancorp and Douglas National Bank shall identify to PremierWest Bancorp and Bank of Southern Oregon all persons whom United Bancorp and Douglas National Bank reasonably believes are their "affiliates," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933 and/or Accounting Series, Releases 130 and 135, as amended, of the Securities and Exchange Commission ("Rule 145 Affiliates"). Thereafter and until Closing, United Bancorp and Douglas National Bank shall identify to PremierWest Bancorp and Bank of Southern Oregon each additional person whom it reasonably believes to have thereafter become Rule 145 Affiliates.

         (b) Each of United Bancorp and Douglas National Bank shall use its diligent efforts to cause each person who is identified as a Rule 145 Affiliate pursuant to clause (a) above to deliver to PremierWest Bancorp and Bank of Southern Oregon not later than the date on which the Merger is approved by United Bancorp's shareholders a written agreement, substantially in the form of
Exhibit 5.13. Because the Merger is intended to qualify for "pooling of interests" accounting treatment, the shares of PremierWest Bancorp common stock received by such Rule 145 Affiliates in the Merger shall not be transferable from 30 days before the date on which the Merger becomes effective until such time as financial results covering at least 30 days of post-Merger operations have been published, within the meaning of Section 201.01 of the Securities and Exchange Commission's Codification of Financial Reporting Policies, regardless of whether each such Rule 145 Affiliate has provided the written agreement referred to in this Section. It is acknowledged and agreed by the parties hereto that the certificates representing shares of PremierWest Bancorp common stock issued to Rule 145 affiliates will bear an appropriate restrictive legend.

         5.14.    SHAREHOLDERS' MEETINGS.

                  5.14.1 United Bancorp shall take all action necessary, in accordance with applicable law and its Articles of Incorporation, as amended, and Bylaws, to convene a special or regular meeting of the holders of United Bancorp common stock as promptly as practicable after the effective date of the Registration Statement for the purpose of considering and taking action upon this Agreement and the transactions contemplated herein (the "United Bancorp Shareholders' Meeting"). Subject to the fiduciary obligations and duties of the Board of Directors of United Bancorp under Oregon law and to the provisions of
Section 5.1 and Section 8.1 of this Agreement, the Board of Directors of United Bancorp shall recommend that the holders of United Bancorp common stock vote in favor of and approve the Merger and adopt this Agreement at the United Bancorp Shareholders' Meeting, and in favor of approval of the control share acquisition represented thereby if a separate vote under the Oregon Control Share Act is necessary.

                  5.14.2 Bank of Southern Oregon shall take all action necessary, in accordance with applicable law and its Articles of Incorporation, as amended, and Bylaws, to convene a special or regular meeting of the holders of Bank of Southern Oregon common stock as promptly as practicable after the effective date of the Registration Statement for the purpose of considering and taking action upon this Agreement and the transactions contemplated herein. Subject to the fiduciary obligations and duties of the Board of Directors of Bank of Southern Oregon under Oregon law and to the provisions of Section 5.1 and Section 8.1 of this Agreement, the Board of Directors of Bank of Southern Oregon shall recommend that the holders of Bank of Southern Oregon common stock vote in favor of and approve the Merger and the Share Exchange and adopt this Agreement at the Bank of Southern Oregon Shareholders' Meeting.

         5.15. TAX AND ACCOUNTING TREATMENT. Whether before or after the Effective Time, neither PremierWest Bancorp and Bank of Southern Oregon, on one hand, nor United Bancorp and Douglas National Bank, on the other, shall intentionally take or cause to be taken any action that would adversely affect the ability of the Resulting Corporation to treat the Merger, the Subsidiary Merger and the Share Exchange as a pooling of interests for accounting purposes or the characterization of the Merger, the Subsidiary Merger and the Share Exchange as a tax-free reorganization under Section 368(a) of the Code, and each of PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank shall take such action(s) as is necessary to ensure the Merger, the Subsidiary Merger and the Share Exchange may be treated by the Resulting Corporation as a pooling of interests for accounting purposes and as a tax-free reorganization under Section 368(a) of the Code.

         5.16. CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, United Bancorp and Douglas National Bank, on one hand, and PremierWest Bancorp and Bank of Southern Oregon, on the other, will promptly notify the other of (i) any material change in the normal course of its business, (ii) any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or receipt of any memorandum or understanding or cease and desist order from a regulatory authority, or (iii) the institution or the threat of material litigation involving such party and will keep the other party fully informed of such events. During such period, PremierWest Bancorp and Bank of Southern Oregon shall promptly provide United Bancorp and Douglas National Bank, and United Bancorp and Douglas National Bank shall promptly provide PremierWest Bancorp and Bank of Southern Oregon, with monthly unaudited financial statements as soon as they are available and each shall promptly provide the other with a copy of all Reports filed by it after the date of this Agreement through the Effective Time. Each of PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank agrees to keep the foregoing information strictly confidential.

         5.17. INTEGRATION OF OPERATIONS; YEAR 2000 COMPLIANCE. (a) Subject to applicable laws, regulations and the requirements of Governmental Entities, during the period from the date of this Agreement to the Effective Time, the parties will consult and cooperate fully with each other to do all things advisable to prepare for and facilitate the integration of United Bancorp and Douglas National Bank operations into and with PremierWest Bancorp's and Bank of Southern Oregon's operations as rapidly and effectively as possible as of the

Effective Time, including, without limitation, preparation for the integration of such branch operations, if any (including, without limitation, the preparation for the necessary installation of all of Bank of Southern Oregon's hardware and software systems), management information systems, financial and accounting operations, employee compensation and benefit matters and similar matters, and employee training, as requested by PremierWest Bancorp or Bank of Southern Oregon; provided, however, that United Bancorp and Douglas National Bank shall not be required prior to the date upon which all conditions to the obligation of United Bancorp and Douglas National Bank to consummate the Merger have been waived or satisfied to make any changes in its branch operations, management information systems, financial and accounting systems or other operational matters that United Bancorp and Douglas National Bank reasonably believe should be deferred until all conditions to the obligation of United Bancorp and Douglas National Bank to consummate the Merger have been waived or satisfied.

         (b) After the date upon which all conditions to the obligation of United Bancorp and Douglas National Bank to consummate the Merger have been waived or satisfied, each of United Bancorp, Douglas National Bank and their respective subsidiaries shall, at their sole expense, take or cause to be taken such actions as are necessary in order to ensure that all of their mission-critical internal and external systems are substantially Year 2000 compliant. If Bank of Southern Oregon determines that additional steps should be taken by any of United Bancorp, Douglas National Bank or their respective subsidiaries in order to ensure that they are Year 2000 compliant, or if as a result of a regulatory examination or assessment Douglas National Bank's Year 2000 compliance is rated less than satisfactory, United Bancorp and Douglas National Bank shall, at their expense, take or cause to be taken such additional actions as reasonably requested by Bank of Southern Oregon or as may be required by the FDIC in order to achieve Year 2000 compliance in accordance with applicable regulatory guidelines and in order to address any deficiencies noted in the regulatory examination or assessment of Douglas National Bank.

         5.18. FORMATION OF PREMIERWEST BANCORP. Bank of Southern Oregon covenants and agrees to (i) complete formation of PremierWest Bancorp as promptly as possible after the date hereof (ii) cause PremierWest Bancorp to execute and deliver this Agreement and agree to be bound by all of the terms and provisions of this Agreement applicable to it and to affirm all of the representations and warranties of PremierWest Bancorp set forth herein.

                                    ARTICLE 6
                                   CONDITIONS

         6.1.     CONDITIONS TO EACH PARTY'S OBLIGATIONS

         The respective obligations of each party to effect the Merger, the Subsidiary Merger and the Share Exchange shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

         (a) The Merger and this Agreement shall have been approved and adopted by the affirmative vote of the holders of United Bancorp common stock required by law and the Articles of Incorporation and Bylaws of United Bancorp. The Subsidiary Merger and this Agreement shall have been approved and adopted by the affirmative vote of United Bancorp (as sole shareholder of Douglas National Bank common stock) required by law and the Articles of Association and Bylaws of Douglas National Bank. The Merger, the Subsidiary Merger and the Share Exchange and this Agreement shall have been approved and adopted by the affirmative vote of the holders of at least two thirds of the Bank of Southern Oregon common stock, as required by law and the Articles of Incorporation and Bylaws of Bank of Southern Oregon.

         (b) All authorizations, consents, orders or approvals, lack of any injunctive actions by the Department of Justice or any state or federal antitrust authority, of the FRB, FDIC, the OCC, the Department of Consumer and Business Services and any other Governmental Entity (collectively, "Consents") that are necessary for the consummation of the Merger and the Subsidiary Merger shall have been obtained or shall have occurred and shall be in full force and effect at the Effective Time, and all applicable waiting periods shall have expired, except for any immaterial Consents that, if not obtained, would not involve criminal liability, any material civil penalties or fines, or would not have or reasonably be expected to have a Material Adverse Effect on the combined businesses, financial condition, or results of operations of PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank, taken as a whole. A material Consent shall not be deemed to have been obtained if the Consent includes any conditions or requirements that, in the reasonable opinion of the Board of Directors of PremierWest Bancorp or Bank of Southern Oregon, would have a Material Adverse Effect on the anticipated economic and business benefits to PremierWest Bancorp and Bank of Southern Oregon of the transactions contemplated by this Agreement.

         (c) The Registration Statement shall have become effective under the Securities Act of 1933, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the Securities and Exchange Commission.

         (d) All state securities and Blue Sky permits and other authorizations and approvals necessary to consummate the Merger and the Share Exchange and the transactions contemplated hereby shall have been received and shall remain in full force and effect, no order restraining the ability of PremierWest Bancorp to issue common stock pursuant to the Merger and the Share Exchange shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by any state securities administrator.

         (e) No temporary restraining order, preliminary or permanent injunction or other order by any federal or state court or agency in the United States enjoining, prohibiting or materially delaying the consummation of the Merger, the Subsidiary Merger and the Share Exchange shall have been issued and remain in effect.

         (f) Counsel to United Bancorp (or other counsel acceptable to United Bancorp, PremierWest Bancorp and Bank of Southern Oregon) shall have delivered to United Bancorp, Douglas National Bank, PremierWest Bancorp and Bank of Southern Oregon such counsel's opinion substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, which shall be consistent with the state of facts existing at the Effective Time, the Merger, the Subsidiary Merger and the Share Exchange constitute a "reorganization" within the meaning of Section 368(a) of the Code and that, accordingly, (i) no gain or loss will be recognized by United Bancorp, Douglas National Bank, PremierWest Bancorp and Bank of Southern Oregon as a result thereof and (ii) no gain or loss will be recognized by a shareholder of United Bancorp who receives PremierWest Bancorp common stock in exchange for shares of United Bancorp common stock, except with respect to cash received in lieu of fractional share interests, or by a shareholder of Bank of Southern Oregon who receives PremierWest Bancorp common stock in exchange for shares of Bank of Southern Oregon common stock. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of United Bancorp, Douglas National Bank, PremierWest Bancorp, Bank of Southern Oregon and others. The opinion of United Bancorp's counsel (or such other counsel) shall be dated the date of the Closing.

         (g) PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank shall have received a comfort letter from Symonds, Evans & Larson, independent public accountants of PremierWest Bancorp and Bank of Southern Oregon, and a comfort letter from Knight, Vale & Gregory, Inc., P.S., independent public accountants of United Bancorp and Douglas National Bank, to the effect set forth in Section 5.12(d). The independent accountants' comfort letters shall be dated the date of the Closing.

         (h) PremierWest Bancorp and United Bancorp a shall have received a letter from Symonds, Evans & Larson and a letter from Knight, Vale & Gregory, Inc., P.S. to the effect that the Merger, the Subsidiary Merger and the Share Exchange qualify for pooling of interests accounting treatment. The independent accountants' letters shall be dated as of the Closing date.

         6.2. CONDITIONS TO OBLIGATION OF UNITED BANCORP AND DOUGLAS NATIONAL
BANK

         The obligation of United Bancorp and Douglas National Bank to effect the Merger and the Subsidiary Merger shall be subject to the fulfillment or waiver at or prior to the Closing of the additional following conditions:

         (a) Each of PremierWest Bancorp and Bank of Southern Oregon shall have performed in all material respects all of its obligations contained in this Agreement required to be performed at or prior to the Closing.

         (b) The representations and warranties of each of PremierWest Bancorp and Bank of Southern Oregon contained in this Agreement shall be true and correct both: (i) on the date of this Agreement, and (ii) as of the Effective Time as if made at and as of such time, (x) except, both on the date of this Agreement and at the Effective Time, as expressly contemplated or permitted by this Agreement, (y) except, as of the Effective Time, for representations and warranties relating to a time or times other than the Effective Time, and (z) except, both on the date of this Agreement and at the Effective Time, to the extent that the inaccuracy of the representations or warranties of PremierWest Bancorp or Bank of Southern Oregon, individually or in the aggregate, shall not have a Material Adverse Effect on PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, taken as a whole.

         (c) United Bancorp shall have received a letter, dated as of the date of the Proxy Statement, from Hoefer & Arnett Incorporated to the effect that, in its opinion as of such date, the terms of the Merger are fair to United Bancorp's shareholders from a financial point of view.

         (d) Since the date of this Agreement, and except as may be explicitly provided in this Agreement, there shall not have been any change in the financial condition, results of operations or business of PremierWest Bancorp or Bank of Southern Oregon that, either individually or in the aggregate, would have a Material Adverse Effect on PremierWest Bancorp, Bank of Southern Oregon and their subsidiaries, taken as a whole.

         (e) There shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges or seeks to prevent or delay the consummation of the Merger or the Subsidiary Merger.

         (f) On or before the Closing, PremierWest Bancorp and Bank of Southern Oregon shall have caused all of the following to be delivered to United Bancorp and Douglas National Bank:

         (i) Articles of Merger and Articles of Share Exchange duly executed and in such other form as is appropriate for filing with the Oregon Secretary of State or, as necessary, with the Director of the Department of Consumer and Business Services;

         (ii) Certificate of the President and Chief Executive Officer and the principal financial officer of each of PremierWest Bancorp and Bank of Southern Oregon certifying in their capacities as such officers that (i) the warranties and representations of PremierWest Bancorp and Bank of Southern Oregon set forth in this Agreement were true and correct on the date of this Agreement, and are true and correct as of the Effective Time as if made at and as of such time, except (a) both on the date of this Agreement and at the Effective Time, as expressly contemplated or permitted by this Agreement and (b) as of the Effective Time, for representations and warranties relating to a time or times other than the Effective Time; and (ii) each of PremierWest Bancorp and Bank of Southern Oregon has caused all of its covenants set forth in this Agreement to be fully performed and satisfied in all material respects. The certificate shall be dated as of the date of Closing;

         (iii) Copies of resolutions adopted by the directors and, as necessary, the shareholders of PremierWest Bancorp and Bank of Southern Oregon, approving and adopting the Merger and this Agreement and authorizing the consummation of the transactions described therein, accompanied by a Certificate of the Secretary, or Assistant Secretary of each of PremierWest Bancorp and Bank of Southern Oregon dated as of the date of Closing and certifying (i) the date and manner of the adoption of each such resolution, and (ii) that each such resolution is in full force and effect, without amendment, as of the Closing date; and

         (iv) The written opinion of Grady & Associates, in form and substance satisfactory to the parties and dated as of the Closing date.

         6.3. CONDITIONS TO OBLIGATION OF PREMIERWEST BANCORP AND BANK OF SOUTHERN OREGON

         The obligation of PremierWest Bancorp and Bank of Southern Oregon to effect the Merger, the Subsidiary Merger and the Share Exchange shall be subject to the fulfillment or waiver at or prior to the Closing of the additional following conditions:

         (a) Each of United Bancorp and Douglas National Bank shall have performed in all material respects all of its obligations contained in this Agreement required to be performed at or prior to the Closing.

         (b) The representations and warranties of each of United Bancorp and Douglas National Bank contained in this Agreement shall be true and correct both: (i) on the date of this Agreement, and (ii) as of the Effective Time as if made on and as of such time, (x) except, both on the date of this Agreement and at the Effective Time, as expressly contemplated or permitted by this Agreement,
(y) except, as of the Effective Time, for representations and warranties relating to a time or times other than the Effective Time, and (z) except, both on the date of this Agreement and at the Effective Time, to the extent that the inaccuracy of the representations or warranties of United Bancorp or Douglas National Bank, individually or in the aggregate, shall not have a Material Adverse Effect on United Bancorp, Douglas National Bank and their subsidiaries, taken as a whole.

         (c) Since the date of this Agreement, and except as may be explicitly provided in this Agreement, there shall not have been any change in the financial condition, results of operations or business of United Bancorp or Douglas National Bank that, either individually or in the aggregate, would have a Material Adverse Effect on United Bancorp, Douglas National Bank and their subsidiaries, taken as a whole.

         (d) In the aggregate, an amount less than ten percent (10%) of the total consideration payable in connection with the Merger, the Subsidiary Merger and the Share Exchange shall be payable (i) for purchase of fractional shares,
(ii) to holders of United Bancorp common stock who have exercised dissenters' rights with respect to their United Bancorp common stock under the ORS in connection with the Merger and (iii) to holders of Bank of Southern Oregon common stock who have exercised dissenters' rights with respect to their Bank of Southern Oregon common stock under the ORS in connection with the Merger or the Share Exchange. The parties acknowledge and agree that this condition shall be deemed not to have been satisfied if, in the reasonable opinion of PremierWest Bancorp's and Bank of Southern Oregon's independent auditors, the aggregate consideration payable in respect of fractional shares and dissenting shares would prevent the Merger, the Subsidiary Merger and the Share Exchange from being accounted for using the pooling of interests method of accounting.

         (e) There shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges or seeks to prevent or delay the consummation of the Merger, the Subsidiary Merger or the Share Exchange or seeks to impose material limitations on the ability of PremierWest Bancorp or Bank of

Southern Oregon to exercise full rights of ownership of the assets or business of United Bancorp or Douglas National Bank.

         (f) There shall not be in effect or proposed any order with respect to the transactions contemplated by this Agreement that in the reasonable judgment of PremierWest Bancorp and Bank of Southern Oregon would (i) materially and adversely affect the ability of PremierWest Bancorp and Bank of Southern Oregon to enjoy the economic or other benefits of the Merger, the Subsidiary Merger and the Share Exchange or (ii) impose any material adverse condition, limitation or requirement on PremierWest Bancorp or Bank of Southern Oregon in connection with the Merger, the Subsidiary Merger or the Share Exchange.

         (g) All Consents that are necessary for the consummation of the Share Exchange shall have been obtained and shall be in full force and effect at the Effective Time, and all applicable waiting periods shall have expired, except for any immaterial Consents that, if not obtained, would not involve criminal liability, any material civil penalties or fines, or would not have or reasonably be expected to have a Material Adverse Effect on the combined businesses, financial condition, or results of operations of PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank, taken as a whole. A material Consent shall not be deemed to have been obtained if the Consent includes any conditions or requirements that, in the reasonable opinion of the Board of Directors of PremierWest Bancorp or Bank of Southern Oregon, would have a Material Adverse Effect on the anticipated economic and business benefits to PremierWest Bancorp and Bank of Southern Oregon of the transactions contemplated by this Agreement.

         (h) There shall have been delivered to PremierWest Bancorp and Bank of Southern Oregon agreements substantially in the form of Exhibit 5.13 by all Rule 145 Affiliates.

         (i) On or before the Closing, United Bancorp and Douglas National Bank shall have caused all of the following to be delivered to PremierWest Bancorp and Bank of Southern Oregon:

         (i) Articles of Merger duly executed by United Bancorp and Douglas National Bank in accordance with the ORS, in such other form as is appropriate for filing with the Oregon Secretary of State or, as necessary, with the Director of the Department of Consumer and Business Services;

         (ii) A certificate of the President and Chief Executive Officer and the principal financial officer of each of United Bancorp and Douglas National Bank certifying in their capacities as such officers that (i) the warranties and representations of United Bancorp and Douglas National Bank set forth in this Agreement were true and correct on the date of this Agreement, and are true and correct as of the Effective Time as if made at and as of such time, except (a) both on the date of this Agreement and at the Effective Time, as expressly contemplated or permitted by this Agreement and (b) as of the Effective Time, for representations and warranties relating to a time or times other than the Effective Time; and (ii) each of United Bancorp and Douglas National Bank has caused all its covenants set forth in this Agreement to be fully performed and satisfied in all material respects. The certificate shall be dated as of the date of Closing;

         (iii) Copies of all resolutions adopted by the directors and shareholders of United Bancorp and Douglas National Bank approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or the assistant secretary of each of United Bancorp and Douglas National Bank, dated as of the Closing date, and certifying (i) the date and manner of the adoption of each such resolution, and (ii) that each such resolution is in full force and effect, without amendment, as of the Closing date;

         (iv) The written opinion of Farleigh, Wada & Witt, in form and substance satisfactory to the parties and dated as of the Closing date; and

         (v) The original, complete minute books of United Bancorp containing at least the Articles of Incorporation, as the same may have been amended and restated, and Bylaws, and all of the minutes and actions of the shareholders, directors and committees or directors and share transfer and registration records of United Bancorp.

                                    ARTICLE 7
                                     CLOSING

         (a) Provided that this Agreement is not earlier terminated pursuant to
Section 8.1 hereof, the Closing will occur (i) at 10:00 a.m. (local time) at the principal executive offices of Bank of Southern Oregon as promptly as practicable after the date on which all of the conditions set forth in Article 6 of this Agreement are satisfied or duly waived, but not before at least fifteen days have elapsed since FRB and FDIC approval of the Merger, the Subsidiary Merger and the Share Exchange, or (ii) at such other time and place and on such other date as PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank may agree. Each of PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank acknowledges that time is of the essence of this Agreement.

         (b) Each of PremierWest Bancorp and Bank of Southern Oregon and each of United Bancorp and Douglas National Bank shall use its best efforts to execute and deliver, on or prior to Closing, all such instruments, documents and certificates as may be necessary or advisable in order for the transactions contemplated by this Agreement to be consummated as soon as practicable.

                                    ARTICLE 8
                                  MISCELLANEOUS
         8.1.     TERMINATION.

                  8.1.1. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of United Bancorp and the shareholders of Bank of Southern Oregon:

                  (a) by mutual agreement of all of the parties hereto, by the vote of a majority of the Board of Directors of each of PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank;

                  (b) by the vote of a majority of the Board of Directors of each of United Bancorp and Douglas National Bank (i) if any of the conditions specified in Sections 6.1 and 6.2 have not been met at such time as such condition can no longer be satisfied, unless waived by United Bancorp and Douglas National Bank, (ii) if the Merger shall not have been consummated on or before July 1, 2000 (provided that United Bancorp and Douglas National Bank are not in material breach of any representation, warranty, covenant or other agreement contained herein), or (iii) if any regulatory agency has denied approval of the Merger or the Subsidiary Merger;

                  (c) by the vote of a majority of the Board of Directors of each of PremierWest Bancorp and Bank of Southern Oregon (i) if any of the conditions specified in Sections 6.1 and 6.3 have not been met at such time as such condition can no longer be satisfied, unless waived by PremierWest Bancorp and Bank of Southern Oregon, (ii) if the Merger shall not have been consummated on or before July 1, 2000 (provided that PremierWest Bancorp and Bank of Southern Oregon are not in material breach of any representation, warranty, covenant or other agreement contained herein), or (iii) if any regulatory agency has denied approval of the Merger, the Subsidiary Merger or the Share Exchange;

                  (d) (i) by the vote of a majority of the Board of Directors of each of PremierWest Bancorp and Bank of Southern Oregon in the event of a material breach or failure to perform by United Bancorp or Douglas National Bank of any representation, warranty, covenant or agreement, which breach or failure is not cured, or cannot be cured, within 30 days after written notice thereof is given to the party committing such breach or failure, or (ii) by the vote of a majority of the Board of Directors of each of United Bancorp and Douglas National Bank in the event of a material breach or failure to perform by PremierWest Bancorp or Bank of Southern Oregon of any representation, warranty, covenant or agreement, which breach or failure is not cured, or cannot be cured, within 30 days after written notice thereof is given to the party committing such breach or failure;

                  (e) By a vote of a majority of the Board of Directors of United Bancorp upon acceptance by United Bancorp of an Acquisition Transaction pursuant to Section 5.1(b) and the payment to PremierWest Bancorp and Bank of Southern Oregon required thereunder; or

                  (f) By the vote of a majority of the Board of Directors of each of United Bancorp and Douglas National Bank at any time prior to the second full day immediately prior to the Closing with immediate notice to PremierWest Bancorp and Bank of Southern Oregon, or by the vote of a majority of the Board of Directors of each of PremierWest Bancorp and Bank of Southern Oregon at any time prior to the second full day immediately prior to the Closing with immediate notice to United Bancorp and Douglas National Bank, if the Bank of Southern Oregon Closing Price (as hereinafter defined) is less than $5.50 per share or more than $8.50 per share; provided, however, that United Bancorp and Douglas National Bank shall pay an aggregate of $500,000 to PremierWest Bancorp and Bank of Southern Oregon in immediately available federal funds immediately after termination by United Bancorp and Douglas National Bank under this Section 8.1.1(f), and PremierWest Bancorp and Bank of Southern Oregon shall pay an aggregate of $500,000 to United Bancorp and Douglas National Bank in immediately available federal funds immediately after termination by PremierWest Bancorp and Bank of Southern Oregon under this Section 8.1.1(f). "Bank of Southern Oregon Closing Price" shall mean the average of the mean between the bid and asked closing prices per share of Bank of Southern Oregon common stock on the OTC Bulletin Board (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source) for the most recent twenty (20) days on which actual trades of such shares occur ending on the seventh (7th) calendar day immediately preceding the Closing. If this Agreement is terminated pursuant to this Section 8.1.1(f) and the payment required by this Section 8.1.1(f) is made, either party (meaning United Bancorp and Douglas National Bank, on one hand, and PremierWest Bancorp and Bank of Southern Oregon, on the other) may enter into an Acquisition Transaction with a third party without further liability to the other party hereto arising as a result of entry into such an Acquisition Transaction.

                  8.1.2. (a) The parties hereto acknowledge that their respective disclosure letters are not complete and have not been delivered on or before the date of execution of this Agreement. Under Section 5.5 of this Agreement, the parties have agreed to complete and deliver their respective disclosure letters no later than 21 days after the date of execution of this Agreement. Accordingly, at any time during the seven-day period beginning at 9:00 a.m., Pacific Time, on the 22nd day after execution of this Agreement and ending at 5:00 p.m., Pacific Time, on the 28th day after execution of this Agreement, (i) United Bancorp and Douglas National Bank may (by the vote of a majority of their respective Boards of Directors) terminate this Agreement by written notice to PremierWest Bancorp and Bank of Southern Oregon, and (ii) PremierWest Bancorp and Bank of Southern Oregon may (by the vote of a majority of their respective Boards of Directors) terminate this Agreement by written notice to United Bancorp and Douglas National Bank. To be effective, such termination notice must be received no later than 5:00 p.m., Pacific Time, on the 28th day after execution of this Agreement.

                  (b) If United Bancorp and Douglas National Bank terminate this Agreement pursuant to Section 8.1.2(a), United Bancorp shall pay to PremierWest Bancorp and Bank of Southern Oregon an aggregate of $250,000 in immediately available federal funds immediately after such termination. If PremierWest Bancorp and Bank of Southern Oregon terminate this Agreement pursuant to Section 8.1.2(a), PremierWest Bancorp and Bank of Southern Oregon shall pay to United Bancorp and Douglas National Bank an aggregate of $25,000 in immediately available federal funds immediately after such termination; provided, however, that PremierWest

Bancorp and Bank of Southern Oregon shall not be required to make such payment if PremierWest Bancorp and Bank of Southern Oregon terminate this Agreement pursuant to Section 8.1.2(a) because of the United Bancorp Employee Stock Ownership Plan or the stock option plans of United Bancorp and the consequences under pooling of interests accounting of the treatment of such Employee Stock Ownership Plan or stock option plans provided by this Agreement.

                  If this Agreement is terminated pursuant to this Section 8.1.2(a) and the payment required by this Section 8.1.2(a) is made, either party (meaning United Bancorp and Douglas National Bank, on one hand, and PremierWest Bancorp and Bank of Southern Oregon, on the other) may enter into an Acquisition Transaction with a third party without further liability to the other party hereto arising as a result of entry into such an Acquisition Transaction.

         8.2. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES; EFFECT OF
TERMINATION.

         The representations and warranties set forth in Articles 3 and 4 of this Agreement will terminate at the Effective Time or the earlier termination of this Agreement pursuant to Section 8.1, as the case may be. Thereafter, none of PremierWest Bancorp, Bank of Southern Oregon, United Bancorp, Douglas National Bank or any of their directors, officers or employees shall have any liability or obligation with respect thereto.

         8.3. WAIVER. United Bancorp and Douglas National Bank may by written notice to PremierWest Bancorp and Bank of Southern Oregon, and PremierWest Bancorp and Bank of Southern Oregon may by written notice to United Bancorp and Douglas National Bank: (a) extend the time for the performance of any of the obligations or other actions of such other party under this Agreement; (b) waive any inaccuracies in the representations or warranties of such other party contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of such other party contained in this Agreement; or (d) waive or modify performance of any of the obligations of such other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any of the representations, warranties, covenants, conditions or agreements contained in this Agreement. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         8.4. AMENDMENT. By action of the parties' respective Boards of Directors, this Agreement may be amended or supplemented by the parties hereto at any time before or after approval of this Agreement by the shareholders of United Bancorp and the shareholders of Bank of Southern Oregon; provided however, that any such amendment or supplement to this Agreement made subsequent to the adoption of this Agreement by the shareholders of United Bancorp shall not (a) alter the amount or change the form of the consideration in the Merger contemplated by this Agreement, (b) alter or change any material term of the Articles of Incorporation of PremierWest Bancorp to be affected by the Merger, or (c) alter or change the qualification of the Merger as a tax-free reorganization under the provisions of Section 368 of the Code.

         8.5. ENTIRE AGREEMENT. This Agreement and the agreements referenced and contemplated herein contain the entire agreement among PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank with respect to the Merger and the other transactions contemplated hereby, and supersede all prior agreements among PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank with respect to such matters.

         8.6. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Oregon, without giving effect to the principles of conflicts of law thereof.

         8.7.     CERTAIN DEFINITIONS.

         (a) For purposes of this Agreement, the term:

         (i) "affiliate" and "associate" shall have the respective meanings given in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934;

         (ii) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

         (iii) "person" means an individual, corporation, partnership, association, trust or unincorporated organization; and

         (iv) "Material Adverse Effect" on United Bancorp, Douglas National Bank, PremierWest Bancorp or Bank of Southern Oregon means a material adverse effect (other than as a result of changes (x) in banking laws or regulations of general applicability or interpretations thereof by court or governmental entities, and
                  (y) in generally accepted accounting principles) on the respective condition (financial and otherwise), results of operations, or business of United Bancorp, Douglas National Bank, PremierWest Bancorp or Bank of Southern Oregon, as the case may be, or on the ability of United Bancorp, Douglas National Bank, PremierWest Bancorp or Bank of Southern Oregon, as the case may be, to consummate the transactions contemplated hereby.

         8.8. NOTICES. All notices and other communications hereunder will be in writing and will be deemed to have been duly given or delivered, if delivered personally or delivered by facsimile or by a recognized commercial courier, to each of the parties at the following addresses:

         TO UNITED BANCORP                   TO PREMIERWEST BANCORP
         OR DOUGLAS NATIONAL BANK:           OR BANK OF SOUTHERN OREGON:
         M. Neil Zick, Executive Vice        John L. Anhorn, President and
         President                           Chief Executive Officer
         United Bancorp                      Bank of Southern Oregon
         555 S.E. Kane Street                1455 East McAndrews Road
         Roseburg, Oregon 97470              Medford, Oregon 97504
                  Fax: (541) 440-2658        Fax: (541) 618-6001

         WITH A COPY TO:                     WITH A COPY TO:
         F. Scott Farleigh, Esq.             Francis X. Grady, Esq.
         Farleigh, Wada & Witt, P.C.         Grady & Associates
         Bank of America Financial Center    20800 Center Ridge Road, Suite 116
         121 SW Morrison Street, Suite 600   Rocky River, Ohio  44116-4306
         Portland, Oregon 97204-3192         Fax: (440) 356-7254
                  Fax: (503) 228-1741

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 8.8.

         8.9. COUNTERPARTS; EXHIBITS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute but one agreement. Any exhibits or schedules referenced herein and attached hereto shall be incorporated by reference herein as if fully written out in this Agreement.

         8.10. PARTIES IN INTEREST. This Agreement is not intended to nor will it confer upon any other person any rights or remedies, except as expressly stated herein.

         8.11. EXPENSES. Each party shall be responsible for the costs and expenses incurred by it in connection with the transactions contemplated by this Agreement. If, after receipt of the other party's disclosure letter, this Agreement is terminated by United Bancorp or Douglas National Bank, on one hand, or by PremierWest Bancorp or Bank of Southern Oregon, on the other, because of the material breach by the other party of any representation or warranty contained in this Agreement, or because of the material failure to perform by the other party of any covenant or agreement contained herein, then the party that has breached the representation or warranty or failed to perform the covenant and agreement shall pay all reasonable costs and expenses of the terminating party, including but not limited to printing, mailing, filing, registration and related fees, as well as fees for financial advisors, accountants and legal counsel, provided that the terminating party is not in material breach of its representations or warranties and has not failed in any material respect to perform its covenants or agreements contained in this Agreement.

         8.12. ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, that it is impossible to measure in money the damages that would result to a party by reason of the failure of any of the parties to perform any of the obligations of this Agreement and that money damages would be an inadequate remedy in this instance. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, it is agreed that if any party should institute an action or proceeding seeking specific enforcement of this Agreement, the party against which such action or proceeding is brought hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists and shall waive or not assert any requirement to post bond in connection with seeking specific performance. Notwithstanding anything to the contrary herein, and in addition to any rights set forth in Section 8.11, a party may seek monetary damages against a breaching party for any willful breach of this Agreement.

         8.13. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced and does not adversely affect the substance of these transactions in a material way, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

         IN WITNESS WHEREOF, PremierWest Bancorp, Bank of Southern Oregon, United Bancorp and Douglas National Bank have caused this Agreement and Plan of Merger and Share Exchange to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


                                                     PREMIERWEST BANCORP
Attest:

/s/ Richard R. Hieb                                  /s/ John L. Anhorn
---------------------------------------------        ---------------------------------------------
Richard R. Hieb, Executive Vice                      John L. Anhorn, President and Chief Executive
President, Chief Operating Officer                   Officer
and Secretary

                                 ACKNOWLEDGMENT
STATE OF OREGON            )
                           ) SS:
COUNTY OF JACKSON          )

         BE IT REMEMBERED that on this day of , 1999, personally came before me, a Notary Public in and for the State and County aforesaid, John L. Anhorn, President and Chief Executive Officer, and Richard R. Hieb, Executive Vice President, Chief Operating Officer and Secretary of PremierWest Bancorp, an Oregon corporation, and they duly executed the Agreement and Plan of Merger and Share Exchange before me and acknowledged it to be their act and deed and the act and deed of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this ________ day of ____________________, 1999.


                                                     ---------------------------
                                                     Notary


                                                     BANK OF SOUTHERN OREGON
Attest:

/s/ Richard R. Hieb                                  /s/ John L. Anhorn
-------------------------------------------          ---------------------------------------------
Richard R. Hieb, Executive Vice                      John L. Anhorn, President and Chief Executive
President, Chief Operating Officer                   Officer
and Secretary

                                 ACKNOWLEDGMENT
STATE OF OREGON            )
                           ) SS:
COUNTY OF JACKSON          )

         BE IT REMEMBERED that on this day of October, 1999, personally came before me, a Notary Public in and for the State and County aforesaid, John L. Anhorn, President and Chief Executive Officer, and Richard R. Hieb, Executive Vice President, Chief Operating Officer and Secretary of Bank of Southern Oregon, an Oregon corporation, and they duly executed the Agreement and Plan of Merger and Share Exchange before me and acknowledged it to be their act and deed and the act and deed of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this ______________ day of October, 1999.


                                                     ---------------------------
                                                     Notary


                                                     UNITED BANCORP
Attest:
/s/ Peter Nilsen                                     /s/ M. Neil Zick
-------------------------------------------          ---------------------------------------------------
Peter Nilsen, Secretary                              M. Neil Zick, Executive Vice President

                                 ACKNOWLEDGMENT
STATE OF OREGON            )
                           ) SS:
COUNTY OF DOUGLAS          )

         BE IT REMEMBERED that on this day of October, 1999, personally came before me, a Notary Public in and for the State and County aforesaid, M. Neil Zick, Executive Vice President, and Peter Nilsen, Secretary of United Bancorp, an Oregon corporation, and they duly executed the Agreement and Plan of Merger and Share Exchange before me and acknowledged it to be their act and deed and the act and deed of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this day of October, 1999.


         Notary

                                                     DOUGLAS NATIONAL BANK
Attest:

/s/ Peter Nilsen                                     /s/ M. Neil Zick
-------------------------------------------          ---------------------------------------------------
Peter Nilsen, Secretary                              M. Neil Zick, President and Chief Executive Officer

                                 ACKNOWLEDGMENT
STATE OF OREGON            )
                           ) SS:
COUNTY OF DOUGLAS          )

         BE IT REMEMBERED that on this day of October, 1999, personally came before me, a Notary Public in and for the State and County aforesaid, M. Neil Zick, President and Chief Executive Officer, and Peter Nilsen, Secretary, of Douglas National Bank, a national banking association, and they duly executed the Agreement and Plan of Merger and Share Exchange before me and acknowledged it to be their act and deed and the act and deed of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this day of October, 1999.

                                                     ---------------------------
                                                     Notary

          AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE

         THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE dated as of this 14th day of December, 1999 (this "Amendment") is made by and among Bank of Southern Oregon, an Oregon-chartered bank, PremierWest Bancorp, an Oregon corporation, United Bancorp, an Oregon corporation, and Douglas National Bank, a national banking association and wholly owned subsidiary of United Bancorp.

         WHEREAS, Bank of Southern Oregon, PremierWest Bancorp, United Bancorp and Douglas National Bank entered into an Agreement and Plan of Merger and Share Exchange dated as of October 7, 1999, which provides for (i) the acquisition by PremierWest Bancorp of all of the stock of Bank of Southern Oregon in a holding company reorganization of Bank of Southern Oregon, which will be accomplished by a direct share exchange between shareholders of Bank of Southern Oregon and PremierWest Bancorp, (ii) the acquisition of United Bancorp by merger with and into PremierWest Bancorp, and (iii) the merger of Douglas National Bank with and into Bank of Southern Oregon;

         WHEREAS, PremierWest Bancorp was incorporated under Oregon law after the Agreement and Plan of Merger and Share Exchange was entered into;

         WHEREAS, the Agreement and Plan of Merger and Share Exchange provides in Section 2.6 thereof that the parties shall agree within 14 days after execution of the agreement concerning the treatment of stock options granted by either United Bancorp or Bank of Southern Oregon, which the parties have now agreed upon;

         WHEREAS, the Agreement and Plan of Merger and Share Exchange provides in Section 5.1 thereof that United Bancorp shall be restricted from soliciting acquisition proposals from third parties for a certain period of time, and the parties desire now to extend such period;

         WHEREAS, the Agreement and Plan of Merger and Share Exchange provides in Section 5.2.4 thereof that United Bancorp shall not make any changes in its dividend policies, but the parties have agreed that United Bancorp shall not pay any further cash dividends before closing of the transactions contemplated by the Agreement and Plan of Merger and Share Exchange;

         WHEREAS, the Agreement and Plan of Merger and Share Exchange provides in Section 5.8.2 thereof that PremierWest Bancorp and Bank of Southern Oregon shall for three years after the transactions contemplated by the Agreement and Plan of Merger and Share Exchange maintain in effect the existing directors' and officers' liability insurance coverage of United Bancorp and Douglas National Bank for acts, factors or events that occur before the effective time of the transactions, and the Agreement and Plan of Merger and Share Exchange further provides in Section 5.2.1 thereof that United Bancorp and Douglas National Bank shall take action to cause the directors' and officers' liability insurance of United Bancorp and Douglas National Bank to include coverage for factors or events occurring before the effective time, and the parties desire to confirm in this Amendment that PremierWest Bancorp and Bank of Southern Oregon shall purchase or cause to be purchased a rider to United Bancorp's and Douglas National Bank's directors' and officers' liability insurance policy(ies) providing "tail" coverage for acts, factors or events occurring before the effective time of the transactions; and

         WHEREAS, Bank of Southern Oregon, PremierWest Bancorp, United Bancorp and Douglas National Bank desire to amend the Agreement and Plan of Merger and Share Exchange to confirm PremierWest Bancorp's agreement to be bound thereby and to clarify or amend the Agreement and Plan of Merger and Share Exchange with respect to the foregoing matters, as set forth hereinafter.

         NOW THEREFORE, consistent with Section 8.4 of the Agreement and Plan of Merger and Share Exchange, in consideration of the foregoing premises and intending to be legally bound hereby, Bank of Southern Oregon, PremierWest Bancorp, United Bancorp and Douglas National Bank hereby agree to amend the Agreement and Plan of Merger and Share Exchange as follows and PremierWest Bancorp hereby agrees to the following terms:

1. CONFIRMING PREMIERWEST BANCORP'S AGREEMENT TO BE BOUND BY THE AGREEMENT AND PLAN OF MERGER AND SHARE EXCHANGE

         (a) PremierWest Bancorp hereby adopts all of the terms and provisions of the Agreement and Plan of Merger and Share Exchange by and among Bank of Southern Oregon, PremierWest Bancorp, United Bancorp and Douglas National Bank and agrees to be bound thereby, including without limitation (i) the provisions of Article 1 thereof providing for the merger of United Bancorp with and into PremierWest Bancorp and the acquisition of all of the stock of Bank of Southern Oregon by PremierWest Bancorp through a direct share exchange with shareholders of Bank of Southern Oregon and (ii) the provisions of Article 2 thereof providing for the conversion and exchange of shares and issuance of shares of PremierWest Bancorp common stock.

         (b) Bank of Southern Oregon, United Bancorp and Douglas National Bank hereby agree that PremierWest Bancorp shall become a party to the Agreement and Plan of Merger and Share Exchange upon execution of this Amendment to Agreement and Plan of Merger and Share Exchange, with the same force and effect as if PremierWest Bancorp had been in existence as of October 7, 1999 and had executed the Agreement and Plan of Merger and Share Exchange on that date.

2.       TREATMENT OF STOCK OPTIONS

         Section 2.6 is hereby amended by deleting existing Section 2.6 in its entirety and replacing it with the following:

                  "2.6 TREATMENT OF OPTIONS. (a) At the Effective Time, each outstanding award, option or right to purchase shares of United Bancorp common stock granted under United Bancorp's Stock Option Plan, regardless of whether it is then exercisable, shall be converted into and become an option to acquire common stock of PremierWest Bancorp, and PremierWest Bancorp shall assume each such award, option or right under the terms and provisions of the United Bancorp Stock Option Plan and the terms and provisions of the agreements under which such awards, options or rights were issued, except that from and after the Effective Time (i) PremierWest Bancorp and its Board of Directors or an appropriate committee thereof shall have all administrative powers under the United Bancorp Stock Option Plan, (ii) each outstanding award, option or right granted under the United Bancorp Stock Option Plan shall represent the right to acquire PremierWest Bancorp common stock only, (iii) the number of shares of PremierWest Bancorp common stock acquirable upon exercise of the United Bancorp awards, options or rights shall equal the number of shares of United Bancorp common stock acquirable immediately before the Effective Time by exercise thereof multiplied by the Exchange Ratio; provided, however, that the number of shares of PremierWest Bancorp common stock acquirable upon exercise of such United Bancorp awards, options or rights shall not exceed 528,228 shares, and (iv) the per share exercise prices of the United Bancorp awards, options or rights shall be adjusted by dividing the per share exercise price under each United Bancorp award, option or right by the Exchange Ratio and rounding up to the nearest four decimal places. Under no circumstance shall PremierWest Bancorp issue or be required to issue any fractional shares of PremierWest Bancorp common stock upon exercise of the United Bancorp awards, options or rights, but PremierWest Bancorp shall instead issue cash in lieu of a fraction of a share. Each United Bancorp award, option or right that is an "incentive stock option" within the meaning of the Internal Revenue Code of 1986 shall be adjusted as required by Section 424 of the Internal Revenue Code so that the treatment of stock options provided for herein will not constitute a modification, extension or renewal of the option, within the meaning of Section 424 of the Internal Revenue Code.

                    (b) At the Effective Time, PremierWest Bancorp shall assume Bank of Southern Oregon's rights and obligations under the Bank of Southern Oregon Stock Option Plan. Each outstanding award, option or right to purchase shares of Bank of Southern Oregon common stock granted under Bank of Southern Oregon's Stock Option Plan, regardless of whether it is then exercisable, shall be converted into and become an option to acquire a like number of shares of common stock of PremierWest Bancorp, exercisable at the same price and on the same terms and conditions applicable to such awards, options or rights before the Effective Time, and PremierWest Bancorp shall assume each such award, option or right under the terms and provisions of the Bank of Southern Oregon Stock Option Plan and the terms and provisions of the agreements under which such awards, options or rights were issued, except that from and after the Effective Time (i) PremierWest Bancorp and its Board of Directors or an appropriate committee thereof shall have all administrative powers under the Bank of Southern Oregon Stock Option Plan and (ii) each outstanding award, option or right granted under the Bank of Southern Oregon Stock Option Plan shall represent the right to acquire PremierWest Bancorp common stock only."

3.       EXTENSION OF NO-SHOP TERM

         (a) The May 1, 2000 date appearing in Section 5.1(a) of the Agreement and Plan of Merger and Share Exchange is hereby extended through and including July 1, 2000, representing the end of the period during which United Bancorp and Douglas National Bank must (i) notify PremierWest Bancorp and Bank of Southern Oregon of the receipt of any contact from a third party or representative of a third party concerning an Acquisition Transaction and (ii) provide PremierWest Bancorp and Bank of Southern Oregon information concerning such contact.

         (b) The clause reading, "within six months after the date hereof," in the first sentence of Section 5.1(b) of the Agreement and Plan of Merger and Share Exchange is hereby deleted and replaced with, "at any time on or before July 1, 2000," and the remainder of Section 5.1(b) is unaffected by this change. The parties intend that this change shall extend to July 1, 2000 the period during which acceptance by United Bancorp or Douglas National Bank of an Acquisition Transaction would entitle PremierWest Bancorp and Bank of Southern Oregon to the payment provided by Section 5.1(b), but the parties intend no other change to the terms and conditions under which PremierWest Bancorp and Bank of Southern Oregon would be entitled to such payment.

4.       NO UNITED BANCORP CASH DIVIDENDS

         Section 5.2.4 is hereby amended by deleting the sentence reading, "From the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, United Bancorp shall not, without the prior written consent of PremierWest Bancorp and Bank of Southern Oregon, make any changes in its dividend policies," and replacing it with the following:

         "From the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, United Bancorp shall not, without the prior written consent of PremierWest Bancorp and Bank of Southern Oregon, declare, set aside, pay or make any cash dividends or other distributions or payments with respect to any shares of its capital stock."

5.       DIRECTORS' AND OFFICERS' LIABILITY INSURANCE COVERAGE

         PremierWest Bancorp and Bank of Southern Oregon hereby confirm to United Bancorp and Douglas National Bank that it is PremierWest Bancorp's and Bank of Southern Oregon's understanding and agreement that, subject to the terms and provisions of the Agreement and Plan of Merger and Share Exchange, including but not limited to Section 5.8.2 thereof, PremierWest Bancorp and Bank of Southern Oregon shall be required for a period of three years after the Effective Time to maintain in effect the current insurance policies maintained by United Bancorp and Douglas National Bank (or substitute policies with substantially the same coverage and terms) covering directors', officers' and trustees' liability with respect to claims arising from acts, factors or events that occurred before the Effective Time, including coverage for the benefit of directors and officers of United Bancorp and Douglas National Bank who do not continue to serve as directors or officers after the Effective Time or who at any time within that three-year period no longer serve as directors or officers.

6.       MISCELLANEOUS

         (a) Defined terms used but not defined in this Amendment are used as defined in the Agreement and Plan of Merger and Share Exchange.

         (b) The Agreement and Plan of Merger and Share Exchange remains in full force and effect and shall not be affected by the terms of this Amendment, except as specifically provided in this Amendment and except to the extent the terms of this Amendment conflict with the terms of the Agreement and Plan of Merger and Share Exchange.

         IN WITNESS WHEREOF, Bank of Southern Oregon, PremierWest Bancorp, United Bancorp and Douglas National Bank have caused this Amendment to Agreement and Plan of Merger and Share Exchange to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


ATTEST:                                      BANK OF SOUTHERN OREGON
/s/ Richard R. Hieb                          /s/ John L. Anhorn
-----------------------------------------    -------------------------------------
Richard R. Hieb                              John L. Anhorn
Executive Vice President, Chief Operating    President and Chief Executive Officer
Officer and Secretary

ATTEST:                                      PREMIERWEST BANCORP

/s/ Richard R. Hieb                          /s/ John L. Anhorn
-----------------------------------------    -------------------------------------
Richard R. Hieb                              John L. Anhorn
Executive Vice President, Chief Operating    President and Chief Executive Officer
Officer and Secretary

ATTEST:                                      UNITED BANCORP

/s/ Peter Nilsen                             /s/ M. Neil Zick
-----------------------------------------    -------------------------------------
Peter Nilsen                                 M. Neil Zick
Secretary                                    Executive Vice President

ATTEST:                                      DOUGLAS NATIONAL BANK

/s/ Peter Nilsen                             /s/ M. Neil Zick
-----------------------------------------    -------------------------------------
Peter Nilsen                                 M. Neil Zick
Secretary                                    President and Chief Executive Officer

                                                                      APPENDIX B
                                 HOEFER & ARNETT
                                  INCORPORATED
                               INVESTMENT BANKERS
                         101 W. SIXTH STREET, SUITE 416
                               AUSTIN, TEXAS 78701


November 3, 1999

Members of the Board of Directors
United Bancorp
555 SE Kane
Roseburg, Oregon 97470


Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of United Bancorp, Roseburg, Oregon ("United Bancorp") of the terms of the proposed merger of United Bancorp and Bank of Southern Oregon, Medford, Oregon, with and into newly formed PremierWest Bancorp, Medford, Oregon ("PremierWest Bancorp"), as defined in the Agreement and Plan of Merger, dated as of October 7, 1999 (the "Agreement"). In addition, United Bancorp's subsidiary bank, Douglas National Bank, shall be merged with and into Bank of Southern Oregon. Pursuant to the Agreement and subject to the terms and conditions therein, each share of common stock of United Bancorp outstanding immediately prior to the Effective Time of the Merger (as that term is defined in the Agreement) shall be converted into the right to receive 1.971 shares of common stock of PremierWest Bancorp. Based on 1,799,334 outstanding shares of United Bancorp Common Stock less the expected redemption of 44,857 shares from the ESOP (net 1,754,477 shares) and a market price of $7.625 per share of PremierWest Bancorp Common Stock, PremierWest Bancorp will issue 3,458,074 shares of PremierWest Bancorp Common Stock for a total purchase price of $26.4 million. Pursuant to the Agreement, each share of common stock of Bank of Southern Oregon shall be converted into the right to receive one share of common stock of PremierWest Bancorp. Based on the closing price of $7.625 per share for the common stock of Bank of Southern Oregon as of October 26, 1999 and based on its proposed 1:1 exchange ratio with PremierWest Bancorp, we are assuming a $7.625 per share market price for PremierWest Bancorp. All outstanding options of United Bancorp will be exchanged for options of PremierWest Bancorp based on the same 1.971:1 exchange ratio. The existing exercise prices for such options will also be adjusted by the same 1.971:1 exchange ratio.

As part of its investment banking business, Hoefer & Arnett, Incorporated is continually engaged in the valuation of bank, bank holding company and thrift securities in connection with mergers and acquisitions nationwide. Prior to being retained for this assignment we have provided investment banking and financial advisory services to United Bancorp. The revenues derived from such services are insignificant when compared to the firm's total gross revenues.

In connection with this assignment, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) Annual Reports to Shareholders of Bank of Southern Oregon and United Bancorp for the years ended December 31, 1997 and December 31 1998; (iii) Quarterly Reports of Condition and Income of Douglas National Bank and Bank of Southern Oregon filed with the Federal Deposit Insurance Corporation for the quarters ended December 31, 1998, March 31, 1999, June 30, 1999 and September 30, 1999; (iv) certain other publicly available financial and other information concerning Bank of Southern Oregon and United Bancorp and the trading markets for the publicly traded securities of Bank of Southern Oregon; and (v) publicly available information concerning other banks and holding companies, the trading markets for their securities and the nature and terms of certain other merger transactions we believe relevant to our inquiry. We have held discussions with senior management of United Bancorp

                                                                 HOEFER & ARNETT
                                                                    INCORPORATED

and Bank of Southern Oregon concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

We have reviewed with senior management of Bank of Southern Oregon earnings projections for the remainder of 1999 through 2003 for Bank of Southern Oregon, assuming the merger does not occur. We reviewed with senior management of United Bancorp earnings projections for the remainder of 1999 through 2003 for United Bancorp as a stand-alone entity, assuming the merger does not occur, prepared by United Bancorp, as well as cost savings expected to be achieved in each of the years resulting from the merger. Certain pro forma financial projections for the years 2000 through 2003 for the combined entity were derived by us based partially upon the projections discussed above, as well as our own assessment of general economic, market and financial conditions. In certain cases, such combined pro forma financial projections included projected operating cost savings derived by us partially based upon the projections discussed above to be realizable in the merger. Based on our assessment of such combined pro forma financial projections including projected cost savings, and based on consistent general economic, market and financial conditions in the future, the pro forma value of PremierWest Bancorp should be greater than the pro forma values of United and Bank of Southern Oregon as stand-alone entities.

In conducting our review, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied upon the managements of United Bancorp and Bank of Southern Oregon as to the reasonableness of the financial and operating forecasts, projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of the applicable managements. We have also assumed, without assuming any responsibility for the independent verification of the same, that the aggregate allowances for loan losses for United Bancorp and Bank of Southern Oregon are, or will be prior to consummation of the proposed transaction, adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of United Bancorp or Bank of Southern Oregon, nor have we examined any individual loan credit files. For purposes of this opinion, we have assumed that the merger will have the tax, accounting and legal effects described in the Agreement and assumed the accuracy of the disclosures set forth in the Agreement. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of shares of United Bancorp Common Stock of the terms of the proposed merger of United Bancorp with and into PremierWest Bancorp and does not address United Bancorp's underlying business decision to proceed with the acquisition.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of United Bancorp and of Bank of Southern Oregon and its subsidiaries, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for United Bancorp and Bank of Southern Oregon; (ii) the assets and liabilities of United Bancorp and of Bank of Southern Oregon, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) the nature and terms of certain other merger and acquisition transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

                                                                 HOEFER & ARNETT
                                                                    INCORPORATED

Based upon and subject to the foregoing, we are of the opinion as investment bankers that as of the date hereof, the terms of the proposed merger of United Bancorp with and into PremierWest Bancorp are fair, from a financial point of view, to the holders of shares of United Bancorp Common Stock.


It is understood that this letter is for the information of the Board of Directors of United Bancorp and does not constitute a recommendation to the Board of Directors or to any shareholder of United Bancorp with respect to any approval of the merger. We hereby consent to the reference to our firm in the proxy statement or prospectus related to the merger transaction to be included in the registration statement on Form S-4 to be filed by PremierWest Bancorp with the Securities and Exchange Commission and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction and in the registration statement.

Respectfully Submitted,



/s/ Hoefer & Arnett, Incorporated

                                                                      APPENDIX C
111 SW FIFTH AVENUE
42ND FLOOR                          [Pacific Crest Securities Inc. letterhead]
PORTLAND, OR 97204
TEL      503-248-0721
         800-314-9837
www.pacific-crest.com


February 1, 2000



Board of Directors
Bank of Southern Oregon
503 Airport Road
Medford, Oregon 97504

Members of the Board:

You have asked us to advise you with respect to the fairness to shareholders of Bank of Southern Oregon (the "Company"), from a financial point of view, of the purchase of all of the outstanding shares of United Bancorp ("United") in exchange for shares of PremierWest Bancorp ("Acquisition"), pursuant to the proposed Agreement and Plan of Reorganization ("Agreement"), dated as of October 7, 1999 between the Company and United.

Pacific Crest Securities is an investment banking firm that performs financial advisory services. We have acted as financial advisor to the Board of Directors in connection with the Acquisition and will receive a fee for our services, a portion of which is contingent upon delivery of the Opinion and inclusion in materials to shareholders of the Company. We have in the past provided investment banking services to the Company and have received customary fees for the rendering of such services. In addition, in the ordinary course of our business, we have actively traded the common stock of the Company for the accounts of customers.

During the course of our engagement, we reviewed and analyzed material bearing upon the financial and operating conditions of the Company and United, and material prepared in connection with the proposed transaction, including the following: the Agreement; certain historical financial information concerning the Company and United; the terms of recent acquisition transactions involving banks, and bank holding companies; financial and related valuation information regarding certain comparable banks and bank holding companies. We also considered other information, financial studies, analyses, investigations and financial criteria which we deemed relevant.

In addition, we have conducted meetings with members of the senior management of the Company and United for the purpose of reviewing the future prospects of the Company and United. We also evaluated the pro forma combined financial information of the Company and United. We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our knowledge of the banking industry and our general experience in securities valuations.

In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and United's management as to the future financial performance of the Company and United. In addition, we have not made an independent evaluation or appraisal of any of the assets of the Company or United nor have we examined any individual loan files or been furnished with any such appraisals.

We have assumed that the Acquisition is, and will be, in compliance with all laws and regulations that are applicable to the Company and United. In rendering this opinion, we have been advised by the Company and United and we have assumed that there are no factors that would impede any necessary regulatory or governmental approval for the Acquisition and we have further assumed that in the course of obtaining the necessary regulatory and governmental approvals, no restriction will be imposed on the Company or surviving corporation that would have a material adverse effect on the Company or the contemplated benefits of the Acquisition. We have also assumed that there would not occur any change in the applicable law or regulation that would cause a material adverse change in the prospects or operations of the Company or the surviving corporation after the Acquisition.

We were retained by the Board of Directors of the Company and our opinion as expressed herein is limited to the fairness, from a financial point of view to the common stockholders of the Company, of the Acquisition and does not address the Company's underlying business decision to proceed with the Acquisition. Our opinion is necessarily based on conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. This letter does not constitute a recommendation to the Board of Directors or to any common stockholder of the Company with respect to any approval of Acquisition.

We agree to the inclusion of this opinion letter in the Proxy
Statement/Prospectus relating to the Acquisition. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the consideration to be paid by the Company to the holders of United common stock is fair, from a financial point of view, to the holders of the Company's common stock.

Very truly yours,

/s/ PACIFIC CREST SECURITIES INC.

                                                                      APPENDIX D
I.       DISSENTERS' RIGHTS UNDER THE OREGON BUSINESS CORPORATION ACT

SECTION 60.551 DEFINITIONS FOR SECTION 60.551 TO SECTION 60.594

         As used in ORS 60.551 to 60.594:

         (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of the issuer.

         (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ORS 60.554 and who exercises that right when and in the manner required by ORS 60.561 to 60.587.

         (4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION 60.554 RIGHT TO DISSENT

         (1) Subject to subsection (2) of this section, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate acts:

         (a) Consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by ORS 60.487 or the articles of incorporation and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent under ORS 60.491;

         (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (c) Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

         (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                  (A) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; or

                  (B) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under ORS 60.141; or

         (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provided that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under ORS 60.551 to 60.594 may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         (3) Dissenters' rights shall not apply to the holders of shares of any class or series if the shares of the class or series were registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System as a National Market System issue on the record date for the meeting of shareholders at which the corporate action described in subsection (1) of this section is to be approved or on the date a copy or summary of the plan of merger is mailed to shareholders under ORS 60.491, unless the articles of incorporation otherwise provide.

SECTION 60.557 DISSENT BY NOMINEES AND BENEFICIAL OWNERS

         (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares regarding which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

         (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholders behalf only if:

         (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

SECTION 60.561 NOTICE OF DISSENTERS' RIGHTS

         (1) If proposed corporate action creating dissenters' rights under ORS
60.554 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under ORS 60.551 to 60.594 and be accompanied by a copy of ORS 60.551 to 60.594.

         (2) If corporate action creating dissenters' rights under ORS 60.544 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send the shareholders entitled to assert dissenters' rights notice described in ORS 60.567.

SECTION 60.564 NOTICE OF INTENT TO DEMAND PAYMENT

         (1) If proposed corporate action creating dissenters' rights under ORS
60.554 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action if effectuated and shall not vote such shares in favor of the proposed action.

         (2) A shareholder who does not satisfy the requirements of subsection
(1) of this section is not entitled to payment for the shareholder's shares under this chapter.

SECTION 60.567 DISSENTERS' NOTICE

         (1) If proposed corporate action creating dissenters' rights under ORS
60.554 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ORS 60.564.

         (2) The dissenters' notice shall be sent no later than 10 days after the corporate action was taken, and shall:

         (a) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

         (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (c) Supply a form for demanding payment that includes the date of the first announcement of the terms of the proposed corporate action to news media or to shareholders and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

         (d) Set a date by which the corporation must receive the payment demand. This date may not be fewer than 30 nor more than 60 days after the date the subsection (1) of this section notice is delivered; and

         (e) Be accompanied by a copy of ORS 60.551 to 60.594.

SECTION 60.571 DUTY TO DEMAND PAYMENT

         (1) A shareholder sent a dissenters' notice described in ORS 60.567 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ORS 60.567 (2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

         (2) The shareholder who demands payment and deposits the shareholder's shares under subsection (1) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

SECTION 60.574 SHARE RESTRICTIONS

         (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under ORS 60.581.

         (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION 60.577 PAYMENT

         (1) Except as provided in ORS 60.584, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with ORS 60.571, the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

         (2) The payment must be accompanied by:

         (a) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year and the latest available interim financial statements, if any;

         (b) A statement of the corporation's estimate of the fair value of the shares;

         (c) An explanation of how the interest was calculated;

         (d) A statement of the dissenter's right to demand payment under ORS 60.587; and

         (e) A copy of ORS 60.551 to 60.594.

SECTION 60.581 FAILURE TO TAKE ACTION

         (1) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (2) If another returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under ORS 60.567 and repeat the payment demand procedure.

SECTION 60.584 AFTER-ACQUIRED SHARES

         (1) A corporation may elect to withhold payment required by ORS 60.577 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of such demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under ORS 60.587.

SECTION 60.587 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

         (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under ORS 60.577 or reject the corporation's offer under ORS 60.584 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

         (a) the dissenter believes that the amount paid under ORS 60.577 or offered under ORS 60.577 or offered under ORS 60.584 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

         (b) The corporation fails to make payment under ORS 60.577 within 60 days after the date set for demanding payment; or

         (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within 30 days after the corporation made or offered payment for the dissenter's shares.

SECTION 60.591 COURT ACTION

         (1) If a demand for payment under ORS 60.587 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand under ORS 60.587 and petition the court under subsection (2) of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (2) The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office is located or if the principal office is not in this state, where the corporation's registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (4) The jurisdiction of the circuit court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the court order appointing the, or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (5) Each dissenter made a party to the proceeding is entitled to judgment for:

         (a) The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

         (b) The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ORS 60.584.

SECTION 60.594 COURT COSTS AND COUNSEL FEES

         (1) The court in an appraisal proceeding commenced under ORS 60.591 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ORS 60.587.

         (2) The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts the court finds equitable:

         (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ORS 60.561 to 60.587; or

         (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

         (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amount awarded the dissenters who were benefitted.

II.      DISSENTERS' RIGHTS UNDER THE OREGON BANK ACT

         SECTION 711.175 STOCKHOLDER'S RIGHT TO DISSENT TO MERGER, SHARE EXCHANGE OR TRANSFER OF ASSETS OR LIABILITIES

         (1) A stockholder of an Oregon stock bank may dissent from the following:

         (a) A plan of merger pursuant to which the Oregon stock bank is not the resulting insured institution;

         (b) A plan of merger pursuant to which the Oregon stock bank is the resulting insured stock institution and the number of its voting shares outstanding immediately after the merger, plus the number of shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will exceed by more than 20 percent the total number of voting shares of the resulting insured stock institution outstanding immediately before the merger;

         (c) A plan of share exchange pursuant to which the Oregon stock bank in which the stockholder owns shares is acquired; and

         (d) An acquisition transaction requiring such stockholder's approval pursuant to ORS 711.170(5).

         (2) To perfect a stockholder's right to dissent to a transaction described in subsection (1) of this section, the stockholder must send or deliver a notice of the dissent to the Oregon stock bank prior to or at the meeting of the stockholders at which the transaction is submitted to a vote, or the stockholder must vote against such transaction.

         (3) A stockholder shall not dissent as to less than all the shares registered in the name of the stockholder, except a stockholder holding, as a fiduciary or nominee, shares registered in the stockholder's name for the benefit of more than one beneficiary, may dissent as to less than all of the shares registered in the fiduciary or nominee's name if any dissent as to the shares held for a beneficiary is made as to all the shares held by the fiduciary for that beneficiary or nominee. The fiduciary's rights shall be determined as if the shares to which the fiduciary has dissented and the other shares are registered in the names of different stockholders.

         SECTION 711.180 RIGHTS OF STOCKHOLDER DISSENTING TO MERGER, SHARE EXCHANGE OR TRANSFER OF ASSETS OR LIABILITIES; DEMAND REQUIRED; NOTICE AND OFFER TO PAY FOR SHARES; COSTS OF APPRAISAL OF SHARES; WHEN RIGHTS NOT APPLICABLE.

         (1) Any stockholder of an Oregon stock bank who dissented to a transaction listed under ORS 711.175 (1) and who desires to receive the value in cash of those shares, shall make written demand upon the Oregon stock bank or its successor and accompany the demand with the surrender of the share certificates, properly indorsed within 30 days after the stockholder's meeting at which a vote to approve such transaction involving an Oregon stock bank was taken. Any stockholder failing to make written demand within the 30-day period shall be bound by the terms of the proposed plan of merger, plan of share exchange or acquisition transaction agreement.

         (2) Within 30 days after a transaction listed under ORS 711.175 (1) is effected, the Oregon stock bank or its successor shall give written notice thereof to each dissenting stockholder who has made demand under this section at the address of the stockholder on the stock record books of the Oregon stock bank, and shall make a written offer to each such stockholder to pay for the shares at a specified price in cash determined by the Oregon stock bank or its successor to be the fair value of the shares as of the effective date of the transaction. The notice and offer shall be accompanied by a statement of condition of the Oregon stock bank, the shares of which the dissenting stockholder held, as of the latest available date and not more than four months prior to the consummation of the transaction, and a statement of income of the Oregon stock bank for the period ending on the date of the statement of condition.

         (3) Any stockholder who accepts the offer of the Oregon stock bank or its successor within 30 days following the date on which notice of the offer was mailed or delivered to dissenting stockholders shall be paid the price per share offered, in cash, within 30 days following the date on which the stockholder communicates acceptance in writing to the Oregon stock bank or its successor. Upon payment, the dissenting stockholder shall cease to have any interest in the shares previously held by the stockholder.

         (4) If, within 30 days after notice of the offer, one or more dissenting stockholders do not accept the offer of the Oregon stock bank or its successor or if no offer is made, then the value of the shares of the dissenting stockholders who have not accepted the offer shall be ascertained, as of the effective date of the transaction, by an independent, qualified appraiser chosen by the Director of the Department of Consumer and Business Services. The valuation determined by the appraiser shall govern and the appraiser's valuation of such shares shall not be appealable except for one or more of the reasons set forth in ORS 36.355 (1). Any such appeal must be made within 30 days after the date of the appraiser's valuation and is subject to ORS 183.415 to 183.500. The Oregon stock bank or its successor shall pay the dissenting shareholders the appraised value of the shares within 30 days after the date the appraiser sends the Oregon stock bank or its successor written notice of the appraiser's valuation.

         (5) The director shall assess the reasonable costs and expenses of the appraisal proceeding equally to the Oregon stock bank or its successor and to the dissenting shareholders, as a group, if the amount offered by the Oregon stock bank or its successor is between 85 percent and 115 percent of the appraised value of the shares. The director shall assess the reasonable costs and expenses of the appraisal proceeding and the reasonable costs and expenses, including attorney fees and costs, of the Oregon stock bank or its successor to the dissenting stockholders, as a group, if the amount offered by the Oregon stock bank or its successor is 115 percent or more of the appraised value of the shares. The director shall assess the reasonable costs and expenses of the appraisal proceeding and the reasonable costs and expenses, including attorney fees and costs, of the dissenting shareholders, as a group, to the Oregon stock bank or its successor if the amount offered by the Oregon stock bank or its successor is 85 percent or less of the appraised value of the shares. The director's decision regarding assessment of fees and costs may be appealed as provided in ORS 183.415 to 183.500.

         (6) Amounts required to be paid by the Oregon stock bank or its successors, or the dissenting shareholders under this section shall be paid within 30 days after the director's assessment of any fees or costs becomes final or, if the director's decision is appealed, within 30 days after a final determination of such fees and costs is made.

         (7) The director may require, as a condition of approving a transaction listed in ORS 711.175 (1), the replacement of all or a portion of the stockholders' equity of an Oregon stock bank expended in payment to dissenting stockholders under this section.

         (8) A stockholder may not receive the fair value of the stockholder's shares under this section:

         (a) If the plan of merger provides that all stockholders of the resulting insured stock institution receive common stock of a holding company pursuant to a merger with an interim Oregon stock bank chartered under ORS 707.025, and the stockholder's Oregon stock bank and the interim Oregon stock bank are the only parties to the merger; or

         (b) If the shares held by the dissenting stockholder immediately before the effective date of a transaction listed in ORS 711.175 (1) are listed on any national securities exchange or are included on the list of over- the-counter margin stocks issued by the Board of Governors of the Federal Reserve System.

         SECTION 711.185 STOCKHOLDER WITHDRAWAL OF DEMAND FOR PAYMENT FOR SHARES MADE UNDER ORS SECTION 711.180

         (1) A dissenting stockholder making a demand under ORS 711.180 may withdraw the demand if:

         (a) The Oregon stock bank or its successor consents to the withdrawal;
         or

         (b) The dissenting stockholder pays such stockholder's pro rata share of the appraisal costs and the Oregon stock bank's reasonable costs and expenses, including attorney fees and costs.

         (2) When a dissenting stockholder withdraws the demand under subsection
(1) of this section, the stockholder's status as a stockholder shall be restored, without prejudice to any corporate proceedings taking place in the interim.

                                                                      APPENDIX E
                          SHAREHOLDER VOTING AGREEMENT

         THIS SHAREHOLDER VOTING AGREEMENT dated as of October 7, 1999 (this "Agreement) is made by and among United Bancorp, an Oregon corporation, Bank of Southern Oregon, an Oregon-chartered bank, and each of the following shareholders of United Bancorp (collectively, the "Shareholders"): (i) the United Bancorp Employee Stock Ownership Plan and Trust, and (ii) each of Thomas Becker, David Emmett, Carol L. Hamlin, David A. Jackson, Brad Leiken, Patrick A. Markham, Peter Martini, Clint Newell, Brian A. Pargeter, Lance C. Short, William
C. Stiles, Rickar D. Watkins, Lauren D. Young and M. Neil Zick, each of whom is a director of United Bancorp.

         WHEREAS, Bank of Southern Oregon, United Bancorp and Douglas National Bank, a national banking association and wholly owned subsidiary of United Bancorp, are entering into an Agreement and Plan of Merger and Share Exchange dated the date hereof (the "Merger Agreement"), which provides for, among other things, the merger of Douglas National Bank with and into Bank of Southern Oregon and the merger of United Bancorp with and into a newly formed subsidiary of Bank of Southern Oregon, upon satisfaction of all of the conditions set forth in the Merger Agreement (the "Merger");

         WHEREAS, among other conditions, the Merger Agreement provides that it is a condition to the Merger that the shareholders of United Bancorp approve the Merger Agreement at a special or regular meeting of shareholders of United Bancorp (such meeting, together with any adjournments thereof, the "United Bancorp Shareholders' Meeting");

         WHEREAS, the United Bancorp capital stock consists of 5,000,000 authorized shares of common stock, par value $2.50 per share, and 1,000,000 authorized shares of preferred stock, without par value, of which ___ shares of common stock are issued and outstanding, and no shares of preferred stock are issued and outstanding, with common stock being entitled to one vote per share on all matters submitted to shareholders for a vote;

         WHEREAS, excluding options to acquire United Bancorp common stock, on the date hereof the Shareholders own (including the power to vote) United Bancorp common stock as follows:

                                                         SHARES OF UNITED BANCORP           PERCENTAGE OF UNITED BANCORP
NAME                                                     COMMON STOCK OWNED                 COMMON STOCK
-----------------------------------------------------    -------------------------------    ----------------------------
United Bancorp Employee Stock Ownership Plan and Trust                           122,590                           6.82%
Thomas Becker........................................                              3,000                            .16%
David Emmett.........................................                              4,700                            .26%
Carol L. Hamlin......................................                          37,631.98                           2.09%
David A. Jackson.....................................                          94,340.75                           5.24%
Brad Leiken..........................................                                629                            .04%
Patrick A. Markham...................................                             78,378                           4.35%
Peter Martini........................................                          22,897.26                           1.27%
Clint Newell.........................................                                660                            .04%
Brian R. Pargeter....................................                         12,284.688                            .68%
Lance C. Short.......................................                          30,745.04                           1.71%
William C. Stiles....................................                             13,400                            .74%

                                                         SHARES OF UNITED BANCORP           PERCENTAGE OF UNITED BANCORP
NAME                                                     COMMON STOCK OWNED                 COMMON STOCK
-----------------------------------------------------    -------------------------------    ----------------------------
                                                         Shares of United Bancorp           Percentage of United Bancorp
Rickar D. Watkins....................................                              8,100                            .45%
Lauren D. Young......................................                              5,752                            .32%
M. Neil Zick.........................................                                200                            .01%
                                                         -------------------------------    ----------------------------
Total................................................                         435,308.72                          24.19%
                                                         ===============================    ============================

* The shares held by the United Bancorp Employee Stock Ownership Plan and Trust ("ESOP") are subject to this Agreement only to the extent such shares have not been allocated to participants' Employee Stock Ownership Plan and Trust accounts. The figure in the table above represents the number of such shares not allocated to participants' accounts. However, the ESOP shares may be redeemed by United Bancorp prior to the Merger.

         WHEREAS, it is the belief of each Shareholder that the Merger is in the best interests of United Bancorp and its shareholders; and

         WHEREAS, Bank of Southern Oregon has made execution and delivery of this Agreement a condition to entering into the Merger Agreement.

         NOW, THEREFORE, in consideration of Bank of Southern Oregon, United Bancorp and Douglas National Bank entering into the Merger Agreement and to encourage Bank of Southern Oregon, United Bancorp and Douglas National Bank to enter into the Merger Agreement and complete the transactions contemplated thereby, each of the parties hereto agree as follows:

         1. WAIVER OF DISSENTERS' RIGHTS AND AGREEMENT TO VOTE. (a) Each Shareholder hereby waives any and all rights it has or may have under Oregon law to exercise dissenters' rights with respect to the Merger and the transactions contemplated by the Merger Agreement. Each Shareholder acknowledges receipt of a copy of Sections 60.561 through 60.594 of the Oregon revised Statutes, pertaining to exercise of dissenters' rights, a copy of which is attached hereto.

                  (b) Except as set forth in subparagraphs (i) and (ii) of subsection 5.1(a) of the Merger Agreement or in Section 2 below, each Shareholder agrees to vote the United Bancorp common stock as follows, and to vote the United Bancorp common stock of any person controlled by the Shareholder and any shares of United Bancorp hereafter acquired by the Shareholder or by any person controlled by the Shareholder as follows:

         (i) in favor of the adoption of the Merger Agreement at the United Bancorp Shareholders' Meeting;

         (ii) against the approval of an Acquisition Transaction (as defined in the Merger Agreement); and

         (iii) against any other transaction that is inconsistent with the obligation of United Bancorp and Douglas National Bank to consummate the Merger in accordance with the Merger Agreement.

         2. LIMITATION ON VOTING POWER. The parties hereto acknowledge and agree that nothing contained herein is intended to restrict a Shareholder from voting on any matter, or otherwise from acting, in the Shareholder's capacity as a director of United Bancorp or Douglas National Bank with respect to any matter, including but not limited to, the management or operation of United Bancorp or Douglas National Bank.

         3. TERMINATION. This Agreement shall terminate on the earliest of:

         (i)      July 1, 2000;

         (ii) the mutual consent of Bank of Southern Oregon, United Bancorp and Douglas National Bank;

         (iii) the date on which the Merger Agreement is terminated in accordance with its terms; or

         (iv)     the date on which the Merger is consummated.

         Upon any such termination, the obligations of each party to this Agreement shall be extinguished.

         4. REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF THE SHAREHOLDERS.

         4.1. Each Shareholder hereby represents and warrants to Bank of Southern Oregon, United Bancorp and Douglas National Bank that:

         (i) such Shareholder has the capacity and all necessary power and authority to vote the Shares;

         (ii) this Agreement constitutes a legal, valid and binding obligation of the Shareholder; and

         (iii) this Agreement has been duly authorized, executed and delivered by the person executing this Agreement on behalf of the Shareholder.

         4.2 This Agreement shall apply to any shares of capital stock of United Bancorp acquired by the Shareholder after the date of this Agreement, in addition to the shares of United Bancorp capital stock owned beneficially or of record by the Shareholder on the date hereof. For purposes of this Agreement, the Shareholder shall be deemed to have acquired and to own any shares of United Bancorp common stock held beneficially or of record by the Shareholder and any shares of United Bancorp common stock over which the Shareholder has voting power.

         4.3. During the term of this Agreement, the Shareholder will not, without the prior written consent of Bank of Southern Oregon, sell, pledge or otherwise voluntarily dispose of any of the shares owned by the Shareholder or take any other voluntary action that would have the effect of removing the Shareholder's power to vote the shares of United Bancorp common stock or that would be inconsistent with this Agreement.

         4.4. Each Shareholder agrees to use all reasonable efforts to cooperate with Bank of Southern Oregon in connection with the Merger, to promptly take such actions as are necessary or appropriate to consummate the Merger, and to provide any information reasonably requested by Bank of Southern Oregon for any regulatory application or filing made or approval sought for the transactions contemplated by the Merger Agreement.

         4.5. Each Shareholder agrees that, during the term of this Agreement, the Shareholder will not, and will not permit affiliates (as that term is defined in Securities and Exchange Commission Rule 405 under the Securities Act of 1933) to: (i) acquire, offer to acquire or agree to acquire (directly or indirectly, beneficially or of record, by purchase or otherwise, alone or in concert with others) a majority of the United Bancorp common stock; (ii) undertake any merger, consolidation, asset acquisition or disposition or tender offer or other takeover action involving United Bancorp, Douglas National Bank, any of their affiliates or any of their assets, except as expressly permitted by the Merger Agreement; (iii) other than as a director of United Bancorp, make or in any way participate, directly or indirectly, in any solicitation of proxies (as such terms are defined in the proxy rules of the Securities and Exchange Commission) or seek to advise or influence any person or entity with respect to the voting, acquisition or disposition of any shares of capital stock of United Bancorp; (iv) other than as a director of United Bancorp, directly or indirectly, whether through any employees, agents, affiliates or otherwise, encourage, initiate, solicit or participate in any inquiries or proposals or engage in any discussions or negotiations concerning any of the foregoing; or
(v) agree to do any of the foregoing.

         5. AFFILIATE'S AGREEMENT. Each Shareholder who is determined by United Bancorp or Douglas National Bank to be an affiliate of United Bancorp or Douglas National Bank in accordance with Section 5.13(a) of the Merger Agreement agrees to execute and be bound by an agreement in the form of Exhibit 5.13 to the Merger Agreement.

         6. SPECIFIC PERFORMANCE. Each Shareholder hereby acknowledges and agrees that damages would be an inadequate remedy for any breach of the provisions of this Agreement, that the obligations of the Shareholder shall be specifically enforceable and that Bank of Southern Oregon, United Bancorp and Douglas National Bank shall be entitled to injunctive or other equitable relief upon such a breach by each Shareholder. Each Shareholder further agrees to waive any bond in connection with the obtaining of any such injunctive or equitable relief. This provision is without prejudice to any other rights that Bank of Southern Oregon, United Bancorp or Douglas National Bank may have against each Shareholder for any failure to perform the Shareholder's obligations under this Agreement.

         7. REGISTRATION STATEMENT. Each of the Shareholders acknowledges that a Prospectus/Joint Proxy Statement is in preparation, which will include a prospectus of the surviving corporation in the merger of United Bancorp with and into Bank of Southern Oregon's newly formed subsidiary (the "Resulting Corporation"), as well as a proxy statement of each of Bank of Southern Oregon and United Bancorp. The prospectus included therein will be used by the Resulting Corporation for the offer and sale of Resulting Corporation common stock represented by the Merger. The proxy statements of Bank of Southern Oregon and United Bancorp are for the purpose of soliciting proxies from shareholders of Bank of Southern Oregon and United Bancorp for use at those companies' respective shareholders' meetings at which the Merger will be voted upon. Each of the Shareholders acknowledges and agrees that (a) it is an accredited investor, within the meaning of Securities and Exchange Commission Rule 501(a), or it has had and continues to have, either alone or together with its representatives, (i) access to all of the information the Prospectus/Joint Proxy Statement will provide and (ii) sufficient opportunity to make inquiries of Bank of Southern Oregon, United Bancorp and Douglas National Bank concerning such information, (b) on its own or together with its representatives, it is able to evaluate and has evaluated the merits and risks of approval of the Merger Agreement and the Merger contemplated thereby and investment in Resulting Corporation common stock, and (c) each of Bank of Southern Oregon, United Bancorp and Douglas National Bank has relied and may rely upon these representations in connection with its execution of this Agreement.

         8. GOVERNING LAW. This Agreement shall be enforceable under and construed in accordance with the laws of the State of Oregon.

         9. SUCCESSORS AND ASSIGNS. This Agreement shall bind and benefit the successors, assigns, executors, trustees and heirs of the parties hereto.

         10. SEVERABILITY. Any term hereof that is or is held to be invalid or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without affecting the remaining terms or their validity or enforceability in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. This Agreement shall be binding upon each Shareholder who executed and delivers this Agreement. The failure or refusal of any Shareholder to execute and deliver or to abide by this Agreement shall not relieve any other Shareholder of his or her responsibilities or obligations hereunder.

         12. UNITED BANCORP EMPLOYEE STOCK OWNERSHIP PLAN SHARES. Anything in this Agreement to the contrary notwithstanding, the provisions of this Agreement do not apply to or bind the United Bancorp Employee Stock Ownership Plan or related trust with respect to any shares of United Bancorp common stock held by the United Bancorp Employee Stock Ownership Plan and Trust that have been allocated to participants' Employee Stock Ownership Plan accounts in accordance with the terms of such plan. Insofar as the

United Bancorp Employee Stock Ownership Plan is concerned, this Agreement is intended to be binding solely with respect to shares of United Bancorp common stock held by the United Bancorp Employee Stock Ownership Plan that have not been allocated to participants' accounts. The parties hereto agree that, as of the date hereof and through and including the date on which United Bancorp shareholders will consider and vote upon the Merger, _______________ shares of United Bancorp common stock are held by the United Bancorp Employee Stock Ownership Plan and remain unallocated to participants' accounts.

         IN WITNESS WHEREOF, each Shareholder has executed this Agreement as of the date set forth in the first paragraph above.

SHAREHOLDERS:

United Bancorp Employee Stock
Ownership Trust

By: /s/ Lance Short
    ---------------------------------
      Lance Short, Trustee

By: /s/ Dave Jackson
    ---------------------------------
      Dave Jackson, Trustee

By: /s/ William Stiles
    ---------------------------------
      William Stiles, Trustee

By: /s/ Pete Martini
    ---------------------------------
      Pete Martini, Trustee

By: /s/ David Emmett
    ---------------------------------
      Dave Emmett, Trustee

By: /s/ Patrick Markham                 /s/ Thomas Becker                       /s/ David Emmett
    ---------------------------------   -------------------------------------   -----------------------------------
      Pat Markham, Trustee              Thomas Becker                           David Emmett

/s/ Carol L. Hamlin                     /s/ David A. Jackson
-------------------------------------   -------------------------------------  ------------------------------------
Carol L. Hamlin                         David A. Jackson                        Brad Leiken

/s/ Patrick A. Markham                  /s/ Peter Martini                       /s/ Clint Newell
-------------------------------------   -------------------------------------  ------------------------------------
Patrick A. Markham                      Peter Martini                           Clint Newell

/s/ Brian R. Pargeter                   /s/ Lance C. Short                      /s/ William C. Stiles
-------------------------------------   -------------------------------------  ------------------------------------
Brian R. Pargeter                       Lance C. Short                          William C. Stiles

/s/ Rickar D. Watkins                   /s/ Lauren D. Young                     /s/ M. Neil Zick
-------------------------------------   -------------------------------------  ------------------------------------
Rickar D. Watkins                       Lauren D. Young                         M. Neil Zick

UNITED BANCORP:


By: /s/ Peter Martini                   And by: /s/ M. Neil Zick
    -----------------------------               -------------------------
      Peter Martini                             M. Neil Zick
      Chairman of the Board                     Executive Vice President


BANK OF SOUTHERN OREGON:

By:      /s/ John L. Anhorn
         ------------------------------------
         John L. Anhorn
         President and Chief Executive Officer

(S-4 BSOR Prospectus Appendices
February 3, 2000 (2:04 PM))

                                                                      APPENDIX F
                          SHAREHOLDER VOTING AGREEMENT

         THIS SHAREHOLDER VOTING AGREEMENT dated as of November 3, 1999 (this "Agreement) is made by and among United Bancorp, an Oregon corporation, Bank of Southern Oregon, an Oregon-chartered bank, and Gary L. Kjensrud (the "Shareholder").

         WHEREAS, Bank of Southern Oregon, United Bancorp and Douglas National Bank, a national banking association and wholly owned subsidiary of United Bancorp, are entering into an Agreement and Plan of Merger and Share Exchange dated the date hereof (the "Merger Agreement"), which provides for, among other things, the merger of Douglas National Bank with and into Bank of Southern Oregon and the merger of United Bancorp with and into a newly formed subsidiary of Bank of Southern Oregon, upon satisfaction of all of the conditions set forth in the Merger Agreement (the "Merger");

         WHEREAS, among other conditions, the Merger Agreement provides that it is a condition to the Merger that the shareholders of United Bancorp approve the Merger Agreement at a special or regular meeting of shareholders of United Bancorp (such meeting, together with any adjournments thereof, the "United Bancorp Shareholders' Meeting");

         WHEREAS, the United Bancorp capital stock consists of 5,000,000 authorized shares of common stock, par value $2.50 per share, and 1,000,000 authorized shares of preferred stock, without par value, of which 1,799,334 shares of common stock are issued and outstanding, and no shares of preferred stock are issued and outstanding, with common stock being entitled to one vote per share on all matters submitted to shareholders for a vote;

         WHEREAS, excluding options to acquire United Bancorp common stock, on the date hereof the Shareholder owns (including the power to vote) United Bancorp common stock as follows:

                                                         SHARES OF UNITED BANCORP           PERCENTAGE OF UNITED BANCORP
                                                         COMMON STOCK OWNED                 COMMON STOCK
-----------------------------------------------------    -------------------------------    ----------------------------
Gary L. Kjensrud.....................................                            227,816                          12.67%

         WHEREAS, it is the belief of the Shareholder that the Merger is in the best interests of United Bancorp and its shareholders; and

         NOW, THEREFORE, in consideration of Bank of Southern Oregon, United Bancorp and Douglas National Bank entering into the Merger Agreement and to encourage Bank of Southern Oregon, United Bancorp and Douglas National Bank to enter into the Merger Agreement and complete the transactions contemplated thereby, the parties hereto agrees as follows:

         1. WAIVER OF DISSENTERS' RIGHTS AND AGREEMENT TO VOTE. (a) The Shareholder hereby waives any and all rights he has or may have under Oregon law to exercise dissenters' rights with respect to the Merger and the transactions contemplated by the Merger Agreement. The Shareholder acknowledges receipt of a copy of Sections 60.551 through 60.594 of the Oregon Revised Statutes, pertaining to exercise of dissenters' rights, a copy of which is attached hereto.

                  (b) Except as set forth in subparagraphs (i) and (ii) of subsection 5.1(a) of the Merger Agreement or in Section 2 below, the Shareholder agrees to vote the United Bancorp common stock as follows, and to vote the United Bancorp common stock of any person controlled by the Shareholder and any shares of United Bancorp hereafter acquired by the Shareholder or by any person controlled by the Shareholder as follows:

         (i) in favor of the adoption of the Merger Agreement at the United Bancorp Shareholders' Meeting;

         (ii) against the approval of an Acquisition Transaction (as defined in the Merger Agreement); and

         (iii) against any other transaction that is inconsistent with the obligation of United Bancorp and Douglas National Bank to consummate the Merger in accordance with the Merger Agreement.

         2. TERMINATION. This Agreement shall terminate on the earliest of:

         (i)      July 1, 2000;

         (ii) the mutual consent of Bank of Southern Oregon, United Bancorp and Douglas National Bank;

         (iii) the date on which the Merger Agreement is terminated in accordance with its terms; or

         (iv)     the date on which the Merger is consummated.

         Upon any such termination, the obligations of each party to this Agreement shall be extinguished.

         3. REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF THE SHAREHOLDER.

         3.1. The Shareholder hereby represents and warrants to Bank of Southern Oregon, United Bancorp and Douglas National Bank that:

         (i) such Shareholder has the capacity and all necessary power and authority to vote the Shares;

         (ii) this Agreement constitutes a legal, valid and binding obligation of the Shareholder; and

         (iii) this Agreement has been duly authorized, executed and delivered by the person executing this Agreement on behalf of the Shareholder.

         3.2 This Agreement shall apply to any shares of capital stock of United Bancorp acquired by the Shareholder after the date of this Agreement, in addition to the shares of United Bancorp capital stock owned beneficially or of record by the Shareholder on the date hereof. For purposes of this Agreement, the Shareholder shall be deemed to have acquired and to own any shares of United Bancorp common stock held beneficially or of record by the Shareholder and any shares of United Bancorp common stock over which the Shareholder has voting power.

         3.3. During the term of this Agreement, the Shareholder will not, without the prior written consent of Bank of Southern Oregon, sell, pledge or otherwise voluntarily dispose of any of the shares owned by the Shareholder or take any other voluntary action that would have the effect of removing the Shareholder's power to vote the shares of United Bancorp common stock or that would be inconsistent with this Agreement; provided, however, that this shall not prevent Shareholder from transferring some shares to family members for estate planning purposes, so long as the transfer is subject to the condition that the transferee shall become a signatory to this Shareholder Voting Agreement by executing a conformed counterpart hereof whereby such transferee shall be deemed to have adopted and to have agreed to be bound by all the terms and provisions of this Shareholder Voting Agreement. Notwithstanding the foregoing, in no event will Shareholder take any action to transfer or relinquish voting rights during the period beginning thirty (30) days before Effective Time of Merger through the date of the first SEC filing that reports at least thirty (30) days of the combined financial results of the merged entities.

         3.4. The Shareholder agrees to use all reasonable efforts to cooperate with Bank of Southern Oregon in connection with the Merger, to promptly take such actions as are necessary or appropriate to consummate the

Merger, and to provide any information reasonably requested by Bank of Southern Oregon for any regulatory application or filing made or approval sought for the transactions contemplated by the Merger Agreement.

         3.5. The Shareholder agrees that, during the term of this Agreement, the Shareholder will not, and will not permit affiliates (as that term is defined in Securities and Exchange Commission Rule 405 under the Securities Act of 1933) to: (i) acquire, offer to acquire or agree to acquire (directly or indirectly, beneficially or of record, by purchase or otherwise, alone or in concert with others) a majority of the United Bancorp common stock; (ii) undertake any merger, consolidation, asset acquisition or disposition or tender offer or other takeover action involving United Bancorp, Douglas National Bank, any of their affiliates or any of their assets, except as expressly permitted by the Merger Agreement; (iii) other than as a director of United Bancorp, make or in any way participate, directly or indirectly, in any solicitation of proxies (as such terms are defined in the proxy rules of the Securities and Exchange Commission) or seek to advise or influence any person or entity with respect to the voting, acquisition or disposition of any shares of capital stock of United Bancorp; (iv) other than as a director of United Bancorp, directly or indirectly, whether through any employees, agents, affiliates or otherwise, encourage, initiate, solicit or participate in any inquiries or proposals or engage in any discussions or negotiations concerning any of the foregoing; or
(v) agree to do any of the foregoing.

         4. AFFILIATE'S AGREEMENT. If the Shareholder is determined by United Bancorp or Douglas National Bank to be an affiliate of United Bancorp or Douglas National Bank, in accordance with Section 5.13(a) of the Merger Agreement the Shareholder agrees to execute and be bound by an agreement in the form of
Exhibit 5.13 to the Merger Agreement.

         5. SPECIFIC PERFORMANCE. The Shareholder hereby acknowledges and agrees that damages would be an inadequate remedy for any breach of the provisions of this Agreement, that the obligations of the Shareholder shall be specifically enforceable and that Bank of Southern Oregon, United Bancorp and Douglas National Bank shall be entitled to injunctive or other equitable relief upon such a breach by the Shareholder. The Shareholder further agrees to waive any bond in connection with the obtaining of any such injunctive or equitable relief. This provision is without prejudice to any other rights that Bank of Southern Oregon, United Bancorp or Douglas National Bank may have against the Shareholder for any failure to perform the Shareholder's obligations under this Agreement.

         6. REGISTRATION STATEMENT. The Shareholder acknowledges that a Prospectus/Joint Proxy Statement is in preparation, which will include a prospectus of the surviving corporation in the merger of United Bancorp with and into Bank of Southern Oregon's newly formed subsidiary (the "Resulting Corporation"), as well as a proxy statement of each of Bank of Southern Oregon and United Bancorp. The prospectus included therein will be used by the Resulting Corporation for the offer and sale of Resulting Corporation common stock represented by the Merger. The proxy statements of Bank of Southern Oregon and United Bancorp are for the purpose of soliciting proxies from shareholders of Bank of Southern Oregon and United Bancorp for use at those companies' respective shareholders' meetings at which the Merger will be voted upon. The Shareholder acknowledges and agrees that (a) he is an accredited investor, within the meaning of Securities and Exchange Commission Rule 501(a), or he has had and continues to have, either alone or together with his representatives,
(i) access to information from Bank of Southern Oregon, United Bancorp, and Douglas National Bank and (ii) sufficient opportunity to make inquiries of Bank of Southern Oregon, United Bancorp and Douglas National Bank concerning such information, (b) on his own or together with his representatives, is able to evaluate and has evaluated the merits and risks of approval of the Merger Agreement and the Merger contemplated thereby and investment in Resulting Corporation common stock, and (c) each of Bank of Southern Oregon, United Bancorp and Douglas National Bank has relied and may rely upon these representations in connection with its execution of this Agreement.

         7. GOVERNING LAW. This Agreement shall be enforceable under and construed in accordance with the laws of the State of Oregon.

         8. SUCCESSORS AND ASSIGNS. This Agreement shall bind and benefit the successors, assigns, executors, trustees and heirs of the parties hereto.

         9. SEVERABILITY. Any term hereof that is or is held to be invalid or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without affecting the remaining terms or their validity or enforceability in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

         11. INDEMNITY. United Bancorp shall indemnify and hold harmless Shareholder from any and all claims and liabilities, including reasonable attorney fees and costs incurred by Shareholder, arising out of or in connection with Shareholder's execution of this Agreement other than claims based upon Shareholder's breach of this Agreement. United Bancorp's obligation to indemnify and hold harmless Shareholder hereunder are subject to prior written thirty (30) day notice by Shareholder of a claim or liability subject to this indemnification agreement, unless the claim involves litigation, in which case Shareholder shall provide United Bancorp with notice of such litigation within twenty (20) days after receipt of such complaint by Shareholder; provided, however, that United Bancorp shall have the right to defend any claims made by a third party and shall have the right to control the defense, settlement or compromise of such claim and Shareholder shall have the right to be kept currently informed and to reasonably participate in all aspects of such litigation. Shareholder shall reasonably cooperate with United Bancorp in defending such litigation.

         IN WITNESS WHEREOF, the Shareholder has executed this Agreement as of the date set forth in the first paragraph above.

SHAREHOLDER:


/s/ Gary L. Kjensrud
-----------------------
Gary L. Kjensrud


UNITED BANCORP:



By: /s/ Peter Martini                           And by: /s/ M. Neil Zick
    -------------------------------------------         ------------------------
      Peter Martini                                     M. Neil Zick
      Chairman of the Board                             Executive Vice President


BANK OF SOUTHERN OREGON:


By:      /s/ John L. Anhorn
         --------------------------------------
         John L. Anhorn
         President and Chief Executive Officer

                                                                      APPENDIX G
                            ARTICLES OF INCORPORATION
                                       OF
                               PREMIERWEST BANCORP

         Acting as the incorporator under the Oregon Business Corporation Act, the undersigned hereby adopts the following Articles of Incorporation.

                                    ARTICLE I
                                      NAME

         The name of the corporation is PremierWest Bancorp.

                                   ARTICLE II
                               PURPOSES AND POWERS

         PremierWest Bancorp (the "Corporation") is organized to engage in any lawful activity for which a corporation may be organized under the Oregon Business Corporation Act, including but not limited to owning and holding the capital stock of state or federally chartered banks. The Corporation will have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including but not limited to the powers specified in the Oregon Business Corporation Act or which may be hereafter granted by such law.

                                   ARTICLE III
                            AUTHORIZED CAPITAL STOCK

         A. AUTHORIZED CLASSES OF SHARES. The Corporation may issue 21,000,000 shares of stock, divided into two classes as follows:

         1,000,000 shares of preferred stock, no par value ("Preferred Stock"). The Preferred Stock may be further divided into one or more series of Preferred Stock. Each series of Preferred Stock will have the preferences, limitations and relative rights as may be set forth for such series either in these Articles or in an amendment to these Articles ("Preferred Stock Designation"). A Preferred Stock Designation may be adopted either by action of the Board of Directors of the Corporation pursuant to Section G of this Article III or by action of the shareholders of the Corporation; and

         20,000,000 shares of common stock, no par value ("Common Stock").

         Except as may otherwise be provided in a Preferred Stock Designation, all shares of a class will have preferences, limitations and relative rights identical to those of all other shares of the same class. All shares of a series of Preferred Stock will have preferences, limitations and relative rights identical to those of all other shares of that series of Preferred Stock.

         B. VOTING RIGHTS. The Corporation's capital stock will have voting rights as follows:

                  1. COMMON STOCK VOTING RIGHTS. Subject to the voting rights, if any, of any Preferred Stock that may be outstanding, the outstanding shares of Common Stock will (a) each have one vote, (b) vote together as a single voting group and (c) together have unlimited voting rights.

                  2. PREFERRED STOCK VOTING RIGHTS. Except as otherwise provided by the Oregon Business Corporation Act or in a Preferred Stock Designation, each share of Preferred Stock will, on each matter which that series of Preferred Stock is entitled to vote, (a) either have (i) one vote if that series of Preferred Stock is not by its terms convertible into Common Stock, or (ii), if that series of Preferred Stock is convertible into Common Stock, one vote for each share of Common Stock into which that series of Preferred Stock may be converted as of the record date for the meeting at which the vote is to be taken, and (b) vote together with shares of the Common Stock as a single voting group.

                  3. NONVOTING PREFERRED STOCK. Shares of any series of Preferred Stock that are designated as "nonvoting" will nonetheless have such voting rights as are required by the Oregon Business Corporation Act.

                  4. NONCUMULATIVE VOTING FOR DIRECTORS. The holders of shares of Common Stock and the holders of shares of any series of Preferred Stock that is entitled to vote with respect to the election of directors will not have the right to cumulate votes in the election or removal of directors.

         C. DIVIDENDS. Subject to any priority or participating rights of any Preferred Stock that may be outstanding, the holders of Common Stock will be entitled to receive, out of any legally available assets of the Corporation, any dividends declared by the Board of Directors of the Corporation. Except as may otherwise be provided in a Preferred Stock Designation, the Board of Directors of the Corporation will have the sole authority and discretion to determine the time, amount and terms of payment for any dividend which may be declared. Nothing in these Articles will be construed as obligating the Board of Directors of the Corporation to declare a dividend at any time, even though the Corporation may have assets legally available to pay a dividend.

         D. REDEMPTION. Subject to any provision to the contrary contained in any Preferred Stock Designation, the Corporation may repurchase all or any of its outstanding shares of Common Stock or Preferred Stock even though the distribution made to effect that repurchase would cause the difference between the Corporation's total assets and its total liabilities to be less than the amount that would be needed to satisfy the preferential liquidation rights of all outstanding shares of classes or series of a class with liquidation rights that are prior to those of the shares being repurchased if the Corporation were to be liquidated at the time of such repurchase.

         E. LIQUIDATION. In liquidating, dissolving or winding up the Corporation, the Board of Directors must first discharge or make adequate provision for discharging all liabilities of the Corporation. The remaining net assets of the Corporation shall be distributed to the holders of the Common Stock according to respective share holdings, subject to the priority and participating rights of any Preferred Stock that may be outstanding.

         F. PREEMPTIVE RIGHTS. No holder of any shares of Common Stock or Preferred Stock will be entitled to any preemptive right to purchase or subscribe for any unissued or treasury shares of the Corporation.

         G. PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF PREFERRED STOCK. The Board of Directors of the Corporation is expressly authorized to designate, from time to time by resolution duly adopted, the preferences, limitations and relative rights of one or more series of Preferred Stock. A Preferred Stock Designation by the Board of Directors may set forth, with respect to the shares of the series of Preferred Stock designated, the following preferences, limitations and relative rights:

                  1. VOTING. The voting rights of the shares of that series of Preferred Stock, including whether the shares have special, conditional or limited voting rights. Alternatively, the Preferred Stock Designation may include a statement to the effect that the shares of that series of Preferred Stock are "nonvoting" except to the extent voting rights are required by the Oregon Business Corporation Act.

                  2. DIVIDENDS. The dividend rate and preference, if any, of the shares of that series of Preferred Stock. The Preferred Stock Designation will also state (a) whether the dividend rights of shares of that series of Preferred Stock are cumulative, noncumulative or partially cumulative and (b) whether or not the shares of that series of Preferred Stock will participate in any dividends that may be declared with respect to the Common Stock.

                  3. LIQUIDATIONS. The amount of the liquidation preference, if any, of the shares of that series of Preferred Stock. The Preferred Stock Designation will also state whether, and if so when, the shares of that series of Preferred Stock will participate with the Common Stock in any liquidating distributions.

                  4. REDEMPTION. Whether the shares of that series of Preferred Stock are redeemable at the option of the Corporation, at the option of the holder of the shares or another person or upon the occurrence of a designated event, whether the redemption price for the shares of that series of Preferred Stock will be a designated amount or determined by a designated formula or by reference to an extrinsic event or extrinsic data, and whether the redemption price for the shares of such series of Preferred Stock will be paid in cash, indebtedness or other property. The Preferred Stock Designation will also state (a) the terms and conditions, if any, of any redemption, (b) the procedures for effecting any redemption and (c) whether, and if so where and in what manner, a sinking fund must be created by the Corporation for the purpose of funding any redemption.

                  5. CONVERSION. Whether the shares of that series of Preferred Stock are convertible at the option of the Corporation, at the option of the holder of the shares or another person or upon the occurrence of a designated event into other securities of the Corporation in a designated amount or in an amount determined by a designated formula or by reference to an extrinsic event or extrinsic data. The Preferred Stock Designation will also state the terms and conditions of the conversion, if any, and the procedures for effecting such a conversion.

                  6. OTHER TERMS. Such other preferences, limitations and relative rights as the Board of Directors of the Corporation may determine.

         Every Preferred Stock Designation must identify that series of Preferred Stock in a manner that will distinguish that series from all other series of Preferred Stock and from the undesignated Preferred Stock. The Preferred Stock Designation must also set forth the number of shares to be included in that series. All shares of that series that are thereafter redeemed, converted, or, if so provided in the Preferred Stock Designation, remain unissued on a designated date or on the occurrence of an event will cease to be of that series and will automatically become undesignated Preferred Stock.

         Any Preferred Stock Designation adopted by the Board of Directors of the Corporation pursuant to this Section G of Article III will constitute articles of amendment to these Articles of Incorporation and will become effective, without shareholder action, upon filing as prescribed by the Oregon Business Corporation Act. No shares of Preferred Stock or of a series of Preferred Stock may be issued by the Corporation prior to the filing of articles of amendment determining the preferences, limitations and relative rights of such shares.

                                   ARTICLE IV
               REGISTERED AGENT AND OFFICE AND ADDRESS FOR NOTICES

         The initial registered agent of the Corporation is Mr. John L. Anhorn, and the street address of the initial registered office and mailing address of the initial registered agent are 1455 East McAndrews Road, Medford, Oregon 97504. The address where the Secretary of State may mail notices is 1455 East McAndrews Road, Medford, Oregon 97504, Attention: Mr. John L. Anhorn.

                                    ARTICLE V
                               BOARD OF DIRECTORS

         The number of directors of the Corporation shall be as provided in the Corporation's bylaws. The names of directors constituting the initial Board of Directors of the Corporation shall be as appointed by the incorporator of the Corporation at the organizational meeting of the Corporation.

                                   ARTICLE VI
                      LIMITATIONS ON LIABILITY OF DIRECTORS

         No director of the Corporation is personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for the following:

         (a) Any breach of the director's duty of loyalty to the Corporation or its shareholders;

         (b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         (c) Any distribution to shareholders that is unlawful under the Oregon Business Corporation Act or successor statute; or

         (d) Any transaction from which the director derived an improper personal benefit.

         This Article does not limit or eliminate the liability of a director for any act or omission occurring before the effective date of this Article.

         No amendment to or repeal of this Article may make any director of the Corporation personally liable to the Corporation or its shareholders for monetary damages for any act or omission as a director occurring before the effective date of that amendment or repeal.

         This Article is intended to limit the liability of any director of the Corporation to the greatest extent authorized under the Oregon Business Corporation Act. Any further limitation on the liability of directors authorized under any amendment to the Oregon Business Corporation Act is incorporated into this Article on the effective date of that amendment.

                                   ARTICLE VII
                                 INDEMNIFICATION

         A. NON-DERIVATIVE ACTIONS. Subject to the provisions of Sections C, E and F below, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, (including all appeals) (other than an action by or in the right of the Corporation) by reason of or arising from the fact that the person is or was a director or officer of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorney's fees), judgments, fines, penalties, excise taxes assessed with respect to any employee benefit plan and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with such action, suit or proceeding if the person acted in good faith, did not engage in intentional misconduct, and, with respect to any criminal action or proceeding, did not know the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or, with respect to any criminal action or proceeding, that the person knew the conduct was unlawful.

         B. DERIVATIVE ACTIONS. Subject to the provisions of Sections C, E and F below, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (including all appeals) by or in the right of the Corporation to procure a judgment in its favor by reason of or arising from the fact that the person is or was a director or officer of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorney's fees) actually incurred by the person to be indemnified in connection with the defense or settlement of such action or suit if the person acted in good faith; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for deliberate misconduct in the performance of that person's duty to the Corporation, for any transaction in which the person received an improper personal benefit, for any breach of the duty of loyalty to the Corporation, or for any distribution to shareholders which is unlawful under the Oregon Business Corporation Act, or successor statute, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         C. DETERMINATION OF RIGHT TO INDEMNIFICATION IN CERTAIN CASES. Subject to the provisions of Sections E and F below, indemnification under Sections A and B of this Article shall not be made by the Corporation unless it is expressly determined that indemnification of the person who is or was an officer or director, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections A or B. That determination may be made by any of the following:

         (a) By the Board of Directors by majority vote of a quorum consisting of directors who are not or were not parties to the action, suit or proceeding;

         (b) If a quorum cannot be obtained under paragraph (a) of this subsection, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the action, suit or proceeding (directors who are parties to the action, suit or proceeding may participate in designation of the committee);

         (c) By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (a) or (b) or, if a quorum of the Board of Directors cannot be obtained under (a) and a committee cannot be designated under (b), the special legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the action, suit or proceeding;

         (d) If referred to them by Board of Directors of the Corporation by majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who are parties to the action, suit or proceeding), by the shareholders; or

         (e)      By a court of competent jurisdiction.

         D. INDEMNIFICATION OF PERSONS OTHER THAN OFFICERS OR DIRECTORS. Subject to the provisions of Section F, if any person not entitled to indemnification under Sections A and B of this Article was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of a type referred to in Sections A or B of this Article by reason of or arising from the fact that such person is or was an employee or agent (including an attorney) of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as an employee or agent (including an attorney) of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, the Board of Directors of the Corporation by a majority vote of a quorum (whether no not such quorum consists in whole or in part of directors who were parties to such action, suit or proceeding) or the shareholders of the Corporation by a majority vote of the outstanding shares upon referral to them by the Board of Directors of the Corporation by a majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who were parties to such action, suit or proceeding) may, but shall not be required to, grant to such person a right of indemnification to the extent described in Sections A or B of this Article as if the person were acting in a capacity referred to therein, provided that such person meets the applicable standard of conduct set forth in such Sections. Furthermore, the Board of Directors may designate by resolution in advance of any action, suit or proceeding, those employees or agents (including attorneys) who shall have all rights of indemnification granted under Sections A and B of this Article.

         E. SUCCESSFUL DEFENSE. Notwithstanding any other provision of Sections A, B, C, or D of this Article, but subject to the provisions of Section F, to the extent a director, officer or employee is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections A, B or D of this Article, or in defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys fees) actually and reasonable incurred by him in connection therewith.

         F. CONDITION PRECEDENT TO INDEMNIFICATION UNDER SECTIONS A, B, D OR E. Any person who desires to receive the benefits otherwise conferred by Sections A, B, D or E of the Article shall promptly notify the Corporation that the person has been named a defendant to an action, suit or proceeding of a type referred to in Sections A, B, D or E and intends to rely upon the right of indemnification described in Sections A, B, D or E of this Article. The notice shall be in writing and mailed, via registered or certified mail, return receipt requested, to the President of the Corporation at the executive offices of the Corporation or, if the notice is from the President, to the registered agent of the Corporation. Failure to give the notice required hereby shall entitle the Board of Directors of the Corporation by a majority vote of a quorum (consisting of directors who, insofar as indemnity of officers or directors is concerned, were not parties to such action, suit or proceeding, but who, insofar as indemnity of employees or agents is concerned, may or may not have been parties) or, if referred to them by the Board of Directors of the Corporation by a majority vote of a quorum (consisting of directors who, insofar as indemnity of officers or directors in concerned, were not parties to such action, suit or proceeding, but who, insofar as indemnity of employees or agents is concerned, may or may not have been parties), the shareholders of the Corporation by a majority of the votes entitled to be cast by holders of shares of the Corporation's stock that have unlimited voting rights to make a determination that such a failure was prejudicial to the Corporation in the circumstances and that, therefore, the right to indemnification referred to in Sections A, B or D of this Article shall be denied in its entirety or reduced in amount.

         G. ADVANCES FOR EXPENSES. Expenses incurred by a person indemnified hereunder in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation and a written affirmation of the person's good faith belief that he or she has met the applicable standard of conduct. The undertaking must be a general personal obligation of the party receiving the advances but need not be secured and may be accepted without reference to financial ability to make repayment.

         H. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or one of its subsidiaries or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by that person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article or under the Oregon Business Corporation Act.

         I. PURPOSE AND EXCLUSIVITY. The indemnification referred to in the various Sections of this Article shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any stature, rule of law or equity, agreement, vote of the shareholders or Board of Directors or otherwise. The Corporation is authorized to enter into agreements of indemnification. The purpose of this Article is to augment the provisions of the Oregon Business Corporation Act dealing with indemnification.

         J. SEVERABILITY. If any of the provisions of this Article are found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions shall not be affected.




                                  ARTICLE VIII
                      CONSIDERATION OF OTHER CONSTITUENCIES

         When evaluating any offer of another party to make a tender or exchange offer for any equity security of the Corporation, or any proposal to merge or consolidate the Corporation with another corporation or financial institution, or to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, the Directors of the Corporation may give due consideration to the social, legal and economic effects of such offer or proposal on employees, customers and suppliers of the Corporation and on the communities and geographical areas in which the Corporation and its subsidiaries operate, the economy of the state and the nation, the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation, and other relevant factors.

                                   ARTICLE IX
                                  INCORPORATOR

         The name and address of the incorporator of the Corporation is as follows:

                          John L. Anhorn
                          President and Chief Executive Officer
                          Bank of Southern Oregon
                          1455 East McAndrews Road
                          Medford, Oregon 97504


                          /s/ John L. Anhorn
                          ----------------------------
                          John L. Anhorn, Incorporator

         Person to contact about this filing: Mr. John L. Anhorn, daytime phone number (541) 618-6000

                                                                      APPENDIX H





                                     BYLAWS

                                       OF

                               PREMIERWEST BANCORP

                                TABLE OF CONTENTS

ARTICLE 1         SHAREHOLDERS
                           Section 1.1   Annual Meeting...........................................................1
                           Section 1.2   Special Meetings.........................................................1
                           Section 1.3   Notice...................................................................1
                           Section 1.4   Waiver of Notice.........................................................1
                           Section 1.5   Voting...................................................................1
                           Section 1.6   Quorum; Adjournment......................................................2
                           Section 1.7   Action Without Meeting...................................................2
                           Section 1.8   Record Date..............................................................2
                           Section 1.9   Order of Business........................................................2

ARTICLE 2         BOARD OF DIRECTORS
                           Section 2.1   Number and Election of Directors.........................................4
                           Section 2.2   Nominations..............................................................4
                           Section 2.3   Vacancies................................................................5
                           Section 2.4   Annual Meeting...........................................................5
                           Section 2.5   Regular Meetings.........................................................6
                           Section 2.6   Special Meetings.........................................................6
                           Section 2.7   Telephonic Meetings......................................................6
                           Section 2.8   Waiver of Notice.........................................................6
                           Section 2.9   Quorum...................................................................6
                           Section 2.10  Voting...................................................................6
                           Section 2.11  Action Without Meeting...................................................6
                           Section 2.12  Powers of Directors......................................................6
                           Section 2.13  Committees...............................................................7
                           Section 2.14  Chairman and Vice Chairman of the Board..................................7

ARTICLE 3         OFFICERS
                           Section 3.1   Composition..............................................................8
                           Section 3.2   Chief Executive Officer..................................................8
                           Section 3.3   President................................................................8
                           Section 3.4   Vice President...........................................................8
                           Section 3.5   Secretary................................................................8
                           Section 3.6   Treasurer or Chief Financial Officer.....................................9
                           Section 3.7   Removal..................................................................9

ARTICLE 4         STOCK AND OTHER SECURITIES
                           Section 4.1   Certificates.............................................................9
                           Section 4.2   Transfer Agent and Registrar.............................................9
                           Section 4.3   Transfer.................................................................9
                           Section 4.4   Necessity for Registration...............................................9
                           Section 4.5   Lost Certificates.......................................................10
                           Section 4.6   Shares Without Certificates.............................................10

ARTICLE 5         CORPORATE SEAL.................................................................................10

ARTICLE 6         AMENDMENTS.....................................................................................10

ARTICLE 7         SEVERABILITY...................................................................................10

                                       H-2

                                     BYLAWS
                                       OF
                               PREMIERWEST BANCORP

                                    ARTICLE 1
                                  SHAREHOLDERS

         SECTION 1.1 ANNUAL MEETING. Meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation, or at such other place within or without the State of Oregon as may be designated by the Board of Directors and specified in the notice of such meeting. The Annual Meeting of the shareholders of the Corporation shall be held within 120 days after the close of the fiscal year of the Corporation, or at such later date as the Board of Directors shall determine, and at such hour as the Board of Directors may determine. The Annual Meeting shall be held for the purpose of electing directors and transacting such other business as may properly come before the meeting.

         SECTION 1.2 SPECIAL MEETINGS. Special meetings of shareholders of the Corporation may be held on any business day and may be called by the President, by the Board acting at a meeting, by a majority of the directors acting without a meeting or by any three or more shareholders of record who together hold not less than one third (1/3) of all shares outstanding and entitled to vote at the special meeting.

         SECTION 1.3 NOTICE. Written notice stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered at least 10 and no more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, the notice will be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the current shareholder records of the Corporation, with postage prepaid.

         SECTION 1.4 WAIVER OF NOTICE. A shareholder may, at any time, waive any notice required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act. Except as otherwise provided by this Section 1.4, the waiver must be in writing, must be signed by the shareholder and must be delivered to the Corporation for inclusion in the minutes and filing in the corporate records. A shareholder's attendance at a meeting waives any objection to lack of notice or defective notice, unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting.

         SECTION 1.5 VOTING. On each matter voted on at a shareholder's meeting each shareholder will be entitled to one vote, in person or by proxy, for each share of stock entitled to vote on such matter that is outstanding in such shareholder's name on the records of the Corporation, except as may be otherwise provided in the Articles of Incorporation. Except as otherwise expressly required by law, the Articles of Incorporation or these Bylaws, at any meeting of shareholders at which a quorum is present a majority of the votes cast, whether in person or by proxy, on any matter properly brought before such meeting in accordance with these Bylaws will be the act of the shareholders. An abstention shall not represent a vote cast. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by law, the Articles of Incorporation or these Bylaws or unless the presiding officer otherwise determines.

         Unless held as trustee or in another fiduciary capacity, shares may not be voted if held by another corporation in which the Corporation holds a majority of the shares entitled to vote for directors of such other corporation.

         SECTION 1.6 QUORUM; ADJOURNMENT. A majority of the shares entitled to vote on a matter, represented in person or by proxies, will constitute a quorum with respect to that matter at any meeting of the shareholders. Unless otherwise provided in the Articles of Incorporation, a majority of votes represented at a meeting of shareholders, whether or not a quorum, may adjourn the meeting to a different time, date, or place. No further notice of the adjourned meeting is required if the new time, date, and place is announced at the meeting prior to adjournment and the date is set 120 days or less from the date of the original meeting.

         SECTION 1.7 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a written consent or consents describing the action taken is signed by all of the shareholders entitled to vote on the action and is delivered to the Corporation for inclusion in the minutes and filing with the corporate records. The action is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document. Unless a record date for determining the shareholders entitled to take action without a meeting is otherwise established, the record date for that purpose is the date the first shareholder signs the consent. If the Oregon Business Corporation Act requires that notice of a proposed action be given to non-voting shareholders and that the action is to be taken by unanimous consent of the shareholders, at least 10 days written notice of the proposed action will be given to non-voting shareholders before the action is taken.

         SECTION 1.8 RECORD DATE. The Board of Directors may fix in advance a date as record date for the purpose of determining the registered owners of stock or other securities (i) entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof; (ii) entitled to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; or (iii) entitled to otherwise exercise or enjoy any or all of the rights and powers of an owner, or in order to make a determination of registered owners for any other proper purpose. The record date will not be a date earlier than the date on which the record date is fixed. The record date also will not be more than 70 days and, in the case of a meeting of shareholders, will be at least 10 days before the date on which the particular action requiring such determination of registered owners is to be taken.

         A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders is effective for any adjournment of the meeting, unless the Board of Directors fixes a new record date. A new record date must be fixed if a meeting of the shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting.

         SECTION 1.9 ORDER OF BUSINESS. (a) The Chairman of the Board, or in the Chairman's absence the Vice Chairman, or such other officer of the Corporation as provided in these Bylaws or designated by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors, will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation authority to decide who (other than shareholders of the Corporation or their duly appointed proxies) may attend shareholders' meeting; authority to decide whether any shareholder or his proxy shall be excluded from a meeting of shareholders based upon the presiding officer's determination, in his sole discretion, that the shareholder or his proxy has unduly disrupted or is likely to disrupt the proceedings of the meeting; and authority to determine the circumstances in which any person may make a statement or ask questions at any meeting of shareholders.

                  (b) At an annual meeting of shareholders, the only business that will be conducted or considered is such business as is properly brought before the meeting. Business shall be deemed to have properly come before the annual meeting of shareholders if and only if (i) such business is set forth in the Corporation's notice to shareholders, (ii) the Board of Directors of the Corporation, after mailing of the notice to shareholders of the annual meeting, determines that it is appropriate for such business to be brought before the annual meeting of shareholders, or (iii) such business is proposed by a person who is entitled to vote at that meeting and who has complied with the notice procedures set forth herein, and the presiding officer of the meeting determines, in his or her reasonable discretion, that such business is of a nature that is appropriate for consideration by the shareholders of the Corporation under the Oregon Business Corporation Act or under the rules of the Securities and Exchange Commission, as in force from time to time under the Securities Exchange Act of 1934.

                  (c) For business to be properly submitted by a shareholder for a vote at an annual meeting, the shareholder must (i) be a shareholder of record as of the record date for the meeting, (ii) be entitled to vote at the meeting, and (iii) have given timely notice in writing of the proposal to be submitted by the shareholder for a vote. The shareholder's notice must be delivered to the Secretary at the Corporation's principal executive offices.

                  (d) To be timely, a shareholder's notice must be received by the Secretary at least 60 calendar days before the date corresponding to the date on which the Corporation's proxy materials were mailed to shareholders for the annual meeting in the preceding year, and no more than 120 calendar days before that date; provided, however, if the date of the annual meeting is changed by more than 30 calendar days from the date corresponding to the date of the preceding year's annual meeting, or if the Corporation did not hold an annual meeting in the preceding year, then the shareholder's notice will be considered timely if it is received by the Secretary a reasonable time before the Corporation mails its proxy materials for the annual meeting, but in any event at least 30 days before the Corporation mails its proxy materials for the annual meeting. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting:

         (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
         (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made,
         (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and
         (iv) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

         Nothing in these Bylaws affects (i) any right of shareholders to request inclusion of proposals in the Corporation's proxy statement in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, provided the Corporation has securities registered under the Securities Exchange Act of 1934, or (ii) the limitations and obligations imposed under Rule 14a-8 on any shareholder requesting inclusion of a proposal under that rule.

                  (e) A call for a special meeting by a shareholder or shareholders shall be in writing and shall set forth

         (i) a description in reasonable detail of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting,
         (ii) the name and address, as they appear on the Corporation's books, of the shareholder(s) proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made,
         (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder(s) proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and
         (iv) any material interest of such shareholder(s) proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

                  (f) At a special meeting of shareholders, the only business that will be conducted or considered is such business as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the President or the Secretary in accordance with these Bylaws or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors.

                  (g) The determination of whether any business to be brought before any annual or special meeting of the shareholders is properly brought before that meeting will be made by the presiding officer of the meeting. If the presiding officer determines that any business is not properly brought before the meeting, he or she will so declare to the meeting and that business will not be conducted or considered.

                                    ARTICLE 2
                               BOARD OF DIRECTORS

         SECTION 2.1 NUMBER AND ELECTION OF DIRECTORS. The Board of Directors shall consist of at least 5 but no more than 25 directors, the exact number of directors being fixed from time to time within this range by resolution of the Board of Directors. A decrease in the number of directors will not have the effect of shortening the term of any incumbent director. At each annual meeting, the shareholders will elect directors by a plurality of the votes cast by the shares entitled to vote in the election. Election of directors of the Corporation need not be by written ballot, unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation. Each director will be elected to hold office until the next annual meeting of shareholders and until the election and qualification of a successor, subject to prior death, resignation or removal. A director need not be a shareholder of the Corporation.

         SECTION 2.2 NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of directors. However, a shareholder may nominate a director if and only if the shareholder gives timely written notice of his or her intent to make the nomination or nominations. The shareholder's notice shall be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. To be timely, a shareholder's notice must be received by the Secretary within the time limits set forth in these Bylaws for a shareholder's submission of business for a vote at an annual meeting.

         The shareholder's notice of his or her intent to make a nomination must set forth the following:

         (i) the name and address, as they appear on the Corporation's books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made, as well as the name and address of each person(s) nominated by the shareholder;
         (ii) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at the annual meeting and that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice;
         (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;
         (iv) a description of all arrangements or understandings between or among any of (a) the shareholder giving the notice, (b) the beneficial owner on whose behalf the notice is given, (c) each nominee, and (d) any other person(s) (naming such person(s)) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;
         (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and
         (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected.

         If the presiding officer determines that a nomination was not made in accordance with these Bylaws, he or she will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provision of these Bylaws, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in these Bylaws, provided the Corporation has securities registered under the Securities Exchange Act of 1934.

         SECTION 2.3 VACANCIES. Unless otherwise provided in the Articles of Incorporation, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the Board of Directors or, if the remaining directors do not constitute a quorum, by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy will serve for the unexpired term of the director's predecessor in office, subject to prior death, resignation or removal.

         SECTION 2.4 ANNUAL MEETING. An annual meeting of the Board of Directors will be held without notice immediately after the adjournment of the annual meeting of the shareholders, or at another time designated by the Board of Directors upon notice in the same manner as provided in Section 2.5. The annual meeting will be held at the principal office of the Corporation or at such other place as the Board of Directors may designate.

         SECTION 2.5 REGULAR MEETINGS. The Board of Directors may provide by resolution for regular meetings. Unless otherwise required by such resolution, regular meetings may be held without notice of the date, time, place or purpose of the meeting.

         SECTION 2.6 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President, the Chief Executive Officer or any member of the Board of Directors. Notice of each special meeting will be given to each director, either by oral or written notification actually received at least 24 hours before the meeting, or by written notice mailed by deposit in the United States mail, first class postage prepaid, addressed to the director at the director's address appearing on the records of the Corporation at least 72 hours before the meeting. Special meetings of the directors may also be held at any time when all members of the Board of Directors are present and consent to a special meeting. Special meetings of the directors will be held at the principal office of the Corporation or at any other place designated by a majority of the Board of Directors.

         SECTION 2.7 TELEPHONIC MEETINGS. The Board of Directors may permit directors to participate in a meeting by any means of communication by which all of the persons participating in the meeting can hear each other at the same time. Participation in such a meeting will constitute presence in person at the meeting.

         SECTION 2.8 WAIVER OF NOTICE. A director may, at any time, waive any notice required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act. Except as otherwise provided in this Section 2.8, the waiver must be in writing, must be signed by the director, must specify the meeting for which notice is waived, and must be delivered to the Corporation for inclusion in the minutes and filing in the corporate records. A director's attendance at a meeting waives any required notice, unless at the beginning of the meeting or promptly upon the director's arrival the director objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         SECTION 2.9 QUORUM. A majority of the number of directors that has been established by the Board of Directors pursuant to Section 2.1 of these Bylaws will constitute a quorum for the transaction of business.

         SECTION 2.10 VOTING. The act of the majority of the directors present at a meeting at which a quorum is present will for all purposes constitute the act of the Board of Directors, unless otherwise provided by the Articles of Incorporation or these Bylaws.

         SECTION 2.11 ACTION WITHOUT MEETING. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a written consent or consents describing the action taken is signed by each director and included in the minutes and filed with the corporate records. The action is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of an act of the Board of Directors at a meeting and may be described as such in any document.

         SECTION 2.12 POWERS OF DIRECTORS. The Board of Directors shall have the sole responsibility for the management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is vested with all of the powers possessed by the Corporation itself, so far as this delegation of power is not inconsistent with the Oregon Business Corporation Act, the Articles of Incorporation or these Bylaws. The Board of Directors will have the power to determine what amount constitutes net earnings of the Corporation, what amount will be reserved for working capital and for any other purpose, and what amount, if any, will be declared as dividends. Such determinations by the Board of Directors will be final and conclusive, except as otherwise expressly provided by the Oregon Business Corporation Act or the Articles of Incorporation. The Board of Directors may designate one or more officers of the Corporation who will have the power to sign all deeds, leases, contracts, mortgages, deeds of trust and other instruments and documents executed by and binding upon the Corporation. In the absence of a designation of any other officer or officers, the Chief Executive Officer is so designated.

         SECTION 2.13 COMMITTEES. Unless the Articles of Incorporation provide otherwise, a majority of the Board of Directors may designate from among its members an Executive Committee and any number of other committees. The Board of Directors may designate from among its members an Audit Committee consisting of at least two directors, with the majority of members being directors who are not employees or executive officers of the Corporation. Each committee must consist of two or more directors and will have such powers and will perform such duties as may be delegated and assigned to the committee by the Board of Directors. No committee will have the authority of the Board of Directors with respect to (a) approving dividends or other distributions to shareholders, except as permitted by (h), below, (b) amending the Articles of Incorporation, except as permitted by (j), below (c) adopting a plan of merger, (d) recommending to the shareholders the sale, lease, exchange, or other disposition of all or substantially all the property and assets of the Corporation other than in the usual and regular course of its business, (e) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, (f) approving or proposing to shareholders other actions required to be approved by the shareholders, (g) approving a plan of merger which does not require shareholder approval, (h) authorizing or approving any reacquisition of shares of the Corporation, except pursuant to a formula or method prescribed by the Board of Directors, (i) authorizing or approving the issuance, sale or contract for sale of shares of the Corporation's stock except either pursuant to a stock option or other stock compensation plan or where the Board of Directors has determined the maximum number of shares and has expressly delegated this authority to the committee, (j) determining the designation and relative rights, preferences and limitations of a class or series of shares, unless the Board of Directors has determined a maximum number of shares and expressly delegated this authority to the committee, (k) adopting, amending or repealing Bylaws for the Corporation, or (l) filling vacancies on the Board of Directors or on any of its committees or (m) taking any other action which the Oregon Business Corporation Act prohibits a committee of a board of directors to take. The provisions of Sections 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, and 2.11 of the Bylaws will also apply to all committees of the Board of Directors. Each committee will keep written records of its activities and proceedings. All actions by committees will be reported to the Board of Directors at the next meeting following the action and the Board of Directors may ratify, revise or alter such action, provided that no rights or acts of third parties will be affected by any such revision or alteration.

         SECTION 2.14 CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Board of Directors may elect one of its members to be Chairman of the Board of Directors and one of its members to be Vice Chairman of the Board of Directors. The Chairman and Vice Chairman will advise and consult with the Board of Directors and the officers of the Corporation as to the determination of policies of the Corporation. The Chairman, or the Vice Chairman in the Chairman's absence, will preside at all meetings of the Board of Directors and of the shareholders, and the Chairman and the Vice Chairman will perform such other functions and responsibilities as the Board of Directors may designate from time to time.

                                    ARTICLE 3
                                    OFFICERS

         SECTION 3.1 COMPOSITION. The officers of this Corporation will consist of at least a President and a Secretary and may also include a separate Chief Executive Officer, one or more Vice Presidents and a Treasurer, each of whom will be elected by the Board of Directors at the annual meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting called for that purpose. Other officers and assistant officers and agents may be elected or appointed by or in the manner directed by the Board of Directors as the Board of Directors may deem necessary or appropriate. Any vacancies occurring in any office of this Corporation may be filled by election or appointment by the Board of Directors at any regular meeting or any special meeting called for that purpose. Each officer will hold his or her office until the next annual meeting of the Board of Directors and until the election and qualification of a successor in such office, subject to prior death, resignation or removal.

         SECTION 3.2 CHIEF EXECUTIVE OFFICER. The Board of Directors may designate one of the officers of the Corporation or the Chairman of the Board of Directors to serve as the Chief Executive Officer of the Corporation. The Chief Executive Officer will be responsible for implementing the policies and goals of the Corporation, as stated by the Board of Directors, and will have general supervisory responsibility and authority over the property, business and affairs of the Corporation. Unless otherwise provided by the Board of Directors, the Chief Executive Officer will have the authority to hire and fire employees and agents of the Corporation and to take such other actions as the Chief Executive Officer deems necessary or appropriate to implement the policies, goals and directions of the Board of Directors.

         SECTION 3.3 PRESIDENT. In the absence of a specific designation by the Board of Directors of a separate Chief Executive Officer, the President will have all the responsibilities and authority of the Chief Executive Officer, as set forth in Section 3.2, and may be referred to as the Corporation's Chief Executive Officer. The President may sign any documents and instruments of the Corporation that require the signature of the President under the Oregon Business Corporation Act, the Articles of Incorporation or these Bylaws. The President will also have such responsibilities and authority as may be delegated to the President by the Chief Executive Officer or prescribed by the Board of Directors. At the request of the Chairman of the Board of Directors or in the Chairman's and Vice Chairman's absence, the President will preside at meetings of the Board of Directors and at meetings of the shareholders. Upon the death, resignation or removal of the President, the Board of Directors may appoint a Vice President or another person to serve as an "acting" or "interim" President to serve as such until the position is filled by action of the Board of Directors. Unless otherwise provided by the Board of Directors, an "acting" or "interim" President will have all responsibilities and authority of the President.

         SECTION 3.4 VICE PRESIDENT. A Vice President will have such responsibilities and authority as may be prescribed by the Board of Directors or as may be delegated by the Chief Executive Officer or the President to such Vice President. If at any time there is more than one Vice President, the Board of Directors may designate the order of seniority or the areas of responsibility of such Vice Presidents. A Vice President (or if more than one, the Vice Presidents in order of seniority by designation or order of appointment) will have all of the powers and perform all of the duties of the President during the absence or disability of the President.

         SECTION 3.5 SECRETARY. The Secretary will keep the minutes and records of meetings of the shareholders and directors and of all other official business of the Corporation. The Secretary will give notice of meetings to the shareholders and directors and will perform such other duties as may be prescribed by the Board of Directors.

         SECTION 3.6 TREASURER OR CHIEF FINANCIAL OFFICER. The Treasurer, or if so designated, the Chief Financial Officer, will receive all moneys and funds of the Corporation and deposit such moneys and funds in the name of and for the account of the Corporation with one or more banks designated by the Board of Directors, or in such other short-term investment vehicles as may from time to time be designated or approved by the Board of Directors. The Treasurer will keep accurate books of account and will make reports of financial transactions of the Corporation to the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors. If the Board of Directors elects a Vice President, Finance or a Chief Financial Officer, the duties of the office of Treasurer may rest in that officer.

         SECTION 3.7 REMOVAL. The directors, at any regular meeting or any special meeting called for that purpose, may remove any officer from office with or without cause; provided, however, that no removal will impair the contract rights, if any, of the officer removed or of this Corporation or of any other person or entity.

                                    ARTICLE 4
                           STOCK AND OTHER SECURITIES

         SECTION 4.1 CERTIFICATES. All stock and other securities of this Corporation may be represented by certificates, signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, with the corporate seal, if any, affixed. Each stock certificate shall state upon the face thereof that it is transferable only on the books of the Corporation. Certificates for stock shall be numbered and registered in the order in which they are issued. All certificates shall be issued in consecutive order, and upon the stub of each certificate shall be entered the name of the person owning the shares represented thereby, the number of shares represented thereby, and the date of issuance thereof. All certificates exchanged or returned to the Corporation shall be marked "cancelled," the date of cancellation shall be noted thereon and the certificate shall be retained.

         SECTION 4.2 TRANSFER AGENT AND REGISTRAR. The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the stock and other securities of the Corporation. The signatures of the President or a Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed by a Transfer Agent, or registered by a Registrar.

         SECTION 4.3 TRANSFER. The shares of stock of the Corporation shall be transferable and assignable only upon the books of the Corporation. No new stock certificate shall be issued until the old certificate has been properly assigned, transferred and surrendered for cancellation.

         SECTION 4.4 NECESSITY FOR REGISTRATION. Prior to presentment for registration upon the transfer books of the Corporation of a transfer of stock or other securities of this Corporation, the Corporation or its agent for purposes of registering transfers of its securities may treat the registered owner of the security as the person exclusively entitled to vote the securities; to receive any notices to shareholders; to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; and otherwise to exercise or enjoy any or all of the rights and powers of an owner.

         SECTION 4.5 LOST CERTIFICATES. In case of the loss or destruction of a certificate of stock or other security of this Corporation, a duplicate certificate may be issued in its place upon such conditions as the Board of Directors may prescribe.

         SECTION 4.6 SHARES WITHOUT CERTIFICATES. The Corporation may issue shares of stock without certificates as provided in Oregon Revised Statutes
Section 60.164.

                                    ARTICLE 5
                                 CORPORATE SEAL

         If the Corporation has a corporate seal, its size and style is shown by the impression below:






                                    ARTICLE 6
                                   AMENDMENTS

         Unless otherwise provided in the Articles of Incorporation, the Bylaws of the Corporation may be amended or repealed by the directors, subject to amendment or repeal by action of the shareholders, at any regular meeting or at any special meeting called for that purpose, provided notice of the proposed change is given or notice thereof is waived in writing.

                                    ARTICLE 7
                                  SEVERABILITY

         If any provision of these Bylaws is found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions will not be affected.

         Adopted by action of the Incorporator of PremierWest Bancorp as of December , 1999.


                                      /s/ Richard R. Hieb
                                      ------------------------------------------
                                      Richard R. Hieb, Executive Vice President,
                                      Chief Operating Officer and Secretary

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As an Oregon corporation, PremierWest Bancorp is subject to the Oregon Business Corporation Act (the "Business Corporation Act"). Under the Business Corporation Act, a corporation may indemnify its directors and officers against liability if the director or officer acted in good faith and with a reasonable belief that his actions were in the best interests of the corporation, or at least not adverse to the corporation's best interests, and, in a criminal proceeding, if the individual had no reasonable cause to believe that the conduct in question was unlawful. Under the Business Corporation Act, a corporation may not indemnify an officer or director against liability in connection with a claim by or in the right of the corporation in which such officer or director was adjudged liable to the corporation or in connection with any other proceeding in which the officer or director was adjudged liable for receiving an improper personal benefit. However, a corporation may indemnify against the reasonable expenses associated with such proceeding. A corporation may not indemnify against breaches of the duty of loyalty. The Business Corporation Act provides for mandatory indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened, regardless of whether such claim was by or in the right of the corporation, unless limited by the corporation's Articles of Incorporation. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether the director or officer met the good faith and reasonable belief standards of conduct set out in the statute. Unless otherwise stated in the Articles of Incorporation, officers of the corporation are also entitled to the benefit of the above statutory provisions.

         The Business Corporation Act also provides in Section 60.047 that the corporation may, by its Articles of Incorporation, eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that the Articles of Incorporation may not eliminate or limit liability for any breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, any unlawful distribution, or any transaction from which the director received an improper personal benefit.

         Consistent with Oregon law, Article VI of the Articles of Incorporation of PremierWest Bancorp provides for the elimination of personal liability of directors under certain circumstances, providing as follows:

                  "ARTICLE VI. LIMITATIONS ON LIABILITY OF DIRECTORS. No director of the Corporation is personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for the following:

                  (a) Any breach of the director's duty of loyalty to the Corporation or its shareholders;

                  (b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                  (c) Any distribution to shareholders that is unlawful under the Oregon Business Corporation Act or successor statute; or

                  (d) Any transaction from which the director derived an improper personal benefit.

                  "This Article does not limit or eliminate the liability of a director for any act or omission occurring before the effective date of this Article.

                  "No amendment to or repeal of this Article may make any director of the Corporation personally liable to the Corporation or its shareholders for monetary damages for any act or omission as a director occurring before the effective date of that amendment or repeal.

                  "This Article is intended to limit the liability of any director of the Corporation to the greatest extent authorized under the Oregon Business Corporation Act. Any further limitation on the liability of directors authorized under any amendment to the Oregon Business Corporation Act is incorporated into this Article on the effective date of that amendment."

         The Articles of Incorporation of PremierWest Bancorp also provide in
Article VII for indemnification of directors and officers, as follows:

         "ARTICLE VII.  INDEMNIFICATION

                  "A. NON-DERIVATIVE ACTIONS. Subject to the provisions of Sections C, E and F below, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, (including all appeals) (other than an action by or in the right of the Corporation) by reason of or arising from the fact that the person is or was a director or officer of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorney's fees), judgments, fines, penalties, excise taxes assessed with respect to any employee benefit plan and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with such action, suit or proceeding if the person acted in good faith, did not engage in intentional misconduct, and, with respect to any criminal action or proceeding, did not know the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nol contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or, with respect to any criminal action or proceeding, that the person knew that the conduct was unlawful.

                  "B. DERIVATIVE ACTIONS. Subject to the provisions of Sections C, E and F below, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (including all appeals) by or in the right of the Corporation to procure a judgment in its favor by reason of or arising from the fact that the person is or was a director or officer of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorney's fees) actually incurred by the person to be indemnified in connection with the defense or settlement of such action or suit if the person acted in good faith, provided, however that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for deliberate misconduct in the performance of that person's duty to the Corporation, for any transaction in which the person received an improper personal benefit, for any breach of the duty of loyalty to the Corporation, or for any distribution to shareholders which is unlawful under the Oregon Business Corporation Act, or successor statute, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                  "C. DETERMINATION OF RIGHT TO INDEMNIFICATION IN CERTAIN CASES. Subject to the provisions of Sections E and F below, indemnification under Section A and B of this Article shall not be made by the Corporation unless it is expressly determined that indemnification of the person who is or was an officer or director, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections A or B. That determination may be made by any of the following:

                  (a) By the Board of Directors by majority vote of a quorum consisting of directors who are not or were not parties to the action, suit or proceeding;

                  (b) If a quorum cannot be obtained under paragraph (a) of this subsection, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the action, suit or proceeding (directors who are parties to the action, suit or proceeding may participate in designation of the committee);

                  (c) By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in (a) or (b) or, if a quorum of the Board of Directors cannot be obtained under (a) and a committee cannot be designated under (b) the special legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the action, suit or proceeding;

                  (d) If referred to them by Board of Directors of the Corporation by majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who are parties to the action, suit or proceeding), by the shareholders; or

                  (e)      By a court of competent jurisdiction.

                  "D. INDEMNIFICATION OF PERSONS OTHER THAN OFFICERS OR DIRECTORS. Subject to the provisions of Section F, if any person not entitled to indemnification under Sections A and B of this Article was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of a type referred to in Sections A or B of this Article by reason of or arising from the fact that such person is or was an employee or agent (including an attorney) of the Corporation or one of its subsidiaries, or is or was serving at the request of the Corporation as an employee or agent (including an attorney) of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, the Board of Directors of the Corporation by a majority vote of a quorum (whether no not such quorum consists in whole or in part of directors who were parties to such action, suit or proceeding) or the shareholders of the Corporation by a majority vote of the outstanding shares upon referral to them by the Board of Directors of the Corporation by a majority vote of a quorum (whether or not such quorum consists in whole or in part of directors who were parties to such action, suit or proceeding) may, but shall not be required to, grant to such person a right of indemnification to the extent described in Sections A or B of this Article as if the person were acting in a capacity referred to therein, provided that such person meets the applicable standard of conduct set forth in such Sections. Furthermore, the Board of Directors may designate by resolution in advance of any action, suit or proceeding, those employees or agents (including attorneys) who shall have all rights of indemnification granted under Sections A and B of this Article.

                  "E. SUCCESSFUL DEFENSE. Notwithstanding any other provision of Sections A, B, C, or D of this Article, but subject to the provisions of Section F, to the extent a director, officer, or employee is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections A, B or D of this Article, or in defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys fees) actually and reasonable incurred by him in connection therewith.

                  "F. CONDITION PRECEDENT TO INDEMNIFICATION UNDER SECTIONS A, B, D OR E. Any person who desires to receive the benefits otherwise conferred by Sections A, B D or E of the Article shall promptly notify the Corporation that the person has been named a defendant to an action, suit or proceeding of a type referred to in Sections A, B, D, or E and intends to rely upon the right of indemnification described in Sections A, B, D or E of this Article. The notice shall be in writing and mailed, via registered or certified mail, return receipt requested, to the President of the Corporation at the executive offices of the Corporation or, if the notice is from the President, to the registered agent of the Corporation. Failure to give the notice required hereby shall entitle the Board of Directors of the Corporation by a majority vote of a quorum (consisting of directors who, insofar as indemnity of officers or directors is concerned, were not parties to such action, suit or proceeding, but who, insofar as indemnity of employees or agents is concerned, may or may not have been parties) or, if referred to them by the Board of Directors of the Corporation by a majority vote of a quorum (consisting of directors who, insofar as indemnity of officers or directors in concerned, were not parties to such action, suit or proceeding, but who, insofar as indemnity of employees or agents is concerned, may or may not have been parties), the shareholders of the Corporation by a majority of the votes entitled to be cast by holders of shares of the Corporation's stock which have unlimited voting rights to make a determination that such a failure was prejudicial to the Corporation in the circumstances and that, therefore, the right to indemnification referred to in Sections A, B or D of this Article shall be denied in its entirety or reduced in amount.

                  "G. ADVANCES FOR EXPENSES. Expenses incurred by a person indemnified hereunder in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation and a written affirmation of the person's good faith belief that he or she has met the applicable standard of conduct. The undertaking must be a general personal obligation of the party receiving the advances but need not be secured and may be accepted without reference to financial ability to make repayment.

                  "H. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or one of its subsidiaries or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by that person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article or under the Oregon Business Corporation Act.

                  "I. PURPOSE AND EXCLUSIVITY. The indemnification referred to in the various Sections of this Article shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any stature, rule of law or equity, agreement, vote of the shareholders or Board of Directors or otherwise. The Corporation is authorized to enter into agreements of indemnification. the purpose of this Article is to augment the provisions of the Oregon Business Corporation Act dealing with indemnification.

                  "J. SEVERABILITY. If any of the provisions of this Article are found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions shall not be affected."

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      Exhibits.  See the Exhibit Index.

         (b)      Financial Statement Schedules.  Not Applicable.

         (c) Reports, Opinions or Appraisals. Furnished as Appendices B and C to the Prospectus/Joint Proxy Statement and incorporated herein by this reference.

ITEM 22. UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes that it will:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                           (i) Include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) Reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) Include any additional or changed material
                  information in the plan of distribution.

                  (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of PremierWest Bancorp pursuant to the foregoing provisions, or otherwise, PremierWest Bancorp has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PremierWest Bancorp of expenses incurred or paid by a director, officer or controlling person of PremierWest Bancorp in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, PremierWest Bancorp will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Oregon, on the 3rd day of February, 2000.

                                   PREMIERWEST BANCORP

                                   By: /s/ John L. Anhorn
                                   ----------------------
                                   John L. Anhorn, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ John L. Anhorn                                   February 3,2000
------------------------------------------------
John L. Anhorn, President,
Chief Executive Officer and Director

/s/ Bruce R. McKee                                   February 3,2000
------------------------------------------------
Bruce R. McKee
(Principal Financial and Accounting Officer)

/s/ John A. Duke                                     February 3,2000
------------------------------------------------
John A. Duke, Chairman of the Board and Director

/s/ Dennis N. Hoffbuhr                               February 3,2000
------------------------------------------------
Dennis N. Hoffbuhr, Director

/s/ Patrick G. Huycke                                February 3,2000
------------------------------------------------
Patrick G. Huycke, Vice Chairman and Director

/s/ James L. Patterson                               February 3,2000
------------------------------------------------
James L. Patterson, Director

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
------            -----------
*        2        Agreement and Plan of Merger and Share Exchange by and among
                  Bank of Southern Oregon, PremierWest Bancorp, United Bancorp
                  and Douglas National Bank dated as of October 7, 1999, as
                  amended by Amendment to Agreement and Plan of Merger and Share
                  Exchange dated as of December 14, 1999 (included as Appendix A to the Prospectus/Joint Proxy Statement and incorporated
                  herein by this reference)
*        3.1      Articles of Incorporation of PremierWest Bancorp (included as Appendix G to the
                  Prospectus/Joint Proxy Statement and incorporated herein by this reference)
*        3.2      Bylaws of PremierWest Bancorp (included as Appendix H to the Prospectus/Joint Proxy
                  Statement and incorporated herein by this reference)
**       4        Specimen common stock certificate
**       5        Opinion of Grady & Associates regarding legality
*        8        Opinion of Farleigh, Wada & Witt regarding certain tax matters
*        10.1     1992 Combined Incentive and Non-Qualified Stock Option Plan of Bank of Southern Oregon
*        10.2     May 14, 1998 Employment Agreement of John L. Anhorn
*        10.3     May 14, 1998 Employment Agreement of Richard R. Hieb
*        10.4     Federal Home Loan Bank of Seattle Advances, Security and Deposit Agreement dated January 21,
                  1999
*        10.5     Lease and Purchase Agreement dated December 3, 1998 for the property at 300 E. Pine Street,
                  Central Point, Oregon
*        10.6     Employment Agreement between PremierWest Bancorp and M. Neil Zick
*        10.7     Release and Agreement between PremierWest Bancorp and Linda Ganim
*        10.8     Employment Agreement between PremierWest Bancorp and Rosemarie Baucom
*        23.1     Consent of Knight Vale & Gregory PLLC (relating to the audited financial statements of United
                  Bancorp)
*        23.2     Consent of Symonds, Evans & Larson, P.C. (relating to the audited financial statements of the
                  Registrant and Bank of Southern Oregon)
*        23.3     Consent of Kosmatka Donnelly & Co. LLP (relating to the audited financial statements of Bank of
                  Southern Oregon)
**       23.4     Consent of Grady & Associates (included in Exhibit 5)
*        23.5     Consent of Hornecker, Cowling, Hassen & Heysell, L.L.P.
*        23.6     Consent of Farleigh, Wada & Witt (included in Exhibit 8)
*        23.7     Consent of Hoefer & Arnett, Incorporated
*        23.8     Consent of Pacific Crest Securities Inc.
*        24       Power of Attorney
*        99.1     Form of Proxy for United Bancorp Special Meeting
*        99.2     Form of Proxy for Bank of Southern Oregon Annual Meeting
*        99.3     Shareholder Voting Agreement dated as of October 7, 1999 (included in Appendix E to the
                  Prospectus/Joint Proxy Statement and incorporated herein by this reference)
*                 99.4 Shareholder Voting Agreement with former executive
                  officer of United Bancorp (included in Appendix F to the
                  Prospectus/Joint Proxy Statement and incorporated herein by this reference)
*        99.5     Consent of Thomas Becker to being named a Director of PremierWest Bancorp
*        99.6     Consent of Peter A. Martini to being named a Director of PremierWest Bancorp
*        99.7     Consent of Rickar D. Watkins to being named a Director of PremierWest Bancorp
---------------
*        Filed herewith
**       To be filed by amendment